EXHIBIT 3.1
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         INDEX TO RESTATED CERTIFICATE OF INCORPORATION
          OF UAL CORPORATION (As Amended May 18, 2000)

                                                             Page

FIRST - NAME OF CORPORATION                                     1

SECOND - REGISTERED OFFICE                                      1

THIRD - PURPOSE OF CORPORATION                                  1

FOURTH - TOTAL NUMBER OF SHARES                                 1

  PART I - SERIAL PREFERRED STOCK                               2

     A.   DESIGNATION, PREFERENCES AND RIGHTS OF SERIES A
          CONVERTIBLE PREFERRED STOCK                           2

          SECTION 1. NUMBER OF SHARES AND DESIGNATIONS          2
          SECTION 2. DEFINITIONS                                2
          SECTION 3. DIVIDENDS                                  5
          SECTION 4. PAYMENTS UPON LIQUIDATION                  6
          SECTION 5. REDEMPTION AT THE OPTION OF THE
                     CORPORATION                                7
          SECTION 6. SHARES TO BE RETIRED                       8
          SECTION 7. CONVERSION                                 8
          SECTION 8. RANKING                                   13
          SECTION 9. VOTING                                    13
          SECTION 10. RECORD HOLDERS                           14

     B.  DESIGNATION, PREFERENCES AND RIGHTS OF SERIES B
         PREFERRED STOCK                                       15

          SECTION 1. NUMBER OF SHARES AND DESIGNATIONS         15
          SECTION 2. DEFINITIONS                               15
          SECTION 3. DIVIDENDS                                 16
          SECTION 4. PAYMENTS UPON LIQUIDATION                 17
          SECTION 5. REDEMPTION AT THE OPTION OF THE
                     CORPORATION                               17
          SECTION 6. SHARES TO BE RETIRED                      18
          SECTION 7. RANKING                                   18
          SECTION 8. VOTING                                    19
          SECTION 9. RECORD HOLDERS                            20

     C.   DESIGNATION, PREFERENCES AND RIGHTS OF SERIES C
          JUNIOR PARTICIPATING PREFERRED STOCK                 20

          SECTION 1. DESIGNATION AND AMOUNT                    20
          SECTION 2. DIVIDENDS AND DISTRIBUTIONS               20
          SECTION 3. VOTING RIGHTS                             21
          SECTION 4. CERTAIN RESTRICTIONS                      21
          SECTION 5. REACQUIRED SHARES                         22
          SECTION 6. LIQUIDATION, DISSOLUTION OR WINDING UP    22
          SECTION 7. CONSOLIDATION, MERGER, ETC.               22
          SECTION 8. NO REDEMPTION                             23
          SECTION 9. RANKING                                   23
          SECTION 10. AMENDMENT                                23

                                                             Page

     D.   DESIGNATION, PREFERENCES AND RIGHTS OF SERIES D
          REDEEMABLE PREFERRED STOCK                           23

          SECTION 1. NUMBER OF SHARES AND DESIGNATIONS         23
          SECTION 2. DEFINITIONS                               23
          SECTION 3. DIVIDENDS                                 23
          SECTION 4. PAYMENTS UPON LIQUIDATION                 23
          SECTION 5. SHARES TO BE RETIRED                      24
          SECTION 6. REDEMPTION                                24
          SECTION 7. RANKING                                   24
          SECTION 8. VOTING                                    25
          SECTION 9. RECORD HOLDERS                            25

PART II - CLASS 1 ESOP CONVERTIBLE PREFERRED STOCK             25

          SECTION 1. NUMBER OF SHARES; DESIGNATION; ISSUANCE
                     AND AUTOMATIC CONVERSION                  25
          SECTION 2. DEFINITIONS                               26
          SECTION 3. DIVIDENDS                                 29
          SECTION 4. PAYMENTS UPON LIQUIDATION                 30
          SECTION 5. SHARES TO BE RETIRED                      31
          SECTION 6. CONVERSION                                31
          SECTION 7. CONSOLIDATION, MERGER, ETC.               37
          SECTION 8. RANKING                                   38
          SECTION 9. VOTING                                    38
          SECTION 10. NO REDEMPTION                            39
          SECTION 11. RECORD HOLDERS                           39

PART III - CLASS 2 ESOP CONVERTIBLE PREFERRED STOCK            39

          SECTION 1. NUMBER OF SHARES; DESIGNATION; ISSUANCE
                     AND AUTOMATIC CONVERSION.                 39
          SECTION 2. DEFINITIONS                               40
          SECTION 3. DIVIDENDS                                 43
          SECTION 4. PAYMENTS UPON LIQUIDATION                 45
          SECTION 5. SHARES TO BE RETIRED                      45
          SECTION 6. CONVERSION                                45
          SECTION 7. CONSOLIDATION, MERGER, ETC.               51
          SECTION 8. RANKING                                   52
          SECTION 9. VOTING                                    53
          SECTION 10. NO REDEMPTION                            53
          SECTION 11. RECORD HOLDERS                           53

PART IV - CLASS P ESOP VOTING JUNIOR PREFERRED STOCK           54

          SECTION 1. NUMBER OF SHARES; DESIGNATION; ISSUANCES;
                     AUTOMATIC CONVERSION                      54
          SECTION 2. DEFINITIONS                               54
          SECTION 3. DIVIDENDS                                 56
          SECTION 4. PAYMENTS UPON LIQUIDATION                 56
          SECTION 5. SHARES TO BE RETIRED                      57
          SECTION 6. RANKING                                   57
          SECTION 7. CONSOLIDATION, MERGER, ETC.               57
          SECTION 8. VOTING                                    59
          SECTION 9. AUTOMATIC CONVERSION                      61
          SECTION 10. RECORD HOLDERS                           62


                                                             Page

PART V - CLASS M ESOP VOTING JUNIOR PREFERRED STOCK            62

          SECTION 1. NUMBER OF SHARES; DESIGNATION; ISSUANCES;
                     AUTOMATIC CONVERSION                      62
          SECTION 2. DEFINITIONS                               62
          SECTION 3. DIVIDENDS                                 65
          SECTION 4. PAYMENTS UPON LIQUIDATION                 65
          SECTION 5. SHARES TO BE RETIRED                      65
          SECTION 6. RANKING                                   65
          SECTION 7. CONSOLIDATION, MERGER, ETC.               66
          SECTION 8. VOTING                                    67
          SECTION 9. AUTOMATIC CONVERSION                      69
          SECTION 10. RECORD HOLDERS                           70

PART VI - CLASS S ESOP VOTING JUNIOR PREFERRED STOCK           70

          SECTION 1. NUMBER OF SHARES; DESIGNATION; ISSUANCES;
                     AUTOMATIC CONVERSION                      70
          SECTION 2. DEFINITIONS                               71
          SECTION 3. DIVIDENDS                                 73
          SECTION 4. PAYMENTS UPON LIQUIDATION                 73
          SECTION 5. SHARES TO BE RETIRED                      73
          SECTION 6. RANKING                                   73
          SECTION 7. CONSOLIDATION, MERGER, ETC.               74
          SECTION 8. VOTING                                    75
          SECTION 9. AUTOMATIC CONVERSION.                     77
          SECTION 10. RECORD HOLDERS                           78

PART VII - CLASS PILOT MEC JUNIOR PREFERRED STOCK              79

          SECTION 1. NUMBER OF SHARES; DESIGNATION; ISSUANCE;
                     RESTRICTIONS ON TRANSFER                  79
          SECTION 2. DEFINITIONS                               79
          SECTION 3. DIVIDENDS                                 81
          SECTION 4. PAYMENTS UPON LIQUIDATION                 81
          SECTION 5. SHARES TO BE RETIRED                      82
          SECTION 6. RANKING                                   82
          SECTION 7. CONSOLIDATION, MERGER, ETC.               82
          SECTION 8. VOTING                                    83
          SECTION 9. REDEMPTION.                               85
          SECTION 10. RECORD HOLDERS                           86

PART VIII - CLASS IAM JUNIOR PREFERRED STOCK                   86

          SECTION 1. NUMBER OF SHARES; DESIGNATION; ISSUANCE;
                     RESTRICTIONS ON TRANSFER                  86
          SECTION 2. DEFINITIONS                               86
          SECTION 3. DIVIDENDS                                 88
          SECTION 4. PAYMENTS UPON LIQUIDATION                 88
          SECTION 5. SHARES TO BE RETIRED                      89
          SECTION 6. RANKING                                   89
          SECTION 7. CONSOLIDATION, MERGER, ETC.               89
          SECTION 8. VOTING                                    90
          SECTION 9. REDEMPTION                                92
          SECTION 10. RECORD HOLDERS                           93

                                                             Page

PART IX - CLASS SAM JUNIOR PREFERRED STOCK                     93

     SECTION 1. NUMBER OF SHARES; DESIGNATION; ISSUANCE;
                RESTRICTIONS ON TRANSFER                       93
     SECTION 2. DEFINITIONS                                    94
     SECTION 3. DIVIDENDS                                      96
     SECTION 4. PAYMENTS UPON LIQUIDATION                      96
     SECTION 5. SHARES TO BE RETIRED                           96
     SECTION 6. RANKING                                        96
     SECTION 7. CONSOLIDATION, MERGER, ETC.                    97
     SECTION 8. VOTING                                         97
     SECTION 9. REDEMPTION                                    100
     SECTION 10. RECORD HOLDERS                               100

PART X - CLASS I JUNIOR PREFERRED STOCK                       101

     SECTION 1. NUMBER OF SHARES; DESIGNATIONS; ISSUANCE;
                RESTRICTIONS ON TRANSFER                      101
     SECTION 2. DEFINITIONS                                   101
     SECTION 3. DIVIDENDS                                     103
     SECTION 4. PAYMENTS UPON LIQUIDATION                     103
     SECTION 5. SHARES TO BE RETIRED                          103
     SECTION 6. RANKING                                       103
     SECTION 7. VOTING                                        104
     SECTION 8. REDEMPTION                                    104
     SECTION 9. RECORD HOLDERS                                105

PART XI - COMMON STOCK                                        105

     SECTION 1. DIVIDENDS                                     105
     SECTION 2. LIQUIDATION                                   105
     SECTION 3. VOTING                                        105

PART XII - GENERAL PROVISIONS                                 106

FIFTH - GOVERNANCE                                            106

     SECTION 1. DEFINITIONS                                   106
     SECTION 2. DIRECTORS                                     113

       2.1 GENERAL POWERS                                     113
       2.2 NUMBER AND COMPOSITION                             113
       2.3 QUALIFICATIONS OF PUBLIC DIRECTORS                 113
       2.4 QUALIFICATIONS OF INDEPENDENT DIRECTORS            114
       2.5 NOMINATION OF BOARD'S NOMINEES FOR PUBLIC
           DIRECTORS                                          114
       2.6 TERM OF OFFICE                                     114
       2.7 RESIGNATION OF DIRECTORS                           114
       2.8 REMOVAL OF DIRECTORS                               114
       2.9 VACANCIES ON THE BOARD                             114

          2.9.1 VACANCIES OF PUBLIC DIRECTORS                 114
          2.9.2 VACANCIES OF INDEPENDENT DIRECTORS            115
          2.9.3 VACANCIES OF EMPLOYEE DIRECTORS               115
          2.9.4 BOARD ACTION DURING VACANCIES                 115

                                                             Page

       2.10 QUORUM REQUIREMENTS OF BOARD MEETINGS             115
       2.11 VOTING BY DIRECTORS                               115
       2.12 QUORUM REQUIREMENTS OF STOCKHOLDER MEETINGS       115
       2.13 EVENTS UPON THE OCCURRENCE OF THE TERMINATION
            DATE                                              115

     SECTION 3. SPECIAL VOTING PROVISIONS                     116

       3.1 MATTERS REQUIRING STOCKHOLDER VOTE UNDER THE GCL   116

          3.1.1 AMENDMENT TO THE RESTATED CERTIFICATE         116
          3.1.2 MERGER OR CONSOLIDATION                       117
          3.1.3 SALE, LEASE OR EXCHANGE OF ALL OR
                SUBSTANTIALLY ALL ASSETS                      117
          3.1.4 DISSOLUTION                                   118

       3.2 SUBSTANTIVE AMENDMENT TO THE RESTATED BYLAWS       119
       3.3 SIGNIFICANT LABOR-RELATED BUSINESS TRANSACTION
           WITH A LABOR AFFILIATE                             119
       3.4 OTHER EXTRAORDINARY MATTERS REQUIRING SPECIAL
           VOTING                                             119
       3.5 SPECIAL VOTING PROVISIONS WITH RESPECT TO THE
           PURCHASE AND SALE OF COMMON STOCK                  125
       3.6 SPECIAL PROVISIONS WITH RESPECT TO THE
           APPOINTMENT AND REMOVAL OF OFFICERS                125

          3.6.1 APPOINTMENT OF SUCCESSOR CHIEF EXECUTIVE
                OFFICER                                       125
          3.6.2 APPOINTMENT OF OTHER OFFICERS                 125
          3.6.3 TERM OF OFFICE                                125
          3.6.4 REMOVAL                                       125
          3.6.5 VACANCY                                       125

       3.7 CERTAIN PROVISIONS WITH RESPECT TO (A) THE
           CLASS I PREFERRED STOCK AND THE INDEPENDENT
           DIRECTORS AND (B) THE CLASS SAM PREFERRED STOCK
           AND THE SALARIED/MANAGEMENT EMPLOYEE DIRECTOR      126
       3.8 SECTION 203 OF THE GCL                             126
       3.9 EMPLOYEES' PURCHASE OF EQUITY SECURITIES           126
       3.10 CONSTRUCTION OF SPECIAL VOTING PROVISIONS         126
       3.11 PARTICIPATION OF FLIGHT ATTENDANTS                127

     SECTION 4. BOARD COMMITTEES                              127

       4.1 COMMITTEES OF THE BOARD                            127

          4.1.1 AUDIT COMMITTEE                               127
          4.1.2 CAP COMMITTEE                                 127
          4.1.3 COMPENSATION COMMITTEE                        128
          4.1.4 COMPENSATION ADMINISTRATION COMMITTEE         128
          4.1.5 EXECUTIVE COMMITTEE                           128
          4.1.6 INDEPENDENT DIRECTOR NOMINATION COMMITTEE     129
          4.1.7 LABOR COMMITTEE                               129
          4.1.8 OUTSIDE PUBLIC DIRECTOR NOMINATION COMMITTEE  129
          4.1.9 TRANSACTION COMMITTEE                         130
          4.1.10 OTHER BOARD COMMITTEES                       130
          4.1.11 UNION DIRECTOR MEMBERSHIP ON BOARD
                 COMMITTEES                                   130
          4.1.12 QUORUM AND VOTING REQUIREMENTS OF BOARD
                 COMMITTEES                                   130
          4.1.13 EFFECT OF BOARD COMMITTEE ACTION             131
          4.1.14 RETAINER OF COUNSEL AND ADVISORS             131

       4.2 BOARD COMMITTEES FOLLOWING THE TERMINATION DATE    131

SIXTH - DIRECTOR LIABILITY                                    131

SEVENTH - AMENDMENTS TO SAID RESTATED CERTIFICATE             132



                                                 As Amended
                                                 May 18, 2000



            RESTATED CERTIFICATE OF INCORPORATION

                             OF

                        UAL CORPORATION

     The present name of the corporation is UAL Corporation (the "Corporation"). The Corporation was incorporated under the name of UAL, Inc., the original Certificate of Incorporation having been filed with the Secretary of State of the State of Delaware on December 30, 1968. This Restated Certificate of Incorporation of the Corporation, which both restates and further amends the provisions of the Corporation's Certificate of Incorporation as heretofore amended, restated or supplemented, was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

     FIRST. The name of the Corporation is UAL CORPORATION

     SECOND.   The registered office of the Corporation in
the State of Delaware is located at 1013 Centre Road, in the City of Wilmington, County of Newcastle. The name and address of its registered agent is Corporation Service Company, 1013 Centre Road, in the City of Wilmington, County of Newcastle, Delaware 19805-1297.

     THIRD.    The purpose of the Corporation is to engage
in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH.   The total number of shares of capital stock
of all classes of which the Corporation shall have authority to issue is 291,100,022, divided into eleven (11) classes, as follows: 16,000,000 shares of Preferred Stock, without par value (hereinafter referred to as "Serial Preferred Stock"), 25,000,000 shares of Class 1 ESOP Convertible Preferred Stock, of the par value of $0.01 per share (hereinafter referred to as "Class 1 ESOP Convertible Preferred Stock"), 25,000,000 shares of Class 2 ESOP Convertible Preferred Stock, of the par value of $0.01 per share (hereinafter referred to as "Class 2 ESOP Convertible Preferred Stock"), 11,600,000 shares of Class P ESOP Voting Junior Preferred Stock, of the par value of $0.01 per share (hereinafter referred to as "Class P Voting Preferred Stock"), 9,300,000 shares of Class M ESOP Voting Junior Preferred Stock, of the par value of $0.01 per share (hereinafter referred to as "Class M Voting Preferred Stock"), 4,200,000 shares of Class S ESOP Voting Junior Preferred Stock, of the par value of $0.01 per share (hereinafter referred to as "Class S Voting Preferred Stock"), one (1) share of Class Pilot MEC Junior Preferred Stock, of the par value of $0.01 per share (hereinafter referred to as "Class Pilot MEC Preferred Stock"), one (1) share of Class IAM Junior Preferred Stock, of the par value of $0.01 per share (hereinafter referred to as "Class IAM Preferred Stock"), ten (10) shares of Class SAM Junior Preferred Stock, of the par value of $0.01 per share (hereinafter referred to as "Class SAM Preferred Stock"), ten (10) shares of Class I Junior Preferred Stock, of the par value of $0.01 per share (hereinafter referred to as "Class I Preferred Stock" and, together with the Serial Preferred Stock, the Class 1 ESOP Convertible Preferred Stock, the Class 2 ESOP Convertible Preferred Stock, the Class P Voting Preferred Stock, the Class M Voting Preferred Stock, the Class S Voting Preferred Stock, the Class Pilot MEC Preferred Stock, the Class IAM Preferred Stock, and the Class SAM Preferred Stock, collectively, as "Preferred Stock") and 200,000,000 shares of Common Stock, of the par value of $0.01 per share (hereinafter referred to as "Common Stock").

                               PART I

                        Serial Preferred Stock

     The Board of Directors is expressly authorized to adopt, from time to time, a resolution or resolutions providing for the issue of Serial Preferred Stock in one or more series, to fix the number of shares in each such series and to fix the designations and the powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, of each such series. The authority of the Board of Directors with respect to each such series shall include a determination of the following (which may vary as between the different series of Serial Preferred Stock):

    (a) The number of shares constituting the series and the distinctive designation of the series;

    (b) The dividend rate on the shares of the series, the conditions and dates upon which dividends thereon shall be payable, the extent, if any, to which dividends thereon shall be cumulative, and the relative rights of preference, if any, of payment of dividends thereon;

    (c) Whether or not the shares of the series are redeemable and, if redeemable, the time or times during which they shall be redeemable and the amount per share payable on redemption thereof, which amount may, but need not, vary according to the time and circumstances of such redemption;

    (d) The amount payable in respect of the shares of the series, in the event of any liquidation, dissolution or winding up of the Corporation, which amount may, but need not, vary according to the time or circumstances of such action, and the relative rights of preference, if any, of payment of such amount;

    (e) Any requirement as to a sinking fund for the shares of the series, or any requirement as to the redemption, purchase or other retirement by the Corporation of the shares of the series;

    (f) The right, if any, to exchange or convert shares of the series into other securities or property, and the rate or basis, time, manner and condition of exchange or conversion;

    (g) The voting rights, if any, to which the holders of shares of the series shall be entitled in addition to the voting rights provided by law; and

    (h) Any other term, condition or provision with respect to the series not inconsistent with the provisions of this Article Fourth or any resolution adopted by the Board of Directors pursuant thereto.


A.   DESIGNATION, PREFERENCES AND RIGHTS OF SERIES A
     CONVERTIBLE PREFERRED STOCK

     Unless otherwise indicated, any reference in this Article FOURTH, Part I.A to "Section", "Subsection",
"paragraph", "subparagraph" or "clause" shall refer to a Section, Subsection, paragraph, subparagraph or clause of this Article FOURTH, Part I.A.

     Section 1.     Number of Shares and Designations.   Six
million (6,000,000) shares of the Serial Preferred Stock, without par value, of the Corporation are constituted as a series thereof designated as Series A Convertible Preferred Stock (the "Series A Preferred Stock").

     Section 2.     Definitions.   For purposes of the
Series A Preferred Stock, the following terms shall have the meanings indicated:

     2.1 "Accrued Dividends" shall have the meaning set forth in Section 4.1 hereof.

     2.2 "Aggregate Involuntary Liquidation Amount" shall mean the limitation on the aggregate amount payable upon an involuntary liquidation, dissolution or winding up in respect of all shares of Serial Preferred Stock outstanding at any one time contained in Article FOURTH, Part I, paragraph (h) of the Corporation's Restated Certificate of Incorporation, as the same may be increased or eliminated from time to time.(1)

(1) Article FOURTH, Part I, paragraph (h) was amended, and the limitation on amounts payable upon an involuntary liquidation was repealed, pursuant to a Certificate of Amendment dated May 6, 1993.


     2.3 "Board of Directors" shall mean the board of directors of the Corporation or any committee authorized by such board of directors to perform any of its responsibilities with respect to the Series A Preferred
Stock.

     2.4 "Business Day" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

     2.5 "Common Stock" shall mean the common stock of the Corporation, par value $5.00 per share.(2)

(2) The Common Stock, par value $5.00 per share, was reclassified pursuant to the Agreement and Plan of Recapitalization dated as of March 25, 1994, among the Corporation, the Air Line Pilots Association, International and the International Association of Machinists and Aerospace Workers, as amended from time to time, a copy of which is on file in the office of the Secretary of the Corporation, and this Restated Certificate.


     2.6 "Constituent Person" shall have the meaning set forth in Section 7.5 hereof.

     2.7 "Conversion Price" shall mean the conversion price per share of Common Stock for which the Series A Preferred
Stock is convertible, as such Conversion Price may be adjusted pursuant to Section 7. The initial conversion price will be $156.50.

     2.8 "Current Market Price" of publicly traded shares of Common Stock or any other class of capital stock or other security of the Corporation or any other issuer for any day shall mean the last reported sales price, regular way on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the New York Stock Exchange Composite Tape or, if such security is not listed or admitted for trading on the New York Stock
Exchange ("NYSE"), on the principal national securities exchange on which such security is listed or admitted for trading or, if not listed or admitted for trading on any national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or, if such security is not quoted on such National Market System, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on such day shall not have been reported through NASDAQ, the average of the bid and asked prices on such day as furnished by any NYSE member firm regularly making a market in such security selected for such purpose by the Board of Directors.

     2.9 "Dividend Payment Date" shall mean May 1, August 1, November 1 and February 1 in each year, commencing on May 1, 1993; provided, however, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall be paid on the Business Day immediately following such Dividend Payment Date.

     2.10 "Dividend Periods" shall mean quarterly dividend periods commencing on May 1, August 1, November 1 and
February 1 of each year and ending on and including the day preceding the first day of the next succeeding Dividend
Period (other than the initial Dividend Period, which shall commence on the Issue Date and end on and include April 30,
1993).

     2.11 "Fair Market Value" shall mean the average of the daily Current Market Prices of a share of Common Stock during the five (5) consecutive Trading Days selected by the Corporation commencing not more than 20 Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex" date with respect to the issuance or distribution requiring such computation.
The term " 'ex' date," when used with respect to any issuance or distribution, means the first day on which the Common Stock trades regular way, without the right to receive such issuance or distribution, on the exchange or in the market, as the case may be, used to determine that day's Current Market Price.

     2.12 "Involuntary Liquidation Preference" shall have the meaning set forth in Section 4.1 hereof.

     2.13 "Issue Date" shall mean the first date on which shares of Series A Preferred Stock are issued and sold.

     2.14 "Junior Stock" shall mean the Common Stock, the Series C Preferred Stock and any other class or series of shares of the Corporation over which the Series A Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation. The Common Stock shall be deemed Junior Stock notwithstanding that it may participate in distributions upon an involuntary liquidation, dissolution or winding up without the Series A Preferred Stock receiving the Voluntary Liquidation Preference.

     2.15 "non-electing share" shall have the meaning set forth in Section 7.5 hereof.

     2.16 "Person" shall mean any individual, firm, partnership, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

     2.17 "Redemption Date" shall have the meaning set forth in Section 5.3 hereof.

     2.18 "Restated Certificate" or "Certificate of
Incorporation" shall mean the Restated Certificate of Incorporation of the Corporation, as amended from time to time.

     2.19 "Rights" shall mean the rights of the Corporation which are issuable under the Corporation's Rights Agreement dated as of December 11, 1986, and as amended from time to time, or rights to purchase any capital stock of the Corporation under any successor shareholder rights plan or plans adopted in replacement of the Corporation's Rights
Agreement.

     2.20 "Securities" shall have the meaning set forth in
Section 7.4(c) hereof.

     2.21 "Series A Preferred Stock" shall have the meaning set forth in Section 1 hereof.

     2.22 "Series C Preferred Stock" shall mean the series of Serial Preferred Stock of the Corporation, without par value, designated Series C Junior Participating Preferred
Stock in Article FOURTH, Part I.B of this Certificate.

     2.23 "set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of capital stock of the Corporation; provided, however, that if any funds for any class or series of Junior Stock or any class or series of stock ranking on a parity with the Series A Preferred Stock as to the payment of dividends are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series A Preferred Stock shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

     2.24 "Stated Value" shall have the meaning set forth in
Section 4.1 hereof.

     2.25 "Trading Day" shall mean any day on which the securities in question are traded on the NYSE, or if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted, or if not listed or admitted for trading on any national securities exchange, on the National Market System of the NASDAQ, or if such securities are not quoted on such National Market System, in the applicable securities market in which the securities are traded.

     2.26 "Transaction" shall have the meaning set forth in
Section 7.5 hereof.

     2.27 "Transfer Agent" means First Chicago Trust Company of New York or such other agent or agents of the Corporation as may be designated by the Board of Directors as the transfer agent for the Series A Preferred Stock.

     2.28 "Voluntary Liquidation Preference" shall have the meaning set forth in Section 4.1 hereof.

     Section 3.     Dividends.

     3.1 The holders of shares of the Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of assets legally available for that purpose, dividends payable in cash at the rate per annum of $6.25 per share of Series A Preferred Stock. Such dividends shall be cumulative from the Issue Date, whether or not in any Dividend Period or Periods there shall be assets of the Corporation legally available for the payment of such dividends, and shall be payable quarterly, when, as and if declared by the Board of Directors, in arrears on Dividend Payment Dates, commencing on May 1, 1993. Each such dividend shall be payable in arrears to the holders of record of shares of the Series A Preferred Stock, as they appear on the stock records of the Corporation at the close of business on such record dates, which shall not be more than 60 days nor less than 10 days preceding the payment dates thereof, as shall be fixed by the Board of Directors or a duly authorized committee thereof. Accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors.

     3.2 The amount of dividends payable for each full Dividend Period for the Series A Preferred Stock shall be computed by dividing the annual dividend rate by four. The amount of dividends payable for the initial Dividend Period, or any other period shorter or longer than a full Dividend Period, on the Series A Preferred Stock shall be computed on the basis of twelve 30-day months and a 360-day year. Holders of shares of Series A Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided, on the Series A Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Stock that may be in arrears.

     3.3 So long as any shares of the Series A Preferred Stock are outstanding, no dividends, except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on any class or series of stock of the Corporation ranking, as to dividends and amounts distributable upon liquidation, dissolution or winding up, on a parity with the Series A Preferred Stock, for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series A Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of the dividend on such class or series of parity stock. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon shares of the Series A Preferred Stock and all dividends declared upon any other class or series of stock ranking on a parity as to dividends and amounts distributable upon liquidation, dissolution or winding up shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series A Preferred Stock and accumulated and unpaid on such parity stock.

     3.4  So long as any shares of the Series A Preferred
Stock are outstanding, no dividends (other than (i) the Rights and (ii) dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Stock) shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Stock, nor shall any Junior Stock or any series of stock of the Corporation ranking, as to dividends and amounts distributable upon liquidation, dissolution or winding up, on a parity with Series A Preferred Stock be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of shares of Common Stock made for purposes of an employee incentive or benefit plan of the Corporation or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation, directly or indirectly
(except by conversion into or exchange for Junior Stock), unless in each case the full cumulative dividends on all outstanding shares of the Series A Preferred Stock and any other stock of the Corporation ranking on a parity with the Series A Preferred Stock, as to dividends and amounts distributable upon liquidation, dissolution or winding up shall have been paid or set apart for payment for all past
Dividend Periods with respect to the Series A Preferred
Stock and all past dividend periods with respect to such parity stock.

     Section 4.     Payments upon Liquidation.

     4.1 In the event of any voluntary liquidation, dissolution or winding up of the Corporation before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Stock, the holders of the shares of Series A Preferred Stock shall be entitled to receive One Hundred Dollars ($100) per share of Series A Preferred Stock (the "Stated Value") plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders (the "Voluntary Liquidation Preference"); but such holders shall not be entitled to any further payment. In the event of any involuntary liquidation, dissolution or winding up of the Corporation, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Stock, the holders of the shares of Series A Preferred Stock shall be entitled to receive an amount per share of Series A Preferred Stock (the "Involuntary Liquidation Preference") equal to the Voluntary Liquidation Preference or, in the event the Corporation's Restated Certificate of Incorporation contains an Aggregate Involuntary Liquidation Amount, the lesser of (i) the Voluntary Liquidation Preference or (ii) an amount equal to the product of (a) the Voluntary Liquidation Preference and (b) a fraction, the numerator of which is the Aggregate Involuntary Liquidation Amount less the aggregate maximum amounts distributable upon liquidation of all classes or series of stock of the Corporation ranking, as to dividends and amounts distributable upon liquidation, dissolution or winding up, prior to the Series A Preferred Stock and the denominator of which is the aggregate amount of the voluntary liquidation preference (including accrued dividends) of all shares of the Series A Preferred Stock and any other stock of the Corporation ranking, as to dividends and amounts distributable upon liquidation, dissolution or winding up, on a parity with the Series A Preferred Stock; but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of Series A Preferred Stock shall be insufficient to pay in full the Voluntary Liquidation Preference or the Involuntary Liquidation Preference, as the case may be, and the liquidation preference on all other shares of any class or series of stock ranking, as to dividends and amounts distributable upon liquidation, dissolution or winding up, on a parity with the Series A Preferred Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Series A Preferred Stock and any such other parity stock ratably in accordance with the respective amounts that would be payable on such shares of Series A Preferred Stock and any such other stock if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Corporation with one or more corporations, or (ii) a sale or transfer of all or substantially all of the Corporation's assets, shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

     4.2 Subject to the rights of the holders of shares of any series or class or classes of stock ranking on a parity with or prior to the Series A Preferred Stock as to dividends and amounts distributable upon liquidation, dissolution or winding up of the Corporation, after payment shall have been made to the holders of the Series A Preferred Stock, as and to the fullest extent provided in this Section 4, any other series or class or classes of Junior Stock shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series A Preferred Stock shall not be entitled to share therein.

     Section 5.     Redemption at the Option of the Corporation.

     5.1 The shares of Series A Preferred Stock will be redeemable at the option of the Corporation by resolution of its Board of Directors, in whole, or, from time to time, in part, at any time on or after May 1, 1996, at the following redemption prices per share, if redeemed during the twelve-month period beginning May 1 of the year indicated below, plus, in each case, all dividends accrued and unpaid on the shares of Series A Preferred Stock up to the date fixed for the redemption, upon giving notice as provided hereinbelow:


                            Price
                            -----

     1996                  $104.375
     1997                   103.750
     1998                   103.125
     1999                   102.500
     2000                   101.875
     2001                   101.250
     2002                   100.625
     2003 and thereafter    100.000



     5.2 If fewer than all of the outstanding shares of Series A Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be determined pro rata or by lot or in such other manner and subject to such regulations as the Board of Directors in its sole discretion shall prescribe.

     5.3 At least 30 days, but not more than 60 days, prior to the date fixed for the redemption of shares of Series A Preferred Stock, a written notice shall be mailed in a postage prepaid envelope to each holder of record of the shares of Series A Preferred Stock to be redeemed, addressed to such holder at his post office address as shown on the records of the Corporation, notifying such holder of the election of the Corporation to redeem such shares, stating the date fixed for redemption thereof (the "Redemption Date"), and calling upon such holder to surrender to the Corporation, on the Redemption Date at the place designated in such notice, his certificate or certificates representing the number of shares specified in such notice of redemption.

     On or after the Redemption Date, each holder of shares of Series A Preferred Stock to be redeemed shall present and surrender his certificate or certificates for such shares to the Corporation at the place designated in such notice and thereupon the redemption price of such shares shall be paid to or on the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In case less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

     From and after the Redemption Date (unless default shall be made by the Corporation in payment of the redemption price), all dividends on the shares of Series A Preferred Stock designated for redemption in such notice shall cease to accrue, and all rights of the holders thereof as stockholders of the Corporation, except the right to receive the redemption price of such shares (including all accrued and unpaid dividends up to the Redemption Date) upon the surrender of certificates representing the same, shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the Corporation) on the books of the Corporation, and such shares shall not be deemed to be outstanding for any purpose whatsoever. At its election, the Corporation, prior to the Redemption Date, may deposit the redemption price (including all accrued and unpaid dividends up to the Redemption Date) of shares of Series A Preferred Stock so called for redemption in trust for the holders thereof with a bank or trust company (having a capital surplus and undivided profits aggregating not less than $50,000,000) in the Borough of Manhattan, City and State of New York, or in any other city in which the Corporation at the time shall maintain a transfer agency with respect to such shares, in which case the aforesaid notice to holders of shares of Series A Preferred Stock to be redeemed shall state the date of such deposit, shall specify the office of such bank or trust company as the place of payment of the redemption price, and shall call upon such holders to surrender the certificates representing such shares at such place on or after the date fixed in such redemption notice (which shall not be later than the Redemption Date) against payment of the redemption price (including all accrued and unpaid dividends up to the Redemption Date). Any interest accrued on such funds shall be paid to the Corporation from time to time. Any moneys so deposited which shall remain unclaimed by the holders of such shares of Series A Preferred Stock at the end of two years after the Redemption Date shall be returned by such bank or trust company to the Corporation.

     If a notice of redemption has been given pursuant to this Section 5 and any holder of shares of Series A Preferred Stock shall, prior to the close of business on the day preceding the Redemption Date, give written notice to the Corporation pursuant to Section 7 below of the conversion of any or all of the shares to be redeemed held by such holder (accompanied by a certificate or certificates for such shares, duly endorsed or assigned to the Corporation, and any necessary transfer tax payment, as required by Section 7 below), then such redemption shall not become effective as to such shares to be converted, such conversion shall become effective as provided in Section 7 below, and any moneys set aside by the Corporation for the redemption of such shares of converted Series A Preferred Stock shall revert to the general funds of the Corporation.

     Section 6.     Shares to be Retired.   All shares of
Series A Preferred Stock which shall have been issued and reacquired in any manner by the Corporation (excluding, until the Corporation elects to retire them, shares which are held as treasury shares) shall be restored to the status of authorized but unissued shares of Serial Preferred Stock, without designation as to series.

     Section 7.     Conversion.   Holders of shares of
Series A Preferred Stock shall have the right to convert all or a portion of such shares into shares of Common Stock, as follows:

     7.1 Subject to and upon compliance with the provisions of this Section 7, a holder of shares of Series A Preferred Stock shall have the right, at his or her option, at any time after 40 days after the Issue Date, to convert such shares into the number of fully paid and nonassessable shares of Common Stock obtained by dividing the aggregate Stated Value of such shares by the Conversion Price (as in effect on the date provided for in the last paragraph of
Section 7.2) by surrendering such shares to be converted, such surrender to be made in the manner provided in Section 7.2; provided, however, that the right to convert shares called for redemption pursuant to Section 5 shall terminate at the close of business on the day preceding the Redemption Date, unless the Corporation shall default in making payment of the cash payable upon such redemption under Section 5 hereof. Certificates will be issued for the remaining shares of Series A Preferred Stock in any case in which fewer than all of the shares of Series A Preferred Stock represented by a certificate are converted.

     7.2 In order to exercise the conversion right, the holder of shares of Series A Preferred Stock to be converted shall surrender the certificate or certificates representing such shares, duly endorsed or assigned to the Corporation or in blank, at the office of the Transfer Agent in the Borough of Manhattan, City of New York, accompanied by written notice to the Corporation that the holder thereof elects to convert Series A Preferred Stock. Unless the shares issuable on conversion are to be issued in the same name as the name in which such share of Series A Preferred Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid).

     Holders of shares of Series A Preferred Stock at the close of business on a dividend payment record date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion thereof following such dividend payment record date and prior to such Dividend Payment Date. However, shares of Series A Preferred Stock surrendered for conversion during the period between the close of business on any dividend payment record date and the opening of business on the corresponding Dividend Payment Date (except shares converted after the issuance of a notice of redemption with respect to a Redemption Date during such period, which shall be entitled to such dividend on the Dividend Payment Date) must be accompanied by payment of an amount equal to the dividend payable on such shares on such Dividend Payment Date. A holder of shares of Series A Preferred Stock on a dividend payment record date who (or whose transferee) tenders any such shares for conversion into shares of Common Stock on such Dividend Payment Date will receive the dividend payable by the Corporation on such shares of Series A Preferred Stock on such date, and the converting holder need not include payment of the amount of such dividend upon surrender of shares of Series A Preferred Stock for conversion. Except as provided above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the shares of Common Stock issued upon such conversion.

     As promptly as practicable after the surrender of certificates for shares of Series A Preferred Stock as aforesaid, the Corporation shall issue and shall deliver at such office to such holder, or on his or her written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such shares in accordance with provisions of this Section 7, and any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided in
Section 7.3.

     Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Series A Preferred Stock shall have been surrendered and such notice (and if applicable, payment of an amount equal to the dividend payable on such shares) received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date and such conversion shall be at the Conversion Price in effect at such time on such date, unless the stock transfer books of the Corporation shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such shares shall have been surrendered and such notice received by the Corporation.

     7.3 No fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock. Instead of any fractional interest in a share of Common Stock that would otherwise be deliverable upon the conversion of a share of Series A Preferred Stock, the Corporation shall pay to the holder of such share an amount in cash based upon the Current Market Price of Common Stock on the Trading Day immediately preceding the date of conversion. If more than one share shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock so surrendered.

     7.4 The Conversion Price shall be adjusted from time to time as follows:

          (a)  If the Corporation shall after the Issue Date
     (A) pay a dividend or make a distribution on its capital stock in shares of its Common Stock, (B) subdivide its outstanding Common Stock into a greater number of shares, (C) combine its outstanding Common Stock into a smaller number of shares or (D) issue any shares of capital stock by reclassification of its Common Stock, the Conversion Price in effect at the opening of business on the day next following the date fixed for the determination of stockholders entitled to receive such dividend or distribution or at the opening of business on the day next following the day on which such subdivision, combination or reclassification becomes effective, as the case may be, shall be adjusted so that the holder of any share of Series A Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock that such holder would have owned or have been entitled to receive after the happening of any of the events described above had such share been converted immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this subparagraph (a) shall become effective immediately after the opening of business on the day next following the record date (except as provided in Section 7.8 below) in the case of a dividend or distribution and shall become effective immediately after the opening of business on the day next following the effective date in the case of a subdivision, combination or reclassification.

          (b) If the Corporation shall issue after the Issue Date rights or warrants (in each case, other than the Rights) to all holders of Common Stock entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase Common Stock at a price per share less than the Fair Market Value per share of Common Stock on the record date for the determination of stockholders entitled to receive such rights or warrants, then the Conversion Price in effect at the opening of business on the day next following such record date shall be adjusted to equal the price determined by multiplying
     (I) the Conversion Price in effect immediately prior to the opening of business on the day next following the date fixed for such determination by (II) a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding on the close of business on the date fixed for such determination and (B) the number of shares that the aggregate proceeds to the Corporation from the exercise of such rights or warrants for Common Stock would purchase at such Fair Market Value, and the denominator of which shall be the sum of (A) the number of shares of Common Stock outstanding on the close of business on the date fixed for such determination and (B) the number of additional shares of Common Stock offered for subscription or purchase pursuant to such rights or warrants. Such adjustment shall become effective immediately after the opening of business on the day next following such record date (except as provided in Section 7.8 below). In determining whether any rights or warrants entitle the holders of Common Stock to subscribe for or purchase shares of Common Stock at less than such Fair Market Value, there shall be taken into account any consideration received by the Corporation upon issuance and upon exercise of such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors.

          (c) If the Corporation shall distribute to all holders of its Common Stock any shares of capital stock of the Corporation (other than Common Stock) or evidence of its indebtedness or assets (excluding cash dividends or distributions paid from profits or surplus of the Corporation) or rights or warrants (in each case, other than the Rights) to subscribe for or purchase any of its securities (excluding those rights and warrants issued to all holders of Common Stock entitling them for a period expiring within 45 days after the record date referred to in subparagraph (b) above to subscribe for or purchase Common Stock, which rights and warrants are referred to in and treated under subparagraph (b) above (any of the foregoing being hereinafter in this subparagraph (c) called the "Securities"), then in each such case the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying (I) the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by
     (II) a fraction, the numerator of which shall be the Fair Market Value per share of the Common Stock on the record date mentioned below less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive) of the portion of the capital stock or assets or evidences of indebtedness so distributed or of such rights or warrants applicable to one share of Common Stock, and the denominator of which shall be the Fair Market Value per share of the Common Stock on the record date mentioned below. Such adjustment shall become effective immediately at the opening of business on the Business Day next following (except as provided in Section 7.8 below) the record date for the determination of shareholders entitled to receive such distribution. For the purposes of this clause (c), the distribution of a Security, which is distributed not only to the holders of the Common Stock on the date fixed for the determination of stockholders entitled to such distribution of such security, but also is distributed with each share of Common Stock delivered to a person converting a share of Series A Preferred Stock after such determination date, shall not require an adjustment of the Conversion Price pursuant to this clause (c); provided that on the date, if any, on which a Person converting a share of Series A Preferred Stock would no longer be entitled to receive such Security with a share of Common Stock (other than as a result of the termination of all such Securities), a distribution of such Securities shall be deemed to have occurred and the Conversion Price shall be adjusted as provided in this clause (c) (and such day shall be deemed to be "the date fixed for the determination of the stockholders entitled to receive such distribution" and "the record date" within the meaning of the two preceding sentences).

          (d) No adjustment in the Conversion Price shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% in such price; provided, however, that any adjustments that by reason of this subparagraph (d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made; and provided, further, that any adjustment shall be required and made in accordance with the provisions of this Section 7 (other than this subparagraph (d)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of shares of Common Stock. Notwithstanding any other provisions of this Section 7, the Corporation shall not be required to make any adjustment of the Conversion Price for the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends on securities of the Corporation. All calculations under this Section 7 shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest 1/10 of a share (with .05 of a share being rounded upward), as the case may be. Anything in this Section
     7.4 to the contrary notwithstanding, the Corporation shall be entitled, to the extent permitted by law, to make such reductions in the Conversion Price, in addition to those required by this Section 7.4, as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, reclassification or combination of shares, distribution of rights or warrants to purchase stock or securities, or a distribution of other assets (other than cash dividends) hereafter made by the Corporation to its stockholders shall not be taxable.

     7.5 If the Corporation shall be a party to any transaction (including without limitation a merger, consolidation, sale of all or substantially all of the Corporation's assets or recapitalization of the Common Stock and excluding any transaction as to which Section 7.4(a) applies) (each of the foregoing being referred to herein as a "Transaction"), in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), each share of Series A Preferred Stock which is not converted into the right to receive stock, securities or other property in connection with such Transaction shall thereafter be convertible into the kind and amount of shares of stock, securities and other property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of shares or fraction thereof of Common Stock into which one share of Series A Preferred Stock was convertible immediately prior to such Transaction, assuming such holder of Common Stock (i) is not a Person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be ("Constituent Person"), or an affiliate of a Constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of stock, securities and other property (including cash) receivable upon such Transaction (provided that if the kind or amount of stock, securities and other property (including cash) receivable upon such Transaction is not the same for each share of Common Stock of the Corporation held immediately prior to such Transaction by other than a Constituent Person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this Section 7.5 the kind and amount of stock, securities and other property (including cash) receivable upon such Transaction by each non-electing share shall be deemed to be the kind and amount so receivable per share by the plurality of the non-electing shares). The Corporation shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this
Section 7.5 and it shall not consent or agree to the occurrence of any Transaction until the Corporation has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Series A Preferred Stock that will contain provisions enabling the holders of the Series A Preferred Stock that remains outstanding after such Transaction to convert into the consideration received by holders of Common Stock at the Conversion Price in effect immediately prior to such Transaction. The provisions of this Section 7.5 shall similarly apply to successive Transactions.

     7.6  If:

          (a) the Corporation shall declare a dividend (or any other distribution) on the Common Stock (other than in cash out of profits or surplus and other than the Rights); or

          (b) the Corporation shall authorize the granting to the holders of the Common Stock of rights or warrants (other than the Rights) to subscribe for or purchase any shares of any class or any other rights or warrants (other than the Rights); or

          (c) there shall be any reclassification of the Common Stock (other than an event to which Section 7.4(a) applies) or any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or the sale or transfer of all or substantially all of the assets of the Corporation as an entirety; or

          (d)  there shall occur the voluntary or
     involuntary liquidation, dissolution or winding up of the Corporation,

then the Corporation shall cause to be filed with the Transfer Agent and shall cause to be mailed to the holders of shares of the Series A Preferred Stock at their addresses as shown on the stock records of the Corporation, as promptly as possible, but at least 15 days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights or warrants are to be determined or
(B) the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section 7.

     7.7 Whenever the Conversion Price is adjusted as herein provided, the Corporation shall promptly file with the Transfer Agent an officer's certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment which certificate shall be prima facie evidence of the correctness of such adjustment. Promptly after delivery of such certificate, the Corporation shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the effective date of such adjustment and shall mail such notice of such adjustment of the Conversion Price to the holder of each share of Series A Preferred Stock at such holder's last address as shown on the stock records of the Corporation.

     7.8 In any case in which Section 7.4 provides that an adjustment shall become effective on the day next following a record date for an event, the Corporation may defer until the occurrence of such event
 (A) issuing to the holder of any share of Series A Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 7.3.

     7.9 For purposes of this Section 7, the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Corporation. The Corporation shall not pay a dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation.

     7.10 There shall be no adjustment of the Conversion Price in case of the issuance of any stock of the Corporation in a reorganization, acquisition or other similar transaction except as specifically set forth in this
Section 7. If any action or transaction would require adjustment of the Conversion Price pursuant to more than one paragraph of this Section 7, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value.

     7.11 If the Corporation shall take any action affecting the Common Stock, other than action described in this
Section 7, that in the opinion of the Board of Directors would materially adversely affect the conversion rights of the holders of the shares of Series A Preferred Stock, the Conversion Price for the Series A Preferred Stock may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors may determine to be equitable in the circumstances.


     7.12 The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purpose of effecting conversion of the Series A Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series A Preferred Stock not theretofore converted. For purposes of this Section 7.12, the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Series A Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

     The Corporation covenants that any shares of Common Stock issued upon conversion of the Series A Preferred Stock shall be validly issued, fully paid and non-assessable. Before taking any action that would cause an adjustment reducing the Conversion Price below the then-par value of the shares of Common Stock deliverable upon conversion of the Series A Preferred Stock, the Corporation will take any corporate action that, in the opinion of its counsel, may be necessary in order that the Corporation may validly and legally issue fully-paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

     The Corporation shall endeavor to list the shares of Common Stock required to be delivered upon conversion of the Series A Preferred Stock, prior to such delivery, upon each national securities exchange, if any, upon which the outstanding Common Stock is listed at the time of such delivery.

     Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Series A Preferred Stock, the Corporation shall endeavor to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

     7.13 The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock or other securities or property on conversion of the Series A Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or other securities or property in a name other than that of the holder of the Series A Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting any issue or delivery has paid to the Corporation the amount of any such tax or established, to the reasonable satisfaction of the Corporation, that such tax has been paid.

     Section 8.     Ranking.  Any class or series of stock
of the Corporation shall be deemed to rank:

          (A) prior to the Series A Preferred Stock, as to the payment of dividends and as to distributions of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of Series A Preferred Stock;

          (B)  on a parity with the Series A Preferred
     Stock, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series A Preferred Stock if the holders of such class of stock or series and the Series A Preferred Stock shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other; and

          (C) junior to the Series A Preferred Stock, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such stock or series shall be Common Stock or Series C Preferred Stock or if the holders of Series A Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of shares of such stock or series. Common Stock shall be deemed junior to the Series A Preferred Stock notwithstanding that it may participate in distributions upon an involuntary liquidation, dissolution or winding up without the Series A Preferred Stock receiving the Voluntary Liquidation Preference.

     Section 9.     Voting.

     9.1 Unless the affirmative vote or consent of the holders of a greater number of shares shall then be required by law, the consent of the holders of at least 66 2/3 % of all of the outstanding shares of Series A Preferred Stock and all other affected series of Serial Preferred Stock ranking on a parity with the Series A Preferred Stock as to dividends and amounts distributable upon liquidation, dissolution and winding up, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose, at which the holders of shares of Series A Preferred Stock and such other series of Serial Preferred Stock shall vote together as a single class without regard to series, shall be necessary for authorizing, effecting or validating the amendment, alteration or repeal of any of the provisions of this Restated Certificate or of any certificate amendatory thereof or supplemental thereto (including any Certificate of Designations, Preferences and Rights or any similar document relating to any series of Serial Preferred Stock) which would materially adversely affect the preferences, rights, powers or privileges of the Series A Preferred Stock; provided, however, that the amendment of the provisions of this Restated Certificate so as to authorize or create, or to increase the authorized amount of, any Junior Stock or any shares of any class ranking on a parity with the Series A Preferred Stock shall not be deemed to materially adversely affect the preferences, rights, powers or privileges of Series A Preferred Stock; and provided, further, that the amendment of the provisions of the Restated Certificate of Incorporation so as to increase or eliminate the Aggregate Involuntary Liquidation Amount shall not be deemed to materially adversely affect the preferences, rights, powers or privileges of Series A Preferred Stock.

     9.2 Unless the affirmative vote or consent of the holders of a greater number of shares shall then be required by law, the consent of the holders of at least 66 2/3 % of all of the outstanding shares of Series A Preferred Stock and all other series of Serial Preferred Stock ranking on a parity with the Series A Preferred Stock as to dividends and amounts distributable upon liquidation, dissolution or winding up, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of shares of Series A Preferred Stock and such other series of Serial Preferred Stock shall vote together as a single class without regard to series, shall be necessary for authorizing, effecting or validating the creation, authorization or issue of any shares of any class of stock of the Corporation ranking prior to the Series A Preferred Stock as to dividends or upon liquidation, dissolution or winding up, or the reclassification of any authorized stock of the Corporation into any such prior shares, or the creation, authorization or issuance of any obligation or security convertible into or evidencing the right to purchase any such prior shares.

     9.3  If at the time of any annual meeting of
stockholders for the election of directors a default in preference dividends (as defined below) on the Series A Preferred Stock and any other series of Serial Preferred Stock with respect to which such a default exists shall exist, the number of directors constituting the Board of Directors of the Corporation shall be increased by two, and the holders of the Series A Preferred Stock and such other series shall have the right at such meeting, voting together as a single class without regard to series, to the exclusion of the holders of common stock, to elect two directors of the Corporation to fill such newly created directorships. Such right shall continue until there are no dividends in arrears upon the Serial Preferred Stock. Any Preferred Director may be removed by, and shall not be removed except by, the vote of the holders of record of the outstanding shares of Serial Preferred Stock, voting together as a single class without regard to series, at a meeting of the stockholders, or of the holders of shares of Serial Preferred Stock as to which a default exists, called for the purpose. So long as a default in any preference dividends on the Serial Preferred Stock shall exist, (a) any vacancy in the office of a Preferred Director may be filled (except as provided in the following clause (b)) by an instrument in writing signed by the remaining Preferred Director and filed with the Corporation and (b) in the case of the removal of any Preferred Director, the vacancy may be filled by the vote of the holders of the outstanding shares of Serial Preferred Stock as to which a default exists, voting together as a single class without regard to series, at the same meeting at which such removal shall be voted. Each director appointed as aforesaid by the remaining Preferred Director shall be deemed, for all purposes hereof, to be a Preferred Director. Whenever a default in preference dividends shall no longer exist, the term of office of each Preferred Director shall terminate and the number of directors constituting the Board of Directors of the Corporation shall be reduced by two. For the purposes hereof, a "default in preference dividends" on any series of Serial Preferred Stock shall be deemed to exist whenever the equivalent of six quarterly dividends have not been declared and paid or set apart for payment, whether or not consecutive, and, having so occurred, such default shall be deemed to exist thereafter until, but only until, all accrued dividends on all shares of Serial Preferred Stock of each and every series then outstanding shall have been declared and paid or set apart for payment to the end of the last preceding dividend period.

     For purposes of the foregoing provisions of this
Section 9, each share of Series A Preferred Stock shall have one (1) vote per share. Except as otherwise required by applicable law or as set forth herein, the shares of Series A Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers and the consent of the holders thereof shall not be required for the taking of any corporate action.

     Section 10.    Record Holders.   The Corporation and
the Transfer Agent may deem and treat the record holder of any shares of Series A Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.


B.   DESIGNATION, PREFERENCES AND RIGHTS OF SERIES B
     PREFERRED STOCK

     Unless otherwise indicated, any reference in this Article FOURTH, Part I.B to "Section", "Subsection",
"paragraph", "subparagraph" or "clause" shall refer to a Section, Subsection, paragraph, subparagraph or clause of this Article FOURTH, Part I.B.

     Section 1.     Number of Shares and Designations.
Fifty thousand (50,000) shares of the Serial Preferred
Stock, without par value, of the Corporation are hereby constituted as a series designated as Series B Preferred
Stock (the "Series B Preferred Stock").

     Section 2.     Definitions.   For purposes of the
Series B Preferred Stock, the following terms shall have the meanings indicated:

     2.1 "Board of Directors" shall mean the board of directors of the Corporation or any committee of such board of directors authorized to perform any of its responsibilities with respect to the Series B Preferred
Stock.

     2.2 "Business Day" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

     2.3 "Common Stock" shall mean the common stock of the Corporation, par value $0.01 per share.

     2.4 "default in preference dividends" shall have the meaning set forth in Section 8.3 hereof.

     2.5 "Dividend Payment Date" shall mean February 1, May 1, August 1 and November 1 in each year, commencing on August 1, 1994; provided that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall be paid on the Business Day immediately following such Dividend Payment Date.

     2.6 "Dividend Periods" shall mean quarterly dividend periods commencing on February 1, May 1, August 1 and
November 1 of each year and ending on and including the day preceding the first day of the next succeeding Dividend
Period (other than the initial Dividend Period, which shall commence on the Issue Date and end on and include July 31, 1994.)

     2.7 "Issue Date" shall mean the first date on which shares of Series B Preferred Stock are issued.

     2.8 "Liquidation Preference" shall have the meaning set forth in Section 4.1 hereof.

     2.9 "Preferred Director" shall mean any director of the Corporation elected or appointed pursuant to Section 8.3 hereof.

     2.10 "Redemption Date" shall have the meaning set forth in Section 5.3 hereof.

     2.11 "Restated Certificate" shall mean this Restated
Certificate of Incorporation of the Corporation, as amended from time to time.

     2.12 "Rights" shall mean the rights of the Corporation that are issuable under the Corporation's Rights Agreement dated as of December 11, 1986, and as amended from time to time, or rights to purchase any capital stock of the Corporation under any successor shareholder rights plan or plans adopted in replacement of the Corporation's Rights
Agreement.

     2.13 "set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry that indicates, pursuant to a declaration of dividends or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of capital stock of the Corporation; provided that if any funds for any class or series of stock ranking on a parity with or junior to the Series B Preferred Stock as to the payment of dividends are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series B Preferred Stock shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

     2.14 "Transfer Agent" means the Corporation or such agent or agents of the Corporation as may be designated by the Board of Directors as the transfer agent for the Series
B Preferred Stock.

     Section 3.     Dividends.

     3.1 The holders of shares of the Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of assets legally available for that purpose, dividends payable in cash at the rate per annum of $3,062.50 per share of Series B Preferred Stock. Such dividends shall be cumulative from the Issue Date, whether or not in any Dividend Period or Periods there shall be assets of the Corporation legally available for the payment of such dividends, and shall be payable quarterly, when, as and if declared by the Board of Directors, in arrears on Dividend Payment Dates, commencing on August 1, 1994. Each such dividend shall be payable in arrears to the holders of record of shares of the Series B Preferred Stock, as they appear on the stock records of the Corporation at the close of business on such record dates, which shall not be more than 60 days nor less than 10 days preceding the payment dates thereof, as shall be fixed by the Board of Directors or a duly authorized committee thereof. Accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors.

     3.2 The amount of dividends payable for each full Dividend Period for the Series B Preferred Stock shall be computed by dividing the annual dividend rate by four. The amount of dividends payable for the initial Dividend Period, or any other period shorter or longer than a full Dividend Period, on the Series B Preferred Stock shall be computed on the basis of twelve-30-day months and a 360-day year. Holders of shares of Series B Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided, on the Series B Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series B Preferred Stock that may be in arrears.

     3.3 So long as any shares of the Series B Preferred Stock are outstanding, no dividends, except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on any class or series of stock of the Corporation ranking, as to dividends and amounts distributable upon liquidation, dissolution or winding up, on a parity with the Series B Preferred Stock, for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series B Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of the dividend on such class or series of parity stock. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon shares of the Series B Preferred Stock and all dividends declared upon any other class or series of stock ranking on a parity as to dividends and amounts distributable upon liquidation, dissolution or winding up shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series B Preferred Stock and accumulated and unpaid on such parity stock.

     3.4 So long as any shares of the Series B Preferred Stock are outstanding, no dividends (other than (i) the Rights and (ii) dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, any class or series of stock of the Corporation that is junior to the Series B Preferred Stock as to the payment of dividends and as to distributions upon liquidation, dissolution or winding up of the Corporation) shall be declared or paid or set apart for payment or other distribution declared or made upon any class or series of stock of the Corporation that is junior to the Series B Preferred Stock as to the payment of dividends, nor shall any class or series of stock of the Corporation ranking, as to dividends and amounts distributable upon liquidation, disolution or winding up, on a parity with or junior to the Series B Preferred Stock be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of shares of Common Stock made for purposes of an employee incentive or benefit plan of the Corporation or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation, directly or indirectly (except by conversion into or exchange for any class or series of stock of the Corporation that is junior to the Series B Preferred Stock as to payment of dividends and as to distributions upon liquidation, dissolution or winding up of the Corporation), unless in each case the full cumulative dividends on all outstanding shares of the Series B Preferred Stock and any other stock of the Corporation ranking on a parity with the Series B Preferred Stock, as to dividends and amounts distributable upon liquidation, dissolution or winding up shall have been paid or set apart for payment for all past Dividend Periods with respect to the Series B Preferred Stock and all past dividend periods with respect to such parity stock.

     Section 4.     Payments upon Liquidation.

     4.1 In the event of any liquidation, dissolution or winding up of the Corporation before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of any class or series of stock of the Corporation that ranks junior to the Series B Preferred Stock as to the receipt of amounts distributable upon liquidation, dissolution or winding up of the Corporation, the holders of the shares of Series B Preferred Stock shall be entitled to receive Twenty-Five Thousand Dollars ($25,000) per share of Series B Preferred Stock plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders (the "Liquidation Preference"); but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of Series B Preferred Stock shall be insufficient to pay in full the Liquidation Preference and the liquidation preference on all other shares of any class or series of stock ranking, as to dividends and amounts distributable upon liquidation, dissolution or winding up, on a parity with the Series B Preferred Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Series B Preferred Stock and any such other parity stock ratably in accordance with the respective amounts that would be payable on such shares of Series B Preferred Stock and any such other parity stock if all amounts payable thereon were paid in full. For the purposes of this Section 4, neither (i) a consolidation or merger of the Corporation with or into one or more corporations nor (ii) a sale, lease, exchange or transfer of all or substantially all of the Corporation's assets shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

     4.2 Subject to the rights of the holders of shares of any series or class or classes of stock ranking on a parity with or prior to the Series B Preferred Stock as to dividends and amounts distributable upon liquidation, dissolution or winding up of the Corporation, after payment shall have been made to the holders of the Series B Preferred Stock, as and to the fullest extent provided in this Section 4, any other class or series of stock of the Corporation that ranks junior to the Series B Preferred Stock as to amounts distributable upon dissolution, liquidation or winding up of the Corporation shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series B Preferred Stock shall not be entitled to share therein.

     Section 5.     Redemption at the Option of the
Corporation.

     5.1 The shares of Series B Preferred Stock shall be redeemable at the option of the Corporation by resolution of its Board of Directors, in whole, or, from time to time, in part, at any time on or after July 12, 2004, at the redemption price of $25,000.00 per share plus all dividends accrued and unpaid on the shares of Series B Preferred Stock up to the date fixed for the redemption, upon giving notice as provided herein below.

     5.2 If fewer than all of the outstanding shares of Series B Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be determined pro rata or by lot or in such other manner and subject to such regulations as the Board of Directors in its sole discretion shall prescribe.

     5.3 At least 30 days, but not more than 60 days, prior to the date fixed for the redemption of shares of Series B Preferred Stock, a written notice shall be mailed in a postage prepaid envelope to each holder of record of the shares of Series B Preferred Stock to be redeemed, addressed to such holder at his post office address as shown on the records of the Corporation, notifying such holder of the election of the Corporation to redeem such shares, stating the date fixed for redemption thereof (the "Redemption Date") and calling upon such holder to surrender to the Corporation, on the Redemption Date at the place designated in such notice, the certificate or certificates representing the number of shares specified in such notice of redemption. On or after the Redemption Date, each holder of shares of Series B Preferred Stock to be redeemed shall present and surrender such certificate or certificates for such shares to the Corporation at the place designated in such notice and thereupon the redemption price of such shares shall be paid to or on the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In case less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the shares not redeemed.

     From and after the Redemption Date (unless default shall be made by the Corporation in payment of the redemption price), all dividends on the shares of Series B Preferred Stock designated for redemption in such notice shall cease to accrue, and all rights of the holders thereof as stockholders of the Corporation, except the right to receive the redemption price of such shares (including all accrued and unpaid dividends up to the Redemption Date) upon the surrender of certificates representing the same, shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the Corporation) on the books of the Corporation, and such shares shall not be deemed to be outstanding for any purpose whatsoever. At its election, the Corporation, prior to the Redemption Date, may deposit the redemption price (including all accrued and unpaid dividends up to the Redemption Date) of shares of Series B Preferred Stock called for redemption in trust for the holders thereof with a bank or trust company (having a capital surplus and undivided profits aggregating not less than $50,000,000) in the Borough of Manhattan, City and State of New York, or in any other city in which the Corporation at the time shall maintain a transfer agency with respect to such shares, in which case the aforesaid notice to holders of shares of Series B Preferred Stock to be redeemed shall state the date of such deposit, shall specify the office of such bank or trust company as the place of payment of the redemption price, and shall call upon such holders to surrender the certificates representing such shares at such place on or after the date fixed in such redemption notice (which shall not be later than the Redemption Date). Any interest accrued on such funds shall be paid to the Corporation from time to time. Any moneys so deposited that shall remain unclaimed by the holders of such shares of Series B Preferred Stock at the end of two years after the Redemption Date shall be returned by such bank or trust company to the Corporation.

     Section 6.     Shares to be Retired.

     All shares of Series B Preferred Stock that have been issued and reacquired in any manner by the Corporation
(excluding, until the Corporation elects to retire them, shares that are held as treasury shares) shall be restored to the status of authorized but unissued shares of Serial
Preferred Stock, without designation as to series.

     Section 7.     Ranking.

     7.1 Any class or series of stock of the Corporation shall be deemed to rank:

          (a) prior to the Series B Preferred Stock, as to the payment of dividends and as to distributions of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of Series B Preferred Stock;

          (b)  on a parity with the Series B Preferred
     Stock, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series B Preferred Stock, if the holders of such class of stock or series and the Series B Preferred Stock shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other; and

          (c) junior to the Series B Preferred Stock, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if the holders of Series B Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of shares of such class or series.

     7.2 The Series A Convertible Preferred Stock and the Series D Redeemable Preferred Stock shall each be deemed to rank on a parity with the Series B Preferred Stock. The Class 1 ESOP Convertible Preferred Stock, the Class 2 ESOP Convertible Preferred Stock, the Class M ESOP Voting Junior Preferred Stock, the Class P ESOP Voting Junior Preferred Stock, the Class S ESOP Voting Junior Preferred Stock, the Class I Junior Preferred Stock, the Class IAM Junior Preferred Stock, the Class Pilot MEC Junior Preferred Stock, the Class SAM Junior Preferred Stock, the Series C Junior Participating Preferred Stock and the Common Stock shall each be deemed to rank junior to the Series B Preferred Stock as to receipt of dividends and as to amounts distributable upon liquidation, dissolution or winding up.

     Section 8.     Voting.

     8.1 Unless the affirmative vote or consent of the holders of a greater number of shares shall then be required by law, the consent of the holders of at least 66 2/3 % of all of the outstanding shares of Series B Preferred Stock, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose shall be necessary for authorizing, effecting or validating the amendment, alteration or repeal of any of the provisions of this Restated Certificate or of any certificate amendatory thereof or supplemental thereto (including any Certificate of Designations, Preferences and Rights or any similar document relating to any series of Serial Preferred Stock) that would materially adversely affect the preferences, rights, powers or privileges of the Series B Preferred Stock; provided that the amendment of the provisions of this Restated Certificate so as to authorize or create, or to increase the authorized amount of, any shares of any class or series ranking on a parity with or junior to the Series B Preferred Stock shall not be deemed to materially adversely affect the preferences, rights, powers or privileges of Series B Preferred Stock.

     8.2 Unless the affirmative vote or consent of the holders of a greater number of shares shall then be required by law, the consent of the holders of at least 66 2/3 % of all of the outstanding shares of Series B Preferred Stock, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose shall be necessary for authorizing, effecting or validating the creation, authorization or issue of any shares of any class or series of stock of the Corporation ranking prior to the Series B Preferred Stock as to dividends or upon liquidation, dissolution or winding up, or the reclassification of any authorized stock of the Corporation into any such prior shares, or the creation, authorization or issuance of any obligation or security convertible into or evidencing the right to purchase any such prior shares.

     8.3  If at the time of any annual meeting of
stockholders for the election of directors a default in preference dividends (as defined below) on the Series B Preferred Stock and any other series of Serial Preferred Stock with respect to which such a default exists shall exist, then (without duplication of the provisions of Article FOURTH, Part 1.A, Section 9.3 of this Restated Certificate) the number of directors constituting the Board of Directors of the Corporation shall be increased by two, and the holders of the Series B Preferred Stock and such other series shall have the right at such meeting, voting together as a single class without regard to series, to the exclusion of the holders of common stock, to elect two directors of the Corporation to fill such newly created directorships. Such right shall continue until there are no dividends in arrears upon the Serial Preferred Stock. Any Preferred Director may be removed by, and shall not be removed except by, the vote of the holders of record of the outstanding shares of Serial Preferred Stock, voting together as a single class without regard to series, at a meeting of the stockholders, or of the holders of shares of Serial Preferred Stock as to which a default exists, called for the purpose. So long as a default in any preference dividends on the Serial Preferred Stock shall exist, (a) any vacancy in the office of a Preferred Director may be filled (except as provided in the following clause (b)) by an instrument in writing signed by the remaining Preferred Director and filed with the Corporation and (b) in the case of the removal of any Preferred Director, the vacancy may be filled by the vote of the holders of the outstanding shares of Serial Preferred Stock as to which a default exist, voting together as a single class without regard to series, at the same meeting at which such removal shall be voted. Each director appointed as aforesaid by the remaining Preferred Director shall be deemed, for all purposes hereof, to be a Preferred Director. Whenever a default in preference dividends shall no longer exist, the term of office of each Preferred Director shall terminate and the number of directors constituting the Board of Directors of the Corporation shall be reduced by two. For the purposes hereof, a "default in preference dividends" on any series of Serial Preferred Stock shall be deemed to exist whenever the equivalent of six quarterly dividends have not been declared and paid or set apart for payment, whether or not consecutive, and, having so occurred, such default shall be deemed to exist thereafter until, but only until, all accrued dividends on all shares of Serial Preferred Stock of each and every series then outstanding shall have been declared and paid or set apart for payment to the end of the last preceding dividend period.

     8.4  For purposes of the foregoing provisions of this
Section 8, each share of Series B Preferred Stock shall have one thousand (1,000) votes per share. Except as otherwise required by applicable law or as set forth herein, the shares of Series B Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers and the consent of the holders thereof shall not be required for the taking of any corporate action.

     Section 9.     Record Holders.   The Corporation and
the Transfer Agent may deem and treat the record holder of any shares of Series B Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.


C.   DESIGNATION, PREFERENCES AND RIGHTS OF SERIES C JUNIOR
     PARTICIPATING PREFERRED STOCK

     Unless otherwise indicated, any reference in this Article FOURTH, Part I.C to "Section", "Subsection",
"paragraph", "subparagraph" or "clause" shall refer to a Section, Subsection, paragraph, subparagraph or clause of this Article FOURTH, Part I.C.

     Section 1.     Designation and Amount.   The shares of
such series shall be designated as "Series C Junior
Participating Preferred Stock" (the "Series C Preferred
Stock") and the number of shares constituting such series shall be 1,250,000.

     Section 2.     Dividends and Distributions.   The
holders of shares of Series C Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the fifteenth day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series C Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of
(a) $10 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $0.01 per share, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series C Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series C Preferred Stock then outstanding were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     The Corporation shall declare a dividend or distribution on the Series C Preferred Stock as provided in this Section 2 immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10.00 per share on the Series C Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

     Dividends shall begin to accrue and be cumulative on outstanding shares of Series C Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series C Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series C Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series C Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series C Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

     Section 3.     Voting Rights.   The holders of shares
of Series C Preferred Stock shall have the following voting rights:

     3.1  Subject to the provision for adjustment
hereinafter set forth, each share of Series C Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series C Preferred Stock then outstanding were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     3.2 Except as otherwise provided herein or by law, the holders of shares of Series C Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

     3.3 If the equivalent of six quarterly dividends payable on the Series C Preferred Stock or any other series of Serial Preferred Stock of the Corporation are in default, the number of directors of the Corporation shall be increased by two and the holders of all such series in respect of which such a default exists, voting as a class without regard to series, will be entitled to elect two additional directors at the next annual meeting and each subsequent meeting, until all cumulative dividends have been paid in full or until noncumulative dividends have been paid regularly for at least one year.

     3.4  Except as set forth herein, holders of Series C
Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     Section 4.     Certain Restrictions.

     4.1 Whenever quarterly dividends or other dividends or distributions payable on the Series C Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series C Preferred Stock outstanding shall have been paid in full, the Corporation shall not

          (a) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preferred
     Stock;


          (b) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Preferred Stock, except dividends paid ratably on the Series C Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

          (c) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity
     (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Preferred
     Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior as to dividends and as to distributions upon dissolution, liquidation or winding up to the Series C Preferred Stock; or

          (d)  purchase or otherwise acquire for
     consideration any shares of Series C Preferred Stock, or any shares of stock ranking on a parity with the Series C Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     4.2 The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under Section 4.1, purchase or otherwise acquire such shares at such time and in such manner.

     Section 5.     Reacquired Shares.   Any shares of
Series C Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Serial Preferred Stock and may be reissued as part of a new series of the Serial Preferred
Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

     Section 6. Liquidation, Dissolution or Winding Up. Subject to (a) the rights of the holders of preferred stock of the Corporation ranking senior to the Series C Preferred Stock as to dividends and amounts payable upon any voluntary or involuntary liquidation, dissolution or winding up and
(b) any other provision of the Restated Certificate of Incorporation of the Corporation (as amended from time to time, the "Restated Certificate"), upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon any voluntary or involuntary liquidation, dissolution or winding up) to the Series C Preferred Stock unless, prior thereto, the holders of shares of the Series C Preferred Stock shall have received $100.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series C Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock, or (2) to the holders of stock ranking on a parity (either as to dividends or upon any voluntary or involuntary liquidation, dissolution or winding up) with the Series C Preferred Stock, except distributions made ratably on the Series C Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such voluntary or involuntary liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series C Preferred Stock then outstanding were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 7.     Consolidation, Merger, etc.   In case
the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series C Preferred Stock then outstanding shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series C Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 8.     No Redemption.   The shares of Series C
Preferred Stock shall not be redeemable.

     Section 9.     Ranking.   The Series C Preferred Stock
shall rank junior to all other series of the Corporation's preferred stock, whether now or hereafter outstanding, as to dividends and amounts payable upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, unless the terms of any such series shall provide otherwise.

     Section 10.    Amendment.   The Restated Certificate
shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series C Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds or more of the outstanding shares of Series C Preferred Stock, voting together as a single class.


D.   DESIGNATION, PREFERENCES AND RIGHTS OF SERIES D
     REDEEMABLE PREFERRED STOCK

     Unless otherwise indicated, any reference in this Article FOURTH, Part I.D to "Section", "Subsection",
"paragraph", "subparagraph" or "clause" shall refer to a Section, Subsection, paragraph, subparagraph or clause of this Article FOURTH, Part I.D.

     Section 1.     Number of Shares and Designations.

     Fifty thousand (50,000) shares of the Serial Preferred
Stock, without par value, of the Corporation are hereby constituted as a series designated as Series D Redeemable
Preferred Stock (the "Series D Preferred Stock").

     Section 2.     Definitions.   For purposes of the
Series D Preferred Stock, the following terms shall have the meanings indicated:

     2.1 "Common Stock" shall mean the common stock of the Corporation, par value $0.01 per share.

     2.2  "Redemption Consideration" shall mean (subject to
Section 6 hereof) $84.81 in cash, such Redemption
Consideration to be distributed by the Corporation in respect of each 1/1,000th of a share of Series D Preferred
Stock to the holder thereof upon the redemption of such fraction of a share as provided in Section 6 hereof and as adjusted as provided in Section 6 hereof.

     2.3 "Series D Preferred Stock" shall have the meaning set forth in Section 1 hereof.

     2.4 "Transfer Agent" means the Corporation or such agent or agents of the Corporation as may be designated by the Board of Directors of the Corporation (or any committee of such board of directors authorized to perform any of its responsibilities with respect to the Series D Preferred
Stock) as the transfer agent for the Series D Preferred
Stock.

     Section 3.     Dividends.   The holders of shares of
the Series D Preferred Stock or fractions thereof shall not be entitled to receive any dividends.

     Section 4.     Payments upon Liquidation.

     4.1 In the event of any liquidation, dissolution or winding up of the Corporation before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of any class or series of stock of the Corporation that ranks junior to the Series D Preferred Stock as to amounts distributable upon liquidation, dissolution or winding up of the Corporation, the holders of the shares of Series D Preferred Stock or fractions thereof shall be entitled to receive the Redemption Consideration per 1/1,000th of a share of Series D Preferred Stock (the "Liquidation Preference"); but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of Series D Preferred Stock and fractions thereof shall be insufficient to pay in full the Liquidation Preference, and the liquidation preference on all other shares of any class or series of stock ranking, as to dividends and amounts distributable upon liquidation, dissolution or winding up, on a parity with the Series D Preferred Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Series D Preferred Stock or fractions thereof and any such other parity stock ratably in accordance with the respective amounts that would be payable on such shares of Series D Preferred Stock or fractions thereof and any such other parity stock if all amounts payable thereon were paid in full. For the purposes of this Section 4, neither (i) a consolidation or merger of the Corporation with or into one or more corporations nor (ii) a sale, lease, exchange or transfer of all or substantially all of the Corporation's assets shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

     4.2 Subject to the rights of the holders of shares of any series or class or classes of stock ranking on a parity with or prior to the Series D Preferred Stock as to amounts distributable upon liquidation, dissolution or winding up of the Corporation, after payment shall have been made to the holders of the Series D Preferred Stock, as and to the fullest extent provided in this Section 4, any other series or class or classes of stock of the Corporation that ranks junior to the Series D Preferred Stock as to amounts distributable upon liquidation, dissolution or winding up of the Corporation, shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series D Preferred Stock shall not be entitled to share therein.

     Section 5.     Shares to be Retired.    All shares of
Series D Preferred Stock and fractions thereof that shall have been issued and reacquired in any manner by the Corporation (excluding, until the Corporation elects to retire them, shares that are held as treasury shares) shall be restored to the status of authorized but unissued shares of Serial Preferred Stock, without designation as to series.

     Section 6.     Redemption.    Each 1/1,000th of a share
of Series D Preferred Stock is redeemable, and immediately following the issuance thereof, the Corporation, to the extent that it may legally do so and subject to the other provisions of this Restated Certificate, shall redeem each 1/1,000th of a share of Series D Preferred Stock, for the Redemption Consideration. If for any reason the Corporation is not able to redeem any portion of the Series D Preferred Stock so issued, such shares and fractions thereof that remain outstanding shall continue to exist and remain outstanding and shall thereafter represent the right to receive the Redemption Consideration as soon as the Corporation is legally and hereunder permitted to redeem such shares and fractions thereof.

     At the time of the redemption pursuant to this Section 6, the rights of holders of Series D Preferred Stock so redeemed shall cease with respect to such shares or fractions thereof (except the right to receive cash as provided above), and the person entitled to receive the cash upon redemption shall be treated for all purposes as the owner of such cash as of the date of such redemption.

     With respect to any shares of the Series D Preferred
Stock or fractions thereof that are redeemed by the Corporation immediately following the issuance thereof, the Corporation need not distribute a certificate to the person otherwise entitled to receive such shares or fractions thereof but may instead distribute the Redemption
Consideration to such person or persons directly. If certificates representing shares of the Series D Preferred
Stock or fractions thereof are issued, the Corporation may require the surrender of such certificates as a condition precedent to the issuance of the Redemption Consideration.

     Section 7.     Ranking.

     7.1 Any class or series of stock of the Corporation shall be deemed to rank:

          (a) prior to the Series D Preferred Stock, as to distributions of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of Series D Preferred Stock;

          (b)  on a parity with the Series D Preferred
     Stock, as to distribution of assets upon liquidation, dissolution or winding up, whether or not the redemption or liquidation prices per share thereof be different from those of the Series D Preferred Stock, if the holders of such class of stock or series and the Series D Preferred Stock shall be entitled to the receipt of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective liquidation preferences, without preference or priority one over the other; and

          (c) junior to the Series D Preferred Stock, as to the distribution of assets upon liquidation, dissolution or winding up, if the holders of Series D Preferred Stock shall be entitled to the receipt of amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of shares of such class or series.

     7.2 The Series A Convertible Preferred Stock and the Series B Preferred Stock shall each be deemed to rank on a parity with the Series D Preferred Stock as to amounts distributable upon liquidation, dissolution or winding up. The Class 1 ESOP Convertible Preferred Stock, the Class 2 ESOP Convertible Preferred Stock, the Class M ESOP Voting Junior Preferred Stock, the Class P ESOP Voting Junior Preferred Stock, the Class S ESOP Voting Junior Preferred Stock, the Class I Junior Preferred Stock, the Class IAM Junior Preferred Stock, the Class Pilot MEC Junior Preferred Stock, the Class SAM Junior Preferred Stock, the Series C Junior Participating Preferred Stock and the Common Stock shall each be deemed to rank junior to the Series D Preferred Stock as to amounts distributable upon liquidation, dissolution or winding up.

     Section 8.     Voting.   Except as otherwise required
by applicable law, the shares of Series D Preferred Stock shall not have any voting rights and the consent of the holders thereof shall not be required for the taking of any corporate action. For each matter as to which shares of the Series D Preferred Stock shall have voting rights, each share of Series D Preferred Stock shall have one (1) vote per share.

     Section 9.     Record Holders.   The Corporation and
the Transfer Agent may deem and treat the record holder of any shares of Series D Preferred Stock as the true and lawful owner thereof for all purposes, and except as otherwise provided by law, neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.


                          PART II

           Class 1 ESOP Convertible Preferred Stock

     Unless otherwise indicated, any reference in this Article FOURTH, Part II to "Section", "Subsection",
"paragraph", "subparagraph" or "clause" shall refer to a Section, Subsection, paragraph, subparagraph or clause of this Article FOURTH, Part II.

     Section 1.     Number of Shares; Designation; Issuance
and Automatic Conversion.

     1.1 The Class 1 ESOP Convertible Preferred Stock of the Corporation (the "Class 1 ESOP Preferred Stock") shall consist of 25,000,000 shares, par value $0.01 per share.

     1.2 Shares of Class 1 ESOP Preferred Stock shall be issued only to a trustee or trustees acting on behalf of the UAL Corporation Employee Stock Ownership Plan (the "ESOP"). In the event of any sale, transfer or other disposition (including, without limitation, upon a foreclosure or other realization upon shares of Class 1 ESOP Preferred Stock pledged as security for any loan or loans made to the ESOP or to the trustee or the trustees acting on behalf of the
ESOP) (hereinafter a "transfer") of shares of Class 1 ESOP Preferred Stock to any person (including, without limitation, any participant in the ESOP) other than (x) any trustee or trustees of the ESOP or (y) any pledgee of such shares acquiring such shares as security for any loan or loans made to the ESOP or to any trustee or trustees acting on behalf of the ESOP, the shares of Class 1 ESOP Preferred Stock so transferred, upon such transfer and without any further action by the Corporation or the transferee, shall be automatically converted into shares of Common Stock at the applicable Conversion Rate in accordance with Section 6 hereof and thereafter such transferee shall not have any of the voting powers, preferences or relative, participating, optional or special rights ascribed to shares of Class 1 ESOP Preferred Stock hereunder, but, rather, shall have only the powers and rights pertaining to the Common Stock into which such shares of Class 1 ESOP Preferred Stock shall have been so converted. In the event of any such automatic conversion provided for in this Section 1.2, such transferee shall be treated for all purposes as the record holder of the shares of Common Stock into which the Class 1 ESOP Preferred Stock shall have been converted as of the date of such conversion. Certificates representing shares of Class 1 ESOP Preferred Stock shall be legended to reflect such consequences of a transfer. Notwithstanding the foregoing provisions of this Section 1, shares of Class 1 ESOP Preferred Stock may be converted into shares of Common Stock as provided by Section 6 hereof and the shares of Common Stock issued upon any conversion in accordance with Section 6 hereof or this Section 1.2 may be transferred by the holder thereof as permitted by law.

     Section 2.     Definitions.   For purposes of the Class
1 ESOP Preferred Stock, the following terms shall have the meanings indicated:

     2.1  "Affiliate" shall have the meaning defined in Rule
12b-2 promulgated under the Securities Exchange Act of 1934, as amended, or any successor thereto.

     2.2 "Board of Directors" shall mean the board of directors of the Corporation or any committee authorized by such board of directors to perform any of its responsibilities with respect to the Class 1 ESOP Preferred
Stock.

     2.3 "Business Day" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

     2.4 "Class 1 ESOP Preferred Stock" shall have the meaning set forth in Section 1 hereof.

     2.5  "Class 2 ESOP Preferred Stock" shall mean the
Class 2 ESOP Convertible Preferred Stock, par value $0.01 per share, of the Corporation.

     2.6  "Class I Preferred Stock" shall mean the Class I
Junior Preferred Stock, par value $0.01 per share, of the Corporation.

     2.7  "Class IAM Preferred Stock" shall mean the Class
IAM Junior Preferred Stock, par value $0.01 per share, of the Corporation.

     2.8  "Class M Voting Preferred Stock" shall mean the
Class M ESOP Voting Junior Preferred Stock, par value $0.01 per share, of the Corporation.

     2.9  "Class P Voting Preferred Stock" shall mean the
Class P ESOP Voting Junior Preferred Stock, par value $0.01 per share, of the Corporation.

     2.10 "Class Pilot MEC Preferred Stock" shall mean the
Class Pilot MEC Junior Preferred Stock, par value $0.01 per share, of the Corporation.

     2.11 "Class S Voting Preferred Stock" shall mean the
Class S ESOP Voting Junior Preferred Stock, par value $0.01 per share, of the Corporation.

     2.12 "Class SAM Preferred Stock" shall mean the Class
SAM Junior Preferred Stock, par value $0.01 per share, of the Corporation.

     2.13 "Code" shall mean the Internal Revenue Code of
1986, as amended from time to time.

     2.14 "Common Stock" shall mean the common stock of the Corporation, par value $0.01 per share.

     2.15 "Conversion Rate" shall have the meaning set forth in Section 6.1 hereof.

     2.16 "Current Market Price" of publicly traded shares of Common Stock or any other class or series of capital stock or other security of the Corporation or any other issuer for any day shall mean the last reported sales price, regular way, on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the New York Stock Exchange Composite Tape or, if such security is not listed or admitted for trading on the New York Stock Exchange, Inc. ("NYSE"), on the principal national securities exchange on which such security is listed or admitted for trading or quoted or, if not listed or admitted for trading or quoted on any national securities exchange, on the Nasdaq National Market, or, if such security is not quoted on such National Market, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or, if bid and asked prices for such security on such day shall not have been reported through NASDAQ, the average of the bid and asked prices on such day as furnished by any NYSE member firm regularly making a market in such security selected for such purpose by the Board of Directors.

     2.17 "Director Preferred Stocks" shall mean collectively, the Class I Preferred Stock, the Class IAM
Preferred Stock, the Class Pilot MEC Preferred Stock and the
Class SAM Preferred Stock.

     2.18 "Dividend Payment Date" means a date on which Participating Dividends are paid on the Class 1 ESOP
Preferred Stock or on the Common Stock.

     2.19 "Dividend Period" shall mean the period commencing
March 31, 2000 or, if later, the most recent Dividend
Payment Date of the Class 1 ESOP Preferred Stock.

     2.20 "Equity Securities" shall mean the Common Stock or any debt, equity or other security or contractual right convertible into or exercisable or exchangeable for, or based on the value of, the Common Stock or any warrants, options or other rights to purchase the Common Stock or other Equity Securities (other than the Rights).

     2.21 "ESOP Preferred Stocks" shall mean, collectively, the Class 1 ESOP Preferred Stock and the Class 2 ESOP
Preferred Stock.

     2.22 "Extraordinary Distribution" shall mean any single dividend or other distribution (including by reclassification of shares or recapitalization of the Corporation, as well as any such dividend or distribution made in connection with a merger or consolidation in which the Corporation is the continuing corporation and the Common Stock is not changed or exchanged) to holders of Common Stock (effected while any of the shares of Class 1 ESOP Preferred Stock are outstanding) (i) of cash, where the aggregate amount of such single cash dividend or distribution together with the amount of all cash dividends and distributions made to holders of Common Stock during the period from the most recent Extraordinary Distribution Measuring Date until the payment date for such cash dividend or distribution to holders of Common Stock, when combined with the aggregate amount of all previous Pro Rata Repurchases during such period (for this purpose, including only that portion of the aggregate purchase price of each such Pro Rata Repurchase which is in excess of the Fair Market Value of the Common Stock repurchased as determined on the Business Day prior to the public announcement of such Pro Rata Repurchase made during such period), exceeds twelve and one-half percent (12 1/2%) of the aggregate Fair Market Value of all shares of Common Stock outstanding on the record date for determining the shareholders entitled to receive such Extraordinary Distribution and (ii) of any shares of capital stock of the Corporation (other than shares of Common Stock), other securities of the Corporation (other than securities of the type referred to in Sections 6.4(b) and 6.4(c) hereof), evidences of indebtedness of the Corporation or any other person or any other property (including, without limitation, shares of capital stock of any subsidiary of the Corporation), or any combination thereof. The Fair Market Value of any such single dividend or other distribution that, pursuant to clause (i), constitutes an Extraordinary Distribution shall for purposes of the first paragraph of Section 6.4(d) hereof be the sum of the Fair Market Value of such Extraordinary Distribution plus the amount of any other cash dividends and distributions made within the relevant period referred to above to holders of Common Stock to the extent such other dividends and distributions were not previously included in the calculation of an adjustment pursuant to the first paragraph of Section 6.4(d) hereof within such period.

     2.22.1 "Extraordinary Distribution Measuring Date" shall mean the penultimate Business Day in each year, commencing on such penultimate Business Day in 1999.

     2.23 "Fair Market Value" shall mean the average of the daily Current Market Prices of the security in question during the five (5) consecutive Trading Days before the earlier of the day in question and the "ex" date with respect to the issuance or distribution requiring such computation. The term "'ex' date," when used with respect to any issuance or distribution, means the first day on which the Common Stock trades regular way, without the right to receive such issuance or distribution, on the exchange or in the market, as the case may be, used to determine that day's Current Market Price. With respect to any asset or security for which there is no Current Market Price, the Fair Market Value of such asset or security shall be determined in good faith by the Board of Directors.

     2.24 "Issue Date" shall mean the first date on which shares of Class 1 ESOP Preferred Stock are issued.

     2.25 "Liquidation Preference" shall have the meaning set forth in Section 4.1 hereof.

     2.26 "Measuring Date" shall mean that date which is the 365th day following the Issue Date.

     2.27 "Non-Dilutive Amount" in respect of an issuance, sale or exchange by the Corporation of any Equity Securities (other than Common Stock) shall mean the excess of (i) the product of the Fair Market Value of a share of Common Stock on the day preceding the first public announcement of such issuance, sale or exchange multiplied by the maximum number of shares of Common Stock which could be acquired on such date upon the exercise, conversion or exchange in full of such Equity Securities (and any Equity Securities receivable upon exercise, conversion or exchange thereof), whether or not then exercisable, convertible or exchangeable at such date, over (ii) the aggregate amount payable pursuant to the exercise, conversion or exchange of such Equity Securities, whether or not then exercisable, convertible or exchangeable, to purchase or acquire such maximum number of shares of Common Stock (and any Equity Securities receivable upon exercise, conversion or exchange thereof); provided, however, that in no event shall the Non-Dilutive Amount be less than zero. For purposes of the foregoing sentence, the amount payable pursuant to the exercise, conversion or exchange of such Equity Securities to purchase or acquire shares of Common Stock shall be deemed to be the Fair Market Value of the consideration payable pursuant to the exercise, conversion or exchange of such Equity Securities on the date of the issuance, sale or exchange of such Equity Securities by the Corporation (excluding for that purpose the Fair Market Value of the Equity Security to be so exercised, converted or exchanged).

     2.28 "Pro Rata Repurchase" shall mean any purchase of shares of Common Stock by the Corporation or any Affiliate thereof, whether for cash, shares of capital stock of the Corporation, other securities of the Corporation, evidences of indebtedness of the Corporation or any other person or any other property (including, without limitation, shares of capital stock, other securities or evidences of indebtedness of a subsidiary of the Corporation), or any combination thereof, effected while any of the shares of Class 1 ESOP Preferred Stock are outstanding, pursuant to any tender offer or exchange offer subject to Section 13(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provision of law, or pursuant to any other offer available to substantially all holders of Common Stock; provided, however, that "Pro Rata Repurchase" shall not include any purchase of shares by the Corporation or any subsidiary thereof made in open market transactions substantially in accordance with the requirements of Rule 10b-18 as in effect under the Exchange Act or on such other terms and conditions as the Board of Directors shall have determined are reasonably designed to prevent such purchases from having a material effect on the trading market for the Common Stock. The "Effective Date" of a Pro Rata Repurchase shall mean the date of acceptance of shares for purchase or exchange under any tender or exchange offer which is a Pro Rata Repurchase or the date of purchase with respect to any Pro Rata Repurchase that is not a tender or exchange offer.

     2.29 "Restated Certificate" shall mean the Restated
Certificate of Incorporation of the Corporation, as amended from time to time.

     2.30 "Rights" shall mean the rights of the Corporation issued or issuable under the Corporation's Rights Agreement dated as of December 11, 1986, and as amended from time to time (the "Rights Agreement"), or rights to purchase any capital stock of the Corporation issued or issuable under any successor shareholder rights plan or plans adopted in replacement of the Rights Agreement.

     2.31 "Series A Debentures" shall mean the Series A
Debentures due 2004 of United Air Lines, Inc.

     2.32 "Series A Preferred Stock" shall mean the series of Serial Preferred Stock of the Corporation, without par value, designated Series A Convertible Preferred Stock in
Article FOURTH, Part I.A of this Restated Certificate.

     2.33 "Series B Debentures" shall mean the Series B
Debentures due 2014 of United Air Lines, Inc.

     2.34 "Series B Preferred Stock" shall mean the series of Serial Preferred Stock of the Corporation, without par value, designated Series B Preferred Stock in Article
FOURTH, Part I.B of this Restated Certificate.

     2.35 "Series C Preferred Stock" shall mean the series of Serial Preferred Stock of the Corporation, without par value, designated Series C Junior Participating Preferred
Stock in Article FOURTH, Part I.C of this Restated
Certificate.

     2.36 "Series D Preferred Stock" shall mean the series of Serial Preferred Stock of the Corporation, without par value, designated Series D Redeemable Preferred Stock in
Article FOURTH, Part I.D of this Restated Certificate.

     2.37 [Reserved]

     2.38 "set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of capital stock of the Corporation; provided, however, that if any funds for any class or series of stock of the Corporation ranking on a parity with or junior to the Class 1 ESOP Preferred Stock as to the payment of dividends or distributions are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Class 1 ESOP Preferred Stock shall mean, with respect to such dividends or distributions, placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

     2.39 "Trading Day" shall mean any day on which the securities in question are traded on the NYSE, or if such securities are not listed or admitted for trading or quoted on the NYSE, on the principal national securities exchange on which such securities are listed or admitted, or if not listed or admitted for trading or quoted on any national securities exchange, on the Nasdaq National Market, or if such securities are not quoted on such National Market, in the applicable securities market in which the securities are traded.

     2.40 "Transfer Agent" means the Corporation or such agent or agents of the Corporation as may be designated from time to time by the Board of Directors as the transfer agent for the Class 1 ESOP Preferred Stock.

     2.41 "Voting Preferred Stocks" shall mean collectively, the Class M Voting Preferred Stock, the Class P Voting
Preferred Stock and the Class S Voting Preferred Stock.

     Section 3.     Dividends.

     3.1 The holders of shares of the Class 1 ESOP Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of assets legally available for that purpose, dividends payable in cash at the rate (per outstanding share of Common Stock) equal to the dividends which would have been received during the applicable Dividend Period with respect to the shares of Common Stock which would have been issued upon conversion of the Class 1 ESOP Preferred Stock had the Class 1 ESOP Preferred Stock been outstanding as Common Stock at each relevant time in order to receive such dividends (but only to the extent such dividends do not constitute an Extraordinary Distribution under clause (i) of the definition thereof), which dividends (hereinafter referred to as "Participating Dividends") shall be paid in cash, pro-rata to each holder of Class 1 ESOP Preferred Stock. Such Participating Dividends shall be cumulative from March 31, 2000, whether or not in any Dividend Period or Periods there shall be assets of the Corporation legally available for the payment of such Participating Dividends and whether or not the Board of Directors shall have declared such Participating Dividends, and shall be payable when, as and if declared by the Board of Directors, in arrears on Dividend Payment Dates. Each such Participating Dividend shall be payable in arrears to the holders of record of shares of the Class 1 ESOP Preferred Stock, as they appear on the stock records of the Corporation at the close of business on such record dates, which shall not be more than 60 days nor less than 10 days preceding the Dividend Payment Dates thereof, as shall be fixed by the Board of Directors. Accrued and unpaid Participating Dividends for any past Dividend Periods may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors. Holders of the Class 1 ESOP Preferred Stock shall be entitled to the cumulative Participating Dividend provided in the Section 3.1 and shall not be entitled to any other dividends in excess thereof. In the event that an adjustment is made pursuant to the second paragraph of
Section 6.4(d) with respect to shares of Class 1 ESOP Preferred Stock converted during the applicable Dividend Period, the amount of Participating Dividend to be paid in accordance with the preceding sentence shall be reduced by an amount equal to the product of the (x) the number of shares of Common Stock into which such converted shares of Class 1 ESOP Preferred Stock would have been converted in the absence of such adjustment and (y) the amount of the cash dividend or distributions per share of Common Stock in respect of which such adjustment was made.

     3.2 Except as provided in Section 3.1, holders of shares of Class 1 ESOP Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative Participating Dividends, as herein provided, on the Class 1 ESOP Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any Participating Dividend payment or payments on the Class 1 ESOP Preferred Stock that may be in arrears.

     3.3 So long as any shares of the Class 1 ESOP Preferred Stock are outstanding, no dividends, except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on any other class or series of stock of the Corporation ranking on a parity with the Class 1 ESOP Preferred Stock as to the payment of dividends for any period unless full cumulative Participating Dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Class 1 ESOP Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of the dividends on such class or series of parity stock. When Participating Dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon the Class 1 ESOP Preferred Stock and such parity stock shall be declared ratably in proportion to the respective amounts of Participating Dividends accumulated and unpaid on the Class 1 ESOP Preferred Stock and dividends accumulated and unpaid on such parity stock.

     3.4 So long as any shares of the Class 1 ESOP Preferred Stock are outstanding, no dividends (other than (i) the Rights and (ii) dividends or distributions paid in shares of, or options, warrants, or rights to subscribe for or purchase shares of, any class or series of stock of the Corporation that is junior to the Class 1 ESOP Preferred Stock as to the payment of dividends) shall be declared or paid or set apart for payment or other distribution declared or made upon any class or series of stock of the Corporation that is junior to the Class 1 ESOP Preferred Stock as to the payment of dividends, nor shall any other class or series of stock of the Corporation ranking on a parity with or junior to the Class 1 ESOP Preferred Stock as to the payment of dividends or as to distributions upon liquidation, dissolution or winding up of the Corporation, be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of shares of Common Stock made for purposes of an employee incentive or benefit plan of the Corporation or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation, directly to the Class 1 ESOP Preferred Stock as to the payment of dividends and as to distributions upon liquidation, dissolution or winding up of the Corporation), unless in each case the full cumulative Participating Dividends on all outstanding shares of the Class 1 ESOP Preferred Stock shall have been paid or set apart for payment for all past Dividend Periods with respect to the Class 1 ESOP Preferred Stock and such parity stock.

     Section 4.     Payments upon Liquidation.

     4.1 In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for payment to the holders of any class or series of stock of the Corporation that ranks junior to the Class 1 ESOP Preferred Stock as to amounts distributable upon liquidation, dissolution or winding up of the Corporation, the holders of the shares of Class 1 ESOP Preferred Stock shall be entitled to receive an amount per share of Class 1 ESOP Preferred Stock equal to the sum of (a) the result of dividing (i) the Purchase Price (as defined in and determined pursuant to Section 1 of the Preferred Stock Purchase Agreement, dated as of March 25, 1994, as amended, between the Corporation and State Street Bank and Trust Company as trustee for the UAL Corporation Employee Stock Ownership Plan Trust (the "Agreement"), a copy of which is on file in the office of the Secretary of the Corporation) of the shares of Class 1 ESOP Preferred Stock purchased pursuant to Section 1 of the Agreement by (ii) the number of shares of Class 1 ESOP Preferred Stock purchased pursuant to
Section 1 of the Agreement and (b) an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders (collectively, the "Liquidation Preference"), but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of Class 1 ESOP Preferred Stock shall be insufficient to pay in full the Liquidation Preference and the liquidation preference on all other shares of any class or series of stock of the Corporation that ranks on a parity with the Class 1 ESOP Preferred Stock as to amounts distributable upon liquidation, dissolution or winding up of the Corporation, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Class 1 ESOP Preferred Stock and any such other parity stock ratably in accordance with the respective amounts that would be payable on such shares of Class 1 ESOP Preferred Stock and any such other parity stock if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Corporation with or into one or more corporations, or (ii) a sale, lease, exchange or transfer of all or substantially all of the Corporation's assets, shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

     4.2 Subject to the rights of the holders of shares of any class or series of stock ranking prior to or on a parity with the Class 1 ESOP Preferred Stock as to amounts distributable upon liquidation, dissolution or winding up of the Corporation, after payment shall have been made to the holders of the Class 1 ESOP Preferred Stock, as and to the fullest extent provided in this Section 4, any other class or series of stock of the Corporation that ranks junior to the Class 1 ESOP Preferred Stock as to amounts distributable upon dissolution, liquidation or winding up of the Corporation shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Class 1 ESOP Preferred Stock shall not be entitled to share therein.

     Section 5.     Shares to be Retired.    All shares of
Class 1 ESOP Preferred Stock which shall have been issued and reacquired in any manner by the Corporation shall be retired and shall not be reissued.

     Section 6.     Conversion.   Holders of shares of Class
1 ESOP Preferred Stock shall have the right to convert all or a portion of such shares into shares of Common Stock as follows:

     6.1 Subject to and upon compliance with the provisions of this Section 6, a holder of shares of Class 1 ESOP Preferred Stock shall have the right, at such holder's option, at any time and from time to time, to convert all or any of such shares into fully paid and nonassessable shares of Common Stock at a rate of one share of Common Stock for one share of Class 1 ESOP Preferred Stock subject to adjustment as provided in this Section 6 (as so adjusted, the "Conversion Rate") by surrendering such shares to be converted, such surrender to be made in the manner provided in Section 6.2. Certificates shall be issued for the remaining shares of Class 1 ESOP Preferred Stock if fewer than all of the shares of Class 1 ESOP Preferred Stock represented by a certificate are converted.

     6.2 In order to exercise the conversion right, the holder of shares of Class 1 ESOP Preferred Stock to be converted shall surrender the certificate or certificates representing such shares, duly endorsed or assigned to the Corporation or in blank, at the office of the Transfer Agent in the Borough of Manhattan, City of New York, accompanied by written notice to the Corporation that the holder thereof elects to convert Class 1 ESOP Preferred Stock. Unless the shares issuable on conversion are to be issued in the same name as the name in which such share of Class 1 ESOP Preferred Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid or that no such taxes are payable).

     Holders of shares of Class 1 ESOP Preferred Stock at the close of business on a dividend payment record date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion thereof following such dividend payment record date. The Corporation shall make no payment or allowance for unpaid dividends on the shares of Common Stock issued upon such conversion.

     As promptly as practicable after the surrender of certificates for shares of Class 1 ESOP Preferred Stock as aforesaid, the Corporation shall issue and shall deliver at such office to such holder, or on such holder's written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such shares in accordance with provisions of this Section 6, and any fractional interest in respect of a share of Common
Stock arising upon such conversion shall be settled as provided in Section 6.3.

     Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Class 1 ESOP Preferred Stock shall have been surrendered and such notice (and if applicable, payment of an amount equal to the dividend payable on such shares) received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date and such conversion shall be at the Conversion Rate in effect at such time on such date, unless the stock transfer books of the Corporation shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Rate in effect on the date upon which such shares shall have been surrendered and such notice received by the Corporation.

     6.3 No fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon conversion of the Class 1 ESOP Preferred Stock. Instead of any fractional interest in a share of Common Stock that would otherwise be deliverable upon the conversion of a share of Class 1 ESOP Preferred Stock, the Corporation shall pay to the holder of such share an amount in cash based upon the Current Market Price of Common Stock on the Trading Day immediately preceding the date of conversion. If more than one certificate shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Class 1 ESOP Preferred Stock so surrendered.

     6.4 The Conversion Rate shall be adjusted from time to time as follows:

          (a) In case the Corporation shall, at any time or from time to time while any of the shares of Class 1 ESOP Preferred Stock are outstanding, (i) pay a dividend or make a distribution on its capital stock in shares of its Common Stock, (ii) subdivide its outstanding Common Stock into a greater number of shares, (iii) combine its outstanding Common Stock into a smaller number of shares or (iv) issue any shares of capital stock by reclassification of its Common Stock, the Conversion Rate in effect at the opening of business on the day next following the date fixed for the determination of stockholders entitled to receive such dividend or distribution or at the opening of business on the day next following the day on which such subdivision, combination or reclassification becomes effective, as the case may be, shall be adjusted so that the holder of any share of Class 1 ESOP Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other capital stock that such holder would have owned or have been entitled to receive after the happening of any of the events described above had such share been converted immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this subparagraph (a) shall become effective immediately after the opening of business on the day next following the record date (except as provided in Section 6.7 below) in the case of a dividend or distribution and shall become effective immediately after the opening of business on the day next following the effective date in the case of a subdivision, combination or reclassification.

          (b) In case the Corporation shall, at any time or from time to time while any of the shares of Class 1 ESOP Preferred Stock are outstanding, issue Equity Securities (other than Common Stock and the Rights) (the "Issued Equity Securities") to all holders of shares of its Common Stock entitling them (for a period expiring within 45 days after the record date for such issuance) to subscribe for or purchase (whether by exercise, conversion, exchange or otherwise) shares of Common Stock (or other Equity Securities) at a price per share less than the Fair Market Value of the Common Stock (or the other Equity Security to be acquired) at such record date (treating the price per share of the Equity Securities to be acquired as equal to (x) the sum of (i) the Fair Market Value of the consideration payable for a unit of the Equity Security plus (ii) the Fair Market Value of any additional consideration initially payable upon the exercise, conversion or exchange of such security into Common Stock divided by
     (y) the number of shares of Common Stock initially underlying or that may be acquired upon the exercise, conversion or exchange of such Equity Security), the Conversion Rate shall be adjusted so that it shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the date of issuance of such Issued Equity Securities by a fraction, the numerator of which shall be the sum of
     (A) the number of shares of Common Stock outstanding on the date of issuance of such Issued Equity Securities plus (B) the number of additional shares of Common Stock offered for subscription or purchase (including, without limitation, the security underlying or that may be acquired upon the exercise, conversion or exchange of the Equity Securities so offered) and the denominator of which shall be the sum of (A) the number of shares of Common Stock outstanding on the date of issuance of such Issued Equity Securities plus (B) the number of shares of Common Stock that the aggregate offering price of the total number of shares so offered for subscription or purchase (including, without limitation, the Fair Market Value of the consideration payable for a unit of the Equity Securities so offered plus the Fair Market Value of any additional consideration payable upon exercise, conversion or exchange of such Equity Securities) would purchase at such Fair Market Value of the Common Stock as of the record date for such issuance. Such adjustment shall become effective as of the record date for the determination of stockholders entitled to receive such Issued Equity Securities (except as provided in Section
     6.6 below).

          (c) In case the Corporation shall, at any time or from time to time while any of the shares of Class 1 ESOP Preferred Stock are outstanding, issue, sell or exchange shares of Common Stock (other than pursuant to any Rights, Equity Securities issued in connection with any employee or director incentive or benefit plan or arrangement of the Corporation or any subsidiary or any Equity Security theretofore outstanding entitling the holder to purchase or acquire shares of Common Stock) for a consideration having a Fair Market Value on the date of such issuance, sale or exchange less than the Fair Market Value of such shares of Common Stock on the date of such issuance, sale or exchange, then the Conversion Rate in effect immediately prior to such issuance, sale or exchange shall be adjusted by multiplying such Conversion Rate by a fraction, the numerator of which shall be the product of (i) the Fair Market Value of a share of Common Stock on the Trading Day immediately preceding the first public announcement of such issuance, sale or exchange multiplied by (ii) the sum of the number of shares of Common Stock outstanding on such day plus the number of shares of Common Stock so issued, sold or exchanged by the Corporation, and the denominator of which shall be the sum of (i) the Fair Market Value of all the shares of Common Stock outstanding on the Trading Day immediately preceding the first public announcement of such issuance, sale or exchange plus (ii) the Fair Market Value of the consideration received by the Corporation in respect of such issuance, sale or exchange of shares of Common Stock. In case the Corporation shall, at any time or from time to time while any of the shares of Class 1 ESOP Preferred Stock are outstanding, issue, sell or exchange any Equity Security (other than any Rights, Equity Securities issued in connection with any employee or director incentive or benefit plan or arrangement of the Corporation or any subsidiary or Common Stock) other than any such issuance to all holders of shares of Common Stock as a dividend or distribution (including by way of a reclassification of shares or a recapitalization of the Corporation) for a consideration having a Fair Market Value on the date of such issuance, sale or exchange less than the Non-Dilutive Amount, then the Conversion Rate shall be adjusted by multiplying such Conversion Rate by a fraction, the numerator of which shall be the product of (i) the Fair Market Value of a share of Common Stock on the Trading Day immediately preceding the first public announcement of such issuance, sale or exchange multiplied by (ii) the sum of the number of shares of Common Stock outstanding on such day plus the maximum number of shares of Common Stock underlying or which could be acquired pursuant to such Equity Security at the time of the issuance, sale or exchange of such Equity Security (assuming shares of Common Stock could be acquired pursuant to such Equity Security at such time), and the denominator of which shall be the sum of
     (i) the Fair Market Value of all the shares of Common Stock outstanding on the Trading Day immediately preceding the first public announcement of such issuance, sale or exchange plus (ii) the Fair Market Value of the consideration received by the Corporation in respect of such issuance, sale or exchange of such Equity Security plus (iii) the Fair Market Value as of the time of such issuance of the consideration which the Corporation would receive upon exercise, conversion or exchange in full of all such Equity Securities.

          (d) In case the Corporation shall, at any time or from time to time while any of the shares of Class 1 ESOP Preferred Stock are outstanding, make an Extraordinary Distribution in respect of the Common Stock or effect a Pro Rata Repurchase of Common Stock, the Conversion Rate in effect immediately prior to such Extraordinary Distribution or Pro Rata Repurchase shall be adjusted by multiplying such Conversion Rate by a fraction, the numerator of which shall be the product of (i) the number of shares of Common Stock outstanding immediately before such Extraordinary Dividend or Pro Rata Repurchase (minus, in the case of a Pro Rata Repurchase, the number of shares of Common Stock repurchased by the Corporation) multiplied by (ii) the Fair Market Value of a share of Common Stock on the record date with respect to such Extraordinary Distribution or on the Trading Day immediately preceding the first public announcement by the Corporation or any of its Affiliates of the intent to effect a Pro Rata Repurchase, as the case may be, and the denominator of which shall be (i) the product of
     (x) the number of shares of Common Stock outstanding immediately before such Extraordinary Distribution or Pro Rata Repurchase multiplied by (y) the Fair Market Value of a share of Common Stock on the record date with respect to such Extraordinary Distribution, or on the Trading Day immediately preceding the first public announcement by the Corporation or any of its Affiliates of the intent to effect a Pro Rata Repurchase, as the case may be, minus (ii) the Fair Market Value of the Extraordinary Distribution or the aggregate purchase price of the Pro Rata Repurchase, as the case may be (provided that such denominator shall never be less than 1.0); provided, however, that no Pro Rata Repurchase shall cause an adjustment to the Conversion Rate unless the amount of all case dividends and distributions made to holders of Common Stock during the period from the most recent Extraordinary Distribution Measuring Date preceding the Effective Date of such Pro Rata Repurchase, when combined with the aggregate amount of all Pro Rata Repurchases, including such Pro Rata Repurchase (for all purposes of this Section 7.4(d), including only that portion of the Fair Market Value of the aggregate purchase price of each Pro Rata Repurchase which is in excess of the Fair Market Value of the Common Stock repurchased as determined on the Trading Day immediately preceding the first public announcement by the Corporation or any of its Affiliates of the intent to effect each such Pro Rata Repurchase), the Effective Dates of which fall within such period, exceeds twelve and one-half percent (12 1/2%) of the aggregate Fair Market Value of all shares of Common Stock outstanding on the Trading Day immediately preceding the first public announcement by the Corporation or any of its Affiliates of the intent to effect such Pro Rata Repurchase. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such Extraordinary Distribution or immediately after the Effective Date of such Pro Rata Repurchase.

     Solely as an adjustment applicable to shares of Class 1 ESOP Preferred Stock that are being converted into Common Stock as of a given date, and not as a permanent adjustment to the Conversion Rate, the Conversion Rate in effect immediately prior to such conversion shall be adjusted by multiplying such Conversion Rate by a fraction, the numerator of which shall be the product of (i) the number of shares of Common Stock outstanding immediately before such conversion multiplied by (ii) the Fair Market Value of a share of Common Stock on the date of such conversion, and the denominator of which shall be (i) the product of (x) the number of shares of Common Stock outstanding immediately before such conversion multiplied by (y) the Fair Market Value of a share of Common Stock on the date of such conversion minus (ii) the Fair Market Value of the cash dividends and distributions made on or before the date of such conversion with a record date after the most recent Extraordinary Distribution Measuring Date upon which Participating Dividends were paid in full, but only to the extent that such cash dividends and distributions (a) would entitle the holders of the shares of Class 1 ESOP Preferred Stock outstanding on such conversion date to a dividend under Section 3.1 that has not been paid and (b) would not constitute an Extraordinary Distribution (provided that such denominator shall never be less than 1.0).

          (e) No adjustment in the Conversion Rate shall be required unless such adjustment would require a cumulative increase or decrease of at least 0.01% in such rate; provided that any adjustments that by reason of this subparagraph (e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made; and provided further that any adjustment shall be required and made in accordance with the provisions of this Section 6.4 (other than this subparagraph (e)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of shares of Common Stock. Notwithstanding any other provisions of this Section 6, the Corporation shall not be required to make any adjustments of the Conversion Rate for the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends on securities of the Corporation so long as the holders of the Class 1 ESOP Preferred Stock shall be entitled to participate therein on substantially the same terms as holders of Common Stock. All calculations under this Section 6 shall be made to the nearest cent (with $.005 being rounded upward), one-tenth of a share (with .05 of a share being rounded upward) or, in the case of the Conversion Rate, one hundred millionth of a share (with .000000005 being rounded upward), as the case may be. Anything in this Section 6.4 to the contrary notwithstanding, the Corporation shall be entitled, to the extent permitted by law, to make such reductions in the Conversion Rate, in addition to those required by this Section 6.4, as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, reclassification or combination of shares, distribution of rights or warrants to purchase stock or securities, or a distribution of other assets (other than cash dividends) hereafter made by the Corporation to its stockholders shall not be taxable.

     6.5  If:

          (a) the Corporation shall declare a dividend or any other distribution on the Common Stock (other than the Rights); or

          (b) the Corporation shall authorize the granting to the holders of the Common Stock of Equity Securities
     (other than Common Stock) to subscribe for or purchase any Equity Security; or

          (c) there shall be any reclassification of the Common Stock (other than an event to which Section 6.4(a) applies) or any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or the sale or transfer of all or substantially all of the assets of the Corporation as an entirety; or

          (d)  there shall occur the voluntary or
     involuntary liquidation, dissolution or winding up of the Corporation; or

          (e)  there shall occur any Pro Rata Repurchase,


then the Corporation shall cause to be filed with the Transfer Agent and shall cause to be mailed to the holders of shares of the Class 1 ESOP Preferred Stock at their addresses as shown on the stock records of the Corporation, as promptly as possible, but at least 10 days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of Equity Securities, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or granting of Equity Securities are to be determined, (B) the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up or (C) the number of shares subject to such offer for a Pro Rata Repurchase and the purchase price payable by the Corporation pursuant to such offer. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section 6.

     6.6 Whenever the Conversion Rate is adjusted as herein provided, the Corporation shall promptly file with the Transfer Agent an officer's certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring and the manner of effecting such adjustment which certificate shall be prima facie evidence of the correctness of such adjustment. Promptly after delivery of such certificate, the Corporation shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the effective date of such adjustment or adjustments and shall mail such notice of such adjustment or adjustments to the holder of each share of Class 1 ESOP Preferred Stock at such holder's last address as shown on the stock records of the Corporation.

     6.7 In any case in which Section 6.4 provides that an adjustment shall become effective on the day next following a record date for an event, the Corporation may defer until the occurrence of such event (A) issuing to the holder of any share of Class 1 ESOP Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock or other securities issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock or other securities issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 6.3.

     6.8 For purposes of this Section 6, the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Corporation or any subsidiary. The
Corporation shall not pay a dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation.

     6.9 There shall be no adjustment of the Conversion Rate in case of the issuance of any stock of the Corporation in a reorganization, acquisition or other similar transaction except as specifically set forth in Section 6 or
Section 7. If any action or transaction would require adjustment of the Conversion Rate pursuant to more than one paragraph of this Section 6, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value.

     6.10 If the Corporation shall take any action affecting the Common Stock, other than action described in this
Section 6, that in the opinion of the Board of Directors would materially adversely affect the conversion rights of the holders of the shares of Class 1 ESOP Preferred Stock, the Conversion Rate for the Class 1 ESOP Preferred Stock may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors may determine to be equitable in the circumstances.

     6.11 The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purpose of effecting conversion of the Class 1 ESOP Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Class 1 ESOP Preferred Stock not theretofore converted. For purposes of this Section 6.11, the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Class 1 ESOP Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

     The Corporation covenants that any shares of Common
Stock issued upon conversion of the Class 1 ESOP Preferred
Stock shall be validly issued, fully paid and non-assessable.

     The Corporation shall endeavor to list the shares of Common Stock (or other securities) required to be delivered upon conversion of the Class 1 ESOP Preferred Stock, prior to such delivery, upon each national securities exchange, if any, upon which the outstanding Common Stock (or other securities) is listed at the time of such delivery.

     Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Class 1 ESOP Preferred Stock, the Corporation shall endeavor to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

     6.12 The Corporation shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock or other securities or property on conversion of the Class 1 ESOP Preferred Stock pursuant hereto; provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or other securities or property in a name other than that of the holder of the Class 1 ESOP Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting any such issue or delivery has paid to the Corporation the amount of any such tax or established, to the reasonable satisfaction of the Corporation, that such tax has been paid.

     6.13 If, prior to the Distribution Date (as defined for purposes of the Rights), the Corporation shall issue shares of Common Stock upon conversion of shares of Class 1 ESOP Preferred Stock as contemplated by this Section 6, the Corporation shall issue together with each such share of Common Stock that number of Rights as are then issuable, pursuant to the Rights Agreement (or any successor rights plan or plans adopted in replacement of the Rights Agreement), per share of such Common Stock so issued, but only if at such time such Rights or rights are, pursuant to the relevant Rights Agreement, to be represented by certificates representing shares of Common Stock and have not expired.

     Section 7.     Consolidation, Merger, etc.

     7.1 In case the Corporation shall enter into any consolidation, merger, share exchange or similar transaction, however named, pursuant to which the outstanding shares of Common Stock are to be exchanged solely for or changed, reclassified or converted solely into stock of any successor or resulting or other company (including the Corporation) that constitutes "qualifying employer securities" with respect to holders of Class 1 ESOP Preferred Stock within the meaning of Section 409(l) of the Code and Section 407(d)(5) of the Employee Retirement Income Security Act of 1974, as amended, or any successor provisions of law, and, if applicable, for a cash payment in lieu of fractional shares, if any, proper provisions shall be made so that upon consummation of such transaction, the shares of Class 1 ESOP Preferred Stock shall be converted into or exchanged for preferred stock of such successor or resulting or other company, having in respect of such company, the same powers, preferences and relative, participating, optional or other special rights (including the rights provided by this Section 7), and the qualifications, limitations or restrictions thereof, that the Class 1 ESOP Preferred Stock had, in respect of the Corporation, immediately prior to such transaction, except that after such transaction each share of preferred stock of the surviving or resulting or other company so received in such transaction upon conversion or exchange of the Class 1 ESOP Preferred Stock shall be convertible, otherwise on the terms and conditions provided by Section 6 hereof, into the number and kind of "qualifying employer securities" receivable in such transaction by a holder of the number of shares of Common Stock into which a share of Class 1 ESOP Preferred Stock could have been converted immediately prior to such transaction; provided, however, that if by virtue of the structure of such transaction, a holder of Common Stock is required to make an election with respect to the nature and kind of consideration to be received in such transaction, which election cannot practicably be made by the holders of the Class 1 ESOP Preferred Stock, then the shares of preferred stock of the surviving or resulting or other company received in such transaction upon conversion or exchange of Class 1 ESOP Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be convertible into or exchangeable solely for "qualifying employer securities" (together, if applicable, with a cash payment in lieu of fractional shares) with the effect provided above on the basis of the number and kind of qualifying employer securities receivable in such transaction by a holder of the number of shares of Common Stock into which such shares of Class 1 ESOP Preferred Stock could have been converted immediately prior to such transaction (provided that if the kind or amount of qualifying employer securities receivable in such transaction is not the same for each such share of Common Stock, then the kind and amount so receivable in such transaction for each share of Common Stock for this purpose shall be deemed to be the kind and amount so receivable per share by the plurality of such shares of Common Stock). The rights of the preferred stock of such successor or resulting or other company so received in such transaction upon conversion or exchange of the Class 1 ESOP Preferred Stock shall successively be subject to adjustments pursuant to
Section 6 hereof following such transaction as nearly equivalent to the adjustments provided for by such Sections prior to such transaction.

     7.2 In case the Corporation shall enter into any consolidation, merger, share exchange or similar transaction, however named, pursuant to which the outstanding shares of Common Stock are to be exchanged for or changed, reclassified or converted into other stock or securities or cash or any other property, or any combination thereof, other than any such consideration which is constituted solely of "qualifying employer securities" (as referred to in Section 7.1) and cash payments, if applicable, in lieu of fractional shares, proper provisions shall be made so that upon consummation of such transaction the outstanding shares of Class 1 ESOP Preferred Stock shall, by virtue of such transaction and on the same terms as are applicable to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in like kind) receivable by holders of the number of shares of Common Stock into which such shares of Class 1 ESOP Preferred Stock could have been converted immediately prior to such transaction; provided, however, that if by virtue of the structure of such transaction, a holder of Common Stock is required to make an election with respect to the nature and kind of consideration to be received in such transaction, which election cannot practicably be made by holders of the Class 1 ESOP Preferred Stock, then the shares of Class 1 ESOP Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in kind) receivable by a holder of the number of shares of Common Stock into which such shares of Class 1 ESOP Preferred Stock could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any rights of election to receive any kind or amount of stock, securities, cash or other property receivable in such transaction (provided that if the kind or amount of stock, securities, cash or other property receivable in such transaction are not the same for each non-electing share, then the kind and amount of stock, securities, cash or other property so receivable upon such transaction for each non-electing share shall be the kind and amount so receivable per share by the plurality of the non-electing shares).

     7.3 In case the Corporation shall enter into any agreement providing for any consolidation, merger, share exchange or similar transaction described in this Section 7, then the Corporation shall as soon as practicable thereafter (and in any event at least fifteen (15) Business Days before consummation of such transaction) give notice of such agreement and the material terms thereof to each holder of Class 1 ESOP Preferred Stock. The Corporation shall not consummate any consolidation, merger, share exchange or similar transaction unless all of the terms of this Section 7 have been complied with.

     Section 8.     Ranking.

     8.1 Any class or series of stock of the Corporation shall be deemed to rank:

          (a) prior to the Class 1 ESOP Preferred Stock, as to the payment of dividends or as to distributions of assets upon liquidation, dissolution or winding up, as the case may be, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Class 1 ESOP Preferred Stock;

          (b) on a parity with the Class 1 ESOP Preferred Stock as to the payment of dividends, whether or not the dividend rates or dividend payment dates thereof be different from those of the Class 1 ESOP Preferred Stock, if the holders of such class or series of stock and the Class 1 ESOP Preferred Stock shall be entitled to the receipt of dividends in proportion to their respective amounts of accrued and unpaid dividends per share, without preference or priority one over the other, and on a parity with the Class 1 ESOP Preferred Stock as to the distribution of assets upon liquidation, dissolution or winding up, whether or not the liquidation prices per share thereof be different from those of the Class 1 ESOP Preferred Stock, if the holder of such class or series of stock and the Class 1 ESOP Preferred Stock shall be entitled to the receipt of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective liquidation preferences, without preference or priority one over the other; and

          (c) junior to the Class 1 ESOP Preferred Stock, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, as the case may be, if the holders of Class 1 ESOP Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such class or series.

     8.2 The Series A Preferred Stock and the Series B Preferred Stock shall each be deemed to rank prior to the Class 1 ESOP Preferred Stock both as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up. The Series D Preferred Stock shall be deemed to rank prior to the Class 1 ESOP Preferred Stock as to the distribution of assets upon liquidation, dissolution, or winding up. The Class 2 ESOP Preferred Stock shall be deemed to rank on a parity with the Class 1 ESOP Preferred Stock as to the payment of dividends and as to amounts distributable upon liquidation, dissolution or winding up. The Common Stock, the Director Preferred Stocks, the Voting Preferred Stocks and the Series C Preferred Stock shall each be deemed to rank junior to the Class 1 ESOP Preferred Stock both as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up.

     Section 9.     Voting.    The holders of shares of
Class 1 ESOP Preferred Stock shall have the following voting rights:

     9.1 Unless the affirmative vote or consent of the holders of a greater number of shares of Class 1 ESOP Preferred Stock shall then be required by law or this Restated Certificate, and in addition to any other vote required by law or this Restated Certificate, the affirmative vote or written consent of the holders of at least a majority of all of the outstanding shares of Class 1 ESOP Preferred Stock, voting separately as a class, shall be necessary for authorizing, effecting or validating the amendment, alteration or repeal (including any amendment, alteration or repeal by operation of merger or consolidation) of any of the provisions of this Restated Certificate or of any certificate amendatory thereof or supplemental thereto (including any Certificate of Designation, Preferences and Rights or any similar document relating to any series of Serial Preferred Stock) that would adversely affect the preferences, rights, powers or privileges of the Class 1 ESOP Preferred Stock; provided, however, that the amendment of the provisions of this Restated Certificate so as to authorize or create, or to increase the authorized amount of, any class or series of stock of the Corporation ranking on a parity with or junior to the Class 1 ESOP Preferred Stock both as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up of the Corporation shall not be deemed to adversely affect the preferences, rights, powers or privileges of Class 1 ESOP Preferred Stock.

     9.2 Unless the affirmative vote or consent of the holders of a greater number of shares of Class 1 ESOP Voting Preferred Stock shall then be required by law or this Restated Certificate, and in addition to any other vote required by law or this Restated Certificate, the affirmative vote or written consent of the holders of at least a majority of all of the outstanding shares of Class 1 ESOP Preferred Stock, voting separately as a class, shall be necessary for authorizing, effecting or validating the creation, authorization or issuance of any shares of any class or series of stock of the Corporation ranking prior to the Class 1 ESOP Preferred Stock either as to payment of dividends or as to distributions upon liquidation, dissolution or winding up, or the reclassification of any authorized stock of the Corporation into any such prior shares, or the creation, authorization or issuance of any obligation or security convertible into or evidencing the right to purchase any such prior shares.

     9.3 For purposes of the foregoing provisions of Sections 9.1 and 9.2, each share of Class 1 ESOP Preferred Stock shall have one (1) vote per share. Except as otherwise required by applicable law or as set forth herein, the shares of Class 1 ESOP Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers and the consent of the holders thereof shall not be required for the taking of any corporate action.

     Section 10.    No Redemption.   The Class 1 ESOP
Preferred Stock shall not be redeemable in whole or in part.

     Section 11.    Record Holders.   The Corporation and
the Transfer Agent (if other than the Corporation) may deem and treat the record holder of any shares of Class 1 ESOP Preferred Stock as the true and lawful owner thereof for all purposes, and, except as otherwise provided by law, neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.


                       PART III

         Class 2 ESOP Convertible Preferred Stock

     Unless otherwise indicated, any reference in this Article FOURTH, Part III to "Section", "Subsection",
"paragraph", "subparagraph" or "clause" shall refer to a Section, Subsection, paragraph, subparagraph or clause of this Article FOURTH, Part III.

     Section 1.     Number of Shares; Designation; Issuance
and Automatic Conversion.

     1.1 The Class 2 ESOP Convertible Preferred Stock of the Corporation (the "Class 2 ESOP Preferred Stock") shall consist of 25,000,000 shares, par value $0.01 per share.

     1.2 Shares of Class 2 ESOP Preferred Stock shall be issued only to a trustee or trustees acting on behalf of (i) the UAL Corporation Employee Stock Ownership Plan, or (ii) the UAL Corporation Supplemental ESOP (either of (i) or
(ii), a "Plan"). In the event of any sale, transfer or other disposition (including, without limitation, upon a foreclosure or other realization upon shares of Class 2 ESOP Preferred Stock pledged as security for any loan or loans made to a Plan or to the trustee or the trustees acting on behalf of a Plan) (hereinafter a "transfer") of shares of Class 2 ESOP Preferred Stock to any person (including, without limitation, any participant in a Plan) other than
(x) any trustee or trustees of a Plan or (y) any pledgee of such shares acquiring such shares as security for any loan or loans made to a Plan or to any trustee or trustees acting on behalf of a Plan, the shares of Class 2 ESOP Preferred Stock so transferred, upon such transfer and without any further action by the Corporation or the transferee, shall be automatically converted into shares of Common Stock at the applicable Conversion Rate in accordance with Section 6 hereof and thereafter such transferee shall not have any of the voting powers, preferences or relative, participating, optional or special rights ascribed to shares of Class 2 ESOP Preferred Stock hereunder, but, rather, shall have only the powers and rights pertaining to the Common Stock into which such shares of Class 2 ESOP Preferred Stock shall have been so converted. In the event of any such automatic conversion provided for in this Section 1.2, such transferee shall be treated for all purposes as the record holder of the shares of Common Stock into which the Class 2 ESOP Preferred Stock shall have been converted as of the date of such conversion. Certificates representing shares of Class 2 ESOP Preferred Stock shall be legended to reflect such consequences of a transfer. Notwithstanding the foregoing provisions of this Section 1, shares of Class 2 ESOP Preferred Stock may be converted into shares of Common Stock as provided by Section 6 hereof and the shares of Common Stock issued upon any conversion in accordance with Section 6 hereof or this Section 1.2 may be transferred by the holder thereof as permitted by law.

     Section 2.     Definitions.   For purposes of the Class
2 ESOP Preferred Stock, the following terms shall have the meanings indicated:

     2.1  "Affiliate" shall have the meaning defined in Rule
12b-2 promulgated under the Securities Exchange Act of 1934, as amended, or any successor thereto.

     2.2 "Board of Directors" shall mean the board of directors of the Corporation or any committee authorized by such board of directors to perform any of its responsibilities with respect to the Class 2 ESOP Preferred
Stock.

     2.3 "Business Day" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

     2.4  "Class 1 ESOP Preferred Stock" shall mean the
Class 1 ESOP Convertible Preferred Stock, par value $0.01 per share, of the Corporation.

     2.5 "Class 2 ESOP Preferred Stock" shall have the meaning set forth in Section 1 hereof.

     2.6  "Class I Preferred Stock" shall mean the Class I
Junior Preferred Stock, par value $0.01 per share, of the Corporation.

     2.7  "Class IAM Preferred Stock" shall mean the Class
IAM Junior Preferred Stock, par value $0.01 per share, of the Corporation.

     2.8  "Class M Voting Preferred Stock" shall mean the
Class M ESOP Voting Junior Preferred Stock, par value $0.01 per share, of the Corporation.

     2.9  "Class P Voting Preferred Stock" shall mean the
Class P ESOP Voting Junior Preferred Stock, par value $0.01 per share, of the Corporation.

     2.10 "Class Pilot MEC Preferred Stock" shall mean the
Class Pilot MEC Junior Preferred Stock, par value $0.01 per share, of the Corporation.

     2.11 "Class S Voting Preferred Stock" shall mean the
Class S ESOP Voting Junior Preferred Stock, par value $0.01 per share, of the Corporation.

     2.12 "Class SAM Preferred Stock" shall mean the Class
SAM Junior Preferred Stock, par value $0.01 per share, of the Corporation.

     2.13 "Code" shall mean the Internal Revenue Code of
1986, as amended from time to time.

     2.14 "Common Stock" shall mean the common stock of the Corporation, par value $0.01 per share.

     2.15 "Conversion Rate" shall have the meaning set forth in Section 6.1 hereof.

     2.16 "Current Market Price" of publicly traded shares of Common Stock or any other class or series of capital stock or other security of the Corporation or any other issuer for any day shall mean the last reported sales price, regular way, on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the New York Stock Exchange Composite Tape or, if such security is not listed or admitted for trading on the New York Stock Exchange, Inc. ("NYSE"), on the principal national securities exchange on which such security is listed or admitted for trading or quoted or, if not listed or admitted for trading or quoted on any national securities exchange, on the Nasdaq National Market, or, if such security is not quoted on such National Market, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or, if bid and asked prices for such security on such day shall not have been reported through NASDAQ, the average of the bid and asked prices on such day as furnished by any NYSE member firm regularly making a market in such security selected for such purpose by the Board of Directors.

     2.17 "Director Preferred Stocks" shall mean collectively, the Class I Preferred Stock, the Class IAM
Preferred Stock, the Class Pilot MEC Preferred Stock and the
Class SAM Preferred Stock.

     2.18 "Dividend Payment Date" means a date on which Participating Dividends are paid on the Class 2 ESOP
Preferred Stock or on the Common Stock.

     2.19 "Dividend Period" shall mean the period commencing
March 31, 2000 or, if later, the most recent Dividend
Payment Date of the Class 2 ESOP Preferred Stock.

     2.20 "Equity Securities" shall mean the Common Stock or any debt, equity or other security or contractual right convertible into or exercisable or exchangeable for, or based on the value of, the Common Stock or any warrants, options or other rights to purchase the Common Stock or other Equity Securities (other than the Rights).

     2.21 "ESOP Preferred Stocks" shall mean, collectively, the Class 2 ESOP Preferred Stock and the Class 1 ESOP
Preferred Stock.

     2.22 "Extraordinary Distribution" shall mean any single dividend or other distribution (including by reclassification of shares or recapitalization of the Corporation, as well as any such dividend or distribution made in connection with a merger or consolidation in which the Corporation is the continuing corporation and the Common Stock is not changed or exchanged) to holders of Common
Stock (effected while any of the shares of Class 2 ESOP Preferred Stock are outstanding) (i) of cash, where the aggregate shares of Class 2 ESOP Preferred Stock are outstanding) (i) of cash where the aggregate amount of such single cash dividend or distribution together with the amount of all cash dividends and distributions made to holders of Common Stock during the period from the most recent Extraordinary Distribution Measuring Date until the payment date for such cash dividend or distribution to holders of Common Stock, when combined with the aggregate amount of all previous Pro Rata Repurchases during such period (for this purpose, including only that portion of the aggregate purchase price of each such Pro Rata Repurchase which is in excess of the Fair Market Value of the Common Stock repurchased as determined on the Business Day prior to the public announcement of such Pro Rata Repurchase made during such period), exceeds twelve and one-half percent
(12 1/2%) of the aggregate Fair Market Value of all shares of Common Stock outstanding on the record date for determining the shareholders entitled to receive such Extraordinary Distribution and (ii) of any shares of capital stock of the Corporation (other than shares of Common Stock), other securities of the Corporation (other than securities of the type referred to in Sections 6.4(b) and 6.4(c) hereof), evidences of indebtedness of the Corporation or any other person or any other property (including, without limitation, shares of capital stock of any subsidiary of the Corporation), or any combination thereof. The Fair Market Value of any such single dividend or other distribution that, pursuant to clause (i), constitutes an Extraordinary Distribution shall for purposes of the first paragraph of
Section 6.4(d) hereof be the sum of the Fair Market Value of such Extraordinary Distribution plus the amount of any other cash dividends and distributions made within the relevant period referred to above to holders of Common Stock to the extent such other dividends and distributions were not previously included in the calculation of an adjustment pursuant to the first paragraph of Section 6.4(d) hereof within such period.

     2.22.1 "Extraordinary Distribution Measuring Date" shall mean the penultimate Business Day in each year, commencing on such penultimate Business Day in 1999.

     2.23 "Fair Market Value" shall mean the average of the daily Current Market Prices of the security in question during the five (5) consecutive Trading Days before the earlier of the day in question and the "ex" date with respect to the issuance or distribution requiring such computation. The term " 'ex' date," when used with respect to any issuance or distribution, means the first day on which the Common Stock trades regular way, without the right to receive such issuance or distribution, on the exchange or in the market, as the case may be, used to determine that day's Current Market Price. With respect to any asset or security for which there is no Current Market Price, the Fair Market Value of such asset or security shall be determined in good faith by the Board of Directors.

     2.24 "Issue Date" shall mean the first date on which shares of Class 2 ESOP Preferred Stock are issued.

     2.25 "Liquidation Preference" shall have the meaning set forth in Section 4.1 hereof.

     2.26 "Measuring Date" shall mean that date which is the 365th day following the Issue Date.

     2.27 "Non-Dilutive Amount" in respect of an issuance, sale or exchange by the Corporation of any Equity Securities (other than Common Stock) shall mean the excess of (i) the product of the Fair Market Value of a share of Common Stock on the day preceding the first public announcement of such issuance, sale or exchange multiplied by the maximum number of shares of Common Stock which could be acquired on such date upon the exercise, conversion or exchange in full of such Equity Securities (and any Equity Securities receivable upon exercise, conversion or exchange thereof), whether or not then exercisable, convertible or exchangeable at such date, over (ii) the aggregate amount payable pursuant to the exercise, conversion or exchange of such Equity Securities, whether or not then exercisable, convertible or exchangeable, to purchase or acquire such maximum number of shares of Common Stock (and any Equity Securities receivable upon exercise, conversion or exchange thereof); provided, however, that in no event shall the Non-Dilutive Amount be less than zero. For purposes of the foregoing sentence, the amount payable pursuant to the exercise, conversion or exchange of such Equity Securities to purchase or acquire shares of Common Stock shall be deemed to be the Fair Market Value of the consideration payable pursuant to the exercise, conversion or exchange of such Equity Securities on the date of the issuance, sale or exchange of such Equity Securities by the Corporation (excluding for that purpose the Fair Market Value of the Equity Security to be so exercised, converted or exchanged).

     2.28 "Pro Rata Repurchase" shall mean any purchase of shares of Common Stock by the Corporation or any Affiliate thereof, whether for cash, shares of capital stock of the Corporation, other securities of the Corporation, evidences of indebtedness of the Corporation or any other person or any other property (including, without limitation, shares of capital stock, other securities or evidences of indebtedness of a subsidiary of the Corporation), or any combination thereof, effected while any of the shares of Class 2 ESOP Preferred Stock are outstanding, pursuant to any tender offer or exchange offer subject to Section 13(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provision of law, or pursuant to any other offer available to substantially all holders of Common Stock; provided, however, that "Pro Rata Repurchase" shall not include any purchase of shares by the Corporation or any subsidiary thereof made in open market transactions substantially in accordance with the requirements of Rule 10b-18 as in effect under the Exchange Act or on such other terms and conditions as the Board of Directors shall have determined are reasonably designed to prevent such purchases from having a material effect on the trading market for the Common Stock. The "Effective Date" of a Pro Rata Repurchase shall mean the date of acceptance of shares for purchase or exchange under any tender or exchange offer which is a Pro Rata Repurchase or the date of purchase with respect to any Pro Rata Repurchase that is not a tender or exchange offer.

     2.29 "Restated Certificate" shall mean the Restated
Certificate of Incorporation of the Corporation, as amended from time to time.

     2.30 "Rights" shall mean the rights of the Corporation issued or issuable under the Corporation's Rights Agreement dated as of December 11, 1986, and as amended from time to time (the "Rights Agreement"), or rights to purchase any capital stock of the Corporation issued or issuable under any successor shareholder rights plan or plans adopted in replacement of the Rights Agreement.

     2.31 "Series A Debentures" shall mean the Series A
Debentures due 2004 of United Air Lines, Inc.

     2.32 "Series A Preferred Stock" shall mean the series of Serial Preferred Stock of the Corporation, without par value, designated Series A Convertible Preferred Stock in
Article FOURTH, Part I.A of this Restated Certificate.

     2.33 "Series B Debentures" shall mean the Series B
Debentures due 2014 of United Air Lines, Inc.

     2.34 "Series B Preferred Stock" shall mean the series of Serial Preferred Stock of the Corporation, without par value, designated Series B Preferred Stock in Article
FOURTH, Part I.B of this Restated Certificate.

     2.35 "Series C Preferred Stock" shall mean the series of Serial Preferred Stock of the Corporation, without par value, designated Series C Junior Participating Preferred
Stock in Article FOURTH, Part I.C of this Restated
Certificate.

     2.36 "Series D Preferred Stock" shall mean the series of Serial Preferred Stock of the Corporation, without par value, designated Series D Redeemable Preferred Stock in
Article FOURTH, Part I.D of this Restated Certificate.

     2.37 [Reserved]

     2.38 "set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of capital stock of the Corporation; provided, however, that if any funds for any class or series of stock of the Corporation ranking on a parity with or junior to the Class 2 ESOP Preferred Stock as to the payment of dividends or distributions are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Class 2 ESOP Preferred Stock shall mean, with respect to such dividends or distributions, placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

     2.39 "Trading Day" shall mean any day on which the securities in question are traded on the NYSE, or if such securities are not listed or admitted for trading or quoted on the NYSE, on the principal national securities exchange on which such securities are listed or admitted, or if not listed or admitted for trading or quoted on any national securities exchange, on the Nasdaq National Market, or if such securities are not quoted on such National Market, in the applicable securities market in which the securities are traded.

     2.40 "Transfer Agent" means the Corporation or such agent or agents of the Corporation as may be designated from time to time by the Board of Directors as the transfer agent for the Class 2 ESOP Preferred Stock.

     2.41 "Voting Preferred Stocks" shall mean collectively, the Class M Voting Preferred Stock, the Class P Voting
Preferred Stock and the Class S Voting Preferred Stock.

     Section 3.     Dividends.

     3.1 The holders of shares of the Class 2 ESOP Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of assets legally available for that purpose, dividends payable in cash at the rate (per outstanding share of Common Stock) equal to the dividends which would have been received during the applicable Dividend Period with respect to the shares of Common Stock which would have been issued upon conversion of the Class 2 ESOP Preferred Stock had the Class 2 ESOP Preferred Stock been outstanding as Common Stock at each relevant time in order to receive such dividends (but only to the extent such dividends do not constitute an Extraordinary Distribution under clause (i) of the definition thereof), which dividends (hereinafter referred to as "Participating Dividends") shall be paid in cash, pro-rata to each holder of Class 2 ESOP Preferred Stock. Such Participating Dividends shall be cumulative from March 31, 2000, whether or not in any Dividend Period or Periods there shall be assets of the Corporation legally available for the payment of such Participating Dividends and whether or not the Board of Directors shall have declared such Participating Dividends, and shall be payable when, as and if declared by the Board of Directors, in arrears on Dividend Payment Dates. Each such Participating Dividend shall be payable in arrears to the holders of record of shares of the Class 2 ESOP Preferred Stock, as they appear on the stock records of the Corporation at the close of business on such record dates, which shall not be more than 60 days nor less than 10 days preceding the Dividend Payment Dates thereof, as shall be fixed by the Board of Directors. Accrued and unpaid Participating Dividends for any past Dividend Periods may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors. Holders of the Class 2 ESOP Preferred Stock shall be entitled to the cumulative Participating Dividend provided in this Section 3.1 and shall not be entitled to any other dividends in excess thereof. In the event that an adjustment is made pursuant to the second paragraph of
Section 6.4(d) with respect to shares of Class 2 ESOP Preferred Stock converted during the applicable Dividend Period, the amount of Participating Dividend to be paid in accordance with the preceding sentence shall be reduced by an amount equal to the product of (x) the number of shares of Common Stock into which such converted shares of Class 2 ESOP Preferred Stock would have been converted in the absence of such adjustment and (y) the amount of the cash dividend or distributions per share of Common Stock in respect of which such adjustment was made.

     3.2 Except as provided in Section 3.1, holders of shares of Class 2 ESOP Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative Participating Dividends, as herein provided, on the Class 2 ESOP Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any Participating Dividend payment or payments on the Class 2 ESOP Preferred Stock that may be in arrears.

     3.3 So long as any shares of the Class 2 ESOP Preferred Stock are outstanding, no dividends, except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on any other class or series of stock of the Corporation ranking on a parity with the Class 2 ESOP Preferred Stock as to the payment of dividends for any period unless full cumulative Participating Dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Class 2 ESOP Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of the dividends on such class or series or parity stock. When Participating Dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon the Class 2 ESOP Preferred Stock and such parity stock shall be declared ratably in proportion to the respective amounts of Participating Dividends accumulated and unpaid on the Class 2 ESOP Preferred Stock and dividends accumulated and unpaid on such parity stock.

     3.4 So long as any shares of the Class 2 ESOP Preferred Stock are outstanding, no dividends (other than (i) the Rights and (ii) dividends or distributions paid in shares of, or options, warrants, or rights to subscribe for or purchase shares of, any class or series of stock of the Corporation that is junior to the Class 2 ESOP Preferred Stock as to the payment of dividends) shall be declared or paid or set apart for payment or other distribution declared or made upon any class or series of stock of the Corporation that is junior to the Class 2 ESOP Preferred Stock as to the payment of dividends, nor shall any other class or series of stock of the Corporation ranking on a parity with or junior to the Class 2 ESOP Preferred Stock as to the payment of dividends or as to distributions upon liquidation, dissolution or winding up of the Corporation, be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of shares of Common Stock made for purposes of an employee incentive or benefit plan of the Corporation or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation, directly to the Class 2 ESOP Preferred Stock as to the payment of dividends and as to distributions upon liquidation, dissolution or winding up of the Corporation), unless in each case the full cumulative Participating Dividends on all outstanding shares of the Class 2 ESOP Preferred Stock shall have been paid or set apart for payment for all past Dividend Periods with respect to the Class 2 ESOP Preferred Stock and such parity stock.

     Section 4.     Payments upon Liquidation.

     4.1 In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for payment to the holders of any class or series of stock of the Corporation that ranks junior to the Class 2 ESOP Preferred Stock as to amounts distributable upon liquidation, dissolution or winding up of the Corporation, the holders of the shares of Class 2 ESOP Preferred Stock shall be entitled to receive an amount per share of Class 2 ESOP Preferred Stock equal to the sum of (a) the result of dividing (i) the Purchase Price (as defined in and determined pursuant to Section 1 of the Preferred Stock Purchase Agreement, dated as of March 25, 1994, as amended, between the Corporation and State Street Bank and Trust Company as trustee for the UAL Corporation Employee Stock Ownership Plan Trust (the "Agreement"), a copy of which is on file in the office of the Secretary of the Corporation) of the shares of Class 1 ESOP Preferred Stock purchased pursuant to Section 1 of the Agreement by (ii) the number of shares of Class 1 ESOP Preferred Stock purchased pursuant to
Section 1 of the Agreement and (b) an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders (collectively, the "Liquidation Preference"), but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of Class 2 ESOP Preferred Stock shall be insufficient to pay in full the Liquidation Preference and the liquidation preference on all other shares of any class or series of stock of the Corporation that ranks on a parity with the Class 2 ESOP Preferred Stock as to amounts distributable upon liquidation, dissolution or winding up of the Corporation, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Class 2 ESOP Preferred Stock and any such other parity stock ratably in accordance with the respective amounts that would be payable on such shares of Class 2 ESOP Preferred Stock and any such other parity stock if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Corporation with or into one or more corporations, or (ii) a sale, lease, exchange or transfer of all or substantially all of the Corporation's assets, shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

     4.2 Subject to the rights of the holders of shares of any class or series of stock ranking prior to or on a parity with the Class 2 ESOP Preferred Stock as to amounts distributable upon liquidation, dissolution or winding up of the Corporation, after payment shall have been made to the holders of the Class 2 ESOP Preferred Stock, as and to the fullest extent provided in this Section 4, any other class or series of stock of the Corporation that ranks junior to the Class 2 ESOP Preferred Stock as to amounts distributable upon dissolution, liquidation or winding up of the Corporation shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Class 2 ESOP Preferred Stock shall not be entitled to share therein.

     Section 5.     Shares to be Retired.    All shares of
Class 2 ESOP Preferred Stock which shall have been issued and reacquired in any manner by the Corporation shall be retired and shall not be reissued.

     Section 6.     Conversion.   Holders of shares of Class
2 ESOP Preferred Stock shall have the right to convert all or a portion of such shares into shares of Common Stock as follows:

     6.1 Subject to and upon compliance with the provisions of this Section 6, a holder of shares of Class 2 ESOP Preferred Stock shall have the right, at such holder's option, at any time and from time to time, to convert all or any of such shares into fully paid and nonassessable shares of Common Stock at a rate of one share of Common Stock for one share of Class 2 ESOP Preferred Stock, subject to adjustment as provided in this Section 6 (as so adjusted, the "Conversion Rate") by surrendering such shares to be converted, such surrender to be made in the manner provided in Section 6.2. Certificates shall be issued for the remaining shares of Class 2 ESOP Preferred Stock if fewer than all of the shares of Class 2 ESOP Preferred Stock represented by a certificate are converted.

     6.2 In order to exercise the conversion right, the holder of shares of Class 2 ESOP Preferred Stock to be converted shall surrender the certificate or certificates representing such shares, duly endorsed or assigned to the Corporation or in blank, at the office of the Transfer Agent in the Borough of Manhattan, City of New York, accompanied by written notice to the Corporation that the holder thereof elects to convert Class 2 ESOP Preferred Stock. Unless the shares issuable on conversion are to be issued in the same name as the name in which such share of Class 2 ESOP Preferred Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid or that no such taxes are payable).

     Holders of shares of Class 2 ESOP Preferred Stock at the close of business on a dividend payment record date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion thereof following such dividend payment record date. The Corporation shall make no payment or allowance for unpaid dividends on the shares of Common Stock issued upon such conversion.

     As promptly as practicable after the surrender of certificates for shares of Class 2 ESOP Preferred Stock as aforesaid, the Corporation shall issue and shall deliver at such office to such holder, or on such holder's written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such shares in accordance with provisions of this Section 6, and any fractional interest in respect of a share of Common
Stock arising upon such conversion shall be settled as provided in Section 6.3.

     Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Class 2 ESOP Preferred Stock shall have been surrendered and such notice (and if applicable, payment of an amount equal to the dividend payable on such shares) received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date and such conversion shall be at the Conversion Rate in effect at such time on such date, unless the stock transfer books of the Corporation shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Rate in effect on the date upon which such shares shall have been surrendered and such notice received by the Corporation.

     6.3 No fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon conversion of the Class 2 ESOP Preferred Stock. Instead of any fractional interest in a share of Common Stock that would otherwise be deliverable upon the conversion of a share of Class 2 ESOP Preferred Stock, the Corporation shall pay to the holder of such share an amount in cash based upon the Current Market Price of Common Stock on the Trading Day immediately preceding the date of conversion. If more than one certificate shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Class 2 ESOP Preferred Stock so surrendered.

     6.4 The Conversion Rate shall be adjusted from time to time as follows:

          (a) In case the Corporation shall, at any time or from time to time while any of the shares of Class 2 ESOP Preferred Stock are outstanding, (i) pay a dividend or make a distribution on its capital stock in shares of its Common Stock, (ii) subdivide its outstanding Common Stock into a greater number of shares, (iii) combine its outstanding Common Stock into a smaller number of shares or (iv) issue any shares of capital stock by reclassification of its Common Stock, the Conversion Rate in effect at the opening of business on the day next following the date fixed for the determination of stockholders entitled to receive such dividend or distribution or at the opening of business on the day next following the day on which such subdivision, combination or reclassification becomes effective, as the case may be, shall be adjusted so that the holder of any share of Class 2 ESOP Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other capital stock that such holder would have owned or have been entitled to receive after the happening of any of the events described above had such share been converted immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this subparagraph (a) shall become effective immediately after the opening of business on the day next following the record date (except as provided in Section 6.7 below) in the case of a dividend or distribution and shall become effective immediately after the opening of business on the day next following the effective date in the case of a subdivision, combination or reclassification.

          (b) In case the Corporation shall, at any time or from time to time while any of the shares of Class 2 ESOP Preferred Stock are outstanding, issue Equity Securities (other than Common Stock and the Rights) (the "Issued Equity Securities") to all holders of shares of its Common Stock entitling them (for a period expiring within 45 days after the record date for such issuance) to subscribe for or purchase (whether by exercise, conversion, exchange or otherwise) shares of Common Stock (or other Equity Securities) at a price per share less than the Fair Market Value of the Common Stock (or the other Equity Security to be acquired) at such record date (treating the price per share of the Equity Securities to be acquired as equal to (x) the sum of (i) the Fair Market Value of the consideration payable for a unit of the Equity Security plus (ii) the Fair Market Value of any additional consideration initially payable upon the exercise, conversion or exchange of such security into Common Stock divided by
     (y) the number of shares of Common Stock initially underlying or that may be acquired upon the exercise, conversion or exchange of such Equity Security), the Conversion Rate shall be adjusted so that it shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the date of issuance of such Issued Equity Securities by a fraction, the numerator of which shall be the sum of
     (A) the number of shares of Common Stock outstanding on the date of issuance of such Issued Equity Securities plus (B) the number of additional shares of Common Stock offered for subscription or purchase (including, without limitation, the security underlying or that may be acquired upon the exercise, conversion or exchange of the Equity Securities so offered) and the denominator of which shall be the sum of (A) the number of shares of Common Stock outstanding on the date of issuance of such Issued Equity Securities plus (B) the number of shares of Common Stock that the aggregate offering price of the total number of shares so offered for subscription or purchase (including, without limitation, the Fair Market Value of the consideration payable for a unit of the Equity Securities so offered plus the Fair Market Value of any additional consideration payable upon exercise, conversion or exchange of such Equity Securities) would purchase at such Fair Market Value of the Common Stock as of the record date for such issuance. Such adjustment shall become effective as of the record date for the determination of stockholders entitled to receive such Issued Equity Securities (except as provided in Section
     6.6 below).

          (c) In case the Corporation shall, at any time or from time to time while any of the shares of Class 2 ESOP Preferred Stock are outstanding, issue, sell or exchange shares of Common Stock (other than pursuant to any Rights, Equity Securities issued in connection with any employee or director incentive or benefit plan or arrangement of the Corporation or any subsidiary or any Equity Security theretofore outstanding entitling the holder to purchase or acquire shares of Common Stock) for a consideration having a Fair Market Value on the date of such issuance, sale or exchange less than the Fair Market Value of such shares of Common Stock on the date of such issuance, sale or exchange, then the Conversion Rate in effect immediately prior to such issuance, sale or exchange shall be adjusted by multiplying such Conversion Rate by a fraction, the numerator of which shall be the product of (i) the Fair Market Value of a share of Common Stock on the Trading Day immediately preceding the first public announcement of such issuance, sale or exchange multiplied by (ii) the sum of the number of shares of Common Stock outstanding on such day plus the number of shares of Common Stock so issued, sold or exchanged by the Corporation, and the denominator of which shall be the sum of (i) the Fair Market Value of all the shares of Common Stock outstanding on the Trading Day immediately preceding the first public announcement of such issuance, sale or exchange plus (ii) the Fair Market Value of the consideration received by the Corporation in respect of such issuance, sale or exchange of shares of Common Stock. In case the Corporation shall, at any time or from time to time while any of the shares of Class 2 ESOP Preferred Stock are outstanding, issue, sell or exchange any Equity Security (other than any Rights, Equity Securities issued in connection with any employee or director incentive or benefit plan or arrangement of the Corporation or any subsidiary or Common Stock) other than any such issuance to all holders of shares of Common Stock as a dividend or distribution (including by way of a reclassification of shares or a recapitalization of the Corporation) for a consideration having a Fair Market Value on the date of such issuance, sale or exchange less than the Non-Dilutive Amount, then the Conversion Rate shall be adjusted by multiplying such Conversion Rate by a fraction, the numerator of which shall be the product of (i) the Fair Market Value of a share of Common Stock on the Trading Day immediately preceding the first public announcement of such issuance, sale or exchange multiplied by (ii) the sum of the number of shares of Common Stock outstanding on such day plus the maximum number of shares of Common Stock underlying or which could be acquired pursuant to such Equity Security at the time of the issuance, sale or exchange of such Equity Security (assuming shares of Common Stock could be acquired pursuant to such Equity Security at such time), and the denominator of which shall be the sum of
     (i) the Fair Market Value of all the shares of Common Stock outstanding on the Trading Day immediately preceding the first public announcement of such issuance, sale or exchange plus (ii) the Fair Market Value of the consideration received by the Corporation in respect of such issuance, sale or exchange of such Equity Security plus (iii) the Fair Market Value as of the time of such issuance of the consideration which the Corporation would receive upon exercise, conversion or exchange in full of all such Equity Securities.

          (d) In case the Corporation shall, at any time or from time to time while any of the shares of Class 2 ESOP Preferred
     Stock are outstanding, make an Extraordinary Distribution in respect of the Common Stock or effect a Pro Rata Repurchase of Common Stock, the Conversion Rate in effect immediately prior to such Extraordinary Distribution or Pro Rata
     Repurchase shall be adjusted by multiplying such Conversion
     Rate by a fraction, the numerator of which shall be the product of (i) the number of shares of Common Stock outstanding immediately before such Extraordinary Dividend or Pro Rata Repurchase (minus, in the case of a Pro Rata Repurchase, the number of shares of Common Stock repurchased by the Corporation) multiplied by (ii) the Fair Market Value of a share of Common Stock on the record date with respect to such Extraordinary Distribution or on the Trading Day immediately preceding the first public announcement by the Corporation or any of its Affiliates of the intent to effect a Pro Rata Repurchase, as the case may be, and the denominator of which shall be (i) the product of (x) the number of shares of Common Stock outstanding immediately before such Extraordinary Distribution or Pro Rata
     Repurchase multiplied by (y) the Fair Market Value of a share of Common Stock on the record date with respect to such Extraordinary Distribution, or on the Trading Day immediately preceding the first public announcement by the Corporation or any of its Affiliates of the intent to effect a Pro Rata Repurchase, as the case may be, minus (ii) the Fair Market Value of the Extraordinary Distribution or the aggregate purchase price of the Pro Rata Repurchase, as the case may be (provided that such denominator shall never be less than 1.0); provided, however, that no Pro Rata
     Repurchase shall cause an adjustment to the Conversion Rate unless the amount of all cash dividends and distributions made to holders of Common Stock during the period from the most recent Extraordinary Distribution Measuring Date preceding the Effective Date of such Pro Rata Repurchase, when combined with the aggregate amount of all Pro Rata Repurchases, including such Pro Rata Repurchase (for all purposes of this Section 7.4(d), including only that portion of the Fair Market Value of the aggregate purchase price of each Pro Rata Repurchase which is in excess of the Fair
     Market Value of the Common Stock repurchased as determined on the Trading Day immediately preceding the first public announcement by the Corporation or any of its Affiliates of the intent to effect each such Pro Rata Repurchase), the Effective Dates of which fall within such period, exceeds twelve and one-half percent (12 1/2%) of the aggregate Fair Market Value of all shares of Common Stock outstanding on the Trading Day immediately preceding the first public announcement by the Corporation or any of its Affiliates of the intent to effect such Pro Rata Repurchase. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such Extraordinary Distribution or immediately after the Effective Date of such Pro Rata Repurchase.

          Solely as an adjustment applicable to shares of Class 2 ESOP Preferred Stock that are being converted into Common Stock as of a given date, and not as a permanent adjustment to the Conversion Rate, the Conversion Rate in effect immediately prior to such conversion shall be adjusted by multiplying such Conversion Rate by a fraction, the numerator of which shall be the product of (i) the number of shares of Common Stock outstanding immediately before such conversion multiplied by (ii) the Fair Market Value of a share of Common Stock on the date of such conversion, and the denominator of which shall be (i) the product of (x) the number of shares of Common Stock outstanding immediately before such conversion multiplied by (y) the Fair Market Value of a share of Common Stock on the date of such conversion minus (ii) the Fair Market Value of the cash dividend and distributions made on or before the date of such conversion with a record date after the most recent Extraordinary Distribution Measuring Date upon which Participating Dividends were paid in full, but only to the extent that such cash dividends and distributions (a) would entitle the holders of the shares of Class 2 ESOP Preferred Stock outstanding on such conversion date to a dividend under
     Section 3.1 that has not been paid and (b) would not constitute an Extraordinary Distribution (provided that such denominator shall never be less than 1.0).

          (e) No adjustment in the Conversion Rate shall be required unless such adjustment would require a cumulative increase or decrease of at least 0.01% in such rate; provided that any adjustments that by reason of this subparagraph (e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made; and provided further that any adjustment shall be required and made in accordance with the provisions of this Section 6.4 (other than this subparagraph (e)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of shares of Common Stock. Notwithstanding any other provisions of this Section 6, the Corporation shall not be required to make any adjustments of the Conversion Rate for the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends on securities of the Corporation so long as the holders of the Class 2 ESOP Preferred Stock shall be entitled to participate therein on substantially the same terms as holders of Common Stock. All calculations under this Section 6 shall be made to the nearest cent (with $.005 being rounded upward), one-tenth of a share (with .05 of a share being rounded upward) or, in the case of the Conversion Rate, one hundred millionth of a share (with .000000005 being rounded upward), as the case may be. Anything in this Section 6.4 to the contrary notwithstanding, the Corporation shall be entitled, to the extent permitted by law, to make such reductions in the Conversion Rate, in addition to those required by this Section 6.4, as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, reclassification or combination of shares, distribution of rights or warrants to purchase stock or securities, or a distribution of other assets (other than cash dividends) hereafter made by the Corporation to its stockholders shall not be taxable.

     6.5  If:

          (a) the Corporation shall declare a dividend or any other distribution on the Common Stock (other than the Rights); or

          (b) the Corporation shall authorize the granting to the holders of the Common Stock of Equity Securities
     (other than Common Stock) to subscribe for or purchase any Equity Security; or

          (c) there shall be any reclassification of the Common Stock (other than an event to which Section 6.4(a) applies) or any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or the sale or transfer of all or substantially all of the assets of the Corporation as an entirety; or

          (d)  there shall occur the voluntary or
     involuntary liquidation, dissolution or winding up of the Corporation; or

          (e)  there shall occur any Pro Rata Repurchase,

     then the Corporation shall cause to be filed with the Transfer Agent and shall cause to be mailed to the holders of shares of the Class 2 ESOP Preferred Stock at their addresses as shown on the stock records of the Corporation, as promptly as possible, but at least 10 days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of Equity Securities, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or granting of Equity Securities are to be determined, (B) the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up or (C) the number of shares subject to such offer for a Pro Rata Repurchase and the purchase price payable by the Corporation pursuant to such offer. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section 6.

     6.6 Whenever the Conversion Rate is adjusted as herein provided, the Corporation shall promptly file with the Transfer Agent an officer's certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring and the manner of effecting such adjustment which certificate shall be prima facie evidence of the correctness of such adjustment. Promptly after delivery of such certificate, the Corporation shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the effective date of such adjustment or adjustments and shall mail such notice of such adjustment or adjustments to the holder of each share of Class 2 ESOP Preferred Stock at such holder's last address as shown on the stock records of the Corporation.

     6.7 In any case in which Section 6.4 provides that an adjustment shall become effective on the day next following a record date for an event, the Corporation may defer until the occurrence of such event (A) issuing to the holder of any share of Class 2 ESOP Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock or other securities issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock or other securities issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 6.3.

     6.8 For purposes of this Section 6, the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Corporation or any subsidiary. The
Corporation shall not pay a dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation.

     6.9 There shall be no adjustment of the Conversion Rate in case of the issuance of any stock of the Corporation in a reorganization, acquisition or other similar transaction except as specifically set forth in Section 6 or
Section 7. If any action or transaction would require adjustment of the Conversion Rate pursuant to more than one paragraph of this Section 6, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value.

     6.10 If the Corporation shall take any action affecting the Common Stock, other than action described in this
Section 6, that in the opinion of the Board of Directors would materially adversely affect the conversion rights of the holders of the shares of Class 2 ESOP Preferred Stock, the Conversion Rate for the Class 2 ESOP Preferred Stock may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors may determine to be equitable in the circumstances.

     6.11 The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purpose of effecting conversion of the Class 2 ESOP Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Class 2 ESOP Preferred Stock not theretofore converted. For purposes of this Section 6.11, the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Class 2 ESOP Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

     The Corporation covenants that any shares of Common
Stock issued upon conversion of the Class 2 ESOP Preferred
Stock shall be validly issued, fully paid and non-assessable.

     The Corporation shall endeavor to list the shares of Common Stock (or other securities) required to be delivered upon conversion of the Class 2 ESOP Preferred Stock, prior to such delivery, upon each national securities exchange, if any, upon which the outstanding Common Stock (or other securities) is listed at the time of such delivery.

     Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Class 2 ESOP Preferred Stock, the Corporation shall endeavor to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

     6.12 The Corporation shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock or other securities or property on conversion of the Class 2 ESOP Preferred Stock pursuant hereto; provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or other securities or property in a name other than that of the holder of the Class 2 ESOP Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting any such issue or delivery has paid to the Corporation the amount of any such tax or established, to the reasonable satisfaction of the Corporation, that such tax has been paid.

     6.13 If, prior to the Distribution Date (as defined for purposes of the Rights), the Corporation shall issue shares of Common Stock upon conversion of shares of Class 2 ESOP Preferred Stock as contemplated by this Section 6, the Corporation shall issue together with each such share of Common Stock that number of Rights as are then issuable, pursuant to the Rights Agreement (or any successor rights plan or plans adopted in replacement of the Rights Agreement), per share of such Common Stock so issued, but only if at such time such Rights or rights are, pursuant to the relevant rights agreement, to be represented by certificates representing shares of Common Stock and have not expired.

     Section 7.     Consolidation, Merger, etc.

     7.1 In case the Corporation shall enter into any consolidation, merger, share exchange or similar transaction, however named, pursuant to which the outstanding shares of Common Stock are to be exchanged solely for or changed, reclassified or converted solely into stock of any successor or resulting or other company (including the Corporation) that constitutes "qualifying employer securities" with respect to holders of Class 2 ESOP Preferred Stock within the meaning of Section 409(l) of the Code and Section 407(d)(5) of the Employee Retirement Income Security Act of 1974, as amended, or any successor provisions of law, and, if applicable, for a cash payment in lieu of fractional shares, if any, proper provisions shall be made so that upon consummation of such transaction, the shares of Class 2 ESOP Preferred Stock shall be converted into or exchanged for preferred stock of such successor or resulting or other company, having in respect of such company, the same powers, preferences and relative, participating, optional or other special rights (including the rights provided by this Section 7), and the qualifications, limitations or restrictions thereof, that the Class 2 ESOP Preferred Stock had, in respect of the Corporation, immediately prior to such transaction, except that after such transaction each share of preferred stock of the surviving or resulting or other company so received in such transaction upon conversion or exchange of the Class 2 ESOP Preferred Stock shall be convertible, otherwise on the terms and conditions provided by Section 6 hereof, into the number and kind of "qualifying employer securities" receivable in such transaction by a holder of the number of shares of Common Stock into which a share of Class 2 ESOP Preferred Stock could have been converted immediately prior to such transaction; provided, however, that if by virtue of the structure of such transaction, a holder of Common Stock is required to make an election with respect to the nature and kind of consideration to be received in such transaction, which election cannot practicably be made by the holders of the Class 2 ESOP Preferred Stock, then the shares of preferred stock of the surviving or resulting or other company received in such transaction upon conversion or exchange of Class 2 ESOP Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be convertible into or exchangeable solely for "qualifying employer securities" (together, if applicable, with a cash payment in lieu of fractional shares) with the effect provided above on the basis of the number and kind of qualifying employer securities receivable in such transaction by a holder of the number of shares of Common Stock into which such shares of Class 2 ESOP Preferred Stock could have been converted immediately prior to such transaction (provided that if the kind or amount of qualifying employer securities receivable in such transaction is not the same for each such share of Common Stock, then the kind and amount so receivable in such transaction for each share of Common Stock for this purpose shall be deemed to be the kind and amount so receivable per share by the plurality of such shares of Common Stock). The rights of the preferred stock of such successor or resulting or other company so received in such transaction upon conversion or exchange of the Class 2 ESOP Preferred Stock shall successively be subject to adjustments pursuant to
Section 6 hereof following such transaction as nearly equivalent to the adjustments provided for by such Sections prior to such transaction.

     7.2 In case the Corporation shall enter into any consolidation, merger, share exchange or similar transaction, however named, pursuant to which the outstanding shares of Common Stock are to be exchanged for or changed, reclassified or converted into other stock or securities or cash or any other property, or any combination thereof, other than any such consideration which is constituted solely of "qualifying employer securities" (as referred to in Section 7.1) and cash payments, if applicable, in lieu of fractional shares, proper provisions shall be made so that upon consummation of such transaction the outstanding shares of Class 2 ESOP Preferred Stock shall, by virtue of such transaction and on the same terms as are applicable to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in like kind) receivable by holders of the number of shares of Common Stock into which such shares of Class 2 ESOP Common Stock Preferred Stock could have been converted immediately prior to such transaction; provided, however, that if by virtue of the structure of such transaction, a holder of Common Stock is required to make an election with respect to the nature and kind of consideration to be received in such transaction, which election cannot practicably be made by holders of the Class 2 ESOP Preferred Stock, then the shares of Class 2 ESOP Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in kind) receivable by a holder of the number of shares of Common Stock into which such shares of Class 2 ESOP Preferred Stock could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any rights of election to receive any kind or amount of stock, securities, cash or other property receivable in such transaction (provided that if the kind or amount of stock, securities, cash or other property receivable in such transaction are not the same for each non-electing share, then the kind and amount of stock, securities, cash or other property so receivable upon such transaction for each non-electing share shall be the kind and amount so receivable per share by the plurality of the non-electing shares).

     7.3 In case the Corporation shall enter into any agreement providing for any consolidation, merger, share exchange or similar transaction described in this Section 7, then the Corporation shall as soon as practicable thereafter (and in any event at least fifteen (15) Business Days before consummation of such transaction) give notice of such agreement and the material terms thereof to each holder of Class 2 ESOP Preferred Stock. The Corporation shall not consummate any consolidation, merger, share exchange or similar transaction unless all of the terms of this Section 7 have been complied with.

     Section 8.     Ranking.

     8.1 Any class or series of stock of the Corporation shall be deemed to rank:

          (a) prior to the Class 2 ESOP Preferred Stock, as to the payment of dividends or as to distributions of assets upon liquidation, dissolution or winding up, as the case may be, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Class 2 ESOP Preferred Stock;

          (b) on a parity with the Class 2 ESOP Preferred Stock as to the payment of dividends, whether or not the dividend rates or dividend payment dates thereof be different from those of the Class 2 ESOP Preferred Stock, if the holders of such class or series of stock and the Class 2 ESOP Preferred Stock shall be entitled to the receipt of dividends in proportion to their respective amounts of accrued and unpaid dividends per share, without preference or priority one over the other, and on a parity with the Class 2 ESOP Preferred Stock as to the distribution of assets upon liquidation, dissolution or winding up, whether or not the liquidation prices per share thereof be different from those of the Class 2 ESOP Preferred Stock, if the holder of such class or series of stock and the Class 2 ESOP Preferred Stock shall be entitled to the receipt of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective liquidation preferences, without preference or priority one over the other; and

          (c) junior to the Class 2 ESOP Preferred Stock, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, as the case may be, if the holders of Class 2 ESOP Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such class or series.

     8.2 The Series A Preferred Stock and the Series B Preferred Stock, shall each be deemed to rank prior to the Class 2 ESOP Preferred Stock both as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up. The Series D Preferred Stock shall be deemed to rank prior to the Class 2 ESOP Preferred Stock as to the distribution of assets upon liquidation, dissolution or winding up.
     The Class 1 ESOP Preferred Stock shall be deemed to rank on a parity with the Class 2 ESOP Preferred Stock as to the payment of dividends and as to amounts distributable upon liquidation, dissolution or winding up. The Common Stock, the Director Preferred Stocks, the Voting Preferred Stocks and the Series C Preferred Stock shall each be deemed to rank junior to the Class 2 ESOP Preferred Stock both as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up.

     Section 9.     Voting.   The holders of shares of Class
2 ESOP Preferred Stock shall have the following voting rights:

     9.1 Unless the affirmative vote or consent of the holders of a greater number of shares of Class 2 ESOP Preferred Stock shall then be required by law or this Restated Certificate, and in addition to any other vote required by law or this Restated Certificate, the affirmative vote or written consent of the holders of at least a majority of all of the outstanding shares of Class 2 ESOP Preferred Stock, voting separately as a class, shall be necessary for authorizing, effecting or validating the amendment, alteration or repeal (including any amendment, alteration or repeal by operation of merger or consolidation) of any of the provisions of this Restated Certificate or of any certificate amendatory thereof or supplemental thereto (including any Certificate of Designation, Preferences and Rights or any similar document relating to any series of Serial Preferred Stock) that would adversely affect the preferences, rights, powers or privileges of the Class 2 ESOP Preferred Stock; provided, however, that the amendment of the provisions of this Restated Certificate so as to authorize or create, or to increase the authorized amount of, any class or series of stock of the Corporation ranking on a parity with or junior to the Class 2 ESOP Preferred Stock both as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up of the Corporation shall not be deemed to adversely affect the preferences, rights, powers or privileges of Class 2 ESOP Preferred Stock.

     9.2 Unless the affirmative vote or consent of the holders of a greater number of shares of Class 2 ESOP Voting Preferred Stock shall then be required by law or this Restated Certificate, and in addition to any other vote required by law or this Restated Certificate, the affirmative vote or written consent of the holders of at least a majority of all of the outstanding shares of Class 2 ESOP Preferred Stock, voting separately as a class, shall be necessary for authorizing, effecting or validating the creation, authorization or issuance of any shares of any class or series of stock of the Corporation ranking prior to the Class 2 ESOP Preferred Stock either as to payment of dividends or as to distributions upon liquidation, dissolution or winding up, or the reclassification of any authorized stock of the Corporation into any such prior shares, or the creation, authorization or issuance of any obligation or security convertible into or evidencing the right to purchase any such prior shares.

     9.3 For purposes of the foregoing provisions of Sections 9.1 and 9.2, each share of Class 2 ESOP Preferred Stock shall have one (1) vote per share. Except as otherwise required by applicable law or as set forth herein, the shares of Class 2 ESOP Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers and the consent of the holders thereof shall not be required for the taking of any corporate action.

     Section 10.    No Redemption.   The Class 2 ESOP
Preferred Stock shall not be redeemable in whole or in part.

     Section 11.    Record Holders.   The Corporation and
the Transfer Agent (if other than the Corporation) may deem and treat the record holder of any shares of Class 2 ESOP Preferred Stock as the true and lawful owner thereof for all purposes, and, except as otherwise provided by law, neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.


                         PART IV

          Class P ESOP Voting Junior Preferred Stock

     Unless otherwise indicated, any reference in this Article FOURTH, Part IV to "Section", "Subsection",
"paragraph", "subparagraph" or "clause" shall refer to a Section, Subsection, paragraph, subparagraph or clause of this Article FOURTH, Part IV.

     Section 1.     Number of Shares; Designation;
Issuances; Automatic Conversion.

     1.1 The Class P ESOP Voting Junior Preferred Stock of the Corporation (the "Class P Voting Preferred Stock") shall consist of 11,600,000 shares, par value $0.01 per share.

     1.2 Shares of Class P Voting Preferred Stock shall be issued only to a trustee or trustees acting on behalf of (i) the UAL Corporation Employee Stock Ownership Plan (the "ESOP"), (ii) the UAL Corporation Supplemental ESOP (the "Supplemental ESOP") or (iii) any other employee stock ownership trust or plan or other employee benefit plan of the Corporation or any of its subsidiaries (each, a "Plan"). In the event of any sale, transfer or other disposition (including, without limitation, upon a foreclosure or other realization upon shares of Class P Voting Preferred Stock pledged as security for any loan or loans made to a Plan or to the trustee or the trustees acting on behalf of a Plan) (hereinafter a "transfer") of shares of Class P Voting Preferred Stock to any person (including, without limitation, any participant in a Plan) other than (x) any Plan or trustee or trustees of a Plan or (y) any pledgee of such shares acquiring such shares as security for any loan or loans made to the Plan or to any trustee or trustees acting on behalf of the Plan, the shares of Class P Voting Preferred Stock so transferred, upon such transfer and without any further action by the Corporation or the holder, shall be automatically converted into shares of Common Stock at the applicable Conversion Rate in accordance with Section 9 hereof and thereafter such transferee shall not have any of the voting powers, preferences or relative, participating, optional or special rights ascribed to shares of Class P Voting Preferred Stock hereunder, but, rather, shall have only the powers and rights pertaining to the Common Stock into which such shares of Class P Voting Preferred Stock shall be so converted. In the event of any such automatic conversion provided for in this Section 1.2, such transferee shall be treated for all purposes as the record holder of the shares of Common Stock into which the Class P Voting Preferred Stock shall have been converted as of the date of such conversion. Certificates representing shares of Class P Voting Preferred Stock shall be legended to reflect such consequences of a transfer. The shares of Common Stock issued upon any conversion in accordance with
Section 9 hereof or this Section 1.2 may be transferred by the holder thereof as permitted by law.

     Section 2.     Definitions.   For purposes of the Class
P Voting Preferred Stock, the following terms shall have the meanings indicated:

     2.1 "Available Unissued ESOP Shares" shall have the meaning set forth in Article FIFTH, Section 1.5 of this Restated Certificate.

     2.2 "Board of Directors" shall mean the board of directors of the Corporation or any committee of such board of directors authorized by such board of directors to perform any of its responsibilities with respect to the Class P Voting Preferred Stock.

     2.3 "Business Day" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

     2.4 "Class 1 ESOP Convertible Preferred Stock" shall mean the Class 1 ESOP Convertible Preferred Stock, par value
$0.01 per share, of the Corporation.

     2.5 "Class 2 ESOP Convertible Preferred Stock" shall mean the Class 2 ESOP Convertible Preferred Stock, par value
$0.01 per share, of the Corporation.

     2.6  "Class I Preferred Stock" shall mean the Class I
Junior Preferred Stock, par value $0.01 per share, of the Corporation.

     2.7  "Class IAM Preferred Stock" shall mean the Class
IAM Junior Preferred Stock, par value $0.01 per share, of the Corporation.

     2.8  "Class M Voting Preferred Stock" shall mean the
Class M ESOP Voting Junior Preferred Stock, par value $0.01 per share, of the Corporation.

     2.9 "Class P Voting Preferred Stock" shall have the meaning set forth in Section 1 hereof.

     2.10 "Class Pilot MEC Preferred Stock" shall mean the
Class Pilot MEC Junior Preferred Stock, par value $0.01 per share, of the Corporation.

     2.11 "Class S Voting Preferred Stock" shall mean the
Class S ESOP Voting Junior Preferred Stock, par value $0.01 per share, of the Corporation.

     2.12 "Class SAM Preferred Stock" shall mean the Class
SAM Junior Preferred Stock, par value $0.01 per share, of the Corporation.

     2.13 "Common Stock" shall mean the common stock, par value $0.01 per share, of the Corporation.

     2.14 "Conversion Rate" shall have the meaning set forth in Section 9.1 hereof.

     2.15 "Current Market Price" of publicly traded shares of Common Stock or any other class or series of capital stock or other security of the Corporation or any other issuer for any day shall mean the last reported sales price, regular way, on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the New York Stock Exchange Composite Tape or, if such security is not listed or admitted for trading on the New York Stock Exchange, Inc. ("NYSE"), on the principal national securities exchange on which such security is listed or admitted for trading or quoted or, if not listed or admitted for trading or quoted on any national securities exchange, on the Nasdaq National Market or, if such security is not quoted on such National Market, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or, if bid and asked prices for such security on such day shall not have been reported through NASDAQ, the average of the bid and asked prices on such day as furnished by any NYSE member firm regularly making a market in such security selected for such purpose by the Board of Directors.

     2.16 "Director Preferred Stocks" shall mean, collectively, the Class I Preferred Stock, the Class Pilot
MEC Preferred Stock, the Class IAM Preferred Stock and the
Class SAM Preferred Stock.

     2.17 "ESOP Convertible Preferred Stocks" shall mean, collectively, the Class 1 ESOP Convertible Preferred Stock and the Class 2 ESOP Convertible Preferred Stock.

     2.18 "Issue Date" shall mean the first date on which shares of Class P Voting Preferred Stock are issued.

     2.19 "Liquidation Preference" shall have the meaning set forth in Section 4.1 hereof.

     2.20 "Measuring Date" shall mean that date which is the 365th day following the Issue Date.

     2.21 "Pilot Fraction" shall mean 0.4623.

     2.22 "Restated Certificate" shall mean the Restated
Certificate of Incorporation of the Corporation, as amended from time to time.

     2.23 "Series A Preferred Stock" shall mean the series of Serial Preferred Stock of the Corporation, without par value, designated Series A Convertible Preferred Stock in
Article FOURTH, Part I.A of this Restated Certificate.

     2.24 "Series B Preferred Stock" shall mean the series of Serial Preferred Stock of the Corporation, without par value, designated Series B Preferred Stock in Article
FOURTH, Part I.B of this Restated Certificate.

     2.25 "Series C Preferred Stock" shall mean the series of Serial Preferred Stock of the Corporation, without par value, designated Series C Junior Participating Preferred
Stock in Article FOURTH, Part I.C of this Restated
Certificate.

     2.26 "Series D Preferred Stock" shall mean the series of Serial Preferred Stock of the Corporation, without par value, designated Series D Redeemable Preferred Stock in
Article FOURTH, Part I.D of this Restated Certificate.

     2.27 [Reserved]

     2.28 "set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of capital stock of the Corporation; provided, however, that if any funds for any class or series of stock of the Corporation ranking on a parity with or junior to the Class P Voting Preferred Stock as to distributions upon liquidation, dissolution or winding up of the Corporation are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Class P Voting Preferred Stock shall mean, with respect to such distributions, placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

     2.29 "Termination Date" shall have the meaning set forth in Article FIFTH, Section 1.72 of this Restated
Certificate.

     2.30 "Trading Day" shall mean any day on which the securities in question are traded on the NYSE, or if such securities are not listed or admitted for trading or quoted on the NYSE, on the principal national securities exchange on which such securities are listed or admitted, or if not listed or admitted for trading or quoted on any national securities exchange, on the Nasdaq National Market, or if such securities are not quoted on such National Market, in the applicable securities market in which the securities are traded.

     2.31 "Transfer Agent" means the Corporation or such agent or agents of the Corporation as may be designated from time to time by the Board of Directors as the transfer agent for the Class P Voting Preferred Stock.

     2.32 "Voting Fraction" shall mean 0.55 with respect to votes and consents that have a record date on or prior to the Measuring Date and a fraction that is equivalent to the Adjusted Percentage (as defined in Section 1.10 of the Agreement and Plan of Recapitalization, dated as of March 25, 1994, among the Corporation, the Air Line Pilots Association, International and International Association of Machinists and Aerospace Workers, as amended from time to time) as in effect at the close of business on the Measuring Date with respect to votes and consents that have a record date after the Measuring Date.

     2.33 "Voting Preferred Stocks" shall mean, collectively, the Class P Voting Preferred Stock, the Class
M Voting Preferred Stock and the Class S Voting Preferred
Stock.

     Section 3.     Dividends.   The holders of shares of
the Class P Voting Preferred Stock as such shall not be entitled to receive any dividends or other distributions
(except as provided in Section 4 below).

     Section 4.     Payments upon Liquidation.

     4.1 In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for payment to the holders of any class or series of stock of the Corporation that ranks junior to the Class P Voting Preferred Stock as to amounts distributable upon liquidation, dissolution or winding up of the Corporation, the holders of the shares of Class P Voting Preferred Stock shall be entitled to receive $0.01 per share of Class P Voting Preferred Stock (the "Liquidation Preference"), but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of Class P Voting Preferred Stock shall be insufficient to pay in full the Liquidation Preference and the liquidation preference on all other shares of any class or series of stock of the Corporation that ranks on a parity with the Class P Voting Preferred Stock as to amounts distributable upon liquidation, dissolution or winding up of the Corporation, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Class P Voting Preferred Stock and any such other parity stock ratably in accordance with the respective amounts that would be payable on such shares of Class P Voting Preferred Stock and any such other parity stock if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Corporation with or into one or more corporations, or (ii) a sale, lease, exchange or transfer of all or substantially all of the Corporation's assets, shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

     4.2 Subject to the rights of the holders of shares of any series or class of stock ranking prior to or on a parity with the Class P Voting Preferred Stock as to amounts distributable upon liquidation, dissolution or winding up of the Corporation, after payment shall have been made to the holders of the Class P Voting Preferred Stock, as and to the fullest extent provided in this Section 4, any other series or class of stock of the Corporation that ranks junior to the Class P Voting Preferred Stock as to amounts distributable upon liquidation, dissolution or winding up of the Corporation, shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Class P Voting Preferred Stock shall not be entitled to share therein.

     Section 5.     Shares to be Retired.    All shares of
Class P Voting Preferred Stock which shall have been issued and reacquired in any manner by the Corporation shall be retired and shall not be reissued.

     Section 6.     Ranking.

     6.1 Any class or series of stock of the Corporation shall be deemed to rank:

          (a) prior to the Class P Voting Preferred Stock as to the distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of Class P Voting Preferred Stock;

          (b) on a parity with the Class P Voting Preferred Stock as to the distribution of assets upon liquidation, dissolution or winding up, whether or not the liquidation prices per share thereof be different from those of the Class P Voting Preferred Stock, if the holders of such class or series and the Class P Voting Preferred Stock shall be entitled to the receipt of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective liquidation preferences, without preference or priority one over the other; and

          (c) junior to the Class P Voting Preferred Stock, as to the distribution of assets upon liquidation, dissolution or winding up, if the holders of Class P Voting Preferred Stock shall be entitled to the receipt of amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of shares of such class or series.

     6.2 The Series A Preferred Stock, the Series B Preferred Stock, the Series D Preferred Stock and the ESOP Convertible Preferred Stocks shall be deemed to rank prior to the Class P Voting Preferred Stock as to amounts distributable upon liquidation, dissolution or winding up. The other Voting Preferred Stocks and the Director Preferred Stocks shall each be deemed to rank on a parity with the Class P Voting Preferred Stock as to amounts distributable upon liquidation, dissolution or winding up. The Common Stock and the Series C Preferred Stock shall each be deemed to rank junior to the Class P Voting Preferred Stock as to amounts distributable upon liquidation, dissolution or winding up.

     Section 7.     Consolidation, Merger, etc.

     7.1 In case the Corporation shall enter into any consolidation, merger, share exchange or similar transaction, however named, pursuant to which the outstanding shares of Common Stock are to be exchanged solely for or changed, reclassified or converted solely into stock of any successor, resulting or other company (including the Corporation) (each of the foregoing is referred to herein as "Merger Transaction") that constitutes "qualifying employer securities" with respect to holders of Class P Voting Preferred Stock within the meaning of Section 409(l) of the Code and Section 407(d)(5) of the Employee Retirement Income Security Act of 1974, as amended, or any successor provisions of law, and, if applicable, for a cash payment in lieu of fractional shares, if any, proper provisions shall be made so that upon consummation of such transaction, the shares of Class P Voting Preferred Stock shall be converted into or exchanged for preferred stock of such successor, resulting or other company (the "New Pilot Voting Preferred Stock"), having in respect of such company, except as provided below, the same powers, preferences and relative, participating, optional or other special rights (including the rights provided by this Section 7), and the qualifications, limitations or restrictions thereof, that the Class P Voting Preferred Stock had, in respect of the Corporation, immediately prior to such transaction, except that after such transaction each share of such New Pilot Voting Preferred Stock so received in such transaction upon conversion or exchange of the Class P Voting Preferred Stock shall be convertible, otherwise on the terms and conditions provided by Section 9 hereof, into the number and kind of "qualifying employer securities" receivable in such transaction by a holder of the number of shares of Common Stock into which a share of Class P Voting Preferred Stock could have been converted immediately prior to such transaction; provided, however, that the holder of each share of New Pilot Voting Preferred Stock shall be entitled to a number of votes per share equal to a fraction, the numerator of which is the product of (x) the Pilot Fraction and (y) the aggregate number of votes that would be entitled to be cast by the holders of the securities of the surviving, resulting or other corporation into which the ESOP Convertible Preferred Stocks are changed, reclassified or converted (collectively, the "New ESOP Convertible Preferred Stocks") upon consummation of such transaction (assuming for such purpose the conversion of the New ESOP Convertible Preferred Stocks), and the denominator of which is the aggregate number of shares of New Pilot Voting Preferred Stock then outstanding; provided, further that if by virtue of the structure of such transaction, a holder of Common Stock is required to make an election with respect to the nature and kind of consideration to be received in such transaction, which election cannot practicably be made by the holders of the Class P Voting Preferred Stock, then the shares of New Pilot Voting Preferred Stock received in such transaction upon conversion or exchange of Class P Voting Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be convertible into or exchangeable solely for "qualifying employer securities" (together, if applicable, with a cash payment in lieu of fractional shares) with the effect provided above on the basis of the number and kind of qualifying employer securities receivable in such transaction by a holder of the number of shares of Common Stock into which such shares of Class P Voting Preferred Stock could have been converted immediately prior to such transaction (provided that if the kind or amount of qualifying employer securities receivable in such transaction is not the same for each such share of Common Stock, then the kind and amount so receivable in such transaction for each share of Common Stock for this purpose shall be deemed to be the kind and amount so receivable per share by the plurality of such shares of Common Stock). The rights of the New Pilot Voting Preferred Stock so received in such transaction upon conversion or exchange of the Class P Voting Preferred Stock shall successively be subject to adjustment pursuant to Section 9 hereof following such transaction as nearly equivalent to the adjustments provided for by such Section prior to such transaction.

     7.2 In case the Corporation shall enter into any Merger Transaction, however named, pursuant to which the outstanding shares of Common Stock are exchanged for or changed, reclassified or converted into other stock or securities or cash or any other property, or any combination thereof, other than any such consideration which is constituted solely of "qualifying employer securities" (as referred to in Section 7.1) and cash payments, if applicable, in lieu of fractional shares, proper provisions shall be made so that each outstanding share of Class P Voting Preferred Stock shall, by virtue of and upon consummation of such transaction, on the same terms as are applicable to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in like kind) receivable by holders of the number of shares of Common Stock into which such shares of Class P Voting Preferred Stock could have been converted immediately prior to such transaction; provided, however, that if by virtue of the structure of such transaction, a holder of Common Stock is required to make an election with respect to the nature and kind of consideration to be received in such transaction, which election cannot practicably be made by holders of the Class
P Voting Preferred Stock, then the shares of Class P Voting Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in kind) receivable by a holder of the number of shares of Common Stock into which such shares of Class P Voting
Preferred Stock could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any rights of election to receive any kind or amount of stock, securities, cash or other property receivable in such transaction (provided that if the kind or amount of stock, securities, cash or other property receivable in such transaction are not the same for each non-electing share, then the kind and amount of stock, securities, cash or other property so receivable upon such transaction for each non-electing share shall be the kind and amount so receivable per share by the plurality of the non-electing shares).

     7.3 In case the Corporation shall enter into any agreement providing for any Merger Transaction described in
Section 7.1 or 7.2, then the Corporation shall as soon as practicable thereafter (and in any event at least fifteen
(15) Business Days before consummation of such transaction) give notice of such agreement and the material terms thereof to each holder of Class P Voting Preferred Stock. The Corporation shall not consummate any such Merger Transaction unless all of the terms of this Section 7 have been complied with.

     Section 8.     Voting.   The holders of shares of Class
P Voting Preferred Stock shall have the following voting rights:

     8.1 Except as otherwise required by law or provided in this Restated Certificate, the holders of Class P Voting Preferred Stock shall be entitled to vote on all matters submitted to a vote of the holders of Common Stock of the Corporation, voting together as a single class with the holders of Common Stock and the holders of such other classes and series of stock that vote together with the Common Stock as a single class; provided, however, that prior to the Termination Date, the holders of Class P Voting Preferred Stock shall not be entitled to vote with respect to the election of the members of the Board of Directors. For purposes of this Section 8.1, with respect to any vote or consent with a record date occurring prior to the Termination Date, (a) the holders of the shares of Class P Voting Preferred Stock from time to time outstanding shall, collectively, be entitled to a number of votes (rounded to the nearest whole vote) equal to the excess of (i) the product of (I) the Pilot Fraction, (II) the Voting Fraction and (III) a fraction, the numerator of which shall be the number of votes entitled to be cast on the matter by the holders of all outstanding securities of the Corporation (excluding the Voting Preferred Stocks and the shares of Common Stock issued upon conversion of the ESOP Convertible Preferred Stocks and held on the applicable record date in the ESOP or the Supplemental ESOP), and the denominator of which shall be the excess of one (1.0) over the Voting Fraction, over (ii) the sum of (A) the aggregate number of shares of Common Stock held under the ESOP or the Supplemental ESOP which have been issued upon conversion of the ESOP Convertible Preferred Stocks and have been, on the applicable record date, allocated under the ESOP or the Supplemental ESOP to the accounts of individuals who are members of the ALPA Employee Group (as defined in the ESOP),
(B) the product of (x) the number of shares of Common Stock held under the ESOP which have been issued upon conversion of the Class 1 ESOP Convertible Preferred Stock and are held on the applicable record date in the Loan Suspense Account (as defined in the ESOP) under the ESOP multiplied by (y) the Pilot Fraction, and (C) the product of (aa) the number of shares of Common Stock held by the Supplemental ESOP which have been issued upon conversion of the Class 2 ESOP Convertible Preferred Stock and are held on the applicable record date in the Phantom Suspense Account (as defined in the Supplemental ESOP) under the Supplemental ESOP multiplied by (bb) the Pilot Fraction (the excess of clause
(i) over clause (ii) being referred to herein as the "Attributed Votes"); and (b) the holder of each share of the Class P Voting Preferred Stock shall be entitled to a number of votes per share (rounded to the nearest one hundred millionth of a vote) equal to the result of dividing (x) the number of Attributed Votes by (y) the number of shares of Class P Voting Preferred Stock outstanding on the applicable record date. With respect to each vote or consent with a record date occurring on or after the Termination Date, each share of Class P Voting Preferred Stock then outstanding shall be entitled to the number of votes per share (rounded to the nearest one hundred millionth of a vote) equal to a fraction, the numerator of which is the product of (i) the sum of (x) the number of shares of Common Stock into which the ESOP Convertible Preferred Stocks then outstanding can be converted as of the record date with respect to such vote or consent and (y) the number of Available Unissued ESOP Shares as of such record date and (ii) the Pilot Fraction, and the denominator of which is the number of shares of Class P Voting Preferred Stock outstanding as of such record date. For purposes of this Section 8.1, the Corporation shall certify to the holders of Class P Voting Preferred Stock and to the judges or similar officials appointed for the purpose of tabulating votes at any meeting of stockholders as soon as practicable following the record date for the determination of stockholders entitled to notice of or to vote at any meeting of stockholders, but in no event less than five Trading Days before such meeting, with respect to record dates prior to the Termination Date, the number of shares of Common Stock then outstanding and the number of votes entitled to be cast on the matter or matters in question by the holders of all outstanding securities of the Corporation (excluding the Voting Preferred Stocks and the shares of Common Stock issued upon conversion of the ESOP Convertible Preferred Stocks and held on the applicable record date in the ESOP or the Supplemental ESOP) and, with respect to record dates from and after the Termination Date, the number of shares of Common Stock into which a share of ESOP Convertible Preferred Stock was convertible as of the record date for such vote or votes. The Corporation shall be deemed to satisfy the requirements of the preceding sentence if such matters are specified in any proxy statement mailed to all stockholders entitled to vote on such matter or matters.

     Prior to the Termination Date, the outstanding shares of the Voting Preferred Stocks, the Class Pilot MEC Preferred Stock, the Class IAM Preferred Stock and the Class SAM Preferred Stock, together with the shares of Common Stock held by the ESOP and the Supplemental ESOP that were received upon conversion of the ESOP Preferred Stocks, will represent the Voting Fraction (expressed as a percentage) of the votes to be cast in connection with matters (other than the election of directors) submitted to the vote of the holders of the Common Stock and the holders of all other outstanding securities that vote as a single class together with the Common Stock. Subject to any amendment of this Restated Certificate after the date hereof, it is the intent of this Restated Certificate that this Section 8.1 (with respect to the Class P Voting Preferred Stock), Article FOURTH, Part V, Section 8.1 of the Restated Certificate (with respect to the Class M Voting Preferred Stock) and Article FOURTH, Part VI, Section 8.1 of the Restated Certificate (with respect to the Class S Voting Preferred Stock) be interpreted together to achieve the foregoing result.

     8.2 Unless the affirmative vote or consent of the holders of a greater number of shares of Class P Voting Preferred Stock shall then be required by law or this Restated Certificate, and in addition to any other vote required by law or this Restated Certificate, the affirmative vote or written consent of the holders of at least a majority of all of the outstanding shares of Class P Voting Preferred Stock, voting separately as a class, shall be necessary for authorizing, effecting or validating the amendment, alteration or repeal (including any amendment, alteration or repeal by operation of merger or consolidation) of any of the provisions of this Restated Certificate or of any certificate amendatory thereof or supplemental thereto (including any Certificate of Designation, Preferences and Rights or any similar document relating to any series of Serial Preferred Stock) which would adversely affect the preferences, rights, powers or privileges of the Class P Voting Preferred Stock or of either of the ESOP Convertible Preferred Stocks.

     8.3  For purposes of the foregoing provisions of
Section 8.2, each share of Class P Voting Preferred Stock shall have one (1) vote per share.

     8.4 Notwithstanding anything to the contrary in Sections 7 or 8.1, if at any time prior to the Termination Date, (x) the trustee under either (i) the ESOP or (ii) the Supplemental ESOP (together with the ESOP, the "Employee Plan") either (a) fails to solicit, in accordance with the Employee Plan, timely instructions from Employee Plan participants, the Committee of the ESOP (as defined in the ESOP and hereinafter referred to as the "ESOP Committee") or the Committee of the Supplemental ESOP (as defined in the Supplemental ESOP and, together with the ESOP Committee, the "Committees"), as applicable ("Instructions"), with respect to any matter referred to in clause (y) below, or (b) fails to act in accordance with such Instructions with respect to any matter referred to in clause (y) below (but only if such failure to follow such Instructions is attributable to (i) the trustee having concluded that, based upon the terms of such transaction, the trustee's fiduciary duties require the trustee to fail to follow such instructions or (ii) the unenforceability of the provisions of the ESOP and/or the Supplemental ESOP relating to the solicitation and/or following of such Instructions); (y) either (i) but for the provisions of Article FOURTH, Part VII, Subsection 8.3(a), Article FOURTH, Part VIII, Subsection 8.3(a) and Article FOURTH, Part IX, Subsection 8.3(a) of this Restated Certificate, the vote of the stockholders of the Corporation would have been sufficient, under applicable law, stock exchange listing requirements and this Restated Certificate, as applicable, to approve the Merger Transaction or other Control Transaction (as defined in the ESOP) in question (or, if no stockholder approval would be required by this Restated Certificate, applicable stock exchange listing requirements or applicable law, the trustee enters into a binding commitment in connection with a Control Transaction or a Control Transaction is consummated) or (ii) following the Issue Date, the trustee disposes of an aggregate of 10% or more of the Common Equity (as defined in Article FIFTH, Section 1.26 of this Restated Certificate) initially represented by the ESOP Convertible Preferred Stocks other than in connection with Employee Plan distributions or diversification requirements; and (z) any of the following occur: (a) Instructions with respect to a matter are given, the trustee fails to follow such Instructions and such transaction would not have been approved by stockholders of the Corporation in accordance with the applicable provisions of this Restated Certificate (excluding Article FOURTH, Part VII, Subsection 8.3(a), Article FOURTH, Part VIII, Subsection 8.3(a) and Article FOURTH, Part IX, Subsection 8.3(a) of this Restated Certificate), applicable stock exchange listing requirements or applicable law if the trustee had acted in accordance with such Instructions (or, if no vote of stockholders would be required by this Restated Certificate, applicable stock exchange listing requirements or applicable law, such action by the trustee in respect of such transaction as to which Instructions were so given would not have been authorized had the trustee acted in accordance with such Instructions), (b) the trustee fails to solicit timely Instructions with respect to such matters, such transaction requires the approval of stockholders of the Corporation under applicable provisions of this Restated Certificate, applicable stock exchange listing requirements or applicable law and such approval would not have been obtained (without regard to the provisions of Article FOURTH, Part VII, Subsection 8.3(a), Article FOURTH, Part VIII, Subsection 8.3(a) and Article FOURTH, Part IX, Subsection 8.3(a) of this Restated Certificate) if the trustee had voted against such transaction all of the votes entitled to be cast by such trustee as the holder of securities of the Corporation held under the Employee Plan, or (c) the trustee fails to follow Instructions or to solicit timely Instructions with respect to such matter and no vote of stockholders of the Corporation is required by the Restated Certificate, applicable stock exchange listing requirements or applicable law to approve such transaction (an action or inaction by the trustee under clauses (x) and (z) in connection with a transaction referred to in clause (y) being referred to herein as an "Uninstructed Trustee Action"); then each outstanding share of Class P Voting Preferred Stock shall, immediately and automatically, without any further action on the part of holders thereof or of the Corporation, be converted into shares of Common Stock at the applicable Conversion Rate in accordance with Section 9 hereof.

     Section 9.     Automatic Conversion.

     9.1 Shares of Class P Voting Preferred Stock shall, as provided in Sections 1.2 and 8.4, be automatically converted, from time to time, in part or in whole, respectively, upon (i) any transfer thereof other than a transfer described in clauses (x) and (y) of Section 1.2 or
(ii) an Uninstructed Trustee Action as described in Section 8.4, at a rate of one ten thousandth of a share of Common Stock per share of Class P Voting Preferred Stock to be converted (the "Conversion Rate").

     9.2 At the time that all of the shares of the ESOP Convertible Preferred Stocks cease to be outstanding for any reason whatsoever, including, without limitation, their conversion in full into Common Stock (the "Final Conversion Date"), all outstanding shares of Class P Voting Preferred Stock shall be automatically converted, in full, into shares of Common Stock at the Conversion Rate then in effect.

     9.3 Following any conversion in accordance with Sections 9.1 and 9.2, (i) no holder of Class P Voting Preferred Stock shall have any of the voting powers, preferences, relative, participating, optional or special rights ascribed to shares of Class P Voting Preferred Stock hereunder, but, rather, shall have only the powers and rights pertaining to the Common Stock into which such shares of Class P Voting Preferred Stock have been so converted, and (ii) any holder of Class P Voting Preferred Stock shall be treated for all purposes as the record holder of the shares of Common Stock into which the Class P Voting Preferred Stock shall have been converted as of the date of the conversion of the shares of Class P Voting Preferred Stock.

     9.4 On or after the date of (i) a transfer of shares of Class P Voting Preferred Stock (other than as described in clauses (x) and (y) of Section 1.2), (ii) the Final Conversion Date or (iii) an Uninstructed Trustee Action, each holder of a certificate or certificates formerly representing shares of Class P Voting Preferred Stock converted in accordance with Sections 9.1 and 9.2 shall surrender such certificate or certificates, duly endorsed or assigned to the Corporation or in blank, at the office of the Transfer Agent (if other than the Corporation) in the Borough of Manhattan, City of New York. Unless the shares issuable on conversion are to be issued in the same name as the name in which such certificate is registered, each such certificate shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid or that no such taxes are payable).

     9.5 No fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon conversion of the Class P Voting Preferred Stock. Instead of any fractional interest in a share of Common Stock that would otherwise be deliverable upon the conversion of a share of Class P Voting Preferred Stock, the Corporation shall pay to the holder of such share an amount in cash based upon the Current Market Price of Common Stock on the Trading Day immediately preceding the date of conversion.
If more than one certificate shall be surrendered in respect of such conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion shall be computed on the basis of the aggregate number of shares of Class P Voting Preferred Stock formerly represented by the certificates so surrendered.

     9.6  In the event of an adjustment to the "Conversion
Rate" in effect with respect to the ESOP Convertible
Preferred Stocks, a corresponding adjustment shall be made to the Conversion Rate with respect to the Class P Voting
Preferred Stock.

     Section 10.    Record Holders.   The Corporation and
the Transfer Agent (if other than the Corporation) may deem and treat the record holder of any shares of Class P Voting Preferred Stock as the true and lawful owner thereof for all purposes, and, except as otherwise provided by law, neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.


                       PART V

      Class M ESOP Voting Junior Preferred Stock

     Unless otherwise indicated, any reference in this Article FOURTH, Part V to "Section", "Subsection",
"paragraph", "subparagraph" or "clause" shall refer to a Section, Subsection, paragraph, subparagraph or clause of this Article FOURTH, Part V.

     Section 1.     Number of Shares; Designation;
Issuances; Automatic Conversion.

     1.1 The Class M ESOP Voting Junior Preferred Stock of the Corporation (the "Class M Voting Preferred Stock") shall consist of 9,300,000 shares, par value $0.01 per share.

     1.2 Shares of Class M Voting Preferred Stock shall be issued only to a trustee or trustees acting on behalf of (i) the UAL Corporation Employee Stock Ownership Plan (the "ESOP"), (ii) the UAL Corporation Supplemental ESOP (the "Supplemental ESOP") or (iii) any other employee stock ownership trust or plan or other employee benefit plan of the Corporation or any of its subsidiaries (each, a "Plan"). In the event of any sale, transfer or other disposition (including, without limitation, upon a foreclosure or other realization upon shares of Class M Voting Preferred Stock pledged as security for any loan or loans made to a Plan or to the trustee or the trustees acting on behalf of a Plan) (hereinafter a "transfer") of shares of Class M Voting Preferred Stock to any person (including, without limitation, any participant in a Plan) other than (x) any Plan or trustee or trustees of a Plan or (y) any pledgee of such shares acquiring such shares as security for any loan or loans made to the Plan or to any trustee or trustees acting on behalf of the Plan, the shares of Class M Voting Preferred Stock so transferred, upon such transfer and without any further action by the Corporation or the holder, shall be automatically converted into shares of Common Stock at the applicable Conversion Rate in accordance with Section 9 hereof and thereafter such transferee shall not have any of the voting powers, preferences or relative, participating, optional or special rights ascribed to shares of Class M Voting Preferred Stock hereunder, but, rather, shall have only the powers and rights pertaining to the Common Stock into which such shares of Class M Voting Preferred Stock shall be so converted. In the event of any such automatic conversion provided for in this Section 1.2, such transferee shall be treated for all purposes as the record holder of the shares of Common Stock into which the Class M Voting Preferred Stock shall have been converted as of the date of such conversion. Certificates representing shares of Class M Voting Preferred Stock shall be legended to reflect such consequences of a transfer. The shares of Common Stock issued upon any conversion in accordance with
Section 9 hereof or this Section 1.2 may be transferred by the holder thereof as permitted by law.

     Section 2.     Definitions.   For purposes of the Class
M Voting Preferred Stock, the following terms shall have the meanings indicated:

     2.1 "Available Unissued ESOP Shares" shall have the meaning set forth in Article FIFTH, Section 1.5 of this Restated Certificate.

     2.2 "Board of Directors" shall mean the board of directors of the Corporation or any committee of such board of directors authorized by such board of directors to perform any of its responsibilities with respect to the Class M Voting Preferred Stock.

     2.3 "Business Day" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

     2.4 "Class 1 ESOP Convertible Preferred Stock" shall mean the Class 1 ESOP Convertible Preferred Stock, par value
$0.01 per share, of the Corporation.

     2.5 "Class 2 ESOP Convertible Preferred Stock" shall mean the Class 2 ESOP Convertible Preferred Stock, par value
$0.01 per share, of the Corporation.

     2.6  "Class I Preferred Stock" shall mean the Class I
Junior Preferred Stock, par value $0.01 per share, of the Corporation.

     2.7  "Class IAM Preferred Stock" shall mean the Class
IAM Junior Preferred Stock, par value $0.01 per share, of the Corporation.

     2.8 "Class M Voting Preferred Stock" shall have the meaning set forth in Section 1 hereof.

     2.9  "Class P Voting Preferred Stock" shall mean the
Class P ESOP Voting Junior Preferred Stock, par value $0.01 per share, of the Corporation.

     2.10 "Class Pilot MEC Preferred Stock" shall mean the
Class Pilot MEC Junior Preferred Stock, par value $0.01 per share, of the Corporation.

     2.11 "Class S Voting Preferred Stock" shall mean the
Class S ESOP Voting Junior Preferred Stock, par value $0.01 per share, of the Corporation.

     2.12 "Class SAM Preferred Stock" shall mean the Class
SAM Junior Preferred Stock, par value $0.01 per share, of the Corporation.

     2.13 "Common Stock" shall mean the common stock, par value $0.01 per share, of the Corporation.

     2.14 "Conversion Rate" shall have the meaning set forth in Section 9.1 hereof.

     2.15 "Current Market Price" of publicly traded shares of Common Stock or any other class or series of capital stock or other security of the Corporation or any other issuer for any day shall mean the last reported sales price, regular way on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the New York Stock Exchange Composite Tape or, if such security is not listed or admitted for trading on the New York Stock Exchange, Inc. ("NYSE"), on the principal national securities exchange on which such security is listed or admitted for trading or quoted or, if not listed or admitted for trading or quoted on any national securities exchange, on the Nasdaq National Market or, if such security is not quoted on such National Market, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or, if bid and asked prices for such security on such day shall not have been reported through NASDAQ, the average of the bid and asked prices on such day as furnished by any NYSE member firm regularly making a market in such security selected for such purpose by the Board of Directors.

     2.16 "Director Preferred Stocks" shall mean, collectively, the Class I Preferred Stock, the Class Pilot
MEC Preferred Stock, the Class IAM Preferred Stock and the
Class SAM Preferred Stock.

     2.17 "ESOP Convertible Preferred Stocks" shall mean, collectively, the Class 1 ESOP Convertible Preferred Stock and the Class 2 ESOP Convertible Preferred Stock.

     2.18 "Issue Date" shall mean the first date on which shares of Class M Voting Preferred Stock are issued.

     2.19 "Liquidation Preference" shall have the meaning set forth in Section 4.1 hereof.

     2.20 "Machinist Fraction " shall mean 0.3713.

     2.21 "Measuring Date" shall mean that date which is the 365th day following the Issue Date.

     2.22 "Restated Certificate" shall mean the Restated
Certificate of Incorporation of the Corporation, as amended from time to time.

     2.23 "Series A Preferred Stock" shall mean the series of Serial Preferred Stock of the Corporation, without par value, designated Series A Convertible Preferred Stock in
Article FOURTH, Part I.A of this Restated Certificate.

     2.24 "Series B Preferred Stock" shall mean the series of Serial Preferred Stock of the Corporation, without par value, designated Series B Preferred Stock in Article
FOURTH, Part I.B of this Restated Certificate.

     2.25 "Series C Preferred Stock" shall mean the series of Serial Preferred Stock of the Corporation, without par value, designated Series C Junior Participating Preferred
Stock in Article FOURTH, Part I.C of this Restated
Certificate.

     2.26 "Series D Preferred Stock" shall mean the series of Serial Preferred Stock of the Corporation, without par value, designated Series D Redeemable Preferred Stock in
Article FOURTH, Part I.D of this Restated Certificate.

     2.27 "Set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of capital stock of the Corporation; provided, however, that if any funds for any class or series of stock of the Corporation ranking on a parity with or junior to the Class M Voting Preferred Stock as to distributions upon liquidation, dissolution or winding up of the Corporation are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Class M Voting Preferred Stock shall mean, with respect to such distributions, placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

     2.28 "Termination Date" shall have the meaning set forth in Article FIFTH, Section 1.72 of this Restated
Certificate.

     2.29 "Trading Day" shall mean any day on which the securities in question are traded on the NYSE, or if such securities are not listed or admitted for trading or quoted on the NYSE, on the principal national securities exchange on which such securities are listed or admitted, or if not listed or admitted for trading or quoted on any national securities exchange, on the Nasdaq National Market, or if such securities are not quoted on such National Market, in the applicable securities market in which the securities are traded.

     2.30 "Transfer Agent" means the Corporation or such agent or agents of the Corporation as may be designated from time to time by the Board of Directors as the transfer agent for the Class M Voting Preferred Stock.

     2.31 "Voting Fraction" shall mean 0.55 with respect to votes and consents that have a record date on or prior to the Measuring Date and a fraction that is equivalent to the Adjusted Percentage (as defined in the Agreement and Plan of Recapitalization, dated as of March 25, 1994, among the Corporation, the Air Line Pilots Association, International and International Association of Machinists and Aerospace Workers, as amended from time to time) as in effect at the close of business on the Measuring Date with respect to votes and consents that have a record date after the Measuring Date.

     2.32 "Voting Preferred Stocks" shall mean, collectively, the Class P Voting Preferred Stock, the Class
M Voting Preferred Stock and the Class S Voting Preferred
Stock.

     Section 3.     Dividends.   The holders of shares of
the Class M Voting Preferred Stock as such shall not be entitled to receive any dividends or other distributions
(except as provided in Section 4 below).

     Section 4.     Payments upon Liquidation.

     4.1 In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for payment to the holders of any class or series of stock of the Corporation that ranks junior to the Class M Voting Preferred Stock as to amounts distributable upon liquidation, dissolution or winding up of the Corporation, the holders of the shares of Class M Voting Preferred Stock shall be entitled to receive $0.01 per share of Class M Voting Preferred Stock (the "Liquidation Preference"), but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of Class M Voting Preferred Stock shall be insufficient to pay in full the Liquidation Preference and the liquidation preference on all other shares of any class or series of stock of the Corporation that ranks on a parity with the Class M Voting Preferred Stock as to amounts distributable upon liquidation, dissolution or winding up of the Corporation, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Class M Voting Preferred Stock and any such other parity stock ratably in accordance with the respective amounts that would be payable on such shares of Class M Voting Preferred Stock and any such other parity stock if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Corporation with or into one or more corporations, or (ii) a sale, lease, exchange or transfer of all or substantially all of the Corporation's assets, shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

     4.2 Subject to the rights of the holders of shares of any series or class of stock ranking prior to or on a parity with the Class M Voting Preferred Stock as to amounts distributable upon liquidation, dissolution or winding up of the Corporation, after payment shall have been made to the holders of the Class M Voting Preferred Stock, as and to the fullest extent provided in this Section 4, any other series or class of stock of the Corporation that ranks junior to the Class M Voting Preferred Stock as to amounts distributable upon liquidation, dissolution or winding up of the Corporation, shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Class M Voting Preferred Stock shall not be entitled to share therein.

     Section 5.     Shares to be Retired.   All shares of
Class M Voting Preferred Stock which shall have been issued and reacquired in any manner by the Corporation shall be retired and shall not be reissued.

     Section 6.     Ranking.

     6.1 Any class or series of stock of the Corporation shall be deemed to rank:

          (a) prior to the Class M Voting Preferred Stock as to the distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of Class M Voting Preferred Stock;

          (b) on a parity with the Class M Voting Preferred Stock as to the distribution of assets upon liquidation, dissolution or winding up, whether or not the liquidation prices per share thereof be different from those of the Class M Voting Preferred Stock, if the holders of such class or series and the Class M Voting Preferred Stock shall be entitled to the receipt of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective liquidation preferences, without preference or priority one over the other; and

          (c) junior to the Class M Voting Preferred Stock, as to the distribution of assets upon liquidation, dissolution or winding up, if the holders of Class M Voting Preferred Stock shall be entitled to the receipt of amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of shares of such class or series.

     6.2 The Series A Preferred Stock, the Series B Preferred Stock, the Series D Preferred Stock and the ESOP Convertible Preferred Stocks shall be deemed to rank prior to the Class M Voting Preferred Stock as to amounts distributable upon liquidation, dissolution or winding up. The other Voting Preferred Stocks and the Director Preferred Stocks shall each be deemed to rank on a parity with the Class M Voting Preferred Stock as to amounts distributable upon liquidation, dissolution or winding up. The Common Stock and the Series C Preferred Stock shall each be deemed to rank junior to the Class M Voting Preferred Stock as to amounts distributable upon liquidation, dissolution or winding up.

     Section 7.     Consolidation, Merger, etc.

     7.1 In case the Corporation shall enter into any consolidation, merger, share exchange or similar transaction, however named, pursuant to which the outstanding shares of Common Stock are to be exchanged solely for or changed, reclassified or converted solely into stock of any successor, resulting or other company (including the Corporation) (each of the foregoing is referred to herein as "Merger Transaction") that constitutes "qualifying employer securities" with respect to holders of Class M Voting Preferred Stock within the meaning of Section 409(l) of the Code and Section 407(d)(5) of the Employee Retirement Income Security Act of 1974, as amended, or any successor provisions of law, and, if applicable, for a cash payment in lieu of fractional shares, if any, proper provisions shall be made so that upon consummation of such transaction, the shares of Class M Voting Preferred Stock shall be converted into or exchanged for preferred stock of such successor, resulting or other company (the "New Machinist Voting Preferred Stock"), having in respect of such company, except as provided below, the same powers, preferences and relative, participating, optional or other special rights (including the rights provided by this Section 7), and the qualifications, limitations or restrictions thereof, that the Class M Voting Preferred Stock had, in respect of the Corporation, immediately prior to such transaction, except that after such transaction each share of such New Machinist Voting Preferred Stock so received in such transaction upon conversion or exchange of the Class M Voting Preferred Stock shall be convertible, otherwise on the terms and conditions provided by Section 9 hereof, into the number and kind of "qualifying employer securities" receivable in such transaction by a holder of the number of shares of Common Stock into which a share of Class M Voting Preferred Stock could have been converted immediately prior to such transaction; provided, however, that the holder of each share of New Machinist Voting Preferred Stock shall be entitled to a number of votes per share equal to a fraction, the numerator of which is the product of (x) the Machinist Fraction and (y) the aggregate number of votes that would be entitled to be cast by the holders of the securities of the surviving, resulting or other corporation into which the ESOP Convertible Preferred Stocks are changed, reclassified or converted (collectively, the "New ESOP Convertible Preferred Stocks") upon consummation of such transaction (assuming for such purpose the conversion of the New ESOP Convertible Preferred Stocks), and the denominator of which is the aggregate number of shares of New Machinist Voting Preferred Stock then outstanding; provided, further that if by virtue of the structure of such transaction, a holder of Common Stock is required to make an election with respect to the nature and kind of consideration to be received in such transaction, which election cannot practicably be made by the holders of the Class M Voting Preferred Stock, then the shares of New Machinist Voting Preferred Stock received in such transaction upon conversion or exchange of Class M Voting Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be convertible into or exchangeable solely for "qualifying employer securities" (together, if applicable, with a cash payment in lieu of fractional shares) with the effect provided above on the basis of the number and kind of qualifying employer securities receivable in such transaction by a holder of the number of shares of Common Stock into which such shares of Class M Voting Preferred Stock could have been converted immediately prior to such transaction (provided that if the kind or amount of qualifying employer securities receivable in such transaction is not the same for each such share of Common Stock, then the kind and amount so receivable in such transaction for each share of Common Stock for this purpose shall be deemed to be the kind and amount so receivable per share by the plurality of such shares of Common Stock). The rights of the New Machinist Voting Preferred Stock so received in such transaction upon conversion or exchange of the Class M Voting Preferred Stock shall successively be subject to adjustment pursuant to Section 9 hereof following such transaction as nearly equivalent to the adjustments provided for by such Section prior to such transaction.




     7.2 In case the Corporation shall enter into any Merger Transaction, however named, pursuant to which the outstanding shares of Common Stock are exchanged for or changed, reclassified or converted into other stock or securities or cash or any other property, or any combination thereof, other than any such consideration which is constituted solely of "qualifying employer securities" (as referred to in Section 7.1) and cash payments, if applicable, in lieu of fractional shares, proper provisions shall be made so that each outstanding share of Class M Voting Preferred Stock shall, by virtue of and upon consummation of such transaction, on the same terms as are applicable to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in like kind) receivable by holders of the number of shares of Common Stock into which such shares of Class M Voting Preferred Stock could have been converted immediately prior to such transaction; provided, however, that if by virtue of the structure of such transaction, a holder of Common Stock is required to make an election with respect to the nature and kind of consideration to be received in such transaction, which election cannot practicably be made by holders of the Class
M Voting Preferred Stock, then the shares of Class M Voting Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in kind) receivable by a holder of the number of shares of Common Stock into which such shares of Class M Voting Preferred Stock could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any rights of election to receive any kind or amount of stock, securities, cash or other property receivable in such transaction (provided that if the kind or amount of stock, securities, cash or other property receivable in such transaction are not the same for each non-electing share, then the kind and amount of stock, securities, cash or other property so receivable upon such transaction for each non-electing share shall be the kind and amount so receivable per share by the plurality of the non-electing shares).

     7.3 In case the Corporation shall enter into any agreement providing for any Merger Transaction described in
Section 7.1 or 7.2, then the Corporation shall as soon as practicable thereafter (and in any event at least fifteen
(15) Business Days before consummation of such transaction) give notice of such agreement and the material terms thereof to each holder of Class M Voting Preferred Stock. The Corporation shall not consummate any such Merger Transaction unless all of the terms of this Section 7 have been complied with.

     Section 8.     Voting.   The holders of shares of Class
M Voting Preferred Stock shall have the following voting rights:

     8.1 Except as otherwise required by law or provided in this Restated Certificate, the holders of Class M Voting Preferred Stock shall be entitled to vote on all matters submitted to a vote of the holders of Common Stock of the Corporation, voting together as a single class with the holders of Common Stock and the holders of such other classes and series of stock that vote together with the Common Stock as a single class; provided, however, that prior to the Termination Date, the holders of Class M Voting Preferred Stock shall not be entitled to vote with respect to the election of the members of the Board of Directors. For purposes of this Section 8.1, with respect to any vote or consent with a record date occurring prior to the Termination Date, (a) the holders of the shares of Class M Voting Preferred Stock from time to time outstanding shall, collectively, be entitled to a number of votes (rounded to the nearest whole vote) equal to the excess of (i) the product of (I) the Machinist Fraction, (II) the Voting Fraction and (III) a fraction, the numerator of which shall be the number of votes entitled to be cast on the matter by the holders of all outstanding securities of the Corporation (excluding the Voting Preferred Stocks and the shares of Common Stock issued upon conversion of the ESOP Convertible Preferred Stocks and held on the applicable record date in the ESOP or the Supplemental ESOP), and the denominator of which shall be the excess of one (1.0) over the Voting Fraction, over (ii) the sum of (A) the aggregate number of shares of Common Stock held under the ESOP or the Supplemental ESOP which have been issued upon conversion of the ESOP Convertible Preferred Stocks and have been, on the applicable record date, allocated under the ESOP or the Supplemental ESOP to the accounts of individuals who are members of the IAM Employee Group (as defined in the ESOP),
(B) the product of (x) the number of shares of Common Stock held under the ESOP which have been issued upon conversion of the Class 1 ESOP Convertible Preferred Stock and are held on the applicable record date in the Loan Suspense Account (as defined in the ESOP) under the ESOP multiplied by (y) the Machinist Fraction, and (C) the product of (aa) the number of shares of Common Stock held by the Supplemental ESOP which have been issued upon conversion of the Class 2 ESOP Convertible Preferred Stock and are held on the applicable record date in the Phantom Suspense Account (as defined in the Supplemental ESOP) under the Supplemental ESOP multiplied by (bb) the Machinist Fraction (the excess of clause (i) over clause (ii) being referred to herein as the "Attributed Votes"); and (b) the holder of each share of the Class M Voting Preferred Stock shall be entitled to a number of votes per share (rounded to the nearest one hundred millionth of a vote) equal to the result of dividing
(x) the number of Attributed Votes by (y) the number of shares of Class M Voting Preferred Stock outstanding on the applicable record date. With respect to each vote or consent with a record date occurring on or after the Termination Date, each share of Class M Voting Preferred Stock then outstanding shall be entitled to the number of votes per share (rounded to the nearest one hundred millionth of a vote) equal to a fraction, the numerator of which is the product of (i) the sum of (x) the number of shares of Common Stock into which the ESOP Convertible Preferred Stocks then outstanding can be converted as of the record date with respect to such vote or consent and (y) the number of Available Unissued ESOP Shares as of such record date and (ii) the Machinist Fraction, and the denominator of which is the number of shares of Class M Voting Preferred Stock outstanding as of such record date. For purposes of this Section 8.1, the Corporation shall certify to the holders of Class M Voting Preferred Stock and to the judges or similar officials appointed for the purpose of tabulating votes at any meeting of stockholders as soon as practicable following the record date for the determination of stockholders entitled to notice of or to vote at any meeting of stockholders, but in no event less than five Trading Days before such meeting, with respect to record dates prior to the Termination Date, the number of shares of Common Stock then outstanding and the number of votes entitled to be cast on the matter or matters in question by the holders of all outstanding securities of the Corporation (excluding the Voting Preferred Stocks and the shares of Common Stock issued upon conversion of the ESOP Convertible Preferred Stocks and held on the applicable record date in the ESOP or the Supplemental ESOP) and, with respect to record dates from and after the Termination Date, the number of shares of Common Stock into which a share of ESOP Convertible Preferred Stock was convertible as of the record date for such vote or votes. The Corporation shall be deemed to satisfy the requirements of the preceding sentence if such matters are specified in any proxy statement mailed to all stockholders entitled to vote on such matter or matters.

     Prior to the Termination Date, the outstanding shares of the Voting Preferred Stocks, the Class Pilot MEC Preferred Stock, the Class IAM Preferred Stock and the Class SAM Preferred Stock, together with the shares of Common Stock held by the ESOP and the Supplemental ESOP that were received upon conversion of the ESOP Preferred Stocks, will represent the Voting Fraction (expressed as a percentage) of the votes to be cast in connection with matters (other than the election of directors) submitted to the vote of the holders of the Common Stock and the holders of all other outstanding securities that vote as a single class together with the Common Stock. Subject to any amendment of this Restated Certificate after the date hereof, it is the intent of this Restated Certificate that this Section 8.1 (with respect to the Class M Voting Preferred Stock), Article FOURTH, Part IV, Section 8.1 of the Restated Certificate (with respect to the Class P Voting Preferred Stock) and Article FOURTH, Part VI, Section 8.1 of the Restated Certificate (with respect to the Class S Voting Preferred Stock) be interpreted together to achieve the foregoing result.

     8.2 Unless the affirmative vote or consent of the holders of a greater number of shares of Class M Voting Preferred Stock shall then be required by law or this Restated Certificate, and in addition to any other vote required by law or this Restated Certificate, the affirmative vote or written consent of the holders of at least a majority of all of the outstanding shares of Class M Voting Preferred Stock, voting separately as a class, shall be necessary for authorizing, effecting or validating the amendment, alteration or repeal (including any amendment, alteration or repeal by operation of merger or consolidation) of any of the provisions of this Restated Certificate or of any certificate amendatory thereof or supplemental thereto (including any Certificate of Designation, Preferences and Rights or any similar document relating to any series of Serial Preferred Stock) which would adversely affect the preferences, rights, powers or privileges of the Class M Voting Preferred Stock or of either of the ESOP Convertible Preferred Stocks.

     8.3  For purposes of the foregoing provisions of
Section 8.2, each share of Class M Voting Preferred Stock shall have one (1) vote per share.

     8.4 Notwithstanding anything to the contrary in Sections 7 or 8.1, if at any time prior to the Termination Date, (x) the trustee under either (i) the ESOP or (ii) the Supplemental ESOP (together with the ESOP, the "Employee Plan") either (a) fails to solicit, in accordance with the Employee Plan, timely instructions from Employee Plan participants, the Committee of the ESOP (as defined in the ESOP and hereinafter referred to as the "ESOP Committee") or the Committee of the Supplemental ESOP (as defined in the Supplemental ESOP and, together with the ESOP Committee, the "Committees"), as applicable ("Instructions"), with respect to any matter referred to in clause (y) below, or (b) fails to act in accordance with such Instructions with respect to any matter referred to in clause (y) below (but only if such failure to follow such Instructions is attributable to (i) the trustee having concluded that, based upon the terms of such transaction, the trustee's fiduciary duties require the trustee to fail to follow such instructions or (ii) the unenforceability of the provisions of the ESOP and/or the Supplemental ESOP relating to the solicitation and/or following of such Instructions); (y) either (i) but for the provisions of Article FOURTH, Part VII, Subsection 8.3(a), Article FOURTH, Part VIII, Subsection 8.3(a) and Article FOURTH, Part IX, Subsection 8.3(a) of this Restated Certificate, the vote of the stockholders of the Corporation would have been sufficient, under applicable law, stock exchange listing requirements and this Restated Certificate, as applicable, to approve the Merger Transaction or other Control Transaction (as defined in the ESOP) in question (or, if no stockholder approval would be required by this Restated Certificate, applicable stock exchange listing requirements or applicable law, the trustee enters into a binding commitment in connection with a Control Transaction or a Control Transaction is consummated) or (ii) following the Issue Date, the trustee disposes of an aggregate of 10% or more of the Common Equity (as defined in Article FIFTH, Section 1.26 of this Restated Certificate) initially represented by the ESOP Convertible Preferred Stocks other than in connection with Employee Plan distributions or diversification requirements; and (z) any of the following occur: (a) Instructions with respect to a matter are given, the trustee fails to follow such Instructions and such transaction would not have been approved by stockholders of the Corporation in accordance with the applicable provisions of this Restated Certificate (excluding Article FOURTH, Part VII, Subsection 8.3(a), Article FOURTH, Part VIII, Subsection 8.3(a) and Article FOURTH, Part IX, Subsection 8.3(a) of this Restated Certificate), applicable stock exchange listing requirements or applicable law if the trustee had acted in accordance with such Instructions (or, if no vote of stockholders would be required by this Restated Certificate, applicable stock exchange listing requirements or applicable law, such action by the trustee in respect of such transaction as to which Instructions were so given would not have been authorized had the trustee acted in accordance with such Instructions), (b) the trustee fails to solicit timely Instructions with respect to such matters, such transaction requires the approval of stockholders of the Corporation under applicable provisions of this Restated Certificate, applicable stock exchange listing requirements or applicable law and such approval would not have been obtained (without regard to the provisions of Article FOURTH, Part VII, Subsection 8.3(a), Article FOURTH, Part VIII, Subsection 8.3(a) and Article FOURTH, Part IX, Subsection 8.3(a) of this Restated Certificate) if the trustee had voted against such transaction all of the votes entitled to be cast by such trustee as the holder of securities of the Corporation held under the Employee Plan, or (c) the trustee fails to follow Instructions or to solicit timely Instructions with respect to such matter and no vote of stockholders of the Corporation is required by the Restated Certificate, applicable stock exchange listing requirements or applicable law to approve such transaction (an action or inaction by the trustee under clauses (x) and (z) in connection with a transaction referred to in clause (y) being referred to herein as an "Uninstructed Trustee Action"); then each outstanding share of Class M Voting Preferred Stock shall, immediately and automatically, without any further action on the part of holders thereof or of the Corporation, be converted into shares of Common Stock at the applicable Conversion Rate in accordance with Section 9 hereof.

     Section 9.     Automatic Conversion.

     9.1 Shares of Class M Voting Preferred Stock shall, as provided in Sections 1.2 and 8.4, be automatically converted, from time to time, in part or in whole, respectively, upon (i) any transfer thereof other than a transfer described in clauses (x) and (y) of Section 1.2 or
(ii) an Uninstructed Trustee Action as described in Section 8.4, at a rate of one ten thousandth of a share of Common Stock per share of Class M Voting Preferred Stock to be converted (the "Conversion Rate").

     9.2 At the time that all of the shares of the ESOP Convertible Preferred Stocks cease to be outstanding for any reason whatsoever, including, without limitation, their conversion in full into Common Stock (the "Final Conversion Date"), all outstanding shares of Class M Voting Preferred Stock shall be automatically converted, in full, into shares of Common Stock at the Conversion Rate then in effect.

     9.3 Following any conversion in accordance with Sections 9.1 and 9.2, (i) no holder of Class M Voting Preferred Stock shall have any of the voting powers, preferences, relative, participating, optional or special rights ascribed to shares of Class M Voting Preferred Stock hereunder, but, rather, shall have only the powers and rights pertaining to the Common Stock into which such shares of Class M Voting Preferred Stock have been so converted, and (ii) any holder of Class M Voting Preferred Stock shall be treated for all purposes as the record holder of the shares of Common Stock into which the Class M Voting Preferred Stock shall have been converted as of the date of the conversion of the shares of Class M Voting Preferred Stock.

     9.4 On or after the date of (i) a transfer of shares of Class M Voting Preferred Stock (other than as described in clauses (x) and (y) of Section 1.2), (ii) the Final Conversion Date or (iii) an Uninstructed Trustee Action, each holder of a certificate or certificates formerly representing shares of Class M Voting Preferred Stock converted in accordance with Sections 9.1 and 9.2 shall surrender such certificate or certificates, duly endorsed or assigned to the Corporation or in blank, at the office of the Transfer Agent (if other than the Corporation) in the Borough of Manhattan, City of New York. Unless the shares issuable on conversion are to be issued in the same name as the name in which such certificate is registered, each such certificate shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid or that no such taxes are payable).

     9.5 No fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon conversion of the Class M Voting Preferred Stock. Instead of any fractional interest in a share of Common Stock that would otherwise be deliverable upon the conversion of a share of Class M Voting Preferred Stock, the Corporation shall pay to the holder of such share an amount in cash based upon the Current Market Price of Common Stock on the Trading Day immediately preceding the date of conversion.
If more than one certificate shall be surrendered in respect of such conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion shall be computed on the basis of the aggregate number of shares of Class M Voting Preferred Stock formerly represented by the certificates so surrendered.

     9.6  In the event of an adjustment to the "Conversion
Rate" in effect with respect to the ESOP Convertible
Preferred Stocks, a corresponding adjustment shall be made to the Conversion Rate with respect to the Class M Voting
Preferred Stock.

     Section 10.    Record Holders.   The Corporation and
the Transfer Agent (if other than the Corporation) may deem and treat the record holder of any shares of Class M Voting Preferred Stock as the true and lawful owner thereof for all purposes, and, except as otherwise provided by law, neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.


                        PART VI

         Class S ESOP Voting Junior Preferred Stock

     Unless otherwise indicated, any reference in this Article FOURTH, Part VI to "Section", "Subsection",
"paragraph", "subparagraph" or "clause" shall refer to a Section, Subsection, paragraph, subparagraph or clause of this Article FOURTH, Part VI.

     Section 1.     Number of Shares; Designation;
Issuances; Automatic Conversion.

     1.1 The Class S ESOP Voting Junior Preferred Stock of the Corporation (the "Class S Voting Preferred Stock") shall consist of 4,200,000 shares, par value $0.01 per share.

     1.2 Shares of Class S Voting Preferred Stock shall be issued only to a trustee or trustees acting on behalf of (i) the UAL Corporation Employee Stock Ownership Plan (the "ESOP"), (ii) the UAL Corporation Supplemental ESOP (the "Supplemental ESOP") or (iii) any other employee stock ownership trust or plan or other employee benefit plan of the Corporation or any of its subsidiaries (each, a "Plan"). In the event of any sale, transfer or other disposition (including, without limitation, upon a foreclosure or other realization upon shares of Class S Voting Preferred Stock pledged as security for any loan or loans made to a Plan or to the trustee or the trustees acting on behalf of a Plan) (hereinafter a "transfer") of shares of Class S Voting Preferred Stock to any person (including, without limitation, any participant in a Plan) other than (x) any Plan or trustee or trustees of a Plan or (y) any pledgee of such shares acquiring such shares as security for any loan or loans made to the Plan or to any trustee or trustees acting on behalf of the Plan, the shares of Class S Voting Preferred Stock so transferred, upon such transfer and without any further action by the Corporation or the holder, shall be automatically converted into shares of Common Stock at the applicable Conversion Rate in accordance with Section 9 hereof and thereafter such transferee shall not have any of the voting powers, preferences or relative, participating, optional or special rights ascribed to shares of Class S Voting Preferred Stock hereunder, but, rather, shall have only the powers and rights pertaining to the Common Stock into which such shares of Class S Voting Preferred Stock shall be so converted. In the event of any such automatic conversion provided for in this Section 1.2, such transferee shall be treated for all purposes as the record holder of the shares of Common Stock into which the Class S Voting Preferred Stock shall have been converted as of the date of such conversion. Certificates representing shares of Class S Voting Preferred Stock shall be legended to reflect such consequences of a transfer. The shares of Common Stock issued upon any conversion in accordance with
Section 9 hereof or this Section 1.2 may be transferred by the holder thereof as permitted by law.

     Section 2.     Definitions.   For purposes of the Class
S Voting Preferred Stock, the following terms shall have the meanings indicated:

     2.1 "Available Unissued ESOP Shares" shall have the meaning set forth in Article FIFTH, Section 1.5 of this Restated Certificate.

     2.2 "Board of Directors" shall mean the board of directors of the Corporation or any committee of such board of directors authorized by such board of directors to perform any of its responsibilities with respect to the Class S Voting Preferred Stock.

     2.3 "Business Day" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

     2.4 "Class 1 ESOP Convertible Preferred Stock" shall mean the Class 1 ESOP Convertible Preferred Stock, par value
$0.01 per share, of the Corporation.

     2.5 "Class 2 ESOP Convertible Preferred Stock" shall mean the Class 2 ESOP Convertible Preferred Stock, par value
$0.01 per share, of the Corporation.

     2.6  "Class I Preferred Stock" shall mean the Class I
Junior Preferred Stock, par value $0.01 per share, of the Corporation.

     2.7  "Class IAM Preferred Stock" shall mean the Class
IAM Junior Preferred Stock, par value $0.01 per share, of the Corporation.

     2.8  "Class M Voting Preferred Stock" shall mean the
Class M ESOP Voting Junior Preferred Stock, par value $0.01 per share, of the Corporation.

     2.9  "Class P Voting Preferred Stock" shall mean the
Class P ESOP Voting Junior Preferred Stock, par value $0.01 per share, of the Corporation.

     2.10 "Class Pilot MEC Preferred Stock" shall mean the
Class Pilot MEC Junior Preferred Stock, par value $0.01 per share, of the Corporation.

     2.11 "Class S Voting Preferred Stock" shall have the meaning set forth in Section 1 hereof.

     2.12 "Class SAM Preferred Stock" shall mean the Class
SAM Junior Preferred Stock, par value $0.01 per share, of the Corporation.

     2.13 "Common Stock" shall mean the common stock, par value $0.01 per share, of the Corporation.

     2.14 "Conversion Rate" shall have the meaning set forth in Section 9.1 hereof.

     2.15 "Current Market Price" of publicly traded shares of Common Stock or any other class or series of capital stock or other security of the Corporation or any other issuer for any day shall mean the last reported sales price, regular way on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the New York Stock Exchange Composite Tape or, if such security is not listed or admitted for trading on the New York Stock Exchange, Inc. ("NYSE"), on the principal national securities exchange on which such security is listed or admitted for trading or quoted or, if not listed or admitted for trading or quoted on any national securities exchange, on the Nasdaq National Market or, if such security is not quoted on such National Market, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or, if bid and asked prices for such security on such day shall not have been reported through NASDAQ, the average of the bid and asked prices on such day as furnished by any NYSE member firm regularly making a market in such security selected for such purpose by the Board of Directors.

     2.16 "Director Preferred Stocks" shall mean, collectively, the Class I Preferred Stock, the Class Pilot
MEC Preferred Stock, the Class IAM Preferred Stock and the
Class SAM Preferred Stock.

     2.17 "ESOP Convertible Preferred Stocks" shall mean, collectively, the Class 1 ESOP Convertible Preferred Stock and the Class 2 ESOP Convertible Preferred Stock.

     2.18 "Issue Date" shall mean the first date on which shares of Class S Voting Preferred Stock are issued.

     2.19 "Liquidation Preference" shall have the meaning set forth in Section 4.1 hereof.

     2.20 "Measuring Date" shall mean that date which is the 365th day following the Issue Date.

     2.21 "Restated Certificate" shall mean the Restated
Certificate of Incorporation of the Corporation, as amended from time to time.

     2.22 "Salaried/Management Fraction" shall mean 0.1664.

     2.23 "Series A Preferred Stock" shall mean the series of Serial Preferred Stock of the Corporation, without par value, designated Series A Convertible Preferred Stock in
Article FOURTH, Part I.A of this Restated Certificate.

     2.24 "Series B Preferred Stock" shall mean the series of Serial Preferred Stock of the Corporation, without par value, designated Series B Preferred Stock in Article
FOURTH, Part I.B of this Restated Certificate.

     2.25 "Series C Preferred Stock" shall mean the series of Serial Preferred Stock of the Corporation, without par value, designated Series C Junior Participating Preferred
Stock in Article FOURTH, Part I.C of this Restated
Certificate.

     2.26 "Series D Preferred Stock" shall mean the series of Serial Preferred Stock of the Corporation, without par value, designated Series D Redeemable Preferred Stock in
Article FOURTH, Part I.D of this Restated Certificate.

     2.27 [Reserved]

     2.28 "Set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of capital stock of the Corporation; provided, however, that if any funds for any class or series of stock of the Corporation ranking on a parity with or junior to the Class S Voting Preferred Stock as to distributions upon liquidation, dissolution or winding up of the Corporation are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Class S Voting Preferred Stock shall mean, with respect to such distributions, placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

     2.29 "Termination Date" shall have the meaning set forth in Article FIFTH, Section 1.72 of this Restated
Certificate.

     2.30 "Trading Day" shall mean any day on which the securities in question are traded on the NYSE, or if such securities are not listed or admitted for trading or quoted on the NYSE, on the principal national securities exchange on which such securities are listed or admitted, or if not listed or admitted for trading or quoted on any national securities exchange, on the Nasdaq National Market, or if such securities are not quoted on such National Market, in the applicable securities market in which the securities are traded.

     2.31 "Transfer Agent" means the Corporation or such agent or agents of the Corporation as may be designated from time to time by the Board of Directors as the transfer agent for the Class S Voting Preferred Stock.

     2.32 "Voting Fraction" shall mean 0.55 with respect to votes and consents that have a record date on or prior to the Measuring Date and a fraction that is equivalent to the Adjusted Percentage (as defined in Section 1.10 of the Agreement and Plan of Recapitalization, dated as of March 25, 1994, among the Corporation, the Air Line Pilots Association, International and International Association of Machinists and Aerospace Workers, as amended from time to time) as in effect at the close of business on the Measuring Date with respect to votes and consents that have a record date after the Measuring Date.

     2.33 "Voting Preferred Stocks" shall mean, collectively, the Class P Voting Preferred Stock, the Class
M Voting Preferred Stock and the Class S Voting Preferred
Stock.

     Section 3.     Dividends.   The holders of shares of
the Class S Voting Preferred Stock as such shall not be entitled to receive any dividends or other distributions
(except as provided in Section 4 below).

     Section 4.     Payments upon Liquidation.

     4.1 In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for payment to the holders of any class or series of stock of the Corporation that ranks junior to the Class S Voting Preferred Stock as to amounts distributable upon liquidation, dissolution or winding up of the Corporation, the holders of the shares of Class S Voting Preferred Stock shall be entitled to receive $0.01 per share of Class S Voting Preferred Stock (the "Liquidation Preference"), but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of Class S Voting Preferred Stock shall be insufficient to pay in full the Liquidation Preference and the liquidation preference on all other shares of any class or series of stock of the Corporation that ranks on a parity with the Class S Voting Preferred Stock as to amounts distributable upon liquidation, dissolution or winding up of the Corporation, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Class S Voting Preferred Stock and any such other parity stock ratably in accordance with the respective amounts that would be payable on such shares of Class S Voting Preferred Stock and any such other parity stock if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Corporation with or into one or more corporations, or (ii) a sale, lease, exchange or transfer of all or substantially all of the Corporation's assets, shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

     4.2 Subject to the rights of the holders of shares of any series or class of stock ranking prior to or on a parity with the Class S Voting Preferred Stock as to amounts distributable upon liquidation, dissolution or winding up of the Corporation, after payment shall have been made to the holders of the Class S Voting Preferred Stock, as and to the fullest extent provided in this Section 4, any other series or class of stock of the Corporation that ranks junior to the Class S Voting Preferred Stock as to amounts distributable upon liquidation, dissolution or winding up of the Corporation, shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Class S Voting Preferred Stock shall not be entitled to share therein.

     Section 5.     Shares to be Retired.   All shares of
Class S Voting Preferred Stock which shall have been issued and reacquired in any manner by the Corporation shall be retired and shall not be reissued.

     Section 6.     Ranking.

     6.1 Any class or series of stock of the Corporation shall be deemed to rank:

          (a) prior to the Class S Voting Preferred Stock as to the distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of Class S Voting Preferred Stock;

          (b) on a parity with the Class S Voting Preferred Stock as to the distribution of assets upon liquidation, dissolution or winding up, whether or not the liquidation prices per share thereof be different from those of the Class S Voting Preferred Stock, if the holders of such class or series and the Class S Voting Preferred Stock shall be entitled to the receipt of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective liquidation preferences, without preference or priority one over the other; and

          (c) junior to the Class S Voting Preferred Stock, as to the distribution of assets upon liquidation, dissolution or winding up, if the holders of Class S Voting Preferred Stock shall be entitled to the receipt of amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of shares of such class or series.

     6.2 The Series A Preferred Stock, the Series B Preferred Stock, the Series D Preferred Stock and the ESOP Convertible Preferred Stocks shall be deemed to rank prior to the Class S Voting Preferred Stock as to amounts distributable upon liquidation, dissolution or winding up. The other Voting Preferred Stocks and the Director Preferred Stocks shall each be deemed to rank on a parity with the Class S Voting Preferred Stock as to amounts distributable upon liquidation, dissolution or winding up. The Common Stock and the Series C Preferred Stock shall each be deemed to rank junior to the Class S Voting Preferred Stock as to amounts distributable upon liquidation, dissolution or winding up.

     Section 7.     Consolidation, Merger, etc.

     7.1 In case the Corporation shall enter into any consolidation, merger, share exchange or similar transaction, however named, pursuant to which the outstanding shares of Common Stock are to be exchanged solely for or changed, reclassified or converted solely into stock of any successor, resulting or other company (including the Corporation) (each of the foregoing is referred to herein as "Merger Transaction") that constitutes "qualifying employer securities" with respect to holders of Class S Voting Preferred Stock within the meaning of Section 409(l) of the Code and Section 407(d)(5) of the Employee Retirement Income Security Act of 1974, as amended, or any successor provisions of law, and, if applicable, for a cash payment in lieu of fractional shares, if any, proper provisions shall be made so that upon consummation of such transaction, the shares of Class S Voting Preferred Stock shall be converted into or exchanged for preferred stock of such successor, resulting or other company (the "New Salaried/Management Voting Preferred Stock"), having in respect of such company, except as provided below, the same powers, preferences and relative, participating, optional or other special rights (including the rights provided by this Section 7), and the qualifications, limitations or restrictions thereof, that the Class S Voting Preferred Stock had, in respect of the Corporation, immediately prior to such transaction, except that after such transaction each share of such New Salaried/Management Voting Preferred Stock so received in such transaction upon conversion or exchange of the Class S Voting Preferred Stock shall be convertible, otherwise on the terms and conditions provided by Section 9 hereof, into the number and kind of "qualifying employer securities" receivable in such transaction by a holder of the number of shares of Common Stock into which a share of Class S Voting Preferred Stock could have been converted immediately prior to such transaction; provided, however, that the holder of each share of New Salaried/Management Voting Preferred Stock shall be entitled to a number of votes per share equal to a fraction, the numerator of which is the product of (x) the Salaried/Management Fraction and
(y) the aggregate number of votes that would be entitled to be cast by the holders of the securities of the surviving, resulting or other corporation into which the ESOP Convertible Preferred Stocks are changed, reclassified or converted (collectively, the "New ESOP Convertible Preferred Stocks") upon consummation of such transaction (assuming for such purpose the conversion of the New ESOP Convertible Preferred Stocks), and the denominator of which is the aggregate number of shares of New Salaried/Management Voting Preferred Stock then outstanding; provided, further that if by virtue of the structure of such transaction, a holder of Common Stock is required to make an election with respect to the nature and kind of consideration to be received in such transaction, which election cannot practicably be made by the holders of the Class S Voting Preferred Stock, then the shares of New Salaried/Management Voting Preferred Stock received in such transaction upon conversion or exchange of Class S Voting Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be convertible into or exchangeable solely for "qualifying employer securities" (together, if applicable, with a cash payment in lieu of fractional shares) with the effect provided above on the basis of the number and kind of qualifying employer securities receivable in such transaction by a holder of the number of shares of Common Stock into which such shares of Class S Voting Preferred Stock could have been converted immediately prior to such transaction (provided that if the kind or amount of qualifying employer securities receivable in such transaction is not the same for each such share of Common Stock, then the kind and amount so receivable in such transaction for each share of Common Stock for this purpose shall be deemed to be the kind and amount so receivable per share by the plurality of such shares of Common Stock). The rights of the New Salaried/Management Voting Preferred Stock so received in such transaction upon conversion or exchange of the Class S Voting Preferred Stock shall successively be subject to adjustment pursuant to Section 9 hereof following such transaction as nearly equivalent to the adjustments provided for by such Section prior to such transaction.

     7.2 In case the Corporation shall enter into any Merger Transaction, however named, pursuant to which the outstanding shares of Common Stock are exchanged for or changed, reclassified or converted into other stock or securities or cash or any other property, or any combination thereof, other than any such consideration which is constituted solely of "qualifying employer securities" (as referred to in Section 7.1) and cash payments, if applicable, in lieu of fractional shares, proper provisions shall be made so that each outstanding share of Class S Voting Preferred Stock shall, by virtue of and upon consummation of such transaction, on the same terms as are applicable to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in like kind) receivable by holders of the number of shares of Common Stock into which such shares of Class S Voting Preferred Stock could have been converted immediately prior to such transaction; provided, however, that if by virtue of the structure of such transaction, a holder of Common Stock is required to make an election with respect to the nature and kind of consideration to be received in such transaction, which election cannot practicably be made by holders of the Class
S Voting Preferred Stock, then the shares of Class S Voting Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in kind) receivable by a holder of the number of shares of Common Stock into which such shares of Class S Voting Preferred Stock could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any rights of election to receive any kind or amount of stock, securities, cash or other property receivable in such transaction (provided that if the kind or amount of stock, securities, cash or other property receivable in such transaction are not the same for each non-electing share, then the kind and amount of stock, securities, cash or other property so receivable upon such transaction for each non-electing share shall be the kind and amount so receivable per share by the plurality of the non-electing shares).

     7.3 In case the Corporation shall enter into any agreement providing for any Merger Transaction described in Sections 7.1 or 7.2, then the Corporation shall as soon as practicable thereafter (and in any event at least fifteen
(15) Business Days before consummation of such transaction) give notice of such agreement and the material terms thereof to each holder of Class S Voting Preferred Stock. The Corporation shall not consummate any such Merger Transaction unless all of the terms of this Section 7 have been complied with.

     Section 8.     Voting.   The holders of shares of Class
S Voting Preferred Stock shall have the following voting rights:

     8.1 Except as otherwise required by law or provided in this Restated Certificate, the holders of Class S Voting Preferred Stock shall be entitled to vote on all matters submitted to a vote of the holders of Common Stock of the Corporation, voting together as a single class with the holders of Common Stock and the holders of such other classes and series of stock that vote together with the Common Stock as a single class; provided, however, that prior to the Termination Date, the holders of Class S Voting Preferred Stock shall not be entitled to vote with respect to the election of the members of the Board of Directors. For purposes of this Section 8.1, with respect to any vote or consent with a record date occurring prior to the Termination Date, (a) the holders of the shares of Class S Voting Preferred Stock from time to time outstanding shall, collectively, be entitled to a number of votes (rounded to the nearest whole vote) equal to the excess of (i) the product of (I) the Salaried/Management Fraction, (II) the Voting Fraction and (III) a fraction, the numerator of which shall be the number of votes entitled to be cast on the matter by the holders of all outstanding securities of the Corporation (excluding the Voting Preferred Stocks and the shares of Common Stock issued upon conversion of the ESOP Convertible Preferred Stocks and held on the applicable record date in the ESOP or the Supplemental ESOP), and the denominator of which shall be the excess of one (1.0) over the Voting Fraction, over (ii) the sum of (A) the aggregate number of shares of Common Stock held under the ESOP or the Supplemental ESOP which have been issued upon conversion of the ESOP Convertible Preferred Stocks and have been, on the applicable record date, allocated under the ESOP or the Supplemental ESOP to the accounts of individuals who are members of the Salaried/Management Employee Group (as defined in the ESOP), (B) the product of (x) the number of shares of Common Stock held under the ESOP which have been issued upon conversion of the Class 1 ESOP Convertible Preferred Stock and are held on the applicable record date in the Loan Suspense Account (as defined in the ESOP) under the ESOP multiplied by (y) the Salaried/Management Fraction, and (C) the product of (aa) the number of shares of Common Stock held by the Supplemental ESOP which have been issued upon conversion of the Class 2 ESOP Convertible Preferred Stock and are held on the applicable record date in the Phantom Suspense Account (as defined in the Supplemental
ESOP) under the Supplemental ESOP multiplied by (bb) the Salaried/Management Fraction (the excess of clause (i) over clause (ii) being referred to herein as the "Attributed Votes"); and (b) the holder of each share of the Class S Voting Preferred Stock shall be entitled to a number of votes per share (rounded to the nearest one hundred millionth of a vote) equal to the result of dividing (x) the number of Attributed Votes by (y) the number of shares of Class S Voting Preferred Stock outstanding on the applicable record date. With respect to each vote or consent with a record date occurring on or after the Termination Date, each share of Class S Voting Preferred Stock then outstanding shall be entitled to the number of votes per share (rounded to the nearest one hundred millionth of a vote) equal to a fraction, the numerator of which is the product of (i) the sum of (x) the number of shares of Common Stock into which the ESOP Convertible Preferred Stocks then outstanding can be converted as of the record date with respect to such vote or consent and (y) the number of Available Unissued ESOP Shares as of such record date and (ii) the Salaried/Management Fraction, and the denominator of which is the number of shares of Class S Voting Preferred Stock outstanding as of such record date. For purposes of this
Section 8.1, the Corporation shall certify to the holders of Class S Voting Preferred Stock and to the judges or similar officials appointed for the purpose of tabulating votes at any meeting of stockholders as soon as practicable following the record date for the determination of stockholders entitled to notice of or to vote at any meeting of stockholders, but in no event less than five Trading Days before such meeting, with respect to record dates prior to the Termination Date, the number of shares of Common Stock then outstanding and the number of votes entitled to be cast on the matter or matters in question by the holders of all outstanding securities of the Corporation (excluding the Voting Preferred Stocks and the shares of Common Stock issued upon conversion of the ESOP Convertible Preferred Stocks and held on the applicable record date in the ESOP or the Supplemental ESOP) and, with respect to record dates from and after the Termination Date, the number of shares of Common Stock into which a share of ESOP Convertible Preferred Stock was convertible as of the record date for such vote or votes. The Corporation shall be deemed to satisfy the requirements of the preceding sentence if such matters are specified in any proxy statement mailed to all stockholders entitled to vote on such matter or matters.

     Prior to the Termination Date, the outstanding shares of the Voting Preferred Stocks, the Class Pilot MEC Preferred Stock, the Class IAM Preferred Stock and the Class SAM Preferred Stock, together with the shares of Common Stock held by the ESOP and the Supplemental ESOP that were received upon conversion of the ESOP Preferred Stocks, will represent the Voting Fraction (expressed as a percentage) of the votes to be cast in connection with matters (other than the election of directors) submitted to the vote of the holders of the Common Stock and the holders of all other outstanding securities that vote as a single class together with the Common Stock. Subject to any amendment of this Restated Certificate after the date hereof, it is the intent of this Restated Certificate that this Section 8.1 (with respect to the Class S Voting Preferred Stock), Article FOURTH, Part V, Section 8.1 of the Restated Certificate (with respect to the Class M Voting Preferred Stock) and Article FOURTH, Part IV, Section 8.1 of the Restated Certificate (with respect to the Class P Voting Preferred Stock) be interpreted together to achieve the foregoing result.

     8.2 Unless the affirmative vote or consent of the holders of a greater number of shares of Class S Voting Preferred Stock shall then be required by law or this Restated Certificate, and in addition to any other vote required by law or this Restated Certificate, the affirmative vote or written consent of the holders of at least a majority of all of the outstanding shares of Class S Voting Preferred Stock, voting separately as a class, shall be necessary for authorizing, effecting or validating the amendment, alteration or repeal (including any amendment, alteration or repeal by operation of merger or consolidation) of any of the provisions of this Restated Certificate or of any certificate amendatory thereof or supplemental thereto (including any Certificate of Designation, Preferences and Rights or any similar document relating to any series of Serial Preferred Stock) which would adversely affect the preferences, rights, powers or privileges of the Class S Voting Preferred Stock or of either of the ESOP Convertible Preferred Stocks.

     8.3  For purposes of the foregoing provisions of
Section 8.2, each share of Class S Voting Preferred Stock shall have one (1) vote per share.

     8.4 Notwithstanding anything to the contrary in Sections 7 or 8.1, if at any time prior to the Termination Date, (x) the trustee under either (i) the ESOP or (ii) the Supplemental ESOP (together with the ESOP, the "Employee Plan") either (a) fails to solicit, in accordance with the Employee Plan, timely instructions from Employee Plan participants, the Committee of the ESOP (as defined in the ESOP and hereinafter referred to as the "ESOP Committee") or the Committee of the Supplemental ESOP (as defined in the Supplemental ESOP and, together with the ESOP Committee, the "Committees"), as applicable ("Instructions"), with respect to any matter referred to in clause (y) below, or (b) fails to act in accordance with such Instructions with respect to any matter referred to in clause (y) below (but only if such failure to follow such Instructions is attributable to (i) the trustee having concluded that, based upon the terms of such transaction, the trustee's fiduciary duties require the trustee to fail to follow such instructions or (ii) the unenforceability of the provisions of the ESOP and/or the Supplemental ESOP relating to the solicitation and/or following of such Instructions); (y) either (i) but for the provisions of Article FOURTH, Part VII, Subsection 8.3(a), Article FOURTH, Part VIII, Subsection 8.3(a) and Article FOURTH, Part IX, Subsection 8.3(a) of this Restated Certificate, the vote of the stockholders of the Corporation would have been sufficient, under applicable law, stock exchange listing requirements and this Restated Certificate, as applicable, to approve the Merger Transaction or other Control Transaction (as defined in the ESOP) in question (or, if no stockholder approval would be required by this Restated Certificate, applicable stock exchange listing requirements or applicable law, the trustee enters into a binding commitment in connection with a Control Transaction or a Control Transaction is consummated) or (ii) following the Issue Date, the trustee disposes of an aggregate of 10% or more of the Common Equity (as defined in Article FIFTH, Section 1.26 of this Restated Certificate) initially represented by the ESOP Convertible Preferred Stocks other than in connection with Employee Plan distributions or diversification requirements; and (z) any of the following occur: (a) Instructions with respect to a matter are given, the trustee fails to follow such Instructions and such transaction would not have been approved by stockholders of the Corporation in accordance with the applicable provisions of this Restated Certificate (excluding Article FOURTH, Part VII, Subsection 8.3(a), Article FOURTH, Part VIII, Subsection 8.3(a) and Article FOURTH, Part IX, Subsection 8.3(a) of this Restated Certificate), applicable stock exchange listing requirements or applicable law if the trustee had acted in accordance with such Instructions (or, if no vote of stockholders would be required by this Restated Certificate, applicable stock exchange listing requirements or applicable law, such action by the trustee in respect of such transaction as to which Instructions were so given would not have been authorized had the trustee acted in accordance with such Instructions, (b) the trustee fails to solicit timely Instructions with respect to such matters, such transaction requires the approval of stockholders of the Corporation under applicable provisions of this Restated Certificate, applicable stock exchange listing requirements or applicable law and such approval would not have been obtained (without regard to the provisions of Article FOURTH, Part VII, Subsection 8.3(a), Article FOURTH, Part VIII, Subsection 8.3(a) and Article FOURTH, Part IX, Subsection 8.3(a) of this Restated Certificate) if the trustee had voted against such transaction all of the votes entitled to be cast by such trustee as the holder of securities of the Corporation held under the Employee Plan, or (c) the trustee fails to follow Instructions or to solicit timely Instructions with respect to such matter and no vote of stockholders of the Corporation is required by the Restated Certificate, applicable stock exchange listing requirements or applicable law to approve such transaction (an action or inaction by the trustee under clauses (x) and (z) in connection with a transaction referred to in clause (y) being referred to herein as an "Uninstructed Trustee Action"); then each outstanding share of Class S Voting Preferred Stock shall, immediately and automatically, without any further action on the part of holders thereof or of the Corporation, be converted into shares of Common Stock at the applicable Conversion Rate in accordance with Section 9 hereof.

     Section 9.     Automatic Conversion.

     9.1 Shares of Class S Voting Preferred Stock shall, as provided in Sections 1.2 and 8.4, be automatically converted, from time to time, in part or in whole, respectively, upon (i) any transfer thereof other than a transfer described in clauses (x) and (y) of Section 1.2 or
(ii) an Uninstructed Trustee Action as described in Section 8.4, at a rate of one ten thousandth of a share of Common Stock per share of Class S Voting Preferred Stock to be converted (the "Conversion Rate").

     9.2 At the time that all of the shares of the ESOP Convertible Preferred Stocks cease to be outstanding for any reason whatsoever, including, without limitation, their conversion in full into Common Stock (the "Final Conversion Date"), all outstanding shares of Class S Voting Preferred Stock shall be automatically converted, in full, into shares of Common Stock at the Conversion Rate then in effect.

     9.3 Following any conversion in accordance with Sections 9.1 and 9.2, (i) no holder of Class S Voting Preferred Stock shall have any of the voting powers, preferences, relative, participating, optional or special rights ascribed to shares of Class S Voting Preferred Stock hereunder, but, rather, shall have only the powers and rights pertaining to the Common Stock into which such shares of Class S Voting Preferred Stock have been so converted, and (ii) any holder of Class S Voting Preferred Stock shall be treated for all purposes as the record holder of the shares of Common Stock into which the Class S Voting Preferred Stock shall have been converted as of the date of the conversion of the shares of Class S Voting Preferred Stock.

     9.4 On or after the date of (i) a transfer of shares of Class S Voting Preferred Stock (other than as described in clauses (x) and (y) of Section 1.2), (ii) the Final Conversion Date or (iii) an Uninstructed Trustee Action, each holder of a certificate or certificates formerly representing shares of Class S Voting Preferred Stock converted in accordance with Sections 9.1 and 9.2 shall surrender such certificate or certificates, duly endorsed or assigned to the Corporation or in blank, at the office of the Transfer Agent (if other than the Corporation) in the Borough of Manhattan, City of New York. Unless the shares issuable on conversion are to be issued in the same name as the name in which such certificate is registered, each such certificate shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid or that no such taxes are payable).

     9.5 No fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon conversion of the Class S Voting Preferred Stock. Instead of any fractional interest in a share of Common Stock that would otherwise be deliverable upon the conversion of a share of Class S Voting Preferred Stock, the Corporation shall pay to the holder of such share an amount in cash based upon the Current Market Price of Common Stock on the Trading Day immediately preceding the date of conversion.
If more than one certificate shall be surrendered in respect of such conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion shall be computed on the basis of the aggregate number of shares of Class S Voting Preferred Stock formerly represented by the certificates so surrendered.

     9.6  In the event of an adjustment to the "Conversion
Rate" in effect with respect to the ESOP Convertible
Preferred Stocks, a corresponding adjustment shall be made to the Conversion Rate with respect to the Class S Voting
Preferred Stock.

     Section 10.    Record Holders.   The Corporation and
the Transfer Agent (if other than the Corporation) may deem and treat the record holder of any shares of Class S Voting Preferred Stock as the true and lawful owner thereof for all purposes, and, except as otherwise provided by law, neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.


                         PART VII

            Class Pilot MEC Junior Preferred Stock

     Unless otherwise indicated, any reference in this Article FOURTH, Part VII to "Section", "Subsection",
"paragraph", "subparagraph" or "clause" shall refer to a Section, Subsection, paragraph, subparagraph or clause of this Article FOURTH, Part VII.

     Section 1.     Number of Shares; Designation; Issuance;
Restrictions on Transfer.

     1.1  The Class Pilot MEC Junior Preferred Stock of the
Corporation (the "Class Pilot MEC Preferred Stock") shall consist of one (1) share, par value $0.01.

     1.2 The share of Class Pilot MEC Preferred Stock shall be issued only to (i) the United Airlines Pilots Master Executive Council of the Air Line Pilots Association, International ("ALPA") pursuant to ALPA's authority as the collective bargaining representative for the crafts or class of pilots employed by United Air Lines, Inc. (the "MEC") or
(ii) a duly authorized agent acting for the benefit of the MEC. Any purported sale, transfer, pledge or other disposition (hereinafter a "transfer") of the share of Class Pilot MEC Preferred Stock to any person, other than a successor to the MEC or a duly authorized agent acting for the benefit of such successor, shall be null and void and of no force and effect. Upon any purported transfer of the share of Class Pilot MEC Preferred Stock by the holder thereof other than as expressly permitted above, and without any further action by the Corporation or such holder, such share shall, to the extent of funds legally available therefor and subject to the other provisions of this Restated Certificate, be automatically redeemed by the Corporation in accordance with Section 9 hereof, and thereupon such share shall no longer be deemed outstanding, and neither such holder nor any purported transferee thereof shall have in respect thereof any of the voting powers, preferences or relative, participating, optional or special rights ascribed to the share of Class Pilot MEC Preferred Stock hereunder, but rather such holder thereafter shall only be entitled to receive the amount payable upon redemption in accordance with Section 9. The certificate representing the share of Class Pilot MEC Preferred Stock shall be legended to reflect the restrictions on transfer and automatic redemption provided for herein.

     Section 2.     Definitions.   For purposes of the Class
Pilot MEC Preferred Stock, the following terms shall have the meanings indicated:

     2.1  "Affiliate" shall have the meaning defined in Rule
12b-2 under the Securities Exchange Act of 1934, as amended, or any successor thereto.

     2.2 "ALPA Termination Date" shall have the meaning set forth in Section 8 hereof.

     2.3 "Board of Directors" shall mean the board of directors of the Corporation or any committee thereof authorized by such board of directors to perform any of its responsibilities with respect to the Class Pilot MEC
Preferred Stock.

     2.4 "Business Day" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

     2.5  "Class I Preferred Stock" shall mean the Class I
Junior Preferred Stock, par value $0.01 per share, of the Corporation.

     2.6  "Class IAM Preferred Stock" shall mean the Class
IAM Junior Preferred Stock, par value $0.01 per share, of the Corporation.

     2.7  "Class M Voting Preferred Stock" shall mean the
Class M ESOP Voting Junior Preferred Stock, par value $0.01 per share, of the Corporation.

     2.8  "Class P Voting Preferred Stock" shall mean the
Class P ESOP Voting Junior Preferred Stock, par value $0.01 per share, of the Corporation.

     2.9 "Class Pilot MEC Preferred Stock" shall have the meaning set forth in Section 1 hereof.

     2.10 "Class S Voting Preferred Stock" shall mean the
Class S ESOP Voting Junior Preferred Stock, par value $0.01 per share, of the Corporation.

     2.11 "Class SAM Preferred Stock" shall mean the Class
SAM Junior Preferred Stock, par value $0.01 per share, of the Corporation.

     2.12 "Common Stock" shall mean the common stock, par value $0.01 per share, of the Corporation.

     2.13 "Director Preferred Stocks" shall mean, collectively, the Class I Preferred Stock, the Class IAM
Preferred Stock, the Class Pilot MEC Preferred Stock and the
Class SAM Preferred Stock.

     2.14 "ESOP Convertible Preferred Stocks" shall mean, collectively, the Class 1 ESOP Convertible Preferred Stock and the Class 2 ESOP Convertible Preferred Stock, each of the par value of $0.01 per share, of the Corporation.

     2.15 "Issue Date" shall mean the first date on which shares of Class Pilot MEC Preferred Stock are issued.

     2.16 "Liquidation Preference" shall have the meaning set forth in Section 4.1 hereof.

     2.17 "Measuring Date" shall mean that date which is the 365th day following the Issue Date.

     2.18 "Pilot Fraction" shall mean 0.4623.

     2.19 "Restated Certificate" shall mean the Restated
Certificate of Incorporation of the Corporation, as amended from time to time.

     2.20 "Series A Preferred Stock" shall mean the series of Serial Preferred Stock of the Corporation, without par value, designated Series A Convertible Preferred Stock in
Article FOURTH, Part I.A of this Restated Certificate.

     2.21 "Series B Preferred Stock" shall mean the series of Serial Preferred Stock of the Corporation, without par value, designated Series B Preferred Stock in Article
FOURTH, Part I.B of this Restated Certificate.

     2.22 "Series C Preferred Stock" shall mean the series of Serial Preferred Stock of the Corporation, without par value, designated Series C Junior Participating Preferred
Stock in Article FOURTH, Part I.C of this Restated
Certificate.

     2.23 "Series D Preferred Stock" shall mean the series of Serial Preferred Stock of the Corporation, without par value, designated Series D Redeemable Preferred Stock in
Article FOURTH, Part I.D of this Restated Certificate.

     2.24 [Reserved]

     2.25 "set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of capital stock of the Corporation; provided, however, that if any funds for any class or series of stock of the Corporation ranking on a parity with or junior to the Class Pilot MEC Preferred Stock as to distributions upon liquidation, dissolution or winding up of the Corporation are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Class Pilot MEC Preferred Stock shall mean, with respect to such distributions, placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

     2.26 "Termination Date" shall have the meaning set forth in Article FIFTH, Section 1.72 of this Restated
Certificate.

     2.27 "Trading Day" shall mean any day on which the securities in question are traded on the New York Stock Exchange, Inc. (the "NYSE"), or if such securities are not listed or admitted for trading or quoted on the NYSE, on the principal national securities exchange on which such securities are listed or admitted, or if not listed or admitted for trading or quoted on any national securities exchange, on the Nasdaq National Market, or if such securities are not quoted on such National Market, in the applicable securities market in which the securities are traded.

     2.28 "Transfer Agent" means the Corporation or such agent or agents of the Corporation as may be designated from time to time by the Board of Directors as the transfer agent for the Class Pilot MEC Preferred Stock.

     2.29 "Voting Fraction" shall mean 0.55 with respect to votes or consents that have a record date on or prior to the Measuring Date, and a fraction that is equivalent to the Adjusted Percentage (as defined in Section 1.10 of the Agreement and Plan of Recapitalization, dated as of March 25, 1994, among the Corporation, the Air Line Pilots Association, International and International Association of Machinists and Aerospace Workers, as amended from time to time) as in effect at the close of business on the Measuring Date with respect to votes and consents that have a record date after the Measuring Date.

     2.30 "Voting Preferred Stocks" shall mean, collectively, the Class P Voting Preferred Stock, the Class
M Voting Preferred Stock and the Class S Voting Preferred
Stock.

     Section 3.     Dividends.   The holder of the share of
Class Pilot MEC Preferred Stock as such shall not be entitled to receive any dividends or other distributions
(except as provided in Section 4).

     Section 4.     Payments upon Liquidation.

     4.1 In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for payment to the holders of any class or series of stock of the Corporation that ranks junior to the Class Pilot MEC Preferred Stock as to amounts distributable upon liquidation, dissolution or winding up of the Corporation, the holder of the share of Class Pilot MEC Preferred Stock shall be entitled to receive $0.01 per share of Class Pilot MEC Preferred Stock (the "Liquidation Preference"), but such holder shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable to the holder of the share of Class Pilot MEC Preferred Stock shall be insufficient to pay in full the Liquidation Preference and the liquidation preference on all other shares of any class or series of stock of the Corporation that ranks on a parity with the Class Pilot MEC Preferred Stock as to amounts distributable upon liquidation, dissolution or winding up of the Corporation, then such assets, or the proceeds thereof, shall be distributed among the holder of the share of Class Pilot MEC Preferred Stock and any such other parity stock ratably in accordance with the respective amounts that would be payable on such share of Class Pilot MEC Preferred Stock and any such other parity stock if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Corporation with or into one or more corporations, or (ii) a sale, lease, exchange or transfer of all or substantially all of the Corporation's assets, shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

     4.2 Subject to the rights of the holders of shares of any series or class of stock ranking prior to or on a parity with the Class Pilot MEC Preferred Stock as to amounts distributable upon liquidation, dissolution or winding up of the Corporation, after payment shall have been made to the holder of the share of Class Pilot MEC Preferred Stock, as and to the fullest extent provided in this Section 4, any series or class of stock of the Corporation that ranks junior to the Class Pilot MEC Preferred Stock as to amounts distributable upon liquidation, dissolution or winding up of the Corporation, shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holder of the share of Class Pilot MEC Preferred Stock shall not be entitled to share therein.

     Section 5.     Shares to be Retired.   The share of
Class Pilot MEC Preferred Stock which shall have been issued and reacquired in any manner (other than redemption pursuant to Section 9.1) by the Corporation shall be retired and restored to the status of an authorized but unissued share of Class Pilot MEC Preferred Stock and, in the event of the redemption of such share pursuant to Section 9.1 hereof, shall not be reissued.

     Section 6.     Ranking.

     6.1 Any class or series of stock of the Corporation shall be deemed to rank:

          (a) prior to the Class Pilot MEC Preferred Stock as to the distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holder of Class Pilot MEC Preferred Stock;

          (b)  on a parity with the Class Pilot MEC
     Preferred Stock as to the distribution of assets upon liquidation, dissolution or winding up, whether or not the liquidation prices per share thereof be different from those of the Class Pilot MEC Preferred Stock, if the holders of such class or series and the Class Pilot MEC Preferred Stock shall be entitled to the receipt of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective liquidation preferences, without preference or priority one over the other; and

          (c)  junior to the Class Pilot MEC Preferred
     Stock, as to the distribution of assets upon liquidation, dissolution or winding up, if the holder of Class Pilot MEC Preferred Stock shall be entitled to the receipt of amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of shares of such class or series.

     6.2 The Series A Preferred Stock, the Series B Preferred Stock, the Series D Preferred Stock and the ESOP Convertible Preferred Stocks shall be deemed to rank prior to the Class Pilot MEC Preferred Stock as to amounts distributable upon liquidation, dissolution or winding up. The other Director Preferred Stocks and the Voting Preferred Stocks shall each be deemed to rank on a parity with the Class Pilot MEC Preferred Stock as to amounts distributable upon liquidation, dissolution or winding up. The Common Stock and the Series C Preferred Stock shall each be deemed to rank junior to the Class Pilot MEC Preferred Stock as to amounts distributable upon liquidation, dissolution or winding up.

     Section 7.     Consolidation, Merger, etc.

     7.1  In case the Corporation enters into any
consolidation, merger, share exchange or similar transaction, however named, involving the Corporation or its subsidiary, United Air Lines, Inc. ("United") (or any successor to all or substantially all the assets or business of United), pursuant to which the outstanding shares of Common Stock are to be exchanged for or changed, reclassified or converted into securities of any successor or resulting or other company (including the Corporation), or cash or other property (each of the foregoing transactions is referred to herein as a "Merger Transaction"), proper provision shall be made so that, upon consummation of such transaction, the share of Class Pilot MEC Preferred Stock shall be converted, reclassified or changed into or exchanged for preferred stock of such successor or resulting or other company having, in respect of such company, the same powers, preferences and relative, participating, optional or other special rights (including the rights provided by this Section 7), and the qualifications, limitations or restrictions thereof, that the Class Pilot MEC Preferred Stock had, in respect of the Corporation, immediately prior to such transaction; specifically including, without limitation, the right, until the ALPA Termination Date, to elect one member of the board of directors (or similar governing body) of such company.

     7.2 In case the Corporation shall enter into any agreement providing for any Merger Transaction, then the Corporation shall as soon as practicable thereafter (and in any event at least fifteen (15) Business Days before consummation of such transaction) give notice of such agreement and the material terms thereof to the holder of the share of Class Pilot MEC Preferred Stock. The Corporation shall not consummate any such Merger Transaction unless all of the terms of this Section 7 and Section 8 have been complied with.

     Section 8.     Voting.   The holder of the share of
Class Pilot MEC Preferred Stock shall have the following voting rights:

     8.1  Until the later of (i) the Termination Date and
(ii) such time as there are no longer any persons represented by the Air Line Pilots Association, International (or any successor organization) employed by the Corporation or any of its Affiliates (the "ALPA Termination Date"), the holder of the share of Class Pilot MEC Preferred Stock shall have the right (a) voting as a separate class, to elect one Class Pilot MEC Director (as defined in Article FIFTH, Section 2.2 of this Restated Certificate) to the Board of Directors and (b) voting together as a single class with the holders of Common Stock and the holders of such other classes or series of stock that vote together with the Common Stock as a single class, to vote on all matters submitted to a vote of the holders of Common Stock of the Corporation (other than the election of Public Directors, as defined in Article FIFTH, Section 2.3), except as otherwise required by law.

     8.2 Notwithstanding anything to the contrary in Sections 7.1, 7.2 or 8.1, if at any time prior to the Termination Date, (x) the trustee under either (i) the UAL Corporation Employee Stock Ownership Plan (the "ESOP") or
(ii) the UAL Corporation Supplemental ESOP (together with the ESOP, the "Plan") either (a) fails to solicit, in accordance with the Plan, timely instructions from Plan participants, the Committee of the ESOP (as defined in the ESOP and hereinafter referred to as the "ESOP Committee") or the Committee of the Supplemental ESOP (as defined in the Supplemental ESOP and, together with the ESOP Committee, the "Committees"), as applicable ("Instructions"), with respect to any matter referred to in clause (y) below, or (b) fails to act in accordance with such Instructions with respect to any matter referred to in clause (y) below (but only if such failure to follow such Instructions is attributable to (i) the trustee having concluded that, based upon the terms of such transaction, the trustee's fiduciary duties require the trustee to fail to follow such Instructions or (ii) the unenforceability of the provisions of the ESOP and/or the Supplemental ESOP relating to the solicitation and/or following of such Instructions); (y) either (i) but for the provisions of Subsection 8.3(a) and Article FOURTH, Part VIII, Subsection 8.3(a) and Article FOURTH, Part IX, Subsection 8.3(a) of this Restated Certificate, the vote of the stockholders of the Corporation would have been sufficient, under applicable law, stock exchange listing requirements and this Restated Certificate, as applicable, to approve the Merger Transaction or other Control Transaction (as defined in the ESOP) in question (or, if no stockholder approval would be required by this Restated Certificate, applicable stock exchange listing requirements or applicable law, the trustee enters into a binding commitment in connection with a Control Transaction or a Control Transaction is consummated) or (ii) following the Issue Date, the trustee disposes of an aggregate of 10% or more of the Common Equity (as defined in Article FIFTH, Section 1.26 of this Restated Certificate) initially represented by the ESOP Convertible Preferred Stocks other than in connection with Plan distributions; and (z) any of the following occur: (a) Instructions with respect to a matter are given, the trustee fails to follow such Instructions and such transaction would not have been approved by stockholders of the Corporation in accordance with the applicable provisions of this Restated Certificate (excluding Subsection 8.3(a) and Article FOURTH, Part VIII, Subsection 8.3(a) and Article FOURTH, Part IX, Subsection 8.3(a) of this Restated Certificate), applicable stock exchange listing requirements or applicable law if the trustee had acted in accordance with such Instructions (or, if no vote of stockholders would be required by this Restated Certificate, applicable stock exchange listing requirements or applicable law, such action by the trustee in respect of such transaction as to which Instructions were so given would not have been authorized had the trustee acted in accordance with such Instructions), (b) the trustee fails to solicit timely Instructions with respect to such matters, such transaction requires the approval of stockholders of the Corporation under applicable provisions of this Restated Certificate, applicable stock exchange listing requirements or applicable law and such approval would not have been obtained (without regard to Subsection 8.3(a) and Article FOURTH, Part VIII, Subsection 8.3(a) and Article FOURTH, Part IX, Subsection 8.3(a) of this Restated Certificate) if the trustee had voted against such transaction all of the votes entitled to be cast by such trustee as the holder of securities of the Corporation held under the Plan, or (c) the trustee fails to follow Instructions or to solicit timely Instructions with respect to such matter and no vote of stockholders of the Corporation is required by the Restated Certificate, applicable stock exchange listing requirements or applicable law to approve such transaction (an action or inaction by the trustee under clauses (x) and (z) in connection with a transaction referred to in clause (y) being referred to herein as an "Uninstructed Trustee Action"); then, (I) the Merger Transaction or other Control Transaction referred to in clause (y)(i) of Section 8.2 involving an Uninstructed Trustee Action, if it requires stockholder approval under applicable law, stock exchange listing requirements or this Restated Certificate, must also be approved by the vote of stockholders described in Subsection 8.3(a), and (II) from and after such Uninstructed Trustee Action, in addition to the voting rights provided for under Section 8.1, the share of Class Pilot MEC Preferred Stock shall have the voting rights set forth in Subsection 8.3(b).

     8.3 (a) In addition to any other vote or consent of stockholders required by this Restated Certificate, applicable stock exchange listing requirements or applicable law, any Merger Transaction or other Control Transaction referred to in clause (y)(i) of Section 8.2 involving an Uninstructed Trustee Action that requires stockholder approval under applicable law, stock exchange listing requirements or this Restated Certificate must also be approved by at least a majority of the votes entitled to be cast in respect of all outstanding shares of the Class Pilot MEC Preferred Stock, the Class IAM Preferred Stock, the Class SAM Preferred Stock, the Common Stock and such other classes and series of stock that vote together with the Common Stock as a single class (other than the Voting Preferred Stocks), with all such shares voting, for purposes of this paragraph, as a single class, and for purposes of such vote the Class Pilot MEC Preferred Stock shall be entitled to cast a number of votes calculated in accordance with Subsection 8.3(c).

     (b) Except as otherwise required by law or provided in this Restated Certificate, from and after an Uninstructed Trustee Action, the holder of the share of Class Pilot MEC Preferred Stock shall be entitled to vote on all matters submitted to a vote of the holders of Common Stock, voting together as a single class with the holders of Class IAM Preferred Stock, the holders of Class SAM Preferred Stock, the holders of Common Stock and the holders of such other classes and series of stock that vote together with the Common Stock as a single class (other than the Voting Preferred Stocks) and for purposes of such vote the Class Pilot MEC Preferred Stock shall be entitled to cast a number of votes calculated in accordance with Subsection 8.3(c); provided, however, that, except as provided in Section 8.1, prior to the Termination Date, the holder of the share of Class Pilot MEC Preferred Stock shall not be entitled to vote with the holders of Common Stock with respect to the election of the members of the Board of Directors.

     (c) With respect to any vote or consent (i) with respect to which the Class Pilot MEC Preferred Stock is entitled to vote pursuant to Subsection 8.3(a) or (ii) with respect to which the Class Pilot MEC Preferred Stock is entitled to vote pursuant to Subsection 8.3(b) and the record date for which occurs after an Uninstructed Trustee Action and prior to the Termination Date, the holder of the share of Class Pilot MEC Preferred Stock shall be entitled to a number of votes (rounded to the nearest whole vote) equal to the product of (I) the Pilot Fraction, (II) the Voting Fraction and (III) a fraction, the numerator of which shall be the number of votes entitled to be cast on the matter by the holders of all outstanding securities of the Corporation (excluding the Class IAM Preferred Stock and the Class SAM Preferred Stock), and the denominator of which shall be the excess of one (1.0) over the Voting Fraction (the "Attributed Vote"). If, with respect to any matter as to which the immediately preceding sentence shall apply, (i) shares of Common Stock are held under the ESOP or the Supplemental ESOP which have been issued upon conversion of the ESOP Convertible Preferred Stocks ("Subject Shares"), (ii) with respect to any action as to which the trustee is required, in accordance with the terms of the ESOP or the Supplemental ESOP, to solicit Instructions, the trustee has solicited such Instructions and (iii) the trustee has voted some or all of the Subject Shares in accordance with such Instructions (the shares which the trustee has voted in accordance with such Instructions, "Instructed Trustee Common Shares"), then the Attributed Votes shall be reduced by the Pro Rata Reduction. The "Pro Rata Reduction" shall equal, with respect to any such matter, the sum of (I) the product of (x) a fraction, the numerator of which is the number of votes represented by Subject Shares as to which members of the ALPA Employee Group (or the Committees) gave Instructions to the trustee to vote in favor of the matter, and the denominator of which is the number of votes represented by Subject Shares as to which members of all Employee Groups (as defined in the ESOP) (or the Committees) gave Instructions to the trustee to vote in favor of the matter (such denominator being referred to as the "Instructed Pro Vote") and (y) the number of votes represented by Subject Shares that the trustee actually voted in favor of the matter (but in no event more than the Instructed Pro Vote); and (II) the product of (x) a fraction, the numerator of which is the number of votes represented by Subject Shares as to which members of the ALPA Employee Group (or the Committees) gave instructions to the trustee to vote against the matter, and the denominator of which is the number of votes represented by Subject Shares as to which members of all Employee Groups (or the Committees) gave Instructions to the trustee to vote against the matter (such denominator being referred to as the "Instructed Con Vote") and (y) the number of votes represented by Subject Shares that the trustee actually voted against the matter (but in no event more than the Instructed Con Vote).

     For purposes of this Section 8.3, the Corporation shall certify to the holders of Class Pilot MEC Preferred Stock and to the judges or similar officials appointed for the purpose of tabulating votes at any meeting of stockholders as soon as practicable following the record date for the determination of stockholders entitled to notice of or to vote at any meeting of stockholders, but in no event less than five Trading Days before such meeting, the number of shares of Common Stock then outstanding and the number of votes entitled to be cast on the matter or matters in question by the holders of all outstanding securities of the Corporation (excluding the Class IAM Preferred Stock and the Class SAM Preferred Stock). The Corporation shall be deemed to satisfy the requirements of the preceding sentence if such matters are specified in any proxy statement mailed to all stockholders entitled to vote on such matter or matters. With respect to any vote or consent as to which the first sentence of this Subsection 8.3(c) applies, the outstanding share of Class Pilot MEC Preferred Stock, together with the outstanding shares of the Class IAM Preferred Stock and the outstanding shares of Class SAM Preferred Stock, will represent the Voting Fraction (expressed as a percentage) of the votes to be cast in connection with matters (other than the election of directors) submitted to the vote of the holders of the Common Stock and the holders of all other outstanding securities that vote as a single class together with the Common Stock. Subject to any amendment of this Restated Certificate after the date hereof, it is the intent of this Restated Certificate that this Section 8.3 (with respect to the Class Pilot MEC Preferred Stock), Article FOURTH, Part VIII, Section 8.3 of the Restated Certificate (with respect to the Class IAM Preferred Stock), and Article FOURTH, Part IX, Section 8.3 of the Restated Certificate (with respect to the Class SAM Preferred Stock), be interpreted together to achieve the foregoing result. With respect to any vote or consent as to which the first sentence of this Section 8.3(c) does not apply, the Class Pilot MEC Preferred Stock shall not have any voting rights except as provided by Sections 8.1, 8.2 and 8.4 and applicable law; provided, however, that if the Termination Date occurs directly or indirectly as a result of an Uninstructed Trustee Action then, notwithstanding anything to the contrary contained herein, the voting rights of the Class Pilot MEC Preferred Stock set forth in this Section
8.3 shall continue until the anniversary of the Issue Date occurring in the year 2010. For purposes of the proviso in the immediately preceding sentence, the Termination Date shall be deemed to have occurred as a result of an Uninstructed Trustee Action if the Termination Date occurs within one year of such Uninstructed Trustee Action.

     8.4 The affirmative vote or written consent of the holder of the share of Class Pilot MEC Preferred Stock, voting separately as a class, shall be necessary for authorizing, effecting or validating the amendment, alteration or repeal (including any amendment, alteration or repeal by operation of merger or consolidation) of any of the provisions of this Restated Certificate or of any certificate amendatory thereof or supplemental thereto (including any Certificate of Designation, Preferences and Rights or any similar document relating to any series of Serial Preferred Stock) which would adversely affect the preferences, rights, powers or privileges of the Class Pilot MEC Preferred Stock.

     8.5 For purposes of the foregoing provisions of Sections 8.1 and 8.4, each share of Class Pilot MEC
Preferred Stock shall have one (1) vote per share.

     Section 9.     Redemption.

     9.1 The share of Class Pilot MEC Preferred Stock shall, to the extent of funds legally available therefor and subject to the other provisions of this Restated Certificate, be automatically redeemed on the ALPA Termination Date, at a price of $0.01 per share of Class Pilot MEC Preferred Stock, as provided hereinbelow. As promptly as reasonably possible following the occurrence of the ALPA Termination Date, the Corporation shall give notice thereof and of the redemption under this Section 9 to the record holder of the Class Pilot MEC Preferred Stock. From and after the redemption provided for in this Section 9.1, all rights of the holder of the Class Pilot MEC Preferred Stock as such, except the right to receive the redemption price of such shares upon the surrender of the certificate formerly representing the same, shall cease and terminate and such share shall not thereafter be deemed to be outstanding for any purpose whatsoever.

     9.2 The share of Class Pilot MEC Preferred Stock shall, to the extent of funds legally available therefor and subject to the other provisions of this Restated Certificate, be automatically redeemed upon any purported transfer thereof other than as expressly permitted under
Section 1.2. The redemption price to be paid in connection with any redemption shall be $0.01 per share of Class Pilot MEC Preferred Stock. Upon any such redemption, all rights of the holder of Class Pilot MEC Preferred Stock as such, except the right to receive the redemption price of such share upon the surrender of the certificate formerly representing the same, shall cease and terminate and such share shall not thereafter be deemed to be outstanding for any purpose whatsoever.

     9.3 The holder of the share of Class Pilot MEC Preferred Stock so redeemed pursuant to Section 9.1 or 9.2 shall present and surrender his certificate formerly representing such share to the Corporation and thereupon the redemption price of such share shall be paid to or on the order of the person whose name appears on such certificate as the owner thereof and the surrendered certificate shall be cancelled.

     Section 10.    Record Holders.   The Corporation and
the Transfer Agent (if other than the Corporation) may deem and treat the record holder of the share of Class Pilot MEC Preferred Stock as the true and lawful owner thereof for all purposes, and, except as otherwise provided by law, neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.


                         PART VIII

               Class IAM Junior Preferred Stock

     Unless otherwise indicated, any reference in this Article FOURTH, Part VIII to "Section", "Subsection",
"paragraph", "subparagraph" or "clause" shall refer to a Section, Subsection, paragraph, subparagraph or clause of this Article FOURTH, Part VIII.

     Section 1.     Number of Shares; Designation; Issuance;
Restrictions on Transfer.

     1.1  The Class IAM Junior Preferred Stock of the
Corporation (the "Class IAM Preferred Stock") shall consist of one (1) share, par value $0.01.

     1.2 The share of Class IAM Preferred Stock shall be issued only to (i) the International Association of Machinists and Aerospace Workers (the "IAM") pursuant to the IAM's authority as the collective bargaining representative for the crafts or classes of mechanics and related employees, ramp and stores employees, food service employees, dispatchers and security officers employed by United Air Lines, Inc. or (ii) a duly authorized agent acting for the benefit of the IAM. Any purported sale, transfer, pledge or other disposition (hereinafter a "transfer") of the share of Class IAM Preferred Stock to any person, other than a successor to the IAM or a duly authorized agent acting for the benefit of such successor, shall be null and void and of no force and effect. Upon any purported transfer of the share of Class IAM Preferred Stock by the holder thereof other than as expressly permitted above, and without any further action by the Corporation or such holder, such share shall, to the extent of funds legally available therefor and subject to the other provisions of this Restated Certificate, be automatically redeemed by the Corporation in accordance with Section 9 hereof, and thereupon such share shall no longer be deemed outstanding, and neither such holder nor any purported transferee thereof shall have in respect thereof any of the voting powers, preferences or relative, participating, optional or special rights ascribed to the share of Class IAM Preferred Stock hereunder, but rather such holder thereafter shall only be entitled to receive the amount payable upon redemption in accordance with Section 9. The certificate representing the share of Class IAM Preferred Stock shall be legended to reflect the restrictions on transfer and automatic redemption provided for herein.

     Section 2.     Definitions.   For purposes of the Class
IAM Preferred Stock, the following terms shall have the meanings indicated:

     2.1  "Affiliate" shall have the meaning defined in Rule
12b-2 under the Securities Exchange Act of 1934, as amended, or any successor thereto.

     2.2 "Board of Directors" shall mean the board of directors of the Corporation or any committee thereof authorized by such board of directors to perform any of its responsibilities with respect to the Class IAM Preferred
Stock.

     2.3 "Business Day" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

     2.4  "Class I Preferred Stock" shall mean the Class I
Junior Preferred Stock, par value $0.01 per share, of the Corporation.

     2.5 "Class IAM Preferred Stock" shall have the meaning set forth in Section 1 hereof.

     2.6  "Class M Voting Preferred Stock" shall mean the
Class M ESOP Voting Junior Preferred Stock, par value $0.01 per share, of the Corporation.

     2.7  "Class P Voting Preferred Stock" shall mean the
Class P ESOP Voting Junior Preferred Stock, par value $0.01 per share, of the Corporation.

     2.8  "Class Pilot MEC Preferred Stock" shall mean the
Class Pilot MEC Junior Preferred Stock, par value $0.01 per share, of the Corporation.

     2.9  "Class S Voting Preferred Stock" shall mean the
Class S ESOP Voting Junior Preferred Stock, par value $0.01 per share, of the Corporation.

     2.10 "Class SAM Preferred Stock" shall mean the Class
SAM Junior Preferred Stock, par value $0.01 per share, of the Corporation.

     2.11 "Common Stock" shall mean the common stock, par value $0.01 per share, of the Corporation.

     2.12 "Director Preferred Stocks" shall mean, collectively, the Class I Preferred Stock, the Class IAM
Preferred Stock, the Class Pilot MEC Preferred Stock and the
Class SAM Preferred Stock.

     2.13 "ESOP Convertible Preferred Stocks" shall mean, collectively, the Class 1 ESOP Convertible Preferred Stock and the Class 2 ESOP Convertible Preferred Stock, each of the par value of $0.01 per share, of the Corporation.

     2.14 "IAM Fraction" shall mean 0.3713.

     2.15 "IAM Termination Date" shall have the meaning set forth in Section 8 hereof.

     2.16 "Issue Date" shall mean the first date on which shares of Class IAM Preferred Stock are issued.

     2.17 "Liquidation Preference" shall have the meaning set forth in Section 4.1 hereof.

     2.18 "Measuring Date" shall mean that date which is the 365th day following the Issue Date.

     2.19 "Restated Certificate" shall mean the Restated
Certificate of Incorporation of the Corporation, as amended from time to time.

     2.20 "Series A Preferred Stock" shall mean the series of Serial Preferred Stock of the Corporation, without par value, designated Series A Convertible Preferred Stock in
Article FOURTH, Part I.A of this Restated Certificate.

     2.21 "Series B Preferred Stock" shall mean the series of Serial Preferred Stock of the Corporation, without par value, designated Series B Preferred Stock in Article
FOURTH, Part I.B of this Restated Certificate.

     2.22 "Series C Preferred Stock" shall mean the series of Serial Preferred Stock of the Corporation, without par value, designated Series C Junior Participating Preferred
Stock in Article FOURTH, Part I.C of this Restated
Certificate.

     2.23 "Series D Preferred Stock" shall mean the series of Serial Preferred Stock of the Corporation, without par value, designated Series D Redeemable Preferred Stock in
Article FOURTH, Part I.D of this Restated Certificate.

     2.24 [Reserved]

     2.25 "set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of capital stock of the Corporation; provided, however, that if any funds for any class or series of stock of the Corporation ranking on a parity with or junior to the Class IAM Preferred Stock as to distributions upon liquidation, dissolution or winding up of the Corporation are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Class IAM Preferred Stock shall mean, with respect to such distributions, placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

     2.26 "Termination Date" shall have the meaning set forth in Article FIFTH, Section 1.72 of this Restated
Certificate.

     2.27 "Trading Day" shall mean any day on which the securities in question are traded on the New York Stock Exchange, Inc. (the "NYSE"), or if such securities are not listed or admitted for trading or quoted on the NYSE, on the principal national securities exchange on which such securities are listed or admitted, or if not listed or admitted for trading or quoted on any national securities exchange, on the Nasdaq National Market, or if such securities are not quoted on such National Market, in the applicable securities market in which the securities are traded.

     2.28 "Transfer Agent" means the Corporation or such agent or agents of the Corporation as may be designated from time to time by the Board of Directors as the transfer agent for the Class IAM Preferred Stock.

     2.29 "Voting Fraction" shall mean 0.55 with respect to votes or consents that have a record date on or prior to the Measuring Date, and a fraction that is equivalent to the Adjusted Percentage (as defined in Section 1.10 of the Agreement and Plan of Recapitalization, dated as of March 25, 1994, among the Corporation, the Air Line Pilots Association, International and International Association of Machinists and Aerospace Workers, as amended from time to time) as in effect at the close of business on the Measuring Date with respect to votes and consents that have a record date after the Measuring Date.

     2.30 "Voting Preferred Stocks" shall mean, collectively, the Class P Voting Preferred Stock, the Class
M Voting Preferred Stock and the Class S Voting Preferred
Stock.

     Section 3.     Dividends.   The holder of the share of
Class IAM Preferred Stock as such shall not be entitled to receive any dividends or other distributions (except as provided in Section 4).

     Section 4.     Payments upon Liquidation.

     4.1 In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for payment to the holders of any class or series of stock of the Corporation that ranks junior to the Class IAM Preferred Stock as to amounts distributable upon liquidation, dissolution or winding up of the Corporation, the holder of the share of Class IAM Preferred Stock shall be entitled to receive $0.01 per share of Class IAM Preferred Stock (the "Liquidation Preference"), but such holder shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable to the holder of the share of Class IAM Preferred Stock shall be insufficient to pay in full the Liquidation Preference and the liquidation preference on all other shares of any class or series of stock of the Corporation that ranks on a parity with the Class IAM Preferred Stock as to amounts distributable upon liquidation, dissolution or winding up of the Corporation, then such assets, or the proceeds thereof, shall be distributed among the holder of the share of Class IAM Preferred Stock and any such other parity stock ratably in accordance with the respective amounts that would be payable on such share of Class IAM Preferred Stock and any such other parity stock if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Corporation with or into one or more corporations, or (ii) a sale, lease, exchange or transfer of all or substantially all of the Corporation's assets, shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

     4.2 Subject to the rights of the holders of shares of any series or class of stock ranking prior to or on a parity with the Class IAM Preferred Stock as to amounts distributable upon liquidation, dissolution or winding up of the Corporation, after payment shall have been made to the holder of the share of Class IAM Preferred Stock, as and to the fullest extent provided in this Section 4, any series or class of stock of the Corporation that ranks junior to the Class IAM Preferred Stock as to amounts distributable upon liquidation, dissolution or winding up of the Corporation, shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holder of the share of Class IAM Preferred Stock shall not be entitled to share therein.

     Section 5.     Shares to be Retired.   The share of
Class IAM Preferred Stock which shall have been issued and reacquired in any manner (other than redemption pursuant to Section 9.1) by the Corporation shall be retired and restored to the status of an authorized but unissued share of Class IAM Preferred Stock and, in the event of the redemption of such share pursuant to Section 9.1 hereof, shall not be reissued.

     Section 6.     Ranking.

     6.1 Any class or series of stock of the Corporation shall be deemed to rank:

          (a) prior to the Class IAM Preferred Stock as to the distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holder of Class IAM Preferred Stock;

          (b) on a parity with the Class IAM Preferred Stock as to the distribution of assets upon liquidation, dissolution or winding up, whether or not the liquidation prices per share thereof be different from those of the Class IAM Preferred Stock, if the holders of such class or series and the Class IAM Preferred Stock shall be entitled to the receipt of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective liquidation preferences, without preference or priority one over the other; and

          (c) junior to the Class IAM Preferred Stock, as to the distribution of assets upon liquidation, dissolution or winding up, if the holder of Class IAM
     Preferred Stock shall be entitled to the receipt of amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of shares of such class or series.

     6.2 The Series A Preferred Stock, the Series B Preferred Stock, the Series D Preferred Stock and the ESOP Convertible Preferred Stocks shall be deemed to rank prior to the Class IAM Preferred Stock as to amounts distributable upon liquidation, dissolution or winding up. The other Director Preferred Stocks and the Voting Preferred Stocks shall each be deemed to rank on a parity with the Class IAM Preferred Stock as to amounts distributable upon liquidation, dissolution or winding up. The Common Stock and the Series C Preferred Stock shall each be deemed to rank junior to the Class IAM Preferred Stock as to amounts distributable upon liquidation, dissolution or winding up.

     Section 7.     Consolidation, Merger, etc.

     7.1  In case the Corporation enters into any
consolidation, merger, share exchange or similar transaction, however named, involving the Corporation or its subsidiary, United Air Lines, Inc. ("United") (or any successor to all or substantially all the assets or business of United), pursuant to which the outstanding shares of Common Stock are to be exchanged for or changed, reclassified or converted into securities of any successor or resulting or other company (including the Corporation), or cash or other property (each of the foregoing transactions is referred to herein as a "Merger Transaction"), proper provision shall be made so that, upon consummation of such transaction, the share of Class IAM Preferred Stock shall be converted, reclassified or changed into or exchanged for preferred stock of such successor or resulting or other company having, in respect of such company, the same powers, preferences and relative, participating, optional or other special rights (including the rights provided by this Section 7), and the qualifications, limitations or restrictions thereof, that the Class IAM Preferred Stock had, in respect of the Corporation, immediately prior to such transaction; specifically including, without limitation, the right, until the IAM Termination Date, to elect one member of the board of directors (or similar governing body) of such company.

     7.2 In case the Corporation shall enter into any agreement providing for any Merger Transaction, then the Corporation shall as soon as practicable thereafter (and in any event at least fifteen (15) Business Days before consummation of such transaction) give notice of such agreement and the material terms thereof to the holder of the share of Class IAM Preferred Stock. The Corporation shall not consummate any such Merger Transaction unless all of the terms of this Section 7 and Section 8 have been complied with.

     Section 8.     Voting.   The holder of the share of
Class IAM Preferred Stock shall have the following voting rights:

     8.1  Until the later of (i) the Termination Date and
(ii) such time as there are no longer any persons represented by the IAM (or any successor organization) employed by the Corporation or any of its Affiliates (the "IAM Termination Date"), the holder of the share of Class IAM Preferred Stock shall have the right (a) voting as a separate class, to elect one Class IAM Director (as defined in Article FIFTH, Section 2.2 of this Restated Certificate) to the Board of Directors and (b) voting together as a single class with the holders of Common Stock and the holders of such other classes or series of stock that vote together with the Common Stock as a single class, to vote on all matters submitted to a vote of the holders of Common Stock of the Corporation (other than the election of Public Directors, as defined in Article FIFTH, Section 2.3), except as otherwise required by law.

     8.2 Notwithstanding anything to the contrary in Sections 7.1, 7.2 or 8.1, if at any time prior to the Termination Date, (x) the trustee under either (i) the UAL Corporation Employee Stock Ownership Plan (the "ESOP") or
(ii) the UAL Corporation Supplemental ESOP (together with the ESOP, the "Plan") either (a) fails to solicit, in accordance with the Plan, timely instructions from Plan participants, the Committee of the ESOP (as defined in the ESOP and hereinafter referred to as the "ESOP Committee") or the Committee of the Supplemental ESOP (as defined in the Supplemental ESOP and, together with the ESOP Committee, the "Committees"), as applicable ("Instructions"), with respect to any matter referred to in clause (y) below, or (b) fails to act in accordance with such Instructions with respect to any matter referred to in clause (y) below (but only if such failure to follow such Instructions is attributable to (i) the trustee having concluded that, based upon the terms of such transaction, the trustee's fiduciary duties require the trustee to fail to follow such Instructions or (ii) the unenforceability of the provisions of the ESOP and/or the Supplemental ESOP relating to the solicitation and/or following of such Instructions); (y) either (i) but for the provisions of Subsection 8.3(a) and Article FOURTH, Part VII, Subsection 8.3(a) and Article FOURTH, Part IX, Subsection 8.3(a) of this Restated Certificate, the vote of the stockholders of the Corporation would have been sufficient, under applicable law, stock exchange listing requirements and this Restated Certificate, as applicable, to approve the Merger Transaction or other Control Transaction (as defined in the ESOP) in question (or, if no stockholder approval would be required by this Restated Certificate, applicable stock exchange listing requirements or applicable law, the trustee enters into a binding commitment in connection with a Control Transaction or a Control Transaction is consummated) or (ii) following the Issue Date, the trustee disposes of an aggregate of 10% or more of the Common Equity (as defined in Article FIFTH, Section 1.26 of this Restated Certificate) initially represented by the ESOP Convertible Preferred Stocks other than in connection with Plan distributions; and (z) any of the following occur: (a) Instructions with respect to a matter are given, the trustee fails to follow such Instructions and such transaction would not have been approved by stockholders of the Corporation in accordance with the applicable provisions of this Restated Certificate (excluding Subsection 8.3(a) and Article FOURTH, Part VII, Subsection 8.3(a) and Article FOURTH, Part IX, Subsection 8.3(a) of this Restated Certificate), applicable stock exchange listing requirements or applicable law if the trustee had acted in accordance with such Instructions (or, if no vote of stockholders would be required by this Restated Certificate, applicable stock exchange listing requirements or applicable law, such action by the trustee in respect of such transaction as to which Instructions were so given would not have been authorized had the trustee acted in accordance with such Instructions), (b) the trustee fails to solicit timely Instructions with respect to such matters, such transaction requires the approval of stockholders of the Corporation under applicable provisions of this Restated Certificate, applicable stock exchange listing requirements or applicable law and such approval would not have been obtained (without regard to Subsection 8.3(a) and Article FOURTH, Part VII, Subsection 8.3(a) and Article FOURTH, Part IX, Subsection 8.3(a) of this Restated Certificate) if the trustee had voted against such transaction all of the votes entitled to be cast by such trustee as the holder of securities of the Corporation held under the Plan, or (c) the trustee fails to follow Instructions or to solicit timely Instructions with respect to such matter and no vote of stockholders of the Corporation is required by the Restated Certificate, applicable stock exchange listing requirements or applicable law to approve such transaction (an action or inaction by the trustee under clauses (x) and (z) in connection with a transaction referred to in clause (y) being referred to herein as an "Uninstructed Trustee Action"); then, (I) the Merger Transaction or other Control Transaction referred to in clause (y)(i) of Section 8.2 involving an Uninstructed Trustee Action, if it requires stockholder approval under applicable law, stock exchange listing requirements or this Restated Certificate, must also be approved by the vote of stockholders described in Subsection 8.3(a), and (II) from and after such Uninstructed Trustee Action, in addition to the voting rights provided for under Section 8.1, the share of Class IAM Preferred Stock shall have the voting rights set forth in Subsection 8.3(b).

     8.3 (a) In addition to any other vote or consent of stockholders required by this Restated Certificate, applicable stock exchange listing requirements or applicable law, any Merger Transaction or other Control Transaction referred to in clause (y)(i) of Section 8.2 involving an Uninstructed Trustee Action that requires stockholder approval under applicable law, stock exchange listing requirements or this Restated Certificate must also be approved by at least a majority of the votes entitled to be cast in respect of all outstanding shares of the Class Pilot MEC Preferred Stock, the Class IAM Preferred Stock, the Class SAM Preferred Stock, the Common Stock and such other classes and series of stock that vote together with the Common Stock as a single class (other than the Voting Preferred Stocks), with all such shares voting, for purposes of this paragraph, as a single class, and for purposes of such vote the Class IAM Preferred Stock shall be entitled to cast a number of votes calculated in accordance with Subsection 8.3(c).

     (b) Except as otherwise required by law or provided in this Restated Certificate, from and after an Uninstructed Trustee Action, the holder of the share of Class IAM Preferred Stock shall be entitled to vote on all matters submitted to a vote of the holders of Common Stock, voting together as a single class with the holders of Class Pilot MEC Preferred Stock, the holders of Class SAM Preferred Stock, the holders of Common Stock and the holders of such other classes and series of stock that vote together with the Common Stock as a single class (other than the Voting Preferred Stocks) and for purposes of such vote the Class IAM Preferred Stock shall be entitled to cast a number of votes calculated in accordance with Subsection 8.3(c); provided, however, that, except as provided in Section 8.1, prior to the Termination Date, the holder of the share of Class IAM Preferred Stock shall not be entitled to vote with the holders of Common Stock with respect to the election of the members of the Board of Directors.

     (c) With respect to any vote or consent (i) with respect to which the Class IAM Preferred Stock is entitled to vote pursuant to Subsection 8.3(a) or (ii) with respect to which the Class IAM Preferred Stock is entitled to vote pursuant to Subsection 8.3(b) and the record date for which occurs after an Uninstructed Trustee Action and prior to the Termination Date, the holder of the share of Class IAM Preferred Stock shall be entitled to a number of votes (rounded to the nearest whole vote) equal to the product of (I) the IAM Fraction, (II) the Voting Fraction and (III) a fraction, the numerator of which shall be the number of votes entitled to be cast on the matter by the holders of all outstanding securities of the Corporation (excluding the Class Pilot MEC Preferred Stock and the Class SAM Preferred Stock), and the denominator of which shall be the excess of one (1.0) over the Voting Fraction (the "Attributed Vote"). If, with respect to any matter as to which the immediately preceding sentence shall apply, (i) shares of Common Stock are held under the ESOP or the Supplemental ESOP which have been issued upon conversion of the ESOP Convertible Preferred Stocks ("Subject Shares"), (ii) with respect to any action as to which the trustee is required, in accordance with the terms of the ESOP or the Supplemental ESOP, to solicit Instructions, the trustee has solicited such Instructions and (iii) the trustee has voted some or all of the Subject Shares in accordance with such Instructions (the shares which the trustee has voted in accordance with such Instructions, "Instructed Trustee Common Shares"), then the Attributed Votes shall be reduced by the Pro Rata Reduction. The "Pro Rata Reduction" shall equal, with respect to any such matter, the sum of (I) the product of (x) a fraction, the numerator of which is the number of votes represented by Subject Shares as to which members of the IAM Employee Group (or the Committees) gave Instructions to the trustee to vote in favor of the matter, and the denominator of which is the number of votes represented by Subject Shares as to which members of all Employee Groups (as defined in the ESOP) (or the Committees) gave Instructions to the trustee to vote in favor of the matter (such denominator being referred to as the "Instructed Pro Vote") and (y) the number of votes represented by Subject Shares that the trustee actually voted in favor of the matter (but in no event more than the Instructed Pro Vote); and (II) the product of (x) a fraction, the numerator of which is the number of votes represented by Subject Shares as to which members of the IAM Employee Group (or the Committees) gave instructions to the trustee to vote against the matter, and the denominator of which is the number of votes represented by Subject Shares as to which members of all Employee Groups (or the Committees) gave Instructions to the trustee to vote against the matter (such denominator being referred to as the "Instructed Con Vote") and (y) the number of votes represented by Subject Shares that the trustee actually voted against the matter (but in no event more than the Instructed Con Vote).

     For purposes of this Section 8.3, the Corporation shall certify to the holders of Class IAM Preferred Stock and to the judges or similar officials appointed for the purpose of tabulating votes at any meeting of stockholders as soon as practicable following the record date for the determination of stockholders entitled to notice of or to vote at any meeting of stockholders, but in no event less than five Trading Days before such meeting, the number of shares of Common Stock then outstanding and the number of votes entitled to be cast on the matter or matters in question by the holders of all outstanding securities of the Corporation (excluding the Class Pilot MEC Preferred Stock and the Class SAM Preferred Stock). The Corporation shall be deemed to satisfy the requirements of the preceding sentence if such matters are specified in any proxy statement mailed to all stockholders entitled to vote on such matter or matters. With respect to any vote or consent as to which the first sentence of this Subsection 8.3(c) applies, the outstanding share of Class IAM Preferred Stock, together with the outstanding shares of the Class Pilot MEC Preferred Stock and the outstanding shares of Class SAM Preferred Stock, will represent the Voting Fraction (expressed as a percentage) of the votes to be cast in connection with matters (other than the election of directors) submitted to the vote of the holders of the Common Stock and the holders of all other outstanding securities that vote as a single class together with the Common Stock. Subject to any amendment of this Restated Certificate after the date hereof, it is the intent of this Restated Certificate that this Section 8.3 (with respect to the Class IAM Preferred Stock), Article FOURTH, Part VII, Section 8.3 of the Restated Certificate (with respect to the Class Pilot MEC Preferred Stock), and Article FOURTH, Part IX, Section 8.3 of the Restated Certificate (with respect to the Class SAM Preferred Stock), be interpreted together to achieve the foregoing result. With respect to any vote or consent as to which the first sentence of this Subsection 8.3(c) does not apply, the Class IAM Preferred Stock shall not have any voting rights except as provided by Sections 8.1, 8.2 and
8.4 and applicable law provided, however, that if the Termination Date occurs directly or indirectly as a result of an Uninstructed Trustee Action then, notwithstanding anything to the contrary contained herein, the voting rights of the Class IAM Preferred Stock set forth in this Section
8.3 shall continue until the anniversary of the Issue Date occurring in the year 2010. For purposes of the proviso in the immediately preceding sentence, the Termination Date shall be deemed to have occurred as a result of an Uninstructed Trustee Action if the Termination Date occurs within one year of such Uninstructed Trustee Action.

     8.4 The affirmative vote or written consent of the holder of the share of Class IAM Preferred Stock, voting separately as a class, shall be necessary for authorizing, effecting or validating the amendment, alteration or repeal (including any amendment, alteration or repeal by operation of merger or consolidation) of any of the provisions of this Restated Certificate or of any certificate amendatory thereof or supplemental thereto (including any Certificate of Designation, Preferences and Rights or any similar document relating to any series of Serial Preferred Stock) which would adversely affect the preferences, rights, powers or privileges of the Class IAM Preferred Stock.

     8.5 For purposes of the foregoing provisions of Sections 8.1 and 8.4, each share of Class IAM Preferred
Stock shall have one (1) vote per share.

     Section 9.     Redemption.

     9.1 The share of Class IAM Preferred Stock shall, to the extent of funds legally available therefor and subject to the other provisions of this Restated Certificate, be automatically redeemed on the IAM Termination Date, at a price of $0.01 per share of Class IAM Preferred Stock, as provided hereinbelow. As promptly as reasonably possible following the occurrence of the IAM Termination Date, the Corporation shall give notice thereof and of the redemption under this Section 9 to the record holder of the Class IAM Preferred Stock. From and after the redemption provided for in this Section 9.1, all rights of the holder of the Class IAM Preferred Stock as such, except the right to receive the redemption price of such shares upon the surrender of the certificate formerly representing the same, shall cease and terminate and such share shall not thereafter be deemed to be outstanding for any purpose whatsoever.

     9.2 The share of Class IAM Preferred Stock shall, to the extent of funds legally available therefor and subject to the other provisions of this Restated Certificate, be automatically redeemed upon any purported transfer thereof other than as expressly permitted under Section 1.2. The redemption price to be paid in connection with any redemption shall be $0.01 per share of Class IAM Preferred Stock. Upon any such redemption, all rights of the holder of Class IAM Preferred Stock as such, except the right to receive the redemption price of such share upon the surrender of the certificate formerly representing the same, shall cease and terminate and such share shall not thereafter be deemed to be outstanding for any purpose whatsoever.

     9.3  The holder of the share of Class IAM Preferred
Stock so redeemed pursuant to Sections 9.1 or 9.2 shall present and surrender his certificate formerly representing such share to the Corporation and thereupon the redemption price of such share shall be paid to or on the order of the person whose name appears on such certificate as the owner thereof and the surrendered certificate shall be cancelled.

     Section 10.    Record Holders.   The Corporation and
the Transfer Agent (if other than the Corporation) may deem and treat the record holder of the share of Class IAM Preferred Stock as the true and lawful owner thereof for all purposes, and, except as otherwise provided by law, neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.


                             PART IX

                  Class SAM Junior Preferred Stock

     Unless otherwise indicated, any reference in this Article FOURTH, Part IX, to "Section", "Subsection",
"paragraph", "subparagraph" or "clause" shall refer to a Section, Subsection, paragraph, subparagraph or clause of this Article FOURTH, Part IX.

     Section 1.     Number of Shares; Designation; Issuance;
Restrictions on Transfer.

     1.1  The Class SAM Junior Preferred Stock of the
Corporation (the "Class SAM Preferred Stock") shall consist of ten shares, par value $0.01 per share.

     1.2 Shares of Class SAM Preferred Stock shall be issued only to the persons who are designated, pursuant to
Section 8 of the Class SAM Preferred Stock Stockholders' Agreement, to be the nominee for election pursuant to Article FIFTH, Section 2.2 of this Restated Certificate as the Salaried/Management Employee Director (the "Salaried/Management Director") or as a Designated Stockholder (as defined in the Class SAM Stockholders' Agreement, the "Designated Stockholder"). Any purported sale, transfer, pledge (other than a pledge made in accordance with the Class SAM Stockholders' Agreement) or other disposition (hereinafter a "transfer") of shares of Class SAM Preferred Stock by a holder thereof other than to
(x) any person to whom shares of Class SAM Preferred Stock may be issued in accordance with the immediately prior sentence, (y) another person designated pursuant to Section 8 of the Class SAM Stockholders' Agreement or (z) in the case where no successor Salaried/Management Director (the "Successor Salaried/Management Director") has been elected concurrently with the Salaried/Management Director's removal, resignation, failure to remain qualified, failure to be re-elected or otherwise ceasing to serve as Salaried/Management Director, to the Corporation (to be held in escrow pending transfer to the Successor Salaried/Management Director when such successor is duly elected) shall be null and void and of no force and effect. Upon any purported transfer other than as expressly permitted above, and without any further action by the Corporation or such holder, such share of Class SAM Preferred Stock so purported to be transferred shall, to the extent of funds legally available therefor and subject to the other provisions of this Restated Certificate, be automatically redeemed by the Corporation in accordance with
Section 9 hereof, and thereupon such share shall no longer be deemed outstanding and neither such holder nor any purported transferee thereof shall have in respect thereof any of the voting powers, preferences or relative, participating, optional or special rights ascribed to the shares of Class SAM Preferred Stock hereunder, but rather such holder thereafter shall only be entitled to receive the amount payable upon redemption in accordance with Section 9. Certificates representing the shares of Class SAM Preferred Stock shall be legended to reflect the restrictions on transfer and automatic redemption provided for herein.

     Section 2.     Definitions.   For purposes of the Class
SAM Preferred Stock, the following terms shall have the meanings indicated:

     2.1 "ALPA Termination Date" shall have the meaning set forth in Article FOURTH, Part VII, Section 8.1 of this
Restated Certificate.

     2.2 "Board of Directors" shall mean the board of directors of the Corporation or any committee thereof authorized by such board of directors to perform any of its responsibilities with respect to the Class SAM Preferred
Stock.

     2.3 "Business Day" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

     2.4  "Class I Preferred Stock" shall mean the Class I
Junior Preferred Stock, par value $0.01 per share, of the Corporation.

     2.5  "Class IAM Preferred Stock" shall mean the Class
IAM Junior Preferred Stock, par value $0.01 per share, of the Corporation.

     2.6  "Class M Voting Preferred Stock" shall mean the
Class M ESOP Voting Junior Preferred Stock, par value $0.01 per share, of the Corporation.

     2.7  "Class P Voting Preferred Stock" shall mean the
Class P ESOP Voting Junior Preferred Stock, par value $0.01 per share, of the Corporation.

     2.8  "Class Pilot MEC Preferred Stock" shall mean the
Class Pilot MEC Junior Preferred Stock, par value $0.01 per share, of the Corporation.

     2.9  "Class S Voting Preferred Stock" shall mean the
Class S ESOP Voting Junior Preferred Stock, par value $0.01 per share, of the Corporation.

     2.10 "Class SAM Preferred Stock" shall have the meaning set forth in Section 1 hereof.

     2.11 "Class SAM Stockholders' Agreement" shall mean the Class SAM Preferred Stockholders' Agreement dated as of July 12, 1994 among the Corporation and the individuals named therein, a copy of which is on file at the office of the Secretary of the Corporation.

     2.12 "Common Stock" shall mean the common stock of the Corporation, par value $0.01 per share.

     2.13 "Director Preferred Stocks" shall mean collectively, the Class I Preferred Stock, the Class IAM
Preferred Stock, the Class Pilot MEC Preferred Stock and the
Class SAM Preferred Stock.

     2.14 "ESOP Convertible Preferred Stocks" shall mean, collectively, the Class 1 ESOP Convertible Preferred Stock and the Class 2 ESOP Convertible Preferred Stock, each of the par value of $0.01 per share, of the Corporation.

     2.15 "IAM Termination Date" shall have the meaning set forth in Article FOURTH, Part VIII, Section 8.1 of this
Restated Certificate.

     2.16 "Issue Date" shall mean the first date on which shares of Class SAM Preferred Stock are issued.

     2.17 "Liquidation Preference" shall have the meaning set forth in Section 4.1 hereof.

     2.18 "Measuring Date" shall mean that date which is the 365th day following the Issue Date.

     2.19 "Restated Certificate" shall mean the Restated
Certificate of Incorporation of the Corporation, as amended from time to time.

     2.20 "Salaried/Management Employee Director" shall have the meaning set forth in Section 1.2 hereof.

     2.21 "SAM Fraction" shall mean 0.1664.

     2.22 "Series A Preferred Stock" shall mean the series of Serial Preferred Stock of the Corporation, without par value, designated Series A Convertible Preferred Stock in
Article FOURTH, Part I.A of this Restated Certificate.

     2.23 "Series B Preferred Stock" shall mean the series of Serial Preferred Stock of the Corporation, without par value, designated Series B Preferred Stock in Article
FOURTH, Part I.B of this Restated Certificate.

     2.24 "Series C Preferred Stock" shall mean the series of Serial Preferred Stock of the Corporation, without par value, designated Series C Junior Participating Preferred
Stock in Article FOURTH, Part I.C of this Restated
Certificate.

     2.25 "Series D Preferred Stock" shall mean the series of Serial Preferred Stock of the Corporation, without par value, designated Series D Redeemable Preferred Stock in
Article FOURTH, Part I.D of this Restated Certificate.

     2.26 [Reserved]

     2.27 "set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of capital stock of the Corporation; provided, however, that if any funds for any class or series of stock of the Corporation ranking on a parity with or junior to the Class SAM Preferred Stock as to distributions upon liquidation, dissolution or winding up of the Corporation are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Class SAM Preferred Stock shall mean, with respect to such distributions, placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

     2.28 "Termination Date" shall have the meaning set forth in Article FIFTH, Section 1.72 of this Restated
Certificate.

     2.29 "Trading Day" shall mean any day on which the securities in question are traded on the New York Stock Exchange, Inc. (the "NYSE"), or if such securities are not listed or admitted for trading or quoted on the NYSE, on the principal national securities exchange on which such securities are listed or admitted, or if not listed or admitted for trading or quoted on any national securities exchange, on the Nasdaq National Market, or if such securities are not quoted on such National Market, in the applicable securities market in which the securities are traded.

     2.30 "Transfer Agent" means the Corporation or such agent or agents of the Corporation as may be designated from time to time by the Board of Directors as the transfer agent for the Class SAM Preferred Stock.

     2.31 "Voting Fraction" shall mean 0.55 with respect to votes or consents that have a record date on or prior to the Measuring Date, and a fraction that is equivalent to the Adjusted Percentage (as defined in Section 1.10 of the Agreement and Plan of Recapitalization, dated as of March 25, 1994, among the Corporation, the Air Line Pilots Association, International and International Association of Machinists and Aerospace Workers, as amended from time to time) as in effect at the close of business on the Measuring Date with respect to votes and consents that have a record date after the Measuring Date.

     2.32 "Voting Preferred Stocks" shall mean, collectively, the Class P Voting Preferred Stock, the Class
M Voting Preferred Stock and the Class S Voting Preferred
Stock.

     Section 3.     Dividends.   The holders of shares of
the Class SAM Preferred Stock as such shall not be entitled to receive any dividends or other distributions (except as provided in Section 4).

     Section 4.     Payments upon Liquidation.

     4.1 In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for payment to the holders of any class or series of stock of the Corporation that ranks junior to the Class SAM Preferred Stock as to amounts distributable upon liquidation, dissolution or winding up of the Corporation, the holders of the shares of Class SAM Preferred Stock shall be entitled to receive $0.01 per share of Class SAM Preferred Stock (the "Liquidation Preference"), but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable to the holders of the shares of Class SAM Preferred Stock shall be insufficient to pay in full the Liquidation Preference and the liquidation preference on all other shares of any class or series of stock of the Corporation that ranks on a parity with the Class SAM Preferred Stock as to amounts distributable upon liquidation, dissolution or winding up of the Corporation, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Class SAM Preferred Stock and any such other parity stock ratably in accordance with the respective amounts that would be payable on such shares of Class SAM Preferred Stock and any such other parity stock if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Corporation with or into one or more corporations, or (ii) a sale, lease, exchange or transfer of all or substantially all of the Corporation's assets, shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

     4.2 Subject to the rights of the holders of shares of any series or class of stock ranking prior to or on a parity with the Class SAM Preferred Stock as to amounts distributable upon liquidation, dissolution or winding up of the Corporation, after payment shall have been made to the holders of the Class SAM Preferred Stock, as and to the fullest extent provided in this Section 4, any series or other class of stock of the Corporation that ranks junior to the Class SAM Preferred Stock as to amounts distributable upon liquidation, dissolution or winding up of the Corporation, shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Class SAM Preferred Stock shall not be entitled to share therein.

     Section 5.     Shares to be Retired.   All shares of
Class SAM Preferred Stock which shall have been issued and reacquired in any manner (other than redemption pursuant to Section 9.1) by the Corporation, other than in its capacity as escrow agent in accordance with Section 1.2 hereof, shall be retired and restored to the status of authorized but unissued shares of Class SAM Preferred Stock and, in the event of redemption of such shares pursuant to Section 9.1 hereof, shall not be reissued.

     Section 6.     Ranking.

     6.1 Any class or series of stock of the Corporation shall be deemed to rank:

          (a) prior to the Class SAM Preferred Stock as to the distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of Class SAM Preferred Stock;

          (b) on a parity with the Class SAM Preferred Stock as to the distribution of assets upon liquidation, dissolution or winding up, whether or not the liquidation prices per share thereof be different from those of the Class SAM Preferred Stock, if the holders of such class or series and the Class SAM Preferred Stock shall be entitled to the receipt of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective liquidation preferences, without preference or priority one over the other; and

          (c) junior to the Class SAM Preferred Stock, as to the distribution of assets upon liquidation, dissolution or winding up, if the holders of Class SAM
     Preferred Stock shall be entitled to the receipt of amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of shares of such class or series.

     6.2 The Series A Preferred Stock, the Series B Preferred Stock, the Series D Preferred Stock and the ESOP Convertible Preferred Stocks shall each be deemed to rank prior to the Class SAM Preferred Stock as to amounts distributable upon liquidation, dissolution or winding up. The other Director Preferred Stocks and the Voting Preferred Stocks shall each be deemed to rank on a parity with the Class SAM Preferred Stock as to amounts distributable upon liquidation, dissolution or winding up. The Common Stock and the Series C Preferred Stock shall each be deemed to rank junior to the Class SAM Preferred Stock as to amounts distributable upon liquidation, dissolution or winding up.

     Section 7.     Consolidation, Merger, etc.

     7.1  In case the Corporation enters into any
consolidation, merger, share exchange or similar transaction, however named, involving the Corporation or its subsidiary, United Air Lines, Inc. ("United") (or any successor to all or substantially all the assets or business of United), pursuant to which the outstanding shares of Common Stock are to be exchanged for or changed, reclassified or converted into securities of any successor or resulting or other company (including the Corporation), or cash or other property (each of the foregoing transactions is referred to herein as a "Merger Transaction"), proper provision shall be made so that, upon consummation of such transaction, the shares of Class SAM Preferred Stock shall be converted, reclassified or changed into or exchanged for preferred stock of such successor or resulting or other company having, in respect of such company, the same powers, preferences and relative, participating, optional or other special rights (including the rights provided by this Section 7), and the qualifications, limitations or restrictions thereof, that the Class SAM Preferred Stock had, in respect of the Corporation, immediately prior to such transaction; specifically including, without limitation, the right, until the Class SAM Preferred Stock Termination Date (as defined in Section 9.1), to elect one member of the board of directors (or similar governing body) of such company.

     7.2 In case the Corporation shall enter into any agreement providing for any Merger Transaction, then the Corporation shall as soon as practicable thereafter (and in any event at least fifteen (15) Business Days before consummation of such transaction) give notice of such agreement and the material terms thereof to the holders of the shares of Class SAM Preferred Stock. The Corporation shall not consummate any such Merger Transaction unless all of the terms of this Section 7 and Section 8 have been complied with.

     Section 8.     Voting.   The holders of shares of Class
SAM Preferred Stock shall have the following voting rights; provided, however, that no holder of shares of Class SAM Preferred Stock shall have any right to vote unless at such time such person is the Salaried/Management Director or the Designated Stockholder under the Class SAM Stockholders'
Agreement:

     8.1 Until the Class SAM Preferred Stock Termination Date, the holders of the Class SAM Preferred Stock shall have the right (i) voting separately as a class, to elect one Salaried/Management Employee Director to the Board of Directors and (ii) voting together as a single class with the holders of Common Stock and the holders of such other classes or series of stock that vote together with the Common Stock as a single class, to vote on all matters submitted to a vote of the holders of Common Stock of the Corporation (other than the election of Public Directors, as defined in Article FIFTH, Section 2.3), except as otherwise required by law.

     8.2 Notwithstanding anything to the contrary in Sections 7.1, 7.2 or 8.1, if at any time prior to the Termination Date, (x) the trustee under either (i) the UAL Corporation Employee Stock Ownership Plan (the "ESOP") or
(ii) the UAL Corporation Supplemental ESOP (together with the ESOP, the "Plan") either (a) fails to solicit, in accordance with the Plan, timely instructions from Plan participants, the Committee of the ESOP (as defined in the ESOP and hereinafter referred to as the "ESOP Committee") or the Committee of the Supplemental ESOP (as defined in the Supplemental ESOP and, together with the ESOP Committee, the "Committees"), as applicable ("Instructions"), with respect to any matter referred to in clause (y) below, or (b) fails to act in accordance with such Instructions with respect to any matter referred to in clause (y) below (but only if such failure to follow such Instructions is attributable to (i) the trustee having concluded that, based upon the terms of such transaction, the trustee's fiduciary duties require the trustee to fail to follow such Instructions or (ii) the unenforceability of the provisions of the ESOP and/or the Supplemental ESOP relating to the solicitation and/or following of such Instructions); (y) either (i) but for the provisions of Subsection 8.3(a) and Article FOURTH, Part VII, Subsection 8.3(a) and Article FOURTH, Part VIII, Subsection 8.3(a) of this Restated Certificate, the vote of the stockholders of the Corporation would have been sufficient, under applicable law, stock exchange listing requirements and this Restated Certificate, as applicable, to approve the Merger Transaction or other Control Transaction (as defined in the ESOP) in question (or, if no stockholder approval would be required by this Restated Certificate, applicable stock exchange listing requirements or applicable law, the trustee enters into a binding commitment in connection with a Control Transaction or a Control Transaction is consummated) or (ii) following the Issue Date, the trustee disposes of an aggregate of 10% or more of the Common Equity (as defined in Article FIFTH, Section 1.26 of this Related Certificate) initially represented by the ESOP Convertible Preferred Stocks other than in connection with Plan distributions; and (z) any of the following occur: (a) Instructions with respect to a matter are given, the trustee fails to follow such Instructions and such transaction would not have been approved by stockholders of the Corporation in accordance with the applicable provisions of this Restated Certificate (excluding Subsection 8.3(a) and Article FOURTH, Part VII, Subsection 8.3(a) and Article FOURTH, Part VIII, subsection 8.3(a) of this Restated Certificate), applicable stock exchange listing requirements or applicable law if the trustee had acted in accordance with such Instructions (or, if no vote of stockholders would be required by this Restated Certificate, applicable stock exchange listing requirements or applicable law, such action by the trustee in respect of such transaction as to which Instructions were so given would not have been authorized had the trustee acted in accordance with such Instructions), (b) the trustee fails to solicit timely Instructions with respect to such matters, such transaction requires the approval of stockholders of the Corporation under applicable provisions of this Restated Certificate, applicable stock exchange listing requirements or applicable law and such approval would not have been obtained (without regard to Subsection 8.3(a) and Article FOURTH, Part VII, Subsection 8.3(a) and Article FOURTH, Part VIII, Subsection 8.3(a) of this Restated Certificate) if the trustee had voted against such transaction all of the votes entitled to be cast by such trustee as the holder of securities of the Corporation held under the Plan, or (c) the trustee fails to follow Instructions or to solicit timely Instructions with respect to such matter and no vote of stockholders of the Corporation is required by the Restated Certificate, applicable stock exchange listing requirements or applicable law to approve such transaction (an action or inaction by the trustee under clauses (x) and (z) in connection with a transaction referred to in clause (y) being referred to herein as an "Uninstructed Trustee Action"); then, (I) the Merger Transaction or other Control Transaction referred to in clause (y)(i) of Section 8.2 involving an Uninstructed Trustee Action, if it requires stockholder approval under applicable law, stock exchange listing requirements or this Restated Certificate, must also be approved by the vote of stockholders described in Subsection 8.3(a), and (II) from and after such Uninstructed Trustee Action, in addition to the voting rights provided for under Section 8.1, the share of Class SAM Preferred Stock shall have the voting rights set forth in Subsection 8.3(b).

     8.3 (a) In addition to any other vote or consent of stockholders required by this Restated Certificate, applicable stock exchange listing requirements or applicable law, any Merger Transaction or other Control Transaction referred to in clause (y)(i) of Section 8.2 involving an Uninstructed Trustee Action that requires stockholder approval under applicable law, stock exchange listing requirements or this Restated Certificate must also be approved by at least a majority of the votes entitled to be cast in respect of all outstanding shares of the Class Pilot MEC Preferred Stock, the Class IAM Preferred Stock, the Class SAM Preferred Stock, the Common Stock and such other classes and series of stock that vote together with the Common Stock as a single class (other than the Voting Preferred Stocks), with all such shares voting, for purposes of this paragraph, as a single class, and for purposes of such vote the Class SAM Preferred Stock shall be entitled to cast a number of votes calculated in accordance with Subsection 8.3(c).

     (b) Except as otherwise required by law or provided in this Restated Certificate, from and after an Uninstructed Trustee Action, holders of shares of Class SAM Preferred Stock shall be entitled to vote on all matters submitted to a vote of the holders of Common Stock, voting together as a single class with the holders of Class IAM Preferred Stock, the holders of Class Pilot MEC Preferred Stock, the holders of Common Stock and the holders of such other classes and series of stock that vote together with the Common Stock as a single class (other than the Voting Preferred Stocks) and for purposes of such vote the Class SAM Preferred Stock shall be entitled to cast a number of votes calculated in accordance with Subsection 8.3(c); provided, however, that, except as provided in Section 8.1, prior to the Termination Date, holders of shares of Class SAM Preferred Stock shall not be entitled to vote with the holders of Common Stock with respect to the election of the members of the Board of Directors.

     (c) With respect to any vote or consent (i) with respect to which the Class SAM Preferred Stock is entitled to vote pursuant to Subsection 8.3(a) or (ii) with respect to which the Class SAM Preferred Stock is entitled to vote pursuant to Subsection 8.3(b) and the record date for which occurs after an Uninstructed Trustee Action and prior to the Termination Date, (x) holders of shares of Class SAM Preferred Stock shall, collectively, be entitled to a number of votes (rounded to the nearest whole vote) equal to the product of (I) the SAM Fraction, (II) the Voting Fraction and (III) a fraction, the numerator of which shall be the number of votes entitled to be cast on the matter by the holders of all outstanding securities of the Corporation (excluding the Class IAM Preferred Stock and the Class Pilot MEC Preferred Stock), and the denominator of which shall be the excess of one (1.0) over the Voting Fraction (the "Aggregate SAM Vote"), and (y) the holder of each share of the Class SAM Preferred Stock shall be entitled to a number of votes per share equal to the result of dividing (aa) the number of Aggregate SAM Votes by (bb) the number of shares of Class SAM Preferred Stock outstanding on the applicable record date. If, with respect to any matter as to which the immediately preceding sentence shall apply, (i) shares of Common Stock are held under the ESOP or the Supplemental ESOP which have been issued upon conversion of the ESOP Convertible Preferred Stocks ("Subject Shares"), (ii) with respect to any action as to which the trustee is required, in accordance with the terms of the ESOP or the Supplemental ESOP, to solicit Instructions, the trustee has solicited such Instructions and (iii) the trustee has voted some or all of the Subject Shares in accordance with such Instructions (the shares which the trustee has voted in accordance with such Instructions, "Instructed Trustee Common Shares"), then the Attributed Votes shall be reduced by the Pro Rata Reduction. The "Pro Rata Reduction" shall equal, with respect to any such matter, the sum of (I) the product of (x) a fraction, the numerator of which is the number of votes represented by Subject Shares as to which members of the Management and Salaried Employee Group (or the Committees) gave Instructions to the trustee to vote in favor of the matter, and the denominator of which is the number of votes represented by Subject Shares as to which members of all Employee Groups (as defined in the ESOP) (or the Committees) gave Instructions to the trustee to vote in favor of the matter (such denominator being referred to as the "Instructed Pro Vote") and (y) the number of votes represented by Subject Shares that the trustee actually voted in favor of the matter (but in no event more than the Instructed Pro Vote); and (II) the product of (x) a fraction, the numerator of which is the number of votes represented by Subject Shares as to which members of the Management and Salaried Employee Group (or the Committees) gave instructions to the trustee to vote against the matter, and the denominator of which is the number of votes represented by Subject Shares as to which members of all Employee Groups (or the Committees) gave Instructions to the trustee to vote against the matter (such denominator being referred to as the "Instructed Con Vote") and (y) the number of votes represented by Subject Shares that the trustee actually voted against the matter (but in no event more than the Instructed Con Vote).

     For purposes of this Section 8.3, the Corporation shall certify to the holders of Class SAM Preferred Stock and to the judges or similar officials appointed for the purpose of tabulating votes at any meeting of stockholders as soon as practicable following the record date for the determination of stockholders entitled to notice of or to vote at any meeting of stockholders, but in no event less than five Trading Days before such meeting, the number of shares of Common Stock then outstanding and the number of votes entitled to be cast on the matter or matters in question by the holders of all outstanding securities of the Corporation (excluding the Class IAM Preferred Stock and the Class Pilot MEC Preferred Stock). The Corporation shall be deemed to satisfy the requirements of the preceding sentence if such matters are specified in any proxy statement mailed to all stockholders entitled to vote on such matter or matters. With respect to any vote or consent as to which the first sentence of this Subsection 8.3(c) applies, the outstanding share of Class SAM Preferred Stock, together with the outstanding shares of the Class IAM Preferred Stock and the outstanding shares of Class Pilot MEC Preferred Stock, will represent the Voting Fraction (expressed as a percentage) of the votes to be cast in connection with matters (other than the election of directors) submitted to the vote of the holders of the Common Stock and the holders of all other outstanding securities that vote as a single class together with the Common Stock. Subject to any amendment of this Restated Certificate after the date hereof, it is the intent of this Restated Certificate that this Section 8.3 (with respect to the Class SAM Preferred Stock), Article FOURTH,
Part VIII, Section 8.3 of the Restated Certificate (with respect to the Class IAM Preferred Stock), and Article FOURTH, Part VII, Section 8.3 of the Restated Certificate (with respect to the Class Pilot MEC Preferred Stock), be interpreted together to achieve the foregoing result. With respect to any vote or consent as to which the first sentence of this Subsection 8.3(c) does not apply, the Class SAM Preferred Stock shall not have any voting rights except as provided by Sections 8.1, 8.2 and 8.4 and applicable law; provided, however, that if the Termination Date occurs directly or indirectly as a result of an Uninstructed Trustee Action then, notwithstanding anything to the contrary contained herein, the voting rights of the Class SAM Preferred Stock set forth in this Section 8.3 shall continue until the anniversary of the Issue Date occurring in the year 2010. For purposes of the proviso in the immediately preceding sentence, the Termination Date shall be deemed to have occurred as a result of an Uninstructed Trustee Action if the Termination Date occurs within one year of such Uninstructed Trustee Action.

     8.4 The affirmative vote or written consent of the holders of a majority of the outstanding shares of Class SAM Preferred Stock, voting separately as a class, shall be necessary for authorizing, effecting or validating the amendment, alteration or repeal (including any amendment, alteration or repeal by operation of merger or consolidation) of any of the provisions of this Restated Certificate or of any certificate amendatory thereof or supplemental thereto (including any Certificate of Designation, Preferences and Rights or any similar document relating to any series of Serial Preferred Stock) which would adversely affect the preferences, rights, powers or privileges of the Class SAM Preferred Stock.

     8.5 For purposes of the foregoing provisions of Sections 8.1 and 8.4, each share of Class SAM Preferred
Stock shall have one (1) vote per share.

     Section 9.     Redemption.

     9.1 All outstanding shares of Class SAM Preferred Stock shall, to the extent of funds legally available therefor and subject to the other provisions of this Restated Certificate, be automatically redeemed on the earlier of the ALPA Termination Date and the IAM Termination Date (the "Class SAM Preferred Stock Termination Date"), at a price of $0.01 per share of Class SAM Preferred Stock, as provided below. As promptly as reasonably possible following the occurrence of the Class SAM Preferred Stock Termination Date, the Corporation shall give notice thereof and of the redemption under this Section 9 to all record holders of the Class SAM Preferred Stock. From and after the redemption provided for in this Section 9.1, all rights of the holder of Class SAM Preferred Stock as such, except the right to receive the redemption price of such shares upon the surrender of certificates formerly representing the same, shall cease and terminate and such shares shall not thereafter be deemed to be outstanding for any purpose whatsoever.

     9.2 The shares of Class SAM Preferred Stock shall, to the extent of funds legally available therefor and subject to the other provisions of this Restated Certificate, be automatically redeemed from time to time, in part, concurrently with any purported transfer of shares of Class
SAM Preferred Stock other than as expressly permitted under
Section 1.2, and the number of shares so redeemed shall be equal to the number of shares purported to be transferred.
The redemption price to be paid in connection with any redemption shall be $0.01 per share of Class SAM Preferred
Stock.  From and after the redemption provided for in this
Section 9.2, all rights of the holders of the shares of Class SAM Preferred Stock so redeemed, except the right to receive the redemption price of such shares upon the surrender of certificates formerly representing the same, shall cease and terminate and such shares shall not thereafter be deemed to be outstanding for any purpose whatsoever.

     9.3  Upon any such redemption provided for in Sections
9.1 or 9.2 above, each holder of a certificate formerly representing the shares of Class SAM Preferred Stock so redeemed shall present and surrender such certificate to the Corporation and thereupon the redemption price of such shares shall be paid to or on the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled.



     Section 10.    Record Holders.   The Corporation and the
Transfer Agent (if other than the Corporation) may deem and treat the record holder of any shares of Class SAM Preferred Stock as the true and lawful owner thereof for all purposes, and, except as otherwise provided by law, neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.



                               PART X

                     Class I Junior Preferred Stock

     Unless otherwise indicated, any reference in this Article
FOURTH, Part X, to "Section", "Subsection", "paragraph",
"subparagraph" or "clause" shall refer to a Section, Subsection, paragraph, subparagraph or clause of this Article FOURTH, Part X.

     Section 1. Number of Shares; Designations; Issuance;
Restrictions on Transfer.

     1.1    The Class I Junior Preferred Stock of the Corporation
(the "Class I Preferred Stock") shall consist of ten shares, par value $0.01 per share.

     1.2 Each share of Class I Preferred Stock shall be issued only to a person who serves as an Independent Director of the Corporation meeting the requirements set forth in Article FIFTH,
Section 2.4 of this Restated Certificate or to the initial "Individual Parties" under the Class I Stockholders' Agreement (as such term is defined in Article FIFTH, Section 1.15 of this Restated Certificate) (the "Class I Stockholders' Agreement") (each such person, an "Independent Director") and may be held by such person only so long as such person shall continue to serve as an Independent Director. Any purported sale, transfer, pledge (other than a pledge made in accordance with the Class I Stockholders' Agreement), or other disposition (hereinafter a "transfer") of shares of Class I Preferred Stock by a holder thereof to any person other than to (x) such holder's successor as an Independent Director (any such individual, a "Successor Independent Director") or (y) in the case where no such Successor Independent Director has been elected concurrently with such holder's removal, resignation, failure to remain qualified, failure to be re-elected or otherwise ceasing to serve as an Independent Director, to any Independent Director then in office, or if there are no Independent Directors then in office, to the Corporation (to be held in escrow by such Independent Director or the Corporation, as the case may be, pending transfer to such holder's Successor Independent Director when such successor is duly elected) shall be null and void and of no force and effect. Upon any purported transfer of a share of Class I Preferred Stock by the holder thereof other than as expressly permitted above, without any further action by the Corporation or such holder, such share of Class I Preferred Stock so purported to be transferred shall, to the extent of funds legally available therefor and subject to the other provisions of this Restated Certificate, be automatically redeemed by the Corporation in accordance with Section 8 hereof, and thereupon such share shall no longer be deemed outstanding, and neither such holder nor any purported transferee thereof shall have in respect thereof any of the voting powers, preferences or relative, participating, optional or special rights ascribed to the shares of Class I Preferred Stock hereunder, but rather such holder thereafter shall only be entitled to receive the amount payable upon redemption in accordance with Section 8. Certificates representing shares of Class I Preferred Stock shall be legended to reflect the restrictions on transfer and automatic redemption provided for herein.

     Section 2. Definitions.   For purposes of the Class I
Preferred Stock, the following terms shall have the meanings indicated:

     2.1 "Board of Directors" shall mean the board of directors of the Corporation or any committee thereof authorized by such board of directors to perform any of its responsibilities with respect to the Class I Preferred Stock.

     2.2 "Class I Preferred Stock" shall have the meaning set forth in Section 1 hereof.

     2.3    "Class IAM Preferred Stock" shall mean the Class IAM
Junior Preferred Stock, par value $0.01 per share, of the Corporation.

     2.4    "Class M Voting Preferred Stock" shall mean the Class
M ESOP Voting Junior Preferred Stock, par value $0.01 per share, of the Corporation.

     2.5    "Class P Voting Preferred Stock" shall mean the Class
P ESOP Voting Junior Preferred Stock, par value $0.01 per share, of the Corporation.

     2.6    "Class Pilot MEC Preferred Stock" shall mean the
Class Pilot MEC Junior Preferred Stock, par value $0.01 per share, of the Corporation.

     2.7    "Class S Voting Preferred Stock" shall mean the Class
S ESOP Voting Junior Preferred Stock, par value $0.01 per share, of the Corporation.

     2.8    "Class SAM Preferred Stock" shall mean the Class SAM
Junior Preferred Stock, par value $0.01 per share, of the Corporation.

     2.9 "Common Stock" shall mean the common stock of the Corporation, par value $0.01 per share.

     2.10 "Director Preferred Stocks" shall mean collectively, the Class I Preferred Stock, the Class IAM Preferred Stock, the
Class Pilot MEC Preferred Stock and the Class SAM Preferred
Stock.

     2.11 "ESOP Convertible Preferred Stocks" shall mean, collectively, the Class 1 ESOP Convertible Preferred Stock and the Class 2 ESOP Convertible Preferred Stock, each of the par value of $0.01 per share, of the Corporation.

     2.12 "Issue Date" shall mean the first date on which shares of Class I Preferred Stock are issued.

     2.13 "Liquidation Preference" shall have the meaning set forth in Section 4.1 hereof.

     2.14   "Restated Certificate" shall mean the Restated
Certificate of Incorporation of the Corporation, as amended from time to time.

     2.15 "Series A Preferred Stock" shall mean the series of Serial Preferred Stock of the Corporation, without par value, designated Series A Convertible Preferred Stock in Article
FOURTH, Part I.A of this Restated Certificate.

     2.16 "Series B Preferred Stock" shall mean the series of Serial Preferred Stock of the Corporation, without par value, designated Series B Preferred Stock in Article FOURTH, Part I.B of this Restated Certificate.

     2.17 "Series C Preferred Stock" shall mean the series of Serial Preferred Stock of the Corporation, without par value, designated Series C Junior Participating Preferred Stock in
Article FOURTH, Part I.C of this Restated Certificate.

     2.18 "Series D Preferred Stock" shall mean the series of Serial Preferred Stock of the Corporation, without par value, designated Series D Redeemable Preferred Stock in Article FOURTH,
Part I.D of this Restated Certificate.

     2.19   [Reserved]

     2.20 "set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of capital stock of the Corporation; provided, however, that if any funds for any class or series of stock of the Corporation ranking on a parity with or junior to the Class I Preferred Stock as to distributions upon liquidation, dissolution or winding up of the Corporation are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Class I Preferred Stock shall mean, with respect to such distributions, placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

     2.20 "Termination Date" shall have the meaning set forth in Article FIFTH, Section 1.72 of this Restated Certificate.

     2.21 "Transfer Agent" means the Corporation or such agent or agents of the Corporation as may be designated from time to time by the Board of Directors as the transfer agent for the Class I Preferred Stock.

     2.22 "Voting Preferred Stocks" shall mean, collectively, the Class M Voting Preferred Stock, the Class P Voting Preferred
Stock and the Class S Voting Preferred Stock.

     Section 3. Dividends.   The holders of shares of the Class I
Preferred Stock as such shall not be entitled to receive any dividends or other distributions (except as provided in Section
4).

     Section 4. Payments upon Liquidation.

     4.1 In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for payment to the holders of any class or series of stock of the Corporation that ranks junior to the Class I Preferred Stock as to amounts distributable upon liquidation, dissolution or winding up of the Corporation, the holders of the shares of Class I Preferred Stock shall be entitled to receive $0.01 per share of Class I Preferred Stock (the "Liquidation Preference"), but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of Class I Preferred Stock shall be insufficient to pay in full the Liquidation Preference and the liquidation preference on all other shares of any class or series of stock of the Corporation that ranks on a parity with the Class I Preferred Stock as to amounts distributable upon liquidation, dissolution or winding up of the Corporation, then such assets, or the proceeds thereof, shall be distributed to the holders of shares of Class I Preferred Stock and any such other parity stock ratably in accordance with the respective amounts that would be payable on such shares of Class I Preferred Stock and any such other parity stock if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Corporation with or into one or more corporations, or (ii) a sale, lease, exchange or transfer of all or substantially all of the Corporation's assets, shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

     4.2 Subject to the rights of the holders of shares of any series or class of stock ranking prior to or on a parity with the Class I Preferred Stock as to amounts distributable upon liquidation, dissolution or winding up of the Corporation, after payment shall have been made to the holders of the Class I Preferred Stock, as and to the fullest extent provided in this
Section 4, any series or other class of stock of the Corporation that ranks junior to the Class I Preferred Stock as to amounts distributable upon liquidation, dissolution or winding up of the Corporation, shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Class I Preferred Stock shall not be entitled to share therein.

     Section 5. Shares to be Retired.   All shares of Class I
Preferred Stock which shall have been issued and reacquired in any manner (other than pursuant to Section 8.1) by the Corporation, other than in its capacity as escrow agent in accordance with Section 1.2 hereof, shall be retired and restored to the status of authorized but unissued shares of Class I Preferred Stock and, in the case of shares redeemed pursuant to
Section 8.1 hereof, shall not be reissued.

     Section 6. Ranking.

     6.1 Any class or series of stock of the Corporation shall be deemed to rank:

         (a) prior to the Class I Preferred Stock as to the distribution of assets upon liquidation, dissolution or winding up if the holders of such class or series shall be entitled to the receipt of amounts distributable upon liquidation, dissolution or winding up, in preference or priority to the holders of Class I Preferred Stock;

         (b) on a parity with the Class I Preferred Stock as to the distribution of assets upon liquidation, dissolution or winding up, whether or not the liquidation prices per share thereof be different from those of the Class I Preferred Stock, if the holders of such class or series and the Class I Preferred Stock shall be entitled to the receipt of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective liquidation preferences, without preference or priority one over the other; and

         (c) junior to the Class I Preferred Stock, as to the distribution of assets upon liquidation, dissolution or winding up, if the holders of Class I Preferred Stock shall be entitled to the receipt of amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of shares of such class or series.

     6.2 The Series A Preferred Stock, the Series B Preferred Stock, the Series D Preferred Stock and the ESOP Convertible Preferred Stocks shall each be deemed to rank prior to the Class I Preferred Stock as to amounts distributable upon liquidation, dissolution or winding up. The other Director Preferred Stocks and the Voting Preferred Stocks shall each be deemed to rank on a parity with the Class I Preferred Stock as to amounts distributable upon liquidation, dissolution or winding up. The Common Stock and the Series C Preferred Stock shall each be deemed to rank junior to the Class I Preferred Stock as to amounts distributable upon liquidation, dissolution or winding up.

     Section 7. Voting.   The holders of shares of Class I
Preferred Stock shall have the following voting rights; provided, however, that no holder of shares of Class I Preferred Stock shall have any right to vote unless at such time such person is an Independent Director or an initial "Individual Party" under the Class I Stockholders' Agreement:

     7.1    Until the Termination Date, the holders of the Class
I Preferred Stock shall have the right, voting separately as a class, to elect four Independent Directors to the Board of Directors.

     7.2 Unless the affirmative vote or consent of the holders of a greater number of shares of Class I Preferred Stock shall then be required by law or this Restated Certificate, and in addition to any other vote required by law or this Restated Certificate, the affirmative vote or written consent of the holders of at least a majority of all of the outstanding shares of Class I Preferred Stock, voting separately as a class, shall be necessary for authorizing, effecting or validating the amendment, alteration or repeal (including any amendment, alteration or repeal by operation of merger or consolidation) of any of the provisions of this Restated Certificate or of any certificate amendatory thereof or supplemental thereto (including any Certificate of Designation, Preferences and Rights or any similar document relating to any series of Serial Preferred Stock) which would adversely affect the preferences, rights, powers or privileges of the Class I Preferred Stock.

     7.3    For purposes of the foregoing provisions of Sections
7.1 and 7.2, each share of Class I Preferred Stock shall have one
(1) vote per share. Except as otherwise required by applicable law or as set forth herein, the shares of Class I Preferred Stock shall not have any relative participating, optional or other special voting rights and powers and the consent of the holder thereof shall not be required for the taking of any corporate action.

     Section 8. Redemption.

     8.1 All outstanding shares of Class I Preferred Stock shall, to the extent of funds legally available therefor and subject to the other provisions of this Restated Certificate, be automatically redeemed on the Termination Date, at a price of $0.01 per share of Class I Preferred Stock, as provided below. As promptly as reasonably possible following the occurrence of the Termination Date, the Corporation shall give notice thereof and of the redemption under this Section 8 to all record holders of the Class I Preferred Stock.

     From and after the redemption provided for in this Section 8.1, all rights of the holders of Class I Preferred Stock as such, except the right to receive the redemption price of such shares upon the surrender of certificates therefor, shall cease and terminate and such shares shall not thereafter be deemed to be outstanding for any purpose whatsoever.

     8.2 The shares of Class I Preferred Stock shall, to the extent of funds legally available therefor and subject to the other provisions of this Restated Certificate, be automatically redeemed from time to time, in part, concurrently with any purported transfer of shares of Class I Preferred Stock other than as expressly permitted under Section 1.2 and the number of shares so redeemed shall be equal to the number of shares so purported to be transferred. The redemption price to be paid in connection with any redemption shall be $0.01 per share of Class I Preferred Stock. From and after the redemption provided for in this Section 8.2, all rights of such holder of Class I Preferred Stock as such, except the right to receive the redemption price of such shares upon the surrender of certificates representing the same, shall cease and terminate and such share(s) shall not thereafter be deemed to be outstanding for any purpose whatsoever.

     8.3 Upon any such redemption provided for in Sections 8.1 or 8.2 above, each holder of a certificate formerly representing the share(s) of Class I Preferred Stock so redeemed shall present and surrender such certificate to the Corporation and thereupon the redemption price of such share(s) shall be paid to or on the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled.

     Section 9. Record Holders.

     The Corporation and the Transfer Agent (if other than the Corporation) may deem and treat the record holder of any share(s) of Class I Preferred Stock as the true and lawful owner thereof for all purposes, and, except as otherwise provided by law, neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.


                              PART XI

                            Common Stock

     Unless otherwise indicated, any reference in this Article FOURTH, Part XI to "Section", "Subsection", "paragraph", "subparagraph" or "clause" shall refer to a Section, Subsection, paragraph, subparagraph or clause of this Article FOURTH, Part
XI. Capitalized terms used and not otherwise defined in this Article FOURTH, Part XI, shall have the respective meanings given those terms in the introductory sentence of Article FOURTH.

     Section 1. Dividends.   Subject to any rights to receive
dividends to which the holders of the shares of any other class or series of stock may be entitled, the holders of shares of Common Stock shall be entitled to receive dividends, if and when declared payable from time to time by the Board of Directors, from any funds legally available therefor.

     Section 2. Liquidation.   In the event of any dissolution,
liquidation or winding up of the Corporation, whether voluntary or involuntary, after there shall have been paid to the holders of shares of any other class or series of stock ranking prior to the Common Stock in respect thereof the full amounts to which they shall be entitled, and subject to any rights of the holders of any other class or series of stock to participate therein, the holders of the then outstanding shares of Common Stock shall be entitled to receive, pro rata, any remaining assets of the Corporation available for distribution to its stockholders. Subject to the foregoing, the Board of Directors may distribute in kind to the holders of the shares of Common Stock such remaining assets of the Corporation, or may sell, transfer or otherwise dispose of all or any part of such remaining assets to any other corporation, trust or other entity and receive payment therefor in cash, stock or obligations of such, other corporations, trust or entity or any combination thereof, and may sell all or any part of the consideration so received, and may distribute the consideration so received or any balance thereof in kind to holders of the shares of Common Stock. The voluntary sale, conveyance, lease, exchange or transfer of all or substantially all the property or assets of the Corporation (unless in connection therewith the dissolution, liquidation or winding up of the Corporation is specifically approved), or the merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into it, or any purchase or redemption of shares of stock of the Corporation of any class, shall not be deemed to be a dissolution, liquidation or winding up of the corporation for the purpose of this Section 2.


     Section 3. Voting.   Except as provided by law or this
Restated Certificate of Incorporation:

         a. each outstanding share of Common Stock of the Corporation shall entitle the holder thereof to one vote on each matter submitted to a vote at a meeting of stockholders; and

         b. until the Termination Date (as defined in Article FIFTH, Section 1.72), the holders of Common Stock, voting as a separate class, shall be entitled to elect five Public Directors (as defined in Article FIFTH, Section 2.3) of the Corporation.


                              PART XII

                         General Provisions

     No Preemptive Rights, Etc.   Except as otherwise provided
herein, no holder of stock of the Corporation of any class shall have any preemptive, preferential or other right to purchase or subscribe for any shares of stock, whether now or hereafter authorized, of the Corporation of any class, or any obligations convertible into, or any options or warrants to purchase, any shares of stock, whether now or hereafter authorized, of the Corporation of any class, other than such, if any, as the Board of Directors may from time to time determine, and at such price as the Board of Directors may from time to time fix; and any shares of stock or any obligations, options or warrants which the Board of Directors may determine to offer for subscription to holders of any shares of stock of the Corporation may, as the Board of Directors shall determine, be offered to holders of shares of stock of the Corporation of any class or classes or series, and if offered to holders of shares of stock of more than one class or series, in such proportions as between such classes and series as the Board of Directors may determine.

     FIFTH. GOVERNANCE.   Unless otherwise expressly indicated,
references in this Article FIFTH to any "Section", "Subsection", "paragraph", "subparagraph" or "clause" shall refer to such Section, Subsection, paragraph, subparagraph or clause of this Article FIFTH.

     Section 1. Definitions.   As used in this Restated
Certificate, unless the context otherwise requires, the following terms shall have the following meanings:

     1.1 "Affiliate" has the meaning defined in Rule 12b-2 promulgated under the Exchange Act.

     1.2 "Airline Business" means the business of operating an Air Carrier, together with any business or activity reasonably related to or in support of any and all such operations engaged in by the Corporation or any of its Subsidiaries at or during the one year period immediately prior to the Effective Time.

     1.3    "Air Carrier" means an "air carrier" as defined in
Section 1301(3) of the Federal Aviation Act of 1958, 49 U.S.C.
 1301 et seq., as amended, or any successor act thereto.

     1.4    "ALPA" means the Air Line Pilots Association,
International.

     1.5 "Available Unissued ESOP Shares" shall mean as of the date of determination and without duplication, (a) the number of shares of Common Stock that would be issuable upon conversion of that portion of (w) 17,675,345 shares of ESOP Convertible Preferred Stock plus (x) an aggregate of 17,675,345 shares of Class P Voting Preferred Stock, Class M Voting Preferred Stock and Class S Voting Preferred Stock plus (y) the number of Additional Shares (as defined in Section 1.10 of the Recapitalization Agreement) plus (z) an aggregate number of shares of Class P Voting Preferred Stock, Class M Voting Preferred Stock and Class S Voting Preferred Stock that is equal to the number of Additional Shares that, in the case of each of clause (w), (x), (y) and (z), as of the date of determination of Available Unissued ESOP Shares, have not been issued pursuant to
Section 1.6 or 1.10 of the Recapitalization Agreement as ESOP Convertible Preferred Stock, Class P Voting Preferred Stock, Class M Voting Preferred Stock, Class S Voting Preferred Stock or Common Stock, plus (b) the number of shares of Common Stock that have been credited to the Supplemental ESOP (other than pursuant to Section 1.6 or 1.10 of the Recapitalization Agreement) and that have not been issued.

     1.6    "Bankrupt" means "insolvent" as defined in Section
101(32) of the Bankruptcy Code, 11 U.S.C. 101 et seq., as amended.

     1.7 "Bankruptcy Opinions" has the meaning defined in Subsection 3.4(b)(vii)(B).

     1.8 "Board" means the Board of Directors of the Corporation.

     1.9 "Board Committees" has the meaning defined in Subsection 4.1.10.

     1.10 "Business Combination" means a "business combination" as defined in Section 203 of the GCL.

     1.11   "Chief Executive Officer" means the Chief Executive
Officer of the Corporation.

     1.12   "Class 1 ESOP Convertible Preferred Stock" means the
Class 1 ESOP Convertible Preferred Stock, par value $0.01 per share, of the Corporation.

     1.13   "Class 2 ESOP Convertible Preferred Stock" means the
Class 2 ESOP Convertible Preferred Stock, par value $0.01 per share, of the Corporation.

     1.14   "Class I Preferred Stock" means the Class I Junior
Preferred Stock, par value $0.01 per share, of the Corporation.

     1.15 "Class I Stockholders' Agreement" means the Class I Preferred Stockholders' Agreement, dated as of the date of the Effective Time, among the Corporation, ALPA, the IAM and the holders of the Class I Preferred Stock, as amended from time to time.

     1.16 "Class IAM Director" has the meaning defined in Subsection 2.2.

     1.17   "Class IAM Preferred Stock" means the Class IAM
Junior Preferred Stock, par value $0.01 per share, of the Corporation.

     1.18   "Class M Voting Preferred Stock" means the Class M
ESOP Voting Junior Preferred Stock, par value $0.01 per share, of the Corporation.

     1.19   "Class P Voting Preferred Stock" means the Class P
ESOP Voting Junior Preferred Stock, par value $0.01 per share, of the Corporation.

     1.20 "Class Pilot MEC Director" has the meaning defined in Subsection 2.2.

     1.21   "Class Pilot MEC Preferred Stock" means the Class
Pilot MEC Junior Preferred Stock, par value $0.01 per share, of the Corporation.

     1.22   "Class SAM Preferred Stock" means the Class SAM
Junior Preferred Stock, par value $0.01 per share, of the Corporation.

     1.23   "Class SAM Stockholders' Agreement" means the Class
SAM Stockholders' Agreement, dated as of the date of the Effective Time, between the Corporation and the holders of Class
SAM Preferred Stock, as amended from time to time.

     1.24   "Class S Voting Preferred Stock" means the Class S
ESOP Voting Junior Preferred Stock, par value $0.01 per share, of the Corporation.

     1.25 "Collective Bargaining Agreement" means any agreement between the Corporation or any of its Subsidiaries and any labor union representing the Corporation's or any of its Subsidiaries' employees based in the United States that relates to rates of pay, rules, working conditions or any other incident or aspect of employment with the Corporation or any of its Subsidiaries.

     1.26 "Common Equity" means, in the aggregate and without double-counting:

         (a) the Common Stock outstanding at the time in question that satisfies any one or more of the following clauses (i) through (vi):

             (i) that was issued upon conversion of ESOP
          Convertible Preferred Stock or Voting Stock (other than
          Common Stock);

             (ii)    that was issued upon conversion of the
          Series A Preferred Stock or any Pre-Closing Covered
          Convertible;

             (iii)   that was issued upon exercise of any Pre-
      Closing Covered Option;

             (iv)    that constitutes Permitted Bankruptcy
          Equity or was issued upon conversion, exercise or exchange of any Permitted Bankruptcy Equity;

             (v) that was outstanding immediately prior to the close of business on the Measuring Date (as defined in the Recapitalization Agreement), other than as a result of an issuance initially approved after the Effective Time; or

             (vi) that was issued in a transaction described in Part II, Section 6.4(a) (i), (ii) or (iii), of Article FOURTH of this Restated Certificate in respect of the number of shares of Common Stock that at the time of such transaction were included in the definition of Common Equity;

         (b) the Common Stock issuable upon conversion of ESOP
     Convertible Preferred Stock or Voting Stock (other than
     Common Stock) outstanding at the time in question;

         (c) the Common Stock issuable upon conversion of any Series A Preferred Stock or Pre-Closing Covered Convertible outstanding at the time in question;

         (d) the Common Stock issuable upon conversion, exercise or exchange of any Permitted Bankruptcy Equity outstanding at the time in question; and

         (e) the Common Stock issuable upon exercise of any Pre-
     Closing Covered Option outstanding at the time in question.

     For purposes of the foregoing, if the Corporation reacquires any shares of outstanding Common Stock at a time that shares of Common Stock not included in the definition of Common Equity are outstanding, the Corporation shall make an assessment as to whether or not the shares so reacquired are included in the definition of Common Equity. If the Corporation cannot conclusively establish whether or not the shares so reacquired are included in the definition of Common Equity, then the number of outstanding shares of Common Stock included in the definition of Common Equity pursuant to clause (a) above shall be deemed reduced as a result of such reacquisition by the number determined by multiplying the number of shares of Common Stock so reacquired by a fraction, the numerator of which is the number of shares of Common Stock included in the definition of Common Equity outstanding immediately prior to the reacquisition and the denominator of which is the aggregate number of shares of Common Stock outstanding immediately prior to the reacquisition.

     1.27   "Common Stock" means the common stock, par value
$0.01 per share, of the Corporation.

     1.28 "Common Stock Transaction" has the meaning defined in Subsection 3.5.

     1.29 "Competitive Action Plan" means the Corporation's business plan to develop a low cost operation, which is intended to compete against other low cost Air Carriers.

     1.30   "Corporation" means UAL Corporation.

     1.31   "Director" means a director of the Corporation.

     1.32   "Director Incentive Plan" means the UAL Corporation
1992 Stock Plan for Outside Directors.

     1.33   "Distribution Companies" means Galileo International
Partnership, Apollo Travel Services Partnership and Galileo Japan
Partnership, each a Delaware general partnership.

     1.34 "Effective Time" has the meaning defined in the Recapitalization Agreement.

     1.35 "Employee Directors" has the meaning defined in Subsection 2.2.

     1.36 "entire Board" means all Directors of the Corporation who would be in office if there were no vacancies.

     1.37 "Equity Securities" means common stock of the Corporation or any debt, equity or other security or contractual right convertible into or exercisable or exchangeable for common stock or any warrants, options or other rights to purchase common stock or such other Equity Securities, but in no event shall the term "Equity Securities" include non-voting, non-convertible preferred stock.

     1.38 "ESOP Convertible Preferred Stock" means collectively, the Class 1 ESOP Convertible Preferred Stock and the Class 2 ESOP Convertible Preferred Stock and any other securities into which such preferred stocks are changed or reclassified, into which they are converted or for which they are exchanged.

     1.39   "ESOPs" means collectively, the UAL Corporation
Employee Stock Ownership Plan and the UAL Corporation
Supplemental ESOP and any similar or successor plans thereto.

     1.40   "Exchange Act" means the Securities Exchange Act of
1934, as amended, or any successor act thereto.

     1.41 "Existing Plans" means collectively, the United Air Lines, Inc. Flight Attendant Employees' Savings Plan; the United Air Lines, Inc. Management and Salaried Employees' Personal Investment Program; the United Air Lines, Inc. Union Ground Employees' Long Term Investment Program; the United Air Lines, Inc. Pilots' Directed Account Retirement Income Plan; and the Employees' Stock Purchase Plan of UAL Corporation.

     1.42 "Extraordinary Matters" means (a) any matter that pursuant to the GCL requires stockholder approval, (b) any Substantive Amendment to the Restated Bylaws and (c) any Other
Extraordinary Matters.

     1.43   "First Refusal Agreement" means the First Refusal
Agreement, dated as of the date of the Effective Time, among the Corporation, ALPA, the IAM and the Salaried/Management Employee
Director, as amended from time to time.

     1.44 "GCL" means the General Corporation Law of the State of Delaware, as amended from time to time.

     1.45 "Gross Proceeds" means, with respect to any sale, lease, exchange, surrender to or at the direction of a lessor, or other disposition of assets, whether tangible or intangible, real or personal, or the issuance of ownership interests, by any Person (each, a "Gross Proceeds Event"), (a) (i) with respect to owned assets or the issuance of ownership interests, the sum of
(A) the aggregate cash consideration received by such Person in connection with such Gross Proceeds Event, (B) the fair market value of (1) all cash consideration to be received in the future (including future payments evidenced by a note or other instrument) by such Person in connection with such Gross Proceeds Event and (2) all future payments that are obligations of such Person and are assumed by another Person in connection with such Gross Proceeds Event and (C) the fair market value of all other non-cash consideration, and (ii) with respect to leased assets, the fair market value of such assets (in each case with respect to clauses (i)(B) and (i)(C) and clause (ii), such fair market value as determined in good faith by the Corporation as of the date of such Gross Proceeds Event), minus (b) the sum, without duplication, of:

         (i) any taxes (including, but not limited to, any alternative minimum taxes and other similar taxes) that are paid, actually payable or would be payable (absent the availability of any net operating loss carryover, tax credit or other tax benefit that reduces the amount paid or payable) to any Federal, state, local or foreign taxing athority and that are directly or indirectly attributable to such Gross Proceeds Event; and

         (ii) the amount of fees and commissions (including, without limitation, reasonable investment banking fees), legal, title and recording tax expenses and other similar costs and expenses directly incident to such Gross Proceeds Event that are paid or payable by such Person, other than fees and commissions (including, without limitation, management consulting and financial services fees) paid or payable to Affiliates of such Person (or officers or employees of such Person or any Affiliate of such Person).

     1.46   "IAM" means the International Association of
Machinists and Aerospace Workers.

     1.47 "Investment" means all (A) investments in any Person by stock purchase, capital contribution, loan, advance, guarantee of obligations of (other than any guarantee of an obligation of the Corporation or any of its Subsidiaries) or creation or assumption by the Corporation or any of its Subsidiaries of any other liability in respect of any indebtedness (other than indebtedness of the Corporation or any of its Subsidiaries) of such Person and (B) investments in any other property, other than:

         (i) an investment in the ordinary course of business in the Corporation, any of its Subsidiaries or the Distribution
     Companies, so long as such investment is in the Airline
     Business;

         (ii) investments in the ordinary course of business in direct obligations of the United States of America, or obligations of any instrumentality or agency thereof, or obligations the payment of which is unconditionally guaranteed by the United States of America or any instrumentality or agency thereof;

         (iii) investments in the ordinary course of business in obligations of any state or municipal government or obligations of any instrumentality or agency thereof;

         (iv) investments in the ordinary course of business in readily marketable commercial paper;

         (v) investments in the ordinary course of business in short-term deposit accounts in, or negotiable certificates of deposit or negotiable bankers acceptances issued by, any bank or trust company organized under the laws of the United States or a state thereof or Canada, Western Europe or Japan;

         (vi) investments in negotiable instruments for collection in the ordinary course of business;

         (vii) investments in tangible assets to be used in the ordinary course of business of the Corporation or any of its Subsidiaries;

         (viii) investments in the ordinary course of business in stocks of investment companies registered under the Investment Company Act of 1940, as amended, which are no-load money market funds and which invest primarily in obligations of the type described in clause (ii), (iii) or
     (iv) above and which are classified as current assets in accordance with generally accepted accounting principles;

         (ix) investments in Persons resulting from non-payment by such Persons of receivables of the Corporation or any of its Subsidiaries arising in the ordinary course of business;

         (x) investments in connection with the settlement of claims of the Corporation or any of its Subsidiaries in financially-distressed companies or in connection with bankruptcy proceedings;

         (xi) investments in airline clearing houses, other similar industry organizations or other Air Carriers arising out of receivables payable to the Corporation or any of its Subsidiaries relating to airline tickets and similar liabilities and arising in the ordinary course of business of the Corporation or its Subsidiaries;

         (xii) advances to employees of the Corporation or its Subsidiaries made in the ordinary course of business;

         (xiii) investments in Persons pursuant to obligations of the Corporation or any of its Subsidiaries, including contingent obligations, in effect on the Effective Time;

         (xiv) other investments made in the ordinary course of the Corporation's and its Subsidiaries' business in connection with the Corporation's and its Subsidiaries' cash management program or fiscal management policies and practices (including, without limitation, interest rate, currency and commodity risk management and similar activities);

         (xv) investments in the ordinary course of business of the Corporation or its Subsidiaries in ARINC, SITA, Air Cargo, Inc., Scheduled Airline Traffic Offices, Inc., organizations used to provide aircraft fuel services or other similar industry organizations;

         (xvi) the purchase or other acquisition by the Corporation or any of its Subsidiaries from Persons other than the Corporation or any of its Subsidiaries of evidences of indebtedness or other obligations or securities issued by the Corporation or any of its Subsidiaries;

         (xvii) investments in Persons through customary indemnity obligations contained in contracts of the Corporation or its Subsidiaries; and

         (xviii) loans or advances to the Corporation by any of its Subsidiaries.

     1.48 "Labor Affiliate" means (a) any Person that has been formed by or is an Affiliate of one or more labor groups representing employees of the Corporation or any of its Subsidiaries or (b) any Person determined by the Board to be a Person in which a substantial group of employees of the Corporation or any of its Subsidiaries, acting as an organized group, owns a majority ownership interest.

     1.49 "Management Public Directors" has the meaning defined in Subsection 2.3.

     1.50 "Market Capitalization" means the aggregate market value of a Public Company's voting stock held by Persons that are not Affiliates of such Public Company as set forth in the most recent Form 10-K or any successor form of such Public Company preceding the date of determination.

     1.51 "Measuring Period" means the 365-day period commencing on the Effective Time.

     1.52 "Non-Dilutive Issuance" has the meaning defined in Subsection 3.4(b)(vii).

     1.53 "Other Board Committee" has the meaning defined in Subsection 4.1.10.

     1.54 "Other Extraordinary Matters" has the meaning defined in Subsection 3.4(b).

     1.55 "Outside Public Directors" has the meaning defined in Subsection 2.3.

     1.56 "Permitted Bankruptcy Equity" has the meaning defined in Subsection 3.4(b)(vii)(B).

     1.57 "Person" means an individual, corporation, association, partnership, joint venture, limited liability company, trust, estate, unincorporated organization, governmental authority, judicial entity or other entity.

     1.58 "Post-Termination Meeting" has the meaning defined in Subsection 2.13(b).

     1.58.1 "Pre-Closing Covered Convertible" means any Convertible Company Securities (as defined in Section 1.8 of the Recapitalization Agreement), other than the Series A Preferred Stock, outstanding immediately prior to the Effective Time with a conversion price equal to or less than the Old Share Equivalent Price (as defined in Section 1.10 of the Recapitalization Agreement).

     1.58.2 "Pre-Closing Covered Option" means any employee stock option granted under any employee stock option or compensation plan or arrangement of the Corporation outstanding immediately prior to the Effective Time with an exercise price of less than the Old Share Equivalent Price (as defined in Section 1.10 of the Recapitalization Agreement).

     1.59 "Public Company" means a Person with a class of securities registered pursuant to Section 12 of the Exchange Act.

     1.60 "Public Directors" has the meaning defined in Subsection 2.3.

     1.61   "Recapitalization Agreement" means the
Recapitalization Agreement, dated as of March 25, 1994, among the Corporation, ALPA and the IAM, as amended from time to time.

     1.62   "Restated Bylaws" means the Amended and Restated
Bylaws of the Corporation, as amended from time to time.

     1.63 "Restated Certificate" means the Restated Certificate of Incorporation of the Corporation, as amended from time to time.

     1.64 "Rights Agreement" means the Rights Agreement, dated as of December 11, 1986, between the Corporation and First
Chicago Trust Company of New York (formerly Morgan Shareholder
Services Trust Company), as amended from time to time.

     1.65 "Salaried and Management Employee Investment" means the concessions and other investments of employees who perform the functions currently performed by the salaried and management employees of the Corporation or United Air Lines, Inc. (including any functions which such group of employees begins performing in the future) as set forth in Schedule 5.8(iii) to the Recapitalization Agreement, which shall be provided for the term identified in such Schedule 5.8(iii).

     1.66 "Salaried/Management Employee Director" has the meaning defined in Subsection 2.2.

     1.66.1 "Series A Preferred Stock" means the series of Serial
Preferred Stock of the Corporation, without par value, designated
Series A Convertible Preferred Stock in Article FOURTH, Part I.A, of this Restated Certificate.

     1.67 "Significant Labor-Related Business Transaction" means any purchase, sale, transfer or other disposition of assets, or the issuance of capital stock, by any Person, or any merger or consolidation with any Person, in a single transaction or series of related transactions, in which the Gross Proceeds to be received by any Person or Persons in connection with such purchase, sale, transfer, disposition, issuance, merger or consolidation exceeds $1,000,000.

     1.68 "Solvency Determination" has the meaning defined in Subsection 3.4(b)(vii)(B).

     1.69 "Stockholders" means the stockholders of the Corporation.

     1.70 "Subsidiary" means, with respect to any Person (herein referred to as the "parent"), any corporation, partnership, association or other business entity which such parent, directly or indirectly, controls, including, without limitation, any such Person of which securities or other ownership interests representing 50% or more of the equity, or 50% or more of the ordinary voting power or voting power representing the right to elect 50% or more of the Board of Directors or similar governing body, or 50% or more of the general partnership interests, are, at the time any determination is being made, owned, controlled or held by such parent; provided, however, that the term "Subsidiary" shall not include a Distribution Company where the Corporation does not, directly or indirectly, control the particular actions or activities under consideration (including the power, under the relevant organizational documents of such Distribution Company, to block such actions or activities) with respect to such Distribution Company.

     1.71 "Substantive Amendment" means the adoption of any material amendment to, the deletion or repeal of, or the adoption of any provision materially inconsistent with, any of the following sections of the Restated Bylaws: 2.2(a), 2.6(a), 2.6(c), 3.1, 3.2, 3.3, 3.6, 3.7, 3.8, 3.9(a), 3.10, 3.12(a),
3.14(a), 4.1(a), 4.2, 4.3, 4.5(a), 4.7(a), 4.8(a), 5.1, 5.2(a),
5.3(a), 5.4(a), 5.6(a) and 8.1.

     1.72 "Termination Date" means, except as otherwise provided in this Restated Certificate, the date on which (a) the Common Equity held in the ESOPs, the Existing Plans or in any other employee trusts or pension, retirement or other employee benefit plans sponsored by the Corporation or any of its Subsidiaries for the benefit of its employees as of the close of business on such date, plus (b) the number of Available Unissued ESOP Shares, plus, but without double-counting (c) the number of other shares of Common Stock that are held in the ESOPs, the Existing Plans or in any other employee trusts or pension, retirement or other employee benefit plans sponsored by the Corporation or any of its Subsidiaries for the benefit of its employees as of the close of business on such date and that were acquired (i) in open market transactions or (ii) in privately negotiated transactions from a person other than the Corporation or one or more Subsidiaries, represent, in the aggregate, less than 20% of (x) the Common Equity of the Corporation plus (y) the number of Available Unissued ESOP Shares.

     1.73 "Union Directors" has the meaning defined in Subsection 2.2.

     1.74   "United Air Lines, Inc." means United Air Lines,
Inc., a Delaware corporation, or any successor to all or substantially all of the assets thereof.

     1.75   "Voting Stock" means collectively, the Common Stock,
Class IAM Preferred Stock, Class M Voting Preferred Stock, Class
Pilot MEC Preferred Stock, Class P Voting Preferred Stock, Class
SAM Preferred Stock and Class S Voting Preferred Stock.

     Section 2. Directors.

     2.1    General Powers.   Except as otherwise provided in
this Restated Certificate, the business and affairs of the Corporation shall be managed by or under the direction of the Board. The Board may adopt such rules and regulations, not inconsistent with this Restated Certificate, the Restated Bylaws or applicable law, as it may deem proper for the conduct of its meetings and the management of the Corporation. In addition to the powers conferred expressly by this Restated Certificate and the Restated Bylaws, the Board may exercise all powers and perform all acts that are not required, by this Restated Certificate, the Restated Bylaws or applicable law, to be exercised or performed by the Stockholders.

     2.2    Number and Composition.   Subject to Article FOURTH,
Parts I.A and I.B of this Restated Certificate and Subsection
2.13 of this Article FIFTH, the Board shall consist of twelve members and shall be comprised as follows: five Directors shall be designated Public Directors who shall be elected, subject to Subsection 2.3, by the holders of the Common Stock in accordance with Article FOURTH, Part XI of this Restated Certificate, voting separately as a class; four Directors shall be designated Independent Directors who shall be elected, subject to Subsection 2.4, by the holders of the Class I Preferred Stock in accordance with Article FOURTH, Part X of this Restated Certificate, voting separately as a class; and three Directors shall be designated Employee Directors, of whom one shall be elected by the holders of the Class IAM Preferred Stock, voting separately as a class, in accordance with Article FOURTH, Part VIII of this Restated Certificate (the "Class IAM Director"), one shall be elected by the holders of the Class Pilot MEC Preferred Stock, voting separately as a class, in accordance with Article FOURTH, Part VII of this Restated Certificate (the "Class Pilot MEC Director," "Union Directors") and one shall be elected by the holders of the Class SAM Preferred Stock, voting separately as a class, in accordance with Article FOURTH, Part IX of this Restated Certificate (the "Salaried/Management Employee Director"). The Union Directors and the Salaried/Management Employee Director are referred to in this Restated Certificate collectively as the "Employee Directors."

     2.3    Qualifications of Public Directors.   Until the
Termination Date, of the five Public Directors, (a) three shall be individuals who are not and have never been an officer or employee of, or a provider of professional services to, the Corporation or any of its Subsidiaries (collectively, the "Outside Public Directors") and (b) two shall be, at the time of their election, substantially full-time employees of the Corporation or one of its Subsidiaries, one of whom, in addition, to the fullest extent such additional qualification is permitted by law, shall be, at the time of such election, the Chief Executive Officer, and the second of whom, in addition, to the fullest extent such additional qualification is permitted by law, shall be a senior executive officer of the Corporation satisfactory to the Chief Executive Officer (collectively, the "Management Public Directors"). The Outside Public Directors and the Management Public Directors are referred to in this Restated Certificate collectively as the "Public Directors."

     2.4    Qualifications of Independent Directors.   Until the
Termination Date, no Independent Director shall either (a) without the consent of both Union Directors and all of the Public Directors, have a current affiliation (other than an affiliation that may result from being a member of the Board) or business relationship with the Corporation or any of its Subsidiaries (collectively, an "affiliation") which is required to be disclosed or have had a prior such affiliation (other than an affiliation that may result from having been an Independent Director) which, had such Independent Director been a Director of the Corporation at the time of such prior affiliation, would have been required to be disclosed, pursuant to Item 7 of Schedule 14A promulgated under the Exchange Act (or any successor provision thereto) or (b) be an officer, director, trustee or official of any labor organization that serves as a collective bargaining
"representative" under the Railway Labor Act, 45 U.S.C.   151
et seq., or the National Labor Relations Act, 29 U.S.C.   141
et seq. or any similar laws as may from time to time be in effect. In addition to the foregoing, until the Termination Date, at the time of the election or appointment of an Independent Director to the Board, at least two of the Independent Directors (or at least one of the Independent Directors if only one Independent Director vacancy is being filled and none of the incumbent Independent Directors meet the criteria specified in clause (i) or (ii) below), after giving effect to the election or appointment of the Independent Directors being elected or appointed, shall be, or have been at the time of their initial election or appointment as Independent Directors, either (i) a senior executive officer of a company (other than the Corporation) with revenues during such company's prior fiscal year in excess of $1 billion as set forth in such company's most recent annual financial statements or (ii) a member of the board of directors of at least one other Public Company with a Market Capitalization in excess of $1 billion as of the date of such Public Company's most recent annual financial statements.

     2.5 Nomination of Board's Nominees for Public Directors. Until the Termination Date, the Board's nominees for the Outside Public Directors shall be nominated by the Outside Public Director Nomination Committee in accordance with Subsection
4.1.8. Until the Termination Date, the Board's nominees for the Management Public Directors shall be nominated by action of the Board by the affirmative vote of at least a majority of the votes entitled to be cast by the entire Board. For purposes of this Subsection 2.5 and Subsection 4.1.8, "nominate" means to designate those persons who are recommended by the Board for election as Public Directors in the proxy materials distributed by the Corporation to the holders of its Voting Stock and to take such other action as required to place their name in nomination for election at the meeting of Stockholders called in accordance with such proxy material.

     2.6    Term of Office.   Subject to Subsection 2.13(b), and
except as otherwise provided in this Restated Certificate, each Director shall hold office until the next annual meeting of Stockholders and until his or her successor is elected and qualified, subject to such Director's earlier death, resignation or removal; provided, however, that, until the Termination Date, the term of an Outside Public Director or an Independent Director shall automatically terminate if during such term the status of such Director shall change such that the qualification requirements set forth in Subsection 2.3(a) or the first sentence of Subsection 2.4, as applicable, are no longer satisfied.

     2.7    Resignation of Directors.   Any Director may resign
at any time upon written notice to the Corporation.

     2.8    Removal of Directors.   (a) Any Director may be
removed without cause at any time only by the affirmative vote of the holders of a majority in voting power of the shares of the class or classes or series of stock that are entitled to vote for the election of such Director, voting separately as a class or series.

     (b) Any Director or the entire Board may be removed for cause as provided under the GCL.

     2.9    Vacancies on the Board.   Vacancies on the Board may
only be filled as follows:

     2.9.1  Vacancies of Public Directors.   Until the
Termination Date, in the event of a vacancy of an Outside Public Director, such vacancy may be filled only by the Outside Public Director Nomination Committee in accordance with Subsection
4.1.8. Until the Termination Date, in the event of a vacancy of a Management Public Director, such vacancy may be filled only by action of the Board by the affirmative vote of at least a majority of the votes entitled to be cast by the entire Board with an individual who would be eligible to be nominated for election to such position in accordance with Subsections 2.3 and 2.5.

     2.9.2  Vacancies of Independent Directors.   Until the
Termination Date, in the event of a vacancy of an Independent Director, such vacancy may be filled only by the Independent Director Nomination Committee in accordance with Subsection 4.1.6.

     2.9.3  Vacancies of Employee Directors.   In the event of a
vacancy of an Employee Director, such vacancy may be filled only by a vote of the class or series of stock that elected such Director.

     2.9.4  Board Action During Vacancies.   Until the
Termination Date, in the event of a vacancy on the Board of an Employee Director or Public Director, or in the event of a vacancy of an Independent Director who immediately prior to the occurrence of such vacancy was a member of a Board Committee of which only one Independent Director was a member, then, subject to the fiduciary duties of the remaining Directors or members of such Board Committee, as the case may be, then in office, neither the Board nor such Board Committee may take any action (other than to fill such vacancy of such Public Director), until after the earlier of (a) 20 days following the occurrence of such vacancy and (b) the time that such vacancy is filled in accordance with the provisions of this Restated Certificate.

     2.10   Quorum Requirements of Board Meetings.   Until the
Termination Date, at all meetings of the Board, other than meetings of Board Committees, a quorum shall exist only if (a) Directors having at least a majority of the votes entitled to be cast by the entire Board are present at the meeting and (b) unless otherwise consented to by each of the Union Directors, if less than all of the Public Directors, Independent Directors and Employee Directors are present, or if Directors other than the Public Directors, Independent Directors and Employee Directors are present, the number of votes constituting a majority of the votes present is no greater than the sum of (i) two plus (ii) the aggregate number of votes entitled to be cast by the Independent Directors present at such meeting.

     2.11   Voting by Directors.   Subject to any greater or
additional vote of the Board or of any class of Directors required by law or by this Restated Certificate, including, without limitation, Section 3, an act of the Board shall require the affirmative vote of at least a majority of the votes entitled to be cast by the Directors present at a meeting of the Board at which a quorum is present. Each Director shall have one vote; provided, however, that, until the Termination Date, at any time there is a vacancy of one or more Independent Directors, then with respect to any action of the Board (but not including any action of a Board Committee), each Independent Director shall have the number of votes equal to a fraction, (a) the numerator of which equals four and (b) the denominator of which equals four minus the number of vacancies then existing among the Independent Directors.

     2.12   Quorum Requirements of Stockholder Meetings.   Until
the Termination Date, except as otherwise required by law or by this Restated Certificate, the presence in person or by proxy of the holders of outstanding shares representing at least a majority of the total voting power of all outstanding shares entitled to vote at a meeting of Stockholders shall constitute a quorum at a meeting of Stockholders; provided, however, that where a separate vote of a class or classes or series of stock is required, the presence in person or by proxy of the holders of outstanding shares representing at least a majority of the total voting power of all outstanding shares of such class or classes or series shall constitute a quorum thereof entitled to take action with respect to such separate vote.

     2.13   Events Upon the Occurrence of the Termination Date.

         (a) Upon the occurrence of the Termination Date, the Board shall take all necessary and appropriate actions to cause to be filed and become effective a restated certificate of incorporation of the Corporation under
     Section 245 of the GCL, or any successor provision then in effect, deleting all provisions in this Restated Certificate that, by their terms, are no longer in effect and operative as a result of the occurrence of the Termination Date and integrating into a single document all other amendments to this Restated Certificate that have been adopted between the date hereof and the Termination Date.

         (b) Upon the occurrence of the Termination Date, the Outside Public Director Nomination Committee shall, on behalf of the Board, subject to Subsection 2.13(c), nominate the individuals to be the Board's nominees for election as Directors (other than the Employee Directors) to be recommended for election by the Stockholders entitled to vote thereon at a meeting of Stockholders to be held promptly following the Termination Date (the "Post-Termination Meeting"), and the officers of the Corporation shall take all necessary and appropriate actions to promptly call and hold the Post-Termination Meeting. Upon the effectiveness of the election of the Directors elected at such Post-Termination Meeting, the term of office of each Director in office immediately prior thereto (except any such Director re-elected in such election or as to whom no successor is elected in such election) shall terminate.

         (c) Notwithstanding any other provision in this Restated Certificate, but subject to Article FOURTH, Parts I.A and I.B, following the Termination Date the Board shall consist of twelve members and shall be comprised as follows: nine Directors shall be elected by the holders of the outstanding Common Stock and of any other class or series of stock entitled to vote thereon together with the Common Stock, voting together as a single class; one Director shall be elected by the holders of the outstanding Class IAM Preferred Stock, voting separately as a class; one Director shall be elected by the holders of the outstanding Class Pilot MEC Preferred Stock, voting separately as a class; and one Director shall be elected by the holders of the outstanding Class SAM Preferred Stock, voting separately as a class. After the Termination Date, and until the IAM Termination Date (as defined in Article FOURTH, Part VIII of this Restated Certificate) in the case of the Director elected by the holders of the outstanding Class IAM Preferred Stock or the ALPA Termination Date (as defined in Article FOURTH, Part VII of this Restated Certificate) in the case of the Director elected by the holders of the outstanding Class Pilot MEC Preferred Stock, the Director elected by the holders of the outstanding Class IAM Preferred Stock and the Director elected by the holders of the outstanding Class Pilot MEC Preferred Stock shall each be deemed a "Union Director," and collectively shall be deemed "Union Directors," for purposes of this Restated Certificate. After the Termination Date, and until the IAM Termination Date in the case of the Director elected by the holders of the outstanding Class IAM Preferred Stock, until the ALPA Termination Date in the case of the Director elected by the holders of the outstanding Class Pilot MEC Preferred Stock, and until the earlier of the IAM Termination Date and the ALPA Termination Date in the case of the Director elected by the holders of the outstanding Class SAM Preferred Stock, the Director elected by the holders of the outstanding Class IAM Preferred Stock, the Director elected by the holders of the outstanding Class Pilot MEC Preferred Stock and the Director elected by the holders of the outstanding Class SAM Preferred Stock shall each be deemed an "Employee Director," and collectively shall be deemed "Employee Directors," for purposes of this Restated Certificate.

     Section 3. Special Voting Provisions.

     3.1    Matters Requiring Stockholder Vote under the GCL.

     3.1.1  Amendment to the Restated Certificate.   Until the
Termination Date, subject to Subsection 3.8, notwithstanding that a lesser or no vote may be required by law of either the Board or the Stockholders, and in addition to any other vote of the Board or the Stockholders required by law or this Restated Certificate, any amendment to the Restated Certificate (excluding a restatement of the Restated Certificate effected solely pursuant to Section 245 of the GCL (which merely restates and integrates but does not further amend this Restated Certificate) and any action taken by the Board in accordance with this Restated Certificate pursuant to Section 151(g) of the GCL not inconsistent with this Restated Certificate) must be approved by one of the following:

         (a) (i) the affirmative vote of at least a majority of the votes entitled to be cast by the Directors present at a meeting of the Board at which a quorum is present, which vote must include the affirmative vote of at least six of the votes entitled to be cast by the Directors present at the Board meeting other than the Employee Directors, plus
     (ii) the affirmative vote of at least 75% in voting power of the Voting Stock present in person or represented by proxy at a meeting of Stockholders at which a quorum is present;

         (b) (i) the affirmative vote of at least 75% in voting power of the Voting Stock present in person or represented by proxy at a meeting of Stockholders at which a quorum is present, plus (ii) the affirmative vote of at least a majority in voting power of the outstanding capital stock of the Corporation entitled to vote thereon not held by the trustees, in their capacity as such, under the ESOPs, voting separately as a class;

         (c) the affirmative vote of at least 75% of the votes entitled to be cast by the entire Board, which vote must include (i) the affirmative vote of at least one Union Director and (ii) the affirmative vote of at least a majority of the votes entitled to be cast by the Directors present at a meeting of the Board at which a quorum is present, which vote must include the affirmative vote of at least six of the votes entitled to be cast by the Directors present at the Board meeting other than the Employee Directors; or

         (d) (i) the affirmative vote of at least 75% of the votes entitled to be cast by the entire Board, which vote must include the affirmative vote of at least one Union Director, plus (ii) the affirmative vote of at least a majority in voting power of the outstanding capital stock of the Corporation entitled to vote thereon not held by the trustees, in their capacity as such, under the ESOPs, voting separately as a class.

     3.1.2  Merger or Consolidation.   Until the Termination
Date, subject to Subsection 3.8, notwithstanding that a lesser or no vote may be required by law of either the Board or the Stockholders, and in addition to any other vote of the Board or the Stockholders required by law or this Restated Certificate, but subject in each case to the provisions of Section 253 of the GCL, any merger or consolidation of the Corporation or any of its Subsidiaries must be approved,

         (a) if the merger or consolidation is with or into a Labor Affiliate, by one of the following:

             (i) (A) the affirmative vote of at least a majority of the votes entitled to be cast by the Directors present at a meeting of the Board at which a quorum is present, which vote must include the affirmative vote of at least six of the votes entitled to be cast by the Directors present at the Board meeting other than the Employee Directors, plus (B) the affirmative vote of at least 75% in voting power of the Voting Stock present in person or represented by proxy at a meeting of Stockholders at which a quorum is present;

             (ii) (A) the affirmative vote of at least 75% in voting power of the Voting Stock present in person or represented by proxy at a meeting of Stockholders at which a quorum is present, plus (B) the affirmative vote of at least a majority in voting power of the outstanding capital stock of the Corporation entitled to vote thereon not held by the trustees, in their capacity as such, under the ESOPs, voting separately as a class;

             (iii) the affirmative vote of at least 75% of the votes entitled to be cast by the entire Board, which vote must include (A) the affirmative vote of at least one Union Director and (B) the affirmative vote of at least a majority of the votes entitled to be cast by the Directors present at a meeting of the Board at which a quorum is present, which vote must include the affirmative vote of at least six of the votes entitled to be cast by the Directors present at the Board meeting other than the Employee Directors; or

             (iv) (A) the affirmative vote of at least 75% of the votes entitled to be cast by the entire Board, which vote must include the affirmative vote of at least one Union Director, plus (B) the affirmative vote of at least a majority in voting power of the outstanding capital stock of the Corporation entitled to vote thereon not held by the trustees, in their capacity as such, under the ESOPs, voting separately as a class; or

          (b) if the merger or consolidation is not with or into a Labor Affiliate, by either:

             (i) the affirmative vote of at least 75% in voting power of the Voting Stock present in person or represented by proxy at a meeting of Stockholders at which a quorum is present; or

             (ii) the affirmative vote of at least 75% of the votes entitled to be cast by the entire Board, which vote must include the affirmative vote of at least one
          Union Director.

     3.1.3  Sale, Lease or Exchange of All or Substantially All
Assets.   Until the Termination Date, subject to Subsection 3.8,
notwithstanding that a lesser or no vote may be required by law of either the Board or the Stockholders, and in addition to any other vote of the Board or the Stockholders required by law or this Restated Certificate, the sale, lease or exchange of all or substantially all of the property and assets of the Corporation or of United Air Lines, Inc., including its goodwill and its corporate franchises (treating as a sale, lease or exchange of assets for purposes of Subsection 3.1.3(a) below, the issuance of ownership interests by any Subsidiary of the Corporation to a Person other than the Corporation or a wholly-owned Subsidiary of the Corporation if such issuance would diminish the percentage ownership held by the Corporation or any of its Subsidiaries), must be approved,

         (a) if such sale, lease or exchange is to or with a Labor Affiliate, by one of the following:

             (i) (A) the affirmative vote of at least a majority of the votes entitled to be cast by the Directors present at a meeting of the Board at which a quorum is present, which vote must include the affirmative vote of at least six of the votes entitled to be cast by the Directors present at the Board meeting other than the Employee Directors, plus (B) the affirmative vote of at least 75% in voting power of the Voting Stock present in person or represented by proxy at a meeting of Stockholders at which a quorum is present;

             (ii) (A) the affirmative vote of at least 75% in voting power of the Voting Stock present in person or represented by proxy at a meeting of Stockholders at which a quorum is present, plus (B) the affirmative vote of at least a majority in voting power of the outstanding capital stock of the Corporation entitled to vote thereon not held by the trustees, in their capacity as such, under the ESOPs, voting separately as a class;

             (iii) the affirmative vote of at least 75% of the votes entitled to be cast by the entire Board, which vote must include (A) the affirmative vote of at least one Union Director and (B) the affirmative vote of at least a majority of the votes entitled to be cast by the Directors present at a meeting of the Board at which a quorum is present, which vote must include the affirmative vote of at least six of the votes entitled to be cast by the Directors present at the Board meeting other than the Employee Directors; or

             (iv) (A) the affirmative vote of at least 75% of the votes entitled to be cast by the entire Board, which vote must include the affirmative vote of at least one Union Director, plus (B) the affirmative vote of at least a majority in voting power of the outstanding capital stock of the Corporation entitled to vote thereon not held by the trustees, in their capacity as such, under the ESOPs, voting separately as a class; or

         (b) if such sale, lease or exchange is not to or with a Labor Affiliate, by either:

             (i) the affirmative vote of at least 75% in voting power of the Voting Stock present in person or represented by proxy at a meeting of Stockholders at which a quorum is present; or

             (ii) the affirmative vote of at least 75% of the votes entitled to be cast by the entire Board, which vote must include the affirmative vote of at least one
          Union Director.

     3.1.4  Dissolution.   Until the Termination Date, subject to
Subsection 3.8, notwithstanding that a lesser or no vote may be required by law of either the Board or the Stockholders, and in addition to any other vote of the Board or the Stockholders required by law or this Restated Certificate, but subject to the provisions of Section 275(c) of the GCL, the dissolution of the Corporation must be approved by either:

         (a) the affirmative vote of at least 75% in voting power of the Voting Stock present in person or represented by proxy at a meeting of Stockholders at which a quorum is present; or

         (b) the affirmative vote of at least 75% of the votes entitled to be cast by the entire Board, which vote must include the affirmative vote of at least one Union Director.

     3.2    Substantive Amendment to the Restated Bylaws.
Subject to the provisions of this Subsection 3.2 and the bylaws of the Corporation, the Board is expressly authorized to make, alter or repeal the bylaws of the Corporation. Until the Termination Date, subject to Subsection 3.8, notwithstanding that a lesser or no vote may be required by law of either the Board or the Stockholders, and in addition to any other vote of the Board or the Stockholders required by law or this Restated Certificate, any Substantive Amendment to the Restated Bylaws must be approved by one of the following:

         (a) (i) the affirmative vote of at least a majority of the votes entitled to be cast by the Directors present at a meeting of the Board at which a quorum is present, which vote must include the affirmative vote of at least six of the votes entitled to be cast by the Directors present at the Board meeting other than the Employee Directors, plus
     (ii) the affirmative vote of at least 75% in voting power of the Voting Stock present in person or represented by proxy at a meeting of Stockholders at which a quorum is present;

         (b) (i) the affirmative vote of at least 75% in voting power of the Voting Stock present in person or represented by proxy at a meeting of Stockholders at which a quorum is present, plus (ii) the affirmative vote of at least a majority in voting power of the outstanding capital stock of the Corporation entitled to vote thereon not held by the trustees, in their capacity as such, under the ESOPs, voting separately as a class;

         (c) the affirmative vote of at least 75% of the votes entitled to be cast by the entire Board, which vote must include (i) the affirmative vote of at least one Union Director and (ii) the affirmative vote of at least a majority of the votes entitled to be cast by the Directors present at a meeting of the Board at which a quorum is present, which vote must include the affirmative vote of at least six of the votes entitled to be cast by the Directors present at the Board meeting other than the Employee Directors; or

         (d) (i) the affirmative vote of at least 75% of the votes entitled to be cast by the entire Board, which vote must include the affirmative vote of at least one Union Director, plus (ii) the affirmative vote of at least a majority in voting power of the outstanding capital stock of the Corporation entitled to vote thereon not held by the trustees, in their capacity as such, under the ESOPs, voting separately as a class.

     3.3    Significant Labor-Related Business Transaction with a
Labor Affiliate.   Until the Termination Date, subject to
Subsection 3.8, notwithstanding that a lesser or no vote may be required by law of either the Board or the Stockholders, and in addition to any other vote of the Board or the Stockholders required by law or this Restated Certificate, any Significant Labor-Related Business Transaction (other than entering into or modifying, amending or supplementing a Collective Bargaining Agreement) between the Corporation or any of its Subsidiaries and a Labor Affiliate must be approved on behalf of the Corporation by either:

         (a) the affirmative vote of at least a majority of the votes entitled to be cast by the Directors present at a meeting of the Board at which a quorum is present, which vote must include the affirmative vote of at least six of the votes entitled to be cast by the Directors present at the Board meeting other than the Employee Directors;

         (b) the affirmative vote of at least a majority in voting power of the outstanding capital stock of the Corporation entitled to vote thereon not held by the trustees, in their capacity as such, under the ESOPs, voting separately as a class.

     3.4    Other Extraordinary Matters Requiring Special Voting.

         (a) Until the Termination Date, subject to Subsection 3.8, notwithstanding that a lesser or no vote may be required by law of either the Board or the Stockholders, and in addition to any other vote of the Board or the Stockholders required by law or this Restated Certificate, any Other Extraordinary Matters must be approved by either:

              (i) the affirmative vote of at least 75% of the votes entitled to be cast by the entire Board, which vote must include the affirmative vote of at least one
          Union Director; or

              (ii)    the affirmative vote of at least 75% in
          voting power of the Voting Stock present in person or represented by proxy at a meeting of Stockholders at which a quorum is present.

         (b) For purposes of this Restated Certificate, the term
     "Other Extraordinary Matters" means any of the following:

              (i) The entry by the Corporation or any of its Subsidiaries into any line of business outside the Airline Business;

              (ii) The making by the Corporation or any of its Subsidiaries of any Investment outside the Airline Business if immediately after giving effect to such proposed Investment the aggregate Investments made by the Corporation and its Subsidiaries outside the Airline Business would exceed five percent of the total assets of the Corporation and its Subsidiaries on a consolidated basis as set forth in the most recent audited financial statements of the Corporation; provided, that an Investment shall be excluded from such calculation if the Board determines, pursuant to the affirmative vote set forth in Subsection 3.4(a)(i), or if the Stockholders determine, pursuant to the affirmative vote set forth in Subsection 3.4(a)(ii), not to include such Investment for purposes of the test set forth in this Subsection 3.4(b)(ii);

              (iii) The acquisition, directly or indirectly, by the Corporation or any of its Subsidiaries of all or substantially all of the assets or a majority of the voting stock or other ownership interests of any Person, whether or not organized in the United States, engaged, either directly or indirectly, in the business of transporting persons, property or mail, separately or in combination, for hire as a common or private air carrier;

              (iv) The making by the Corporation or any of its Subsidiaries of any Investment in any Person, whether or not organized in the United States, engaged, either directly or indirectly, in the business of transporting persons, property or mail, separately or in combination, for hire as a common or private air carrier, other than such Investments made by the Corporation and its Subsidiaries in the ordinary course of business ("Ordinary Course Air Carrier Investments"); provided, that the aggregate of all Ordinary Course Air Carrier Investments outstanding at any time shall not exceed one-half of one percent of the total assets of the Corporation and its Subsidiaries on a consolidated basis as set forth in the most recent audited financial statements of the Corporation; and provided, further, that an Ordinary Course Air Carrier Investment shall be excluded from such calculation if the Board determines, pursuant to the affirmative vote set forth in Subsection 3.4(a)(i), or if the Stockholders determine, pursuant to the affirmative vote set forth in Subsection 3.4(a)(ii), not to include such Ordinary Course Air Carrier Investment for purposes of the test set forth in this Subsection 3.4(b)(iv);

              (v) The adoption of any material amendment or supplement to the Rights Agreement or the taking by the Corporation of any material actions pursuant to the Rights Agreement, including, without limitation, the redemption of rights under the Rights Agreement;

              (vi) The sale, lease, exchange, surrender to or at the direction of a lessor, or other disposition (any of such transactions being referred to herein as a "Disposition") by the Corporation or any of its Subsidiaries of assets, tangible or intangible, real or personal (including, without limitation, goodwill, franchises and the sale of ownership interests in, or the issuance of ownership interests by (other than director qualifying shares or the issuance of any other minority ownership interests to the extent required by law), any of the Corporation's Subsidiaries to a Person other than the Corporation or a wholly-owned Subsidiary of the Corporation if such issuance would diminish the percentage ownership held by the Corporation or any of its Subsidiaries, but excluding from the term "assets" for purposes of this Subsection (vi) fixtures, office equipment and office, cleaning, packaging, lubricating, deicing, sanitation and similar supplies which for accounting purposes are expensed upon acquisition and items which but for the application of clauses (ii) through (vi), (viii) through (xi), (xiv) and (xvi) of
          Section 1.47 would constitute Investments)), for Gross Proceeds which, when added to the Gross Proceeds from

                   (aa)    the Disposition of other such assets
               during the immediately preceding 365 day period which ended one business day prior to the date of such Disposition resulting in Gross Proceeds in excess of $5 million and

                   (bb)    the Disposition of other such assets
               during the immediately preceding twelve calendar month period which ended not less than 45 days nor more than 2 full calendar months prior to the date of such Disposition resulting in Gross Proceeds of $5 million or less, collectively exceeds $200 million; provided, however, in all cases the Gross Proceeds identified in clause (aa) and (bb) shall not include any transactions consummated prior to the Effective Time and the $5 million set forth in clauses (aa) and (bb) may be increased by action of the Board on an annual basis based on the affirmative vote of at least 75% of the votes entitled to be cast by the entire Board, which vote must include the affirmative vote of at least one Union Director; provided, further, however, that none of the following transactions shall constitute an Other Extraordinary Matter for purposes of this Subsection (vi) (or count against the $200 million Gross Proceeds calculation above):

                        (A) secured aircraft financings,

                        (B) sale-leaseback and leveraged lease
                    transactions, or sales or similar transfers of receivables, for financing purposes,

                        (C) foreclosure sales of assets subject
                    to bona fide security interests, and deeds and other dispositions of assets subject to bona fide security interests in lieu of foreclosure,

                        (D) Dispositions of assets if replacement
                    assets (consisting of assets of the same class (i.e., airframes of similar range and payload capability, engines and facilities similar in character to the assets disposed of, and ground equipment, spare parts and fixtures) as the assets being disposed of (which for these purposes shall include the Disposition of assets from a disassembled aircraft or engine which shall be replaced by a fully assembled aircraft of similar range and payload capability or engine of similar character, and similar transactions)) have been ordered (pursuant to firm commitment, bona fide orders) or acquired within the six calendar month period prior to such Dispositions of assets (provided, further, that if replacement assets are so ordered or acquired within 365 days following the Disposition of assets for which no replacement assets had been previously acquired, Gross Proceeds from such Disposition shall not thereafter be included in the $200 million Gross Proceeds calculation above unless such replacement assets are not actually acquired),

                        (E) Disposition providing Gross Proceeds
                    in an amount up to 10% of the book value (net of depreciation) of the Corporation's fixed assets at the time of the most recent quarterly financial statements of the Corporation if (x) Directors entitled to cast at least 75% of the votes entitled to be cast by the entire Board, including all of the Independent Directors, determine by resolution of the Board that such asset Disposition is necessary to (I) cure a default under material financing agreements binding upon the Corporation or any of its Subsidiaries or any of their respective properties, or avoid a default thereunder that, absent such Disposition, would be reasonably likely to occur within 90 days, or
                    (II) remedy a material adverse development in the Corporation's business or condition, and
                    (y) the Gross Proceeds of such asset
                    Disposition are used to remedy the condition referred to in clause (x) (provided, that the exception afforded by this clause (E) shall be available not more than once in any consecutive five-year period),

                        (F) Dispositions of damaged tangible
                    assets or tangible assets that are obsolete in the Airline Business used in the ordinary course of business of the Corporation or any of its Subsidiaries, excluding airframes, engines and related spare parts (other than aircraft which may no longer be legally operated in the United States by the Corporation or United Air Lines, Inc. and airframes, engines and related spare parts which under applicable insurance policies have been declared to be a total loss or a constructive total loss),

                        (G) without limiting clause (D), (1)
                    leases, subleases, slides, swaps, trades, transfers, exchanges or similar transactions involving aircraft take-off and landing authorizations, slots or similar rights, (2) leases, subleases, exchanges or similar transactions involving vacant land, building space, parking areas, airport gates or similar real property and (3) Dispositions of consumables, spare parts, ground equipment or other similar goods, in each case (x) entered into in the ordinary course of business, consistent with past practice, and (y) to the extent, in connection with such Disposition, the Corporation or its Subsidiaries receives (contemporaneously or over a reasonable time frame) benefits of substantially the same or similar value and either class or character,

                        (H) without limiting clause (D), leases,
                    subleases, swaps, trades, exchanges or
                    similar transactions involving aircraft
                    takeoff and landing authorization, slots, or similar rights which are not being utilized by the Corporation or a Subsidiary and where such lack of utilization may subject such authorizations, slots or rights to loss or forfeiture,

                        (I) without limiting clause (D),
                    subleases or licenses, in the ordinary course of business and consistent with past practices, of gates or other airport facilities not being utilized by the Corporation or a Subsidiary pursuant to agreements which are cancelable or terminable by the Corporation on 90 days' notice or less;

                        (J) Dispositions of assets (other than
                    airframes, engines and related spare parts) if (x) made pursuant to a discrete asset management program that provides for the Disposition of not more than an aggregate of $25 million of assets and (y) such discrete asset management program is approved by either the Board pursuant to the affirmative vote set forth in Subsection 3.4(a)(i), or the Stockholders (following the recommendation of the Board), pursuant to the affirmative vote set forth in Subsection 3.4(a)(ii); provided, that only one asset management program referred to in this clause
                    (J) shall be in place in any fiscal year and such program is subject to such approval on an annual basis;

                        (K) Dispositions, in the ordinary course
                    of business, of supplies or spare parts
                    pursuant to ground support, spare part or similar mutual accommodation arrangements with other United States or foreign air carriers or pursuant to the provision of maintenance, ground support or similar support services by the Corporation or any Subsidiary,

                        (L) Dispositions, in the ordinary course
                    of business consistent with past practices, of assets which are held for resale by the Corporation or any Subsidiary (other than airframes and engines),

                        (M) Dispositions, in the ordinary course
                    of business, of flight equipment spare parts
                    (other than as part of a transaction or
                    series of related transactions involving the Disposition of airframes or engines) (x) which are obsolete, or in excess of reasonably projected needs, with respect to United's fleet, or (y) for which the costs of repair, or of redistribution within the Corporation or its Subsidiaries, would exceed the value of such assets to the Corporation or its Subsidiaries,

                        (N) Dispositions, in the ordinary course
                    of business, of ground equipment, fixtures and related spare parts (x) which are obsolete, or in excess of reasonably projected needs, with respect to the Corporation's or its Subsidiaries' operations or (y) for which the costs of repair, or of redistribution within the Corporation or its Subsidiaries, would exceed the value of such assets to the Corporation or its Subsidiaries,

                        (O) Dispositions of fuel in the ordinary
                    course of business,

                        (P) Dispositions of aircraft, engines,
                    propellers, and spare parts owned or leased by Air Wisconsin, Inc. on the date of execution of the Recapitalization Agreement,

                        (Q) Dispositions of assets to lessors, in
                    the ordinary course of business, in
                    connection with the provision by the
                    Corporation or any Subsidiary of any
                    replacement engines or spare parts pursuant to replacement, modification or maintenance obligations under aircraft leases (financing or otherwise), and

                        (R) Dispositions of assets which
                    individually, or when aggregated with other assets in the same or related Dispositions, are not in excess of $25,000, either with respect to periods prior to December 31, 1994 or pursuant to a distinct asset management program approved in the same manner as the procedures set forth in clause (J) above; and

                             (vii)   The issuance by the
                         Corporation of Equity Securities (a "Non-
                         Dilutive Issuance") other than pursuant
                         to Sections 1.6 and 1.10 of the
                         Recapitalization Agreement to the ESOPs;
                         provided, that such an issuance shall
                         not constitute an Other Extraordinary
                         Matter if:

                                  (A) (I) Directors entitled to
                              cast at least 75% of the votes
                              entitled to be cast by the entire
                              Board, including all of the
                              Independent Directors, determine by
                              resolution of the Board that it is
                              in the best interests of the
                              Corporation to issue shares of
                              Equity Securities, (II) such
                              issuance is subject to the First
                              Refusal Agreement and (III) if such
                              issuance occurs during the
                              Measuring Period (as defined in the
                              Recapitalization Agreement), the
                              Board by the affirmative vote of a
                              majority of the votes entitled to
                              be cast by the Directors present at
                              a meeting of the Board at which a
                              quorum is present, which vote must
                              include the affirmative votes of
                              both Union Directors, approves an
                              equitable adjustment to the number
                              of Additional Shares (as defined in
                              Subsection 1.10(b) of the
                              Recapitalization Agreement) to be
                              issued pursuant to Sections 1.6 and
                              1.10 of the Recapitalization
                              Agreement.  Any shares of Equity
                              Securities issued in accordance
                              with the provisions of this
                              Subsection 3.4(b)(vii)(A) shall not
                              be deemed to be Common Equity for
                              purposes of this Restated
                              Certificate;

                                  (B) Directors entitled to cast
                              at least 75% of the votes entitled
                              to be cast by the entire Board,
                              including all of the Independent
                              Directors, determine by a
                              resolution of the Board (I) that
                              the Corporation is Bankrupt (or,
                              absent a material positive change
                              in the Corporation's results of
                              operations over the immediately
                              succeeding 90 days from the results
                              contained in the Corporation's
                              regularly prepared projections,
                              that in their opinion the
                              Corporation will become Bankrupt
                              within 90 days), which
                              determination is confirmed by
                              written opinions of two nationally
                              recognized investment banking firms
                              that further opine (giving effect
                              to the facts and circumstances
                              applicable to the Corporation,
                              including discussions with
                              prospective equity investors) that
                              the sale of Equity Securities is
                              necessary to avoid or remedy such
                              Bankruptcy (the "Bankruptcy
                              Opinions"), and (II) that the
                              issuance of additional Equity
                              Securities (the "Permitted
                              Bankruptcy Equity") would cause the
                              Corporation, after giving effect to
                              the proposed issuance, no longer to
                              be or not to become Bankrupt in the
                              time frame referred to in the
                              Bankruptcy Opinions (the "Solvency
                              Determination").  Notwithstanding
                              the foregoing, the issuance of
                              Permitted Bankruptcy Equity shall
                              constitute an Other Extraordinary
                              Matter unless (I) such issuance is
                              in an amount that does not exceed
                              the amount determined by the Board
                              to be reasonably necessary to
                              obtain sufficient equity investor
                              participation so as to allow the
                              Board to make the Solvency
                              Determination, (II) a binding
                              commitment for the sale of such
                              Permitted Bankruptcy Equity is
                              entered into within 90 days of the
                              delivery of the Bankruptcy Opinions
                              and (III) the terms of the First
                              Refusal Agreement have been
                              complied with in all material
                              respects by the Corporation.  Any
                              Permitted Bankruptcy Equity issued
                              in accordance with this Subsection
                              3.4(b)(vii)(B) shall be included as
                              outstanding Common Equity for
                              purposes of the definition of the
                              Termination Date; or

                                  (C) Such issuance is pursuant
                              to (I) the exercise, conversion or
                              exchange of Equity Securities
                              outstanding immediately prior to
                              the Effective Time, (II) the
                              Corporation's 1981 Incentive Stock
                              Program, 1988 Restricted Stock Plan
                              and Incentive Compensation Plan,
                              each as amended in accordance with
                              the Recapitalization Agreement,
                              (III) the Director Incentive Plan
                              or (IV) any other equity incentive
                              compensation plan approved by the
                              affirmative vote of Directors
                              entitled to cast at least 75% of
                              the votes entitled to be cast by
                              the entire Board, including all of
                              the Independent Directors.  The
                              shares of Equity Securities (x)
                              outstanding immediately prior to
                              the Effective Time that were not
                              included in the definition of
                              "Fully Diluted Shares" pursuant to
                              Subsection 1.10(d) of the
                              Recapitalization Agreement and (y)
                              issued in accordance with clauses
                              (II), (III) and (IV) of this
                              Subsection 3.4(b)(vii)(C) (in each
                              case including the shares of Equity
                              Securities underlying such Equity
                              Securities or issuable upon the
                              exercise, conversion or exchange
                              thereof), shall not be deemed to be
                              Common Equity for purposes of this
                              Restated Certificate and, along
                              with the other Equity Securities
                              issued in accordance with clause
                              (I) of this Subsection
                              3.4(b)(vii)(C) (and the shares of
                              Equity Securities underlying such
                              Equity Securities or issuable upon
                              the exercise, conversion or
                              exchange thereof), shall not be
                              subject to the First Refusal
                              Agreement.

     3.5    Special Voting Provisions with Respect to the
Purchase and Sale of Common Stock.    Until the Termination Date,
notwithstanding that a lesser or no vote may be required by law of either the Board or the Stockholders, and in addition to any other vote of the Board or the Stockholders required by law or this Restated Certificate, subject, in the case of clause (b) below, to Subsection 3.9, any Common Stock Transaction must be approved by the affirmative vote of at least a majority of the votes entitled to be cast by the entire Board, which vote must include the affirmative vote of at least 80% of the votes entitled to be cast by the Public Directors. For purposes of this Restated Certificate, the term "Common Stock Transaction" means (a) any purchase by the Corporation of any shares of Common Stock (other than to fulfill its obligations to issue or retain Common Stock in connection with the exercise of employee options issued pursuant to employee benefit plans or to retain Common Stock in connection with tax withholding obligations in connection with the exercise of employee options or restricted stock) or (b) any sale by the Corporation of any shares of Common Stock to a company sponsored pension, retirement or other employee benefit plan for the account of employees (other than pursuant to the first refusal rights provided in the First Refusal Agreement or in connection with the creation and operation of the employee stock ownership plans and programs of the Corporation under which the ESOP Convertible Preferred Stock is issued), whether for cash or non-cash consideration, including, without limitation, changes in the rates of pay, rules or working conditions for employees holding beneficial ownership interests in the ESOP Convertible Preferred Stock.

     3.6 Special Provisions with Respect to the Appointment and Removal of Officers.

     3.6.1 Appointment of Successor Chief Executive Officer. Until the Termination Date, upon the death, resignation, removal or other termination of employment of the Chief Executive Officer and following the making of a recommendation by the Executive Committee as to a successor Chief Executive Officer as provided in Subsection 4.1.5, the affirmative vote of at least a majority of the votes entitled to be cast by the entire Board shall be required to elect a successor Chief Executive Officer; provided, however, that the Board may elect as a successor Chief Executive Officer only a person who is recommended for such position by the Executive Committee.

     3.6.2  Appointment of Other Officers.   The officers of the
Corporation (other than the Chief Executive Officer) shall be elected or appointed, annually or at such other time or times as the Board shall determine, by the Board or by the Chief Executive Officer pursuant to authority delegated by the Board to the Chief Executive Officer; provided, however, with respect to the initial appointment of the Chief Operating Officer following the Effective Time, such person shall be elected or appointed by the Board and shall not be found to be unacceptable by two of the three Outside Public Directors.

     3.6.3  Term of Office.   Each officer of the Corporation
shall hold office until such officer's successor is chosen and qualifies or until such officer's earlier death, resignation or removal. Any such officer may resign at any time upon written notice to the Corporation. Such resignation shall take effect on the date of receipt of such notice or at such later date as is therein specified, and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective. The resignation of such officer shall be without prejudice to the contract rights of the Corporation, if any.

     3.6.4  Removal.   Until the Termination Date, any officer
elected or appointed by the Board (including, without limitation, the Chief Executive Officer) may be removed at any time, with or without cause, only by (a) the affirmative vote of at least a majority of the votes entitled to be cast by the entire Board or
(b) the Chief Executive Officer pursuant to authority delegated by the Board (by the same vote specified in clause (a) of this Subsection 3.6.4) to the Chief Executive Officer.

     3.6.5  Vacancy.   Until the Termination Date, any vacancy
occurring in any office of the Corporation (other than the Chief Executive Officer) shall be filled either by the Board or the Chief Executive Officer pursuant to authority delegated by the Board to the Chief Executive Officer.

     3.7    Certain Provisions with Respect to (a) the Class I
Preferred Stock and the Independent Directors and (b) the Class
SAM Preferred Stock and the Salaried/Management Employee
Director.

         (a) Notwithstanding any other provision of this Restated Certificate, (i) the Corporation may issue Class I Preferred Stock only to an Independent Director or the initial "Individual Parties" under the Class I Stockholders' Agreement, and (ii) a holder of Class I Preferred Stock may not sell, transfer, pledge or assign any shares of Class I Preferred Stock or any interest therein, including, without limitation, by operation of law or otherwise, other than to the Corporation or to another Independent Director in accordance with the Class I Stockholders' Agreement. Any sale, transfer, pledge or assignment of any shares of Class I Preferred Stock, whether by operation of law or otherwise, in violation of this Subsection 3.7(a) shall be null and void and of no force and effect. The certificates evidencing shares of Class I Preferred Stock shall bear a legend describing the transfer restrictions set forth in this Subsection 3.7(a).

         (b) Notwithstanding any other provision of this Restated Certificate, (i) the Corporation may issue Class SAM Preferred Stock only to a Salaried/Management Employee Director, a "Designated Shareholder" under the Class SAM Stockholders' Agreement or the initial "Designated Nominee" under the Class SAM Stockholders' Agreement, and (ii) a holder of Class SAM Preferred Stock may not sell, transfer, pledge or assign any shares of Class SAM Preferred Stock or any interest therein, including, without limitation, by operation of law or otherwise, other than to the Corporation or to another Salaried/Management Employee Director in accordance with the Class SAM Stockholders' Agreement. Any sale, transfer, pledge or assignment of any shares of Class SAM Preferred Stock, whether by operation of law or otherwise, in violation of this Subsection 3.7(b) shall be null and void and of no force and effect. The certificates evidencing shares of Class SAM Preferred Stock shall bear a legend describing the transfer restrictions set forth in this Subsection 3.7(b).

     3.8    Section 203 of the GCL.   Notwithstanding any
provision of this Restated Certificate to the contrary, if any provision of this Restated Certificate by its terms purports to require for any vote of Stockholders required by Section 203 of the GCL (or any successor section thereto) a greater vote of Stockholders than that specified in Section 203 of the GCL, then, to the fullest extent required by law, the provision of Section 203 of the GCL that requires such specific vote of the Stockholders shall govern and the provision of this Restated Certificate that would require a greater vote of the Stockholders shall not apply.

     3.9    Employees' Purchase of Equity Securities.   Until the
Termination Date, any repeal or modification of, or any amendment or supplement to, the terms of any resolution of the Board or any of the Corporation's or any of its Subsidiaries' policies, practices, procedures or employee benefit plans, which would increase the aggregate amount of Common Equity that may be acquired or held by the employee trusts or pension, retirement or other employee benefit plans (including the ESOPs and the Existing Plans) sponsored by the Corporation or any of its Subsidiaries ("Plans"), may be approved by the affirmative vote of at least a majority of the votes entitled to be cast by the Directors present at a meeting of the Board at which a quorum is present, provided that such vote includes the affirmative vote of both Union Directors, but only if such approval does not increase the maximum aggregate amount of Common Equity that may be held by the Plans by an amount in excess of (a) the Adjusted Percentage (as defined in Section 1.10 of the Recapitalization Agreement), minus (b) the percentage of the Common Equity then held by the ESOPs. Until the Termination Date, any other repeal or modification of, or amendment or supplement to, the terms of any such resolution of the Board or any of such policies, practices, procedures or employee benefit plans that would in any manner materially affect (other than as provided in the preceding sentence) the right or ability of the employees of the Corporation or any of its Subsidiaries to purchase, directly or indirectly, any Equity Securities, must be approved by the affirmative vote of at least a majority of the votes entitled to be cast by the Directors present at a meeting of the Board at which a quorum is present, which vote must include the affirmative vote of both Union Directors and all of the Outside Public Directors.

     3.10   Construction of Special Voting Provisions.   Except
as otherwise expressly provided in this Restated Certificate, where more than one Subsection of this Section 3 is applicable to an event, transaction or other matter, the provisions contained in each such Subsection shall apply independently to such event, transaction or other matter.

     3.11   Participation of Flight Attendants.   Notwithstanding
any other provision of this Restated Certificate, until the Termination Date, the Corporation shall not (a) amend in any way this Restated Certificate, (b) amend in any way the Restated Bylaws, (c) issue any securities of the Corporation or any of its Subsidiaries or (d) enter into or amend any contract, agreement, arrangement, understanding or instrument to which the Corporation is a party, in connection with the participation of the Association of Flight Attendants or any of its members in any investment in the Corporation or any of its Subsidiaries, unless the Labor Committee (as defined in Subsection 4.1.7), after complete examination, with the assistance of outside financial and legal counsel, of such proposed participation, shall determine (by the affirmative vote of at least a majority of the votes entitled to be cast by the Directors present at a meeting of such committee at which a quorum is present, which vote must include the affirmative vote of at least one Outside Public Director) that the terms of such participation are fair from a financial point of view to the holders of the outstanding Common Stock of the Corporation.

     Section 4. Board Committees.

     4.1    Committees of the Board.   Until the Termination Date
(subject to Subsection 2.13(b)), the following committees of the Board shall be constituted and exist with the membership, functions, powers and authorizations set forth below: Audit Committee, CAP Committee, Compensation Committee, Compensation Administration Committee, Executive Committee, Independent Director Nomination Committee, Labor Committee, Outside Public Director Nomination Committee and Transaction Committee.

     4.1.1  Audit Committee.   The Audit Committee shall consist
of the four Independent Directors and the three Outside Public Directors or such fewer number of such Directors (in as nearly as practicable that same proportion of Independent Directors and Outside Public Directors) as shall qualify for audit committee membership under applicable rules of the securities exchanges or other similar trading market on which the Common Stock is traded. The function of the Audit Committee shall be (a) to review the professional services and independence of the Corporation's independent auditors and the scope of the annual external audit as recommended by the independent auditors, (b) to ensure that the scope of the annual external audit is sufficiently comprehensive, (c) to review, in consultation with the independent auditors and the internal auditors, the plan and results of the annual external audit, the adequacy of the Corporation's internal control systems, and the results of the Corporation's internal audits, (d) to review, with management and the independent auditors, the Corporation's annual financial statements, financial reporting practices and the results of each external audit, (e) to review the Corporation's cash management, risk management, investment management and foreign exchange management policies, and (f) to undertake reasonably related activities to those set forth in clauses (a) through (e) of this Subsection 4.1.1. The Audit Committee shall also have the authority to consider the qualification of the Corporation's independent auditors, to make recommendations to the Board as to their selection and to review and resolve disputes between such independent auditors and management relating to the preparation of the annual financial statements.

     4.1.2  CAP Committee.   The CAP Committee shall consist of
eight Directors, including four Public Directors, two Independent Directors and the two Union Directors. Of the four Public Directors, three shall be Outside Public Directors and one shall be the Chief Executive Officer, if the Chief Executive Officer is a Public Director. The two Independent Director members shall be appointed by the Independent Director Nomination Committee, which appointment shall require the affirmative vote of all of the votes entitled to be cast by the Independent Directors. The function of the CAP Committee shall be to oversee implementation of the Corporation's Competitive Action Plan. The CAP Committee shall have the exclusive authority, acting for and on behalf of the Board and consistent with the protection of the interests of the holders of the Common Stock, to approve on behalf of the Corporation any and all modifications of or amendments to the Competitive Action Plan; provided, however, that to the extent such modifications or amendments relate to changes to any provision of the Corporation's Collective Bargaining Agreements, the two Union Directors on the CAP Committee shall not be considered members of the CAP Committee in connection therewith and shall neither be entitled to vote nor be counted in determining the presence of a quorum of such committee in connection therewith. Notwithstanding the foregoing, the Labor Committee shall have the exclusive authority on behalf of the Board to approve on behalf of the Corporation any such modifications or amendments to such Collective Bargaining Agreements. The CAP Committee shall have the exclusive authority, acting for and on behalf of the Board, to approve on behalf of the Corporation any and all modifications of or amendments to the Salaried and Management Employee Investment; provided, however, that such modifications or amendments must be approved by the affirmative vote of at least a majority of the votes entitled to be cast by all the members of the CAP Committee, which vote must include the affirmative vote of at least two Union Directors and all of the Outside Public Directors.

     4.1.3  Compensation Committee.   The Compensation Committee
shall consist of seven Directors, including two Independent Directors, two Public Directors and the three Employee Directors. Of the two Public Directors, one shall be an Outside Public Director appointed by the Outside Public Director Nomination Committee, and one shall be the Chief Executive Officer, if the Chief Executive Officer is a Public Director. The two Independent Director members shall be appointed by the Independent Director Nomination Committee, which appointment shall require the affirmative vote of all of the votes entitled to be cast by the Independent Directors. At all meetings of the Compensation Committee, the presence of Directors entitled to cast at least a majority of the aggregate number of votes entitled to be cast by all Directors on such committee, including, unless otherwise consented to by all Employee Directors, the presence of at least one Independent Director, shall be required to constitute a quorum for the transaction of business. The principal functions of the Compensation Committee shall be (a) to review and recommend to the Board the compensation and benefit policies to be established for the officers of the Corporation, (b) to review and approve the individual compensation and benefit arrangements for the officers of the Corporation, except as provided in Subsection 4.1.4, (c) to review general policy matters relating to compensation and benefit arrangements of non-union employees of the Corporation,
(d) to administer the stock option plans and executive compensation programs of the Corporation, including bonus and incentive plans applicable to officers and key employees of the Corporation, except as provided in Subsection 4.1.4, and (e) to undertake administrative activities reasonably related to the functions set forth in clauses (a) through (d) of this sentence. Subject to final approval by the Compensation Committee in accordance with Subsection 4.1.4, the Compensation Committee may delegate to the Compensation Administration Committee specific responsibilities with respect to the Chief Executive Officer's compensation.

     4.1.4  Compensation Administration Committee.   The
Compensation Administration Committee shall consist of two Independent Directors and one Outside Public Director, each of whom shall be (a) a "disinterested person" or "disinterested administrator" or any related successor concepts under Rule 16b-3 (or any successor provision) promulgated pursuant to Section 16 of the Exchange Act and (b) an "outside director" or any related successor concepts under Section 162(m) (or any successor provision) of the Internal Revenue Code of 1986, as amended from time to time (the "Code"). The Outside Public Director shall be appointed by the Outside Public Director Nomination Committee. The two Independent Directors shall be appointed by the Independent Director Nomination Committee, which appointment shall require the affirmative vote of all the votes entitled to be cast by the Independent Directors. The principal functions of the Compensation Administration Committee shall be to administer the stock option plans and executive compensation programs of the Corporation to the extent such functions cannot or are not appropriate to be performed by the Compensation Committee in light of any provision of the Code, the securities laws, any other applicable law or any regulations promulgated under any of the foregoing and to perform such responsibilities with respect to the Chief Executive Officer's compensation as shall be delegated by the Compensation Committee; provided, however, that in order for any action of the Compensation Administration Committee to be effective, such action must also be approved by the Compensation Committee (unless such approval could reasonably be expected to prevent a stock option plan, restricted stock plan, other equity incentive plan or other executive compensation program (or a component thereof) that is intended to qualify under Rule 16b-3 (or any successor provision) or to qualify for an exception under Section 162(m) (or any successor provision) from receiving the benefits of Rule 16b-3 or qualifying for such exception, respectively).

     4.1.5  Executive Committee.   The Executive Committee shall
consist of six Directors, including two Independent Directors, two Public Directors and the two Union Directors. Of the two Public Directors, one shall be an Outside Public Director appointed by the Outside Public Director Nomination Committee, and one shall be the Chief Executive Officer, if the Chief Executive Officer is a Public Director. The two Independent Director members shall be appointed by the Independent Director Nomination Committee, which appointment shall require the affirmative vote of all of the votes entitled to be cast by the Independent Directors. At all meetings of the Executive Committee, the presence of Directors entitled to cast at least a majority of the aggregate number of votes entitled to be cast by all Directors on such committee, including, unless otherwise consented to by all Employee Directors who are members of the Executive Committee, the presence of at least one Independent Director, shall be required to constitute a quorum for the transaction of business. Subject to the provisions of the GCL, and except as otherwise expressly provided in this Restated Certificate, the Executive Committee shall have and may exercise all of the powers of the Board in the management and affairs of the Corporation; provided, however, that the Executive Committee shall not be authorized to (a) take any action with respect to any Extraordinary Matters, (b) take any action with respect to matters specifically vested by this Restated Certificate in either the Audit Committee, CAP Committee, Compensation Committee, Compensation Administration Committee, Independent Director Nomination Committee, Labor Committee, Outside Public Director Nomination Committee or Transaction Committee or (c) take any action which under this Restated Certificate may be taken by the Board only with a greater or additional vote of the Board or any class of Directors than that provided for in Subsection 2.11, including, without limitation, any action that is subject to the requirements of Section 3. In addition to the foregoing, in the event of the death, resignation, removal or other termination of employment of the Chief Executive Officer, the Executive Committee shall act as a search committee in connection with and shall recommend to the Board the appointment of a successor Chief Executive Officer. The affirmative vote of at least four of the votes entitled to be cast by the members of the Executive Committee (excluding the departing Chief Executive Officer, if he or she is a member of the Executive Committee) shall be required for the Executive Committee to recommend to the Board a successor Chief Executive Officer; provided, however, that if the departing Chief Executive Officer is not a member of the Executive Committee, the affirmative vote of at least five of the votes entitled to be cast by the members of the Executive Committee shall be required for the Executive Committee to recommend to the Board a successor Chief Executive Officer.

     4.1.6  Independent Director Nomination Committee.   The
Independent Director Nomination Committee shall consist of seven Directors, consisting of the four Independent Directors and the three Employee Directors. The function of the Independent Director Nomination Committee shall be (a) to nominate, on behalf of the Board, individuals satisfying the qualifications for Independent Directors set forth in Subsection 2.4 to be the Board's nominees for election by the holders of the Class I Preferred Stock to serve as Independent Directors upon the expiration of the term of Independent Directors then in office,
(b) to appoint, on behalf of the Board, individuals satisfying such qualifications to serve as Independent Directors upon the occurrence of a vacancy on the Board as a result of the death, resignation, removal or disqualification of an Independent Director during his or her term for the remainder of such term and (c) to appoint Independent Directors to serve on certain Board Committees. The vote of the Independent Director Nomination Committee required to approve any such nomination or appointment shall be (i) the affirmative vote of at least a majority of the votes entitled to be cast by the Independent Directors, plus (ii) the affirmative vote of at least one Union Director.

     4.1.7  Labor Committee.   The Labor Committee shall consist
of three or more Directors, including one Outside Public Director, at least one Independent Director and at least one other Director, as designated by the Board, but shall not include any Employee Directors. The Labor Committee shall have the exclusive authority on behalf of the Board to approve on behalf of the Corporation the entering into of, or any modification or amendment to, a Collective Bargaining Agreement to which the Corporation or any of its Subsidiaries is a party. Notwithstanding the foregoing, by resolutions approved by both the Labor Committee and the Board (which vote must include the affirmative vote of at least 80% of the votes entitled to be cast by the entire Board, all Outside Public Directors and at least one Union Director) the officers of the Corporation or the applicable Subsidiary may be authorized to approve such modifications or amendments, or such Collective Bargaining Agreements with any labor union representing in the aggregate not more than 100 of the Corporations' or any of its Subsidiaries' employees based in the United States, in each case of the type or types provided for in such resolutions and which are determined pursuant to such resolutions not to be material to the Corporation and its Subsidiaries.

     4.1.8  Outside Public Director Nomination Committee.   The
Outside Public Director Nomination Committee shall consist of all three Outside Public Directors. The function of the Outside Public Director Nomination Committee shall be (a) to nominate on behalf of the Board individuals satisfying the qualifications for Outside Public Directors set forth in Subsection 2.3 to be the Board's nominees for election by the holders of the Common Stock to serve as Outside Public Directors upon the expiration of the term of Outside Public Directors, (b) to appoint on behalf of the Board individuals satisfying such qualifications to serve as Outside Public Directors upon the occurrence of a vacancy on the Board as a result of the death, resignation, removal or disqualification of an Outside Public Director during his or her term for the remainder of such term and (c) to appoint Outside Public Directors to serve on certain Board Committees. In addition to any approval required by law or by Subsection 3.1.1, any amendment or modification of the rights, powers, privileges or qualifications of the Outside Public Directors or the Outside Public Director Nomination Committee must be approved by either
(a) all of the Outside Public Directors or (b) the affirmative vote of at least a majority in voting power of the outstanding capital stock of the
Corporation entitled to vote thereon not held by the trustees, in their capacity as such, under the ESOPs, voting separately as a class.

     4.1.9  Transaction Committee.   The Transaction Committee
shall consist of seven Directors, consisting of the four Independent Directors and the three Outside Public Directors.
The function of the Transaction Committee shall be to evaluate and advise the Board with respect to any proposed merger or consolidation of the Corporation or any of its Subsidiaries with or into, the sale, lease or exchange of all or substantially all of the Corporation's or any of its Subsidiaries' property or assets to, or a Significant Labor-Related Business Transaction (other than entering into or modifying, supplementing or amending a Collective Bargaining Agreement, which shall be within the exclusive authority of the Labor Committee) with, any Labor Affiliate.

     4.1.10 Other Board Committees.   Until the Termination Date,
at any time, and from time to time, the Board may, by resolution passed by the affirmative vote of 80% of the votes entitled to be cast by the entire Board, which vote must include the affirmative vote of at least one Union Director, designate one or more other committees of the Board (an "Other Board Committee" and, together with the Audit Committee, CAP Committee, Compensation Committee, Compensation Administration Committee, Executive Committee, Independent Director Nomination Committee, Labor Committee, Outside Public Director Nomination Committee and Transaction Committee, collectively the "Board Committees"). Except as otherwise provided in this Restated Certificate, any Other Board Committee, to the extent permitted under the GCL and provided in a resolution of the Board passed as aforesaid, shall have and may exercise any of the powers and authority of the Board in the management of the business and affairs of the Corporation; provided, however, that, until the Termination Date, no Other Board Committee shall have the power or authority of the Board with respect to (a) matters specifically vested by this Restated Certificate in either the Audit Committee, CAP Committee, Compensation Committee, Compensation Administration Committee, Executive Committee, Independent Director Nomination Committee, Labor Committee, Outside Public Director Nomination Committee or Transaction Committee, (b) Extraordinary Matters, (c) the appointment or removal of officers of the Corporation or (d) any action which under this Restated Certificate may be taken by the Board only with a greater or additional vote of the Board or any class of Directors than that provided for in Subsection 2.11, including, without limitation, any action that is subject to the requirements of Section 3. Other Board Committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. Except as otherwise provided in this Restated Certificate, until the Termination Date each Other Board Committee shall consist of at least three Directors, including at least one Independent Director, at least one Union Director (unless both Union Directors consent that a Union Director need not be a member of such Other Board Committee) and at least one other Director as designated by the Board. Until the Termination Date, the Board, by resolution passed as aforesaid, may also delegate to the CAP Committee and the Compensation Committee, or any of them, such other power and authority as could have been delegated to an Other Board Committee.

     4.1.11 Union Director Membership on Board Committees.
Unless otherwise agreed upon by both Union Directors, the Union
Director membership on each of the Board Committees on which only one Union Director serves shall be rotated biennially between the Class IAM Director and the Class Pilot MEC Director.

     4.1.12 Quorum and Voting Requirements of Board Committees. Except as otherwise provided in this Restated Certificate, at all meetings of a Board Committee the presence of Directors entitled to cast at least a majority of the aggregate number of votes entitled to be cast by all Directors on such committee shall constitute a quorum for the transaction of business; provided, however, that, until the Termination Date, at all meetings of an Other Board Committee, unless otherwise consented to by all Employee Directors who are members of such Other Board Committee, if less than all of the members of such Other Board Committee are present, a quorum shall exist only if the number of votes constituting a majority of the votes present is no greater than the sum of (a) one, plus (b) the aggregate number of votes entitled to be cast by the Independent Directors present at such meeting. Each Director serving on a Board Committee shall have one vote; provided, however, that, until the Termination Date, at any time there is a vacancy among the Independent Directors designated as members of a Board Committee of which two or more Independent Directors are members, then with respect to any action of such Board Committee while such vacancy exists, each Independent Director serving on such Board Committee shall have a number of votes equal to a fraction, (a) the numerator of which equals the number of Independent Directors who would be serving on such committee if there were no vacancies and (b) the denominator of which equals (i) the number of Independent Directors who would be serving on such committee if there were no vacancies minus (ii) the number of vacancies in the Independent Directors designated as members of such committee. Except as otherwise provided in this Restated Certificate, any act of a Board Committee shall require the affirmative vote of a majority of the votes entitled to be cast by the Directors present at a meeting of such Board Committee (at which a quorum is present) and entitled to vote on the matter in question.

     4.1.13 Effect of Board Committee Action.   Any action that
is authorized pursuant to this Restated Certificate or pursuant to a Board resolution adopted in accordance with Subsection
4.1.10 to be taken by a Board Committee and that is duly taken by such committee in accordance therewith shall have the same effect as if such action were taken by the Board.

     4.1.14 Retainer of Counsel and Advisors.   The CAP Committee
and the Transaction Committee shall have the authority at any time, and from time to time, to retain independent counsel and independent financial advisors, at the reasonable expense of the Corporation, for the purpose of advising such committees in connection with the performance of their functions as described in this Restated Certificate.

     4.2    Board Committees Following the Termination Date.

         (a) Upon the occurrence of the Termination Date, the Board may by the affirmative vote of a majority of the votes entitled to be cast by the entire Board designate one or more committees of the Board and provide in a resolution of the Board passed as aforesaid the powers and functions of such committees to the extent permitted under the GCL; provided, however, that the number of Union Directors that shall be members of each such committee shall be the same as the number of Union Directors that served immediately prior to the Termination Date on the Board Committee, if any, the function of which was substantially the same as such newly designated committee.

         (b) Unless otherwise agreed upon by both Union Directors, the Union Director membership on each committee of the Board following the Termination Date on which only one Union Director serves shall be rotated annually between the Class IAM Director and the Class Pilot MEC Director.

     SIXTH. (a) A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     (b) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators: provided, however, that, except as provided in paragraph (c) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article SIXTH shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition: provided, however, that, if the Delaware General Corporation Law requires, the payment of such expense incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article SIXTH or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

     (c) If a claim under paragraph (b) of this Article SIXTH is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also
the expense of prosecuting such claim.   It shall be a defense to
any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     (d) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article SIXTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Restated Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

     (e) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     SEVENTH.   The Corporation reserves the right to amend,
alter, change or repeal any provision contained in this Restated Certificate, in the manner now or hereafter prescribed by the laws of Delaware and this Restated Certificate, and all rights and powers conferred herein upon stockholders and directors are granted subject to this reservation.

     Upon this Restated Certificate of Incorporation becoming effective (the "Effective Time"), each share of common stock, par value $5.00 per share, of the Corporation ("Common Stock") outstanding immediately prior to the Effective Time, and each share of Common Stock which immediately prior to the Effective Time was held by the Corporation as treasury stock, shall be reclassified as and converted into the following: (i) 0.5 shares of common stock, par value $0.01 per share, of the Corporation (the "New Shares") and (ii) one one-thousandth of a share of Series D Redeemable Preferred Stock, par value $.01 per share, of the Corporation; provided, however, that no fractional New Shares shall be issued, and in lieu thereof the Corporation shall make cash payments as provided in Section 1.5(f) of the Agreement and Plan of Recapitalization, dated as of March 25, 1994, as amended from time to time, among the Corporation and the other parties thereto.

     I, the undersigned officer of UAL Corporation, a corporation of the State of Delaware, Hereby Certify that the foregoing is a true, correct and complete copy of the Restated Certificate of Incorporation of said Corporation as at present in force.

     In Witness Whereof, I have hereunto subscribed by name and affixed the seal of this Corporation this 12th day of July 1994.


                                 UAL Corporation



                                 Name:
                                 Title:
                                 Attest:




Name:
Title: